Exhibit 10.1(a)

EXECUTION VERSION

$100,000,000

LOAN AND SECURITY AGREEMENT

Dated as of March 10, 2009

by and among

LOUISIANA-PACIFIC CORPORATION,

and

CERTAIN OF ITS SUBSIDIARIES,

as Borrowers,

and

CERTAIN OF ITS SUBSIDIARIES,

as Guarantors,

THE LENDERS FROM TIME TO TIME PARTY HERETO,

and

BANK OF AMERICA, N.A.,

as Administrative Agent

BANC OF AMERICA SECURITIES LLC,

as Sole Lead Arranger and Bookrunner

ROYAL BANK OF CANADA,

as Syndication Agent

“REDACTED DENOTES CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

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continued

continued

continued

continued

		Page
16.7	Assignments; Participations	162
16.8	Entire Agreement	165
16.9	USA Patriot Act	165
16.10	Judgment Currency	165
16.11	Counterparts, Etc.	165

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INDEX TO EXHIBITS AND SCHEDULES

Exhibit A	Form of Assignment and Acceptance

Exhibit B	Form of Borrowing Base Certificate

Exhibit C	Form of Compliance Certificate

Exhibit D-1	Canadian Perfection Certificate

Exhibit D-2	U.S. Perfection Certificate

Exhibit E	Form of Joinder Agreement

Exhibit F	Notice of Borrowing

Exhibit G	Notice of Conversion

Schedule 1.1(a)	Existing Lenders

Schedule 1.1(b)	Applicable Designees

Schedule 1.1(c)	Existing Letters of Credit

Schedule 1.1(d)	Mortgaged Real Properties

Schedule 1.1(e)	Existing U.S. Cash Equivalents

Schedule 1.1(f)	Canadian Collateral Documents

Schedule 1.1(g)	Payment Accounts

Schedule 5.1	Commercial Tort Claims

Schedule 5.2(b)	Chattel Paper; Instruments

Schedule 8.2	Name; State of Organization; etc.

Schedule 8.6	Litigation

Schedule 8.9	Pension Plans

Schedule 8.10	Bank Accounts; Securities Accounts

Schedule 8.11	Intellectual Property

Schedule 8.12	Subsidiaries; Affiliates; Capitalization; Solvency

Schedule 8.13	Labor Disputes

Schedule 8.15	Material Contracts

Schedule 8.16	Real Property

Schedule 10.2	Existing Liens

Schedule 10.3	Existing Indebtedness

Schedule 10.4	Existing Investments

LOAN AND SECURITY AGREEMENT

This Loan and Security Agreement dated March 10, 2009 is entered into by and among LOUISIANA-PACIFIC CORPORATION, a Delaware corporation (the “Company”), those U.S. Subsidiaries of the Company identified as “U.S. Borrowers” on the signature pages hereto and any additional U.S. Subsidiaries of the Company that become parties hereto in accordance with the terms hereof (together with the Company, collectively referred to as the “U.S. Borrowers” or individually referred to as a “U.S. Borrower”), those Canadian Subsidiaries of the Company identified as “Canadian Borrowers” on the signature pages hereto and any additional Canadian Subsidiaries of the Company that become parties hereto in accordance with the terms hereof (collectively referred to as the “Canadian Borrowers” or individually referred to as a “Canadian Borrower”) (hereinafter, the U.S. Borrowers and the Canadian Borrowers are collectively referred to as the “Borrowers” or individually referred to as a “Borrower”), those U.S. Subsidiaries of the Company identified as “U.S. Guarantors” on the signature pages hereto and such other U.S. Subsidiaries of the Company as may from time to time become parties hereto (collectively with the U.S. Borrowers, referred to herein as the “U.S. Guarantors” or individually referred to herein as a “U.S. Guarantor”), those Canadian Subsidiaries of the Company identified as “Canadian Guarantors” on the signature pages hereto and such other Canadian Subsidiaries of the Company as may from time to time become parties hereto (collectively referred to herein as the “Canadian Guarantors” or individually referred to herein as a “Canadian Guarantor”), the parties hereto from time to time as lenders, whether by execution of this Agreement or an Assignment and Acceptance (collectively referred to as the “Lenders” or individually referred to as a “Lender,” as hereinafter further defined) and BANK OF AMERICA, N.A., a national banking association, in its capacity as administrative agent for the Lenders (in such capacity, “Agent” as hereinafter further defined) and in its capacity as issuing bank for letters of credit hereunder (in such capacity, “Issuing Bank” as hereinafter further defined).

W I T N E S S E T H:

WHEREAS, Borrowers have requested that Agent and Lenders enter into financing arrangements with Borrowers pursuant to which Lenders may make loans and provide other financial accommodations to Borrowers; and

WHEREAS, each Lender is willing to agree (severally and not jointly) to make such loans and provide such financial accommodations to Borrowers on a pro rata basis according to its Commitment (as defined below) on the terms and conditions set forth therein and Agent is willing to act as agent for Lenders on the terms and conditions set forth herein and the other Loan Documents;

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1 DEFINITIONS

1.1 Defined Terms.

For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

“ABL Priority Collateral” shall have the meaning given to such term in the Intercreditor Agreement.

“Accounts” shall mean, as to each Loan Party, all present and future Accounts of such Loan Party, as defined in the UCC.

“Acquisition” shall mean any transaction or series of related transactions for the purpose of resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or all or substantially all of any business or division of any person, (b) the acquisition in excess of fifty percent (50%) of the Capital Stock of any Person, or otherwise causing any Person to become a Subsidiary or (c) a merger or consolidation or any other combination with another Person (other than a Person that is already a Subsidiary).

“Additional Notes” shall have the meaning given to such term in the Senior Notes Indenture.

“Adjusted Eurodollar Rate” shall mean, with respect to each Interest Period for any Eurodollar Rate Loan comprising part of the same borrowing (including conversions, extensions and renewals), the rate per annum determined by dividing (a) the London Interbank Offered Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, “Reserve Percentage” shall mean for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Rate Loans is determined), whether or not any Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Rate Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.

“Adjusted Total Excess Availability” shall mean the amount, calculated at any date, equal to: (a) Total Excess Availability plus (b) the lesser of (i) the amount (if positive) by which the total of (A) the U.S. Borrowing Base plus (B) the Canadian Borrowing Base exceeds (C) the Maximum Credit and (ii) $20,000,000.

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“Administrative Borrower” shall mean the Company, in its capacity as the Administrative Borrower on behalf of itself and the other Borrowers pursuant to Section 6.8 hereof and its successors and assigns in such capacity.

“Affiliate” shall mean, with respect to a specified Person, any other Person that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person. For the purposes of this definition, the term “control” (including with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise.

“Agent” shall mean Bank of America, N.A., in its capacity as administrative agent on behalf of Lenders pursuant to the terms hereof and any replacement or successor agent hereunder.

“Agent Payment Account” shall mean Agent’s account at Bank of America set forth on Schedule 1.1(g), or such other account of Agent as Agent may from time to time designate to the Administrative Borrower as the Agent Payment Account for purposes of this Agreement and the other Loan Documents.

“Aggregate Outstandings” shall mean, on any date of calculation, the sum of the Canadian Borrower Outstandings plus the U.S. Borrower Outstandings.

“Aggregate Threshold Test” shall mean, on any date of calculation, (a) Excess Liquidity is greater than $125,000,000 and (b) Total Excess Availability is equal to or greater than the Threshold Amount.

“Agreement” shall mean, on any date, this Loan and Security Agreement as originally in effect on the Closing Date and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified from time to time and in effect on such date.

“Applicable Designee” shall mean any office, branch or Affiliate of a Lender designated thereby from time to time with the consent of Agent (which such consent shall not be unreasonably withheld, conditioned or delayed) to fund all or any portion of such Lender’s Commitment to fund Canadian Revolving Loans (including purchasing participations in Canadian Letters of Credit) under this Agreement (which such designation may be in the form of a participation or assignment of all or a portion of such Lender’s Commitment to fund Canadian Revolving Loans); provided that, except after the occurrence and during the continuance of an Event of Default, no Applicable Designee shall be, or shall be controlled by, a competitor of the Company or any of its Subsidiaries. As of the Closing Date, the Applicable Designees of each Lender are set forth on Schedule 1.1(b) (which schedule may be updated from time to time upon written notice by any Lender to Agent). Any assignment by a Lender of all or a portion of its Commitment to fund Canadian Revolving Loans to an Applicable Designee shall be effected by delivering to Agent an addendum executed by such Lender and its Applicable Designee, in form and substance satisfactory to Agent. For all purposes of this Agreement, any designation of an Applicable Designee by a Lender shall not affect such Lender’s rights and obligations with

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respect to its Commitment and the Loan Parties, the other Lenders and Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents, except as otherwise expressly permitted in this Agreement or in the applicable addendum.

“Applicable Percentage” shall mean for Eurodollar Rate Loans, Canadian BA Rate Loans, Base Rate Loans, and Canadian Base Rate Loans, the appropriate applicable percentages corresponding to the Level of Average Excess Availability determined as of the most recent Calculation Date as shown below:

Level	Average Excess Availability	Applicable Percentage for Eurodollar Rate and Canadian BA Rate Loans	Applicable Percentage for Base Rate and Canadian Base Rate Loans
1	Less than $30,000,000	4.00%	4.00%

2	Greater than or equal to $30,000,000 but less than $65,000,000	3.75%	3.75%

3	Greater than or equal to $65,000,000	3.50%	3.50%

The Applicable Percentage shall be determined and adjusted quarterly on the date (each a “Calculation Date”) five (5) Business Days after the date on which the Administrative Borrower provides the monthly Borrowing Base Certificate in accordance with the provisions of Section 7.1(a) hereof for the last month of the applicable quarterly period; provided that (i) the initial Applicable Percentages shall be based on Level 3 (as shown above) and shall remain at Level 3 until March 31, 2009, and, thereafter, the Level shall be determined by the Average Excess Availability for the applicable quarterly period, and (ii) if the Administrative Borrower fails to provide the monthly Borrowing Base Certificate to Agent as required by and within the time limits set forth in Section 7.1(a) hereof, the Applicable Percentage from the applicable date of such failure shall be based on Level 1 until one (1) Business Day after the applicable monthly Borrowing Base Certificate is provided, whereupon the Level shall be determined by the Average Excess Availability as of the most recent Calculation Date. Except as set forth above, each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date. Upon any increase in the Maximum Credit pursuant to Section 2.5 hereof, each of the dollar amounts set forth in the grid above shall be increased by the proportionate percentage amount of the increase in the Maximum Credit.

“Approved Fund” shall mean any Person (other than a natural Person), including without limitation, any special purpose entity, that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business; provided that any such Approved Fund must be administered, managed or underwritten by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

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“Assignment and Acceptance” shall mean an Assignment and Acceptance substantially in the form of Exhibit A attached hereto (with blanks appropriately completed) delivered to Agent in connection with an assignment of a Lender’s interest hereunder in accordance with the provisions of Section 16.7 hereof.

“Average Excess Availability” shall mean, as of the end of each calendar quarter, the daily average amount (calculated for such calendar quarter) of Total Excess Availability.

“Average Life” shall mean, as of any date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such Indebtedness multiplied by (y) the amount of such principal payment by (ii) the sum of all such principal payments.

“Bank of America” shall mean Bank of America, N.A., in its individual capacity, and its successors and assigns.

“Bank of America Canada” shall mean Bank of America, N.A., (acting through its Canada branch).

“Bank Product Amount” shall have the meaning given to such term in the definition of Bank Products.

“Bank Product Provider” shall mean any Lender or Affiliate of a Lender that provides any Bank Products to Loan Parties. In no event shall any Bank Product Provider acting in such capacity be deemed a Lender for purposes hereof to the extent of and as to Bank Products except that each reference to the term “Lender” in Sections 13.1, 13.3, 13.4(b), 13.7, 13.8, 13.10, 13.13 and 16.6 hereof shall be deemed to include such Bank Product Provider and in no event shall the approval of any such person in its capacity as Bank Product Provider be required in connection with the release or termination of any security interest or Lien of Agent.

“Bank Products” shall mean any one or more of the following types or services or facilities provided to a Loan Party by a Bank Product Provider: (a) credit cards or stored value cards, (b) cash management or related services, including (i) the automated clearinghouse transfer of funds for the account of a Loan Party pursuant to agreement or overdraft for any accounts of a Loan Party maintained at Agent or any Bank Product Provider, as applicable, (ii) controlled disbursement services and (iii) E-payables or comparable services, and (c) Hedge Agreements if and to the extent permitted hereunder. In connection with any Bank Product, each Bank Product Provider, other than Bank of America and its Affiliates, shall provide prior written notice to Agent of (x) the existence of such Bank Product, (y) the maximum dollar amount of obligations arising thereunder (the “Bank Product Amount”) and (z) the methodology to be used by such parties in determining the obligations under such Bank Product from time to time. The Bank Product Amount may be changed from time to time upon written notice to Agent by the applicable Bank Product Provider. No Bank Product Amount may be established at any time that a Default or Event of Default exists, or if a reserve in such amount would cause a U.S. Overadvance or Canadian Overadvance.

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“Base Rate” shall mean, on any date, the greatest of (a) the rate from time to time publicly announced by Bank of America, or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank, (b) the Federal Funds Rate in effect on such day plus one-half ( 1/2%) percent and (c) the Adjusted Eurodollar Rate for a one month Interest Period on such day plus one percent (1%) (provided that, if the Adjusted Eurodollar Rate is not available on such day, the most recently available Adjusted Eurodollar Rate for a one month Interest Period shall be used).

“Base Rate Loans” shall mean any Loan made to a Borrower in Dollars that bears interest based on the Base Rate.

“Blocked Accounts” shall have the meaning given to such term in Section 6.3 hereof.

“Borrowing Base Certificate” shall mean a borrowing base certificate in substantially the form of Exhibit B hereto.

“Borrowers” shall have the meaning given to such term in the preamble hereof, and shall include the U.S. Borrowers and the Canadian Borrowers.

“Business Day” shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York or the State of North Carolina, and a day on which Agent is open for the transaction of business, except that if a determination of a Business Day shall relate to (a) any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market and (b) any Loans denominated in Canadian Dollars, the term Business Day shall also exclude any day on which commercial banks are authorized or required to close for business in Toronto, Ontario.

“Calculation Date” shall have the meaning given to such term in the definition of Applicable Percentage.

“Canadian BA Rate” shall mean, as applicable, for any particular Interest Period as specified herein:

(a) with respect to any Schedule I Lender, the CDOR Rate; and

(b) with respect to any Lender that is not a Schedule I Lender, the CDOR Rate plus one-tenth of one percent (0.10%).

“Canadian BA Rate Loan” shall mean any Loan made to a Canadian Borrower in Canadian Dollars that bears interest based on the Canadian BA Rate.

“Canadian Base Rate” shall mean, for any day, the greater of (a) the rate of interest per annum announced by the Canadian Reference Bank from time to time (and in effect on such day) as its prime rate for Canadian Dollar commercial loans made in Canada, as adjusted

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automatically from time to time and without notice to the Administrative Borrower or any Canadian Borrower upon change by the Canadian Reference Bank and (b) one percent (1%) plus the one (1) month CDOR Rate from time to time (and in effect on such day) as advised by the Canadian Reference Bank to the Administrative Borrower from time to time pursuant hereto. The parties hereto acknowledge that the rate announced publicly by the Canadian Reference Bank as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Canadian Base Rate Loan” shall mean any Loan made to a Canadian Borrower in Canadian Dollars that bears interest based on the Canadian Base Rate.

“Canadian Benefit Plans” shall mean any material plan, fund, program, or policy, whether oral or written, formal or informal, funded or unfunded, insured or uninsured, providing benefits including medical, hospital care, dental, sickness, accident, disability, life insurance, or other benefits under which any Loan Party has any liability with respect to any Canadian employees or former Canadian employees, but excluding any Canadian Pension Plan or Canadian Union Plan.

“Canadian Borrower” and “Canadian Borrowers” shall have the meaning given to such terms in the preamble hereof.

“Canadian Borrower Outstandings” shall mean, as of any date of calculation, the aggregate principal amount of Canadian Loans and Canadian Letter of Credit Obligations outstanding at any time.

“Canadian Borrower Percentage” shall mean the fraction (expressed as a percentage), the numerator of which is the Canadian Credit Limit and the denominator of which is the Maximum Credit.

“Canadian Borrowing Base” shall mean, as of any date of calculation, the amount equal to:

(a) eighty-five percent (85%) of the Canadian Eligible Accounts; provided that advances, in the aggregate for all Canadian Borrowers, against Canadian Dated Accounts shall not exceed $25,000,000 minus the amount of U.S. Dated Accounts included in the U.S. Borrowing Base against which U.S. Loans are outstanding (for purposes of this calculation the U.S. Dated Accounts portion of the U.S. Loans outstanding shall be deemed the last amount borrowed); plus

(b) the lesser of:

(i) the sum of (A) sixty-five percent (65%) multiplied by the Value of Canadian Eligible Inventory consisting of finished goods, plus (B) fifty-five percent (55%) multiplied by the Value of Canadian Eligible Inventory consisting of eligible raw materials (including logs and work-in-process inventory), plus (C) the sum of (1) the lesser of (x) fifty percent (50%) multiplied by the Value of Permitted In-Transit Inventory and (y) $10,000,000 minus (2) the amount of Permitted In-Transit Inventory included in the U.S. Borrowing Base; provided that advances, in the aggregate for all

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Borrowers, against (x) logs shall not exceed (1) $35,000,000 from November through April and (2) $25,000,000 from May through October, and (y) Vendor Managed Inventory shall not exceed $20,000,000 minus the amount of Vendor Managed Inventory included in the U.S. Borrowing Base against which U.S. Loans are outstanding (for purposes of this calculation the Vendor Managed Inventory portion of the U.S. Loans outstanding shall be deemed the last amount borrowed); or

(ii) eighty-five percent (85%) of the Net Recovery Percentage multiplied by the Value of all Canadian Eligible Inventory (including finished goods, work-in-process and raw materials); provided that advances, in the aggregate for all Borrowers, against (x) logs shall not exceed (1) $35,000,000 from November through April and (2) $25,000,000 from May through October, and (y) Vendor Managed Inventory shall not exceed $20,000,000 minus the amount of Vendor Managed Inventory included in the U.S. Borrowing Base against which U.S. Loans are outstanding (for purposes of this calculation the Vendor Managed Inventory portion of the U.S. Loans outstanding shall be deemed the last amount borrowed); minus

(c) Canadian Reserves.

“Canadian Cash Equivalents” shall mean any of the following: (a) any evidence of Indebtedness issued, guaranteed or insured by the government of Canada or any province, and having terms to maturity of not more than one hundred eighty (180) days from the date of acquisition; (b) certificates of deposit having maturities of not more than one year issued or guaranteed by any Canadian chartered bank and rated A (or the then equivalent grade) or better by Dominion Bond Rating Service; (c) Canadian Dollar denominated bankers acceptances of any Canadian chartered bank and rated A (or the then equivalent grade) or better by Dominion Bond Rating Service having terms to maturity of not more than one hundred eighty (180) days; (d) commercial paper having terms to maturity of not more than one hundred eighty (180) days from the date of acquisition issued by, or guaranteed by, any company which is rated at least A-2 (or any equivalent rating) by S&P and P-2 (or any equivalent rating) by Moody’s; (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the Government of Canada or any province or issued by any governmental agency thereof maturing within one hundred eighty (180) days or less; and (f) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (a) through (e) above. For the avoidance of doubt, auction rate securities shall not constitute “Canadian Cash Equivalents”.

“Canadian Collateral” shall have the meaning given to such term in Section 5.1 hereof.

“Canadian Collateral Documents” shall mean, collectively, each of the documents described on Schedule 1.1(f), which documents shall be in form and substance reasonably satisfactory to Agent and the Company, as such documents may be amended, amended and restated, supplemented or otherwise modified in accordance with the terms hereof and thereof.

“Canadian Credit Limit” shall mean $35,000,000.

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“Canadian Dated Accounts” shall have the meaning given to such term in the definition of Canadian Eligible Accounts.

“Canadian Dollars” shall mean the lawful currency of Canada.

“Canadian Dollar Amount” shall mean, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in Canadian Dollars as determined by Agent and the Issuing Bank, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Canadian Dollars with Dollars.

“Canadian Eligible Accounts” shall mean Accounts created by a Canadian Borrower that in each case satisfy the criteria set forth below as determined by Agent in the exercise of its reasonable credit judgment. In general, Accounts shall be Canadian Eligible Accounts if:

(a) such Accounts arise from the actual and bona fide sale and delivery of goods by such Canadian Borrower or rendition of services by such Canadian Borrower in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

(b) such Accounts are (i) evidenced by an invoice delivered to the related account debtor, (ii) are not unpaid more than thirty (30) days after the original due date therefor and (iii) are either (A) not unpaid more than sixty (60) days after the date of the original invoice or (B) unpaid more than sixty (60) days but less than one hundred fifty (150) days after the date of the original invoice (such Accounts described in clause (B) are collectively referred to as the “Canadian Dated Accounts”) (in each case, such dates to be determined consistent with the Company’s historical accounts receivable aging practice);

(c) such Accounts comply with the following terms and conditions: (i) the amounts shown on any invoice delivered to Agent or schedule thereof delivered to Agent shall be true and complete in all material respects, (ii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor except as reported to Agent in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of each Borrower’s business in accordance with practices and policies previously disclosed to Agent, (iii) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Agent in accordance with the terms of this Agreement, and (iv) none of the transactions giving rise thereto will violate any applicable foreign, Federal, State, Provincial or local laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms;

(d) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;

(e) the chief executive office of the account debtor with respect to such Accounts is located in the United States of America or Canada (provided that at any time

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promptly upon Agent’s request, such Borrower shall execute and deliver, or cause to be executed and delivered, such other agreements, documents and instruments as may be required by Agent to perfect the Liens of Agent in those Accounts of an account debtor with its chief executive office or principal place of business in Canada in accordance with the applicable laws of the Province of Canada in which such chief executive office or principal place of business is located and take or cause to be taken such other and further actions as Agent may request to enable Agent as secured party with respect thereto to collect such Accounts under the applicable Federal or Provincial laws of Canada) or, at Agent’s option, if the chief executive office and principal place of business of the account debtor with respect to such Accounts is located other than in Canada or the United States of America, then if either: (i) the account debtor has delivered to such Canadian Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Agent and payable only in the United States of America and in U.S. dollars, sufficient to cover such Account, in form and substance satisfactory to Agent and if required by Agent, the original of such letter of credit has been delivered to Agent or Agent’s agent and the issuer thereof, and such Canadian Borrower has complied with the terms of Section 5.2(f) hereof with respect to the assignment of the proceeds of such letter of credit to Agent or naming Agent as transferee beneficiary thereunder, as Agent may specify, or (ii) such Account is subject to credit insurance payable to Agent issued by an insurer and on terms and in an amount acceptable to Agent, or (iii) such Account is otherwise acceptable in all respects to Agent (subject to such lending formula with respect thereto as Agent may determine), then so long as such Account is otherwise a Canadian Eligible Account such Account will be included as a Canadian Eligible Account;

(f) such Accounts do not consist of progress billings (such that the obligation of the account debtors with respect to such Accounts is conditioned upon such Canadian Borrower’s satisfactory completion of any further performance under the agreement giving rise thereto), bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Agent shall have received an agreement in writing from the account debtor, in form and substance satisfactory to Agent, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice;

(g) the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and is not owed or does not claim to be owed any amounts that may give rise to any right of setoff or recoupment against such Accounts (provided that such Account is otherwise a Canadian Eligible Account, the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by such Canadian Borrower to such account debtor or claimed owed by such account debtor will be deemed Canadian Eligible Accounts);

(h) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder;

(i) such Accounts are subject to the first priority, valid and perfected Lien of Agent and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any Liens other than Liens permitted under Section 10.2, which are junior to Agent’s first priority Lien;

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(j) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee, agent or other Affiliate of any Loan Party;

(k) the account debtors with respect to such Accounts are not Canada, payable by Canada, any province or political subdivision of Canada or any department agency or instrumentality of any of the foregoing, any province or political subdivision of Canada or any department agency or instrumentality of any of the foregoing, any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless, if the account debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, upon Agent’s request, the Federal Assignment of Claims Act of 1940, as amended, or the Financial Administration Act (Canada), as amended, or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Agent;

(l) the aggregate amount of such Accounts owing by (i) a single non-investment grade account debtor, when aggregated with all other Accounts, on a consolidated company basis, owed by such account debtor, do not constitute more than ten percent (10%) of the aggregate of all Canadian Eligible Accounts and U.S. Eligible Accounts, (ii) a single investment grade account debtor, when aggregated with all other Accounts, on a consolidated company basis, owed by such account debtor do not, in each case, constitute more than twenty percent (20%) of the aggregate of all Canadian Eligible Accounts and U.S. Eligible Accounts, and (iii) each of Lowe’s, Home Depot, Taiga Building Products and Canwel Building Materials and other account debtors mutually agreed upon by Agent and the applicable Canadian Borrower, when aggregated with all other Accounts, on a consolidated company basis, owed by each such account debtor, do not, in each case, constitute more than twenty percent (20%) (or, with respect to Accounts owing by Lowe’s or Home Depot, twenty-five percent (25%) if at the time of determination Lowe’s or Home Depot, as applicable, have at least a Long Term Corporate Family Debt Rating from Moody’s of Baa3 or a Long Term Local Issuer Rating from S&P of BBB-) of the aggregate of all Canadian Eligible Accounts and U.S. Eligible Accounts (but the portion of the Accounts in each of clauses (i)-(iii) above not in excess of the applicable percentages may be deemed Canadian Eligible Accounts);

(m) such Accounts are not owed by an account debtor who has Accounts classified as ineligible under clause (b) above which constitute more than twenty-five percent (25%) of the total Accounts of such account debtor;

(n) the account debtor is not located in a state requiring the filing of a “Notice of Business Activities Report” or similar report in order to permit such Canadian Borrower to seek judicial enforcement in such State of payment of such Account, unless such Canadian Borrower has qualified to do business in such state or has filed a “Notice of Business Activities Report” or equivalent report for the then current year or such failure to file and inability to seek judicial enforcement is capable of being remedied without any material delay or material cost;

(o) such Accounts are owed by account debtors whose total indebtedness to such Canadian Borrower does not exceed the credit limit with respect to such account debtors as determined by such Canadian Borrower from time to time, to the extent such credit limit as to

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any account debtor is established consistent with the current practices of such Canadian Borrower as of the Closing Date (but the portion of the Accounts not in excess of such credit limit may be deemed Canadian Eligible Accounts);

(p) such Accounts are not evidenced by a promissory note or other instrument or by chattel paper;

(q) such Accounts are not owed by an account debtor that has (i) applied for, suffered, or consented to the appointment of any receiver, interim receiver, receiver-manager, custodian, trustee, or liquidator of its assets, (ii) had possession of all or a material part of its property taken by any receiver, interim receiver, receiver-manager, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any Federal, State, Provincial or territorial bankruptcy laws (other than post-petition accounts payable of an account debtor that is a debtor-in-possession under the US Bankruptcy Code and acceptable to Agent), (iv) admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent, or (vi) ceased operation of its business; and

(r) such Accounts with respect to which such Person has not made any agreement with the account debtor for any reduction thereof (to the extent of such reduction), other than discounts and adjustments given in the ordinary course of business or any Account which was partially paid and such Person created a new Account for the unpaid portion of such Account.

The criteria for Canadian Eligible Accounts set forth above may only be changed and any new criteria for Canadian Eligible Accounts may only be established by Agent in good faith in the exercise of its reasonable credit judgment based on either: (i) an event, condition or other circumstance arising after the Closing Date, or (ii) an event, condition or other circumstance existing on the Closing Date to the extent Agent has no written notice thereof from the Administrative Borrower prior to the Closing Date, in either case under clause (i) or (ii) that adversely affects or could reasonably be expected to adversely affect the Accounts in the good faith determination of Agent. Any Accounts of a Canadian Borrower that are not Canadian Eligible Accounts shall nevertheless be part of the Canadian Collateral.

“Canadian Eligible Inventory” shall mean, as to each Canadian Borrower, Inventory of such Canadian Borrower consisting of finished goods held for resale in the ordinary course of the business of such Canadian Borrower, raw materials for such finished goods and work in process of such Canadian Borrower, that in each case satisfy the criteria set forth below as determined by Agent. In general, Canadian Eligible Inventory shall not include:

(a) components that are not part of finished goods;

(b) spare parts for equipment;

(c) packaging and shipping materials;

(d) supplies used or consumed in such Canadian Borrower’s business;

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(e) Inventory at premises other than those owned or leased and controlled by any Canadian Borrower, unless (i) a Collateral Access Agreement has been entered into by Agent and such owner or lessor with respect to such premises and Agent has a first priority Lien on such Inventory or (ii) in the case of Reload Inventory, Agent has established adequate rent reserves against such Inventory, which shall not exceed six (6) months of rent payable with respect to the location where such Reload Inventory is located;

(f) Inventory subject to a security interest or Lien in favor of any Person other than Agent;

(g) bill and hold goods;

(h) unserviceable, obsolete or slow moving Inventory;

(i) Inventory that is not subject to the first priority, valid and perfected security interest of Agent;

(j) returned, damaged and/or defective Inventory;

(k) Inventory purchased or sold on consignment, except Vendor Managed Inventory with respect to which Agent holds a first priority perfected Lien subject to arrangements satisfactory to Agent, which shall include filing of appropriate UCC-1 or PPSA financing statements naming the consignor as secured party and the consignee as debtor which are assigned to Agent, notification by the consignor to the consignee’s inventory lenders to the extent required under the UCC or the PPSA, as applicable, and Collateral Access Agreements;

(l) Inventory located outside Canada or the United States of America; and

(m) Inventory subject to repossession under the “30 day goods” rule in the Bankruptcy and Insolvency Act (Canada) except to the extent the vendor thereof has entered into an agreement, in form and substance satisfactory to the Agent, waiving the right of repossession.

The criteria for Canadian Eligible Inventory set forth above may only be changed and any new criteria for Canadian Eligible Inventory may only be established by Agent in good faith based on either: (i) an event, condition or other circumstance arising after the Closing Date, or (ii) an event, condition or other circumstance existing on the Closing Date to the extent Agent has no written notice thereof from a Canadian Borrower prior to the Closing Date, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the Inventory in the good faith determination of Agent. Any Inventory of a Canadian Borrower that is not Canadian Eligible Inventory shall nevertheless be part of the Canadian Collateral.

“Canadian Guarantor” and “Canadian Guarantors” shall have the meanings given to such terms in the preamble hereof.

“Canadian Guaranty” shall mean the guaranty made by the Canadian Guarantors of the Canadian Obligations under Section 15 in favor of the Secured Parties.

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“Canadian Letter of Credit” shall have the meaning given to such term in Section 2.2(a)(ii) hereof.

“Canadian Letter of Credit Limit” shall mean $10,000,000.

“Canadian Letter of Credit Obligations” shall mean, at any time, the sum of (a) the aggregate undrawn amount of all Canadian Letters of Credit outstanding at such time, plus (b) the aggregate amount of all drawings under Canadian Letters of Credit for which the Issuing Bank has not at such time been reimbursed, plus (c) without duplication, the aggregate amount of all payments made by each Lender to the Issuing Bank with respect to such Lender’s participation in Canadian Letters of Credit as provided in Section 2.2 hereof for which the Canadian Borrowers have not at such time reimbursed the Lenders, whether by way of a Loan or otherwise.

“Canadian Loan Party” and “Canadian Loan Parties” shall mean individually and collectively, as the case may be, any of the Canadian Borrowers or the Canadian Guarantors.

“Canadian Loans” shall mean, collectively, the Canadian Revolving Loans and Canadian Swingline Loans made to the Canadian Borrowers.

“Canadian Obligations” shall mean (a) any and all Canadian Loans, Canadian Letter of Credit Obligations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by any or all of the Canadian Loan Parties to Agent or any Lender and/or any of their Affiliates or the Issuing Bank, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under this Agreement or any other Loan Document or on account of any Canadian Letter of Credit and all other Canadian Letter of Credit Obligations, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case or proceeding with respect to any such Canadian Loan Party under the United States Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, or secured or unsecured and (b) subject to the priority in right of payment set forth in Section 6.4 hereof, all obligations, liabilities and indebtedness of every kind, nature and description owing by any or all of Canadian Loan Parties to Agent or any Bank Product Provider arising under or pursuant to any Bank Products, whether now existing or hereafter arising.

“Canadian Overadvance” shall have the meaning given to such term in Section 13.9 hereof.

“Canadian Payment Account” shall mean Agent’s account at Bank of America Canada set forth on Schedule 1.1(g), or such other account of Bank of America Canada as Agent may from time to time designate to the Administrative Borrower as the Canadian Payment Account for purposes of this Agreement and the other Loan Documents.

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“Canadian Pension Plan Event” shall mean (a) either (i) the termination in whole or in part of a Canadian Pension Plan with a defined benefit provision, (ii) the merger or amalgamation of a Canadian Pension Plan with another pension plan if either plan is or has been funded by a trust, or (iii) the cessation of participation of any Loan Party (or any Affiliate or other related party thereto with whom there is statutory joint and several liability under pension standards legislation) in any Canadian Pension Plan, or a Canadian Union Plan that is a multi-employer pension plan (within the meaning of applicable pension standards legislation), for any reason and which event gives rise or can reasonably be expected to give rise to an obligation on such entity to make contributions in respect of any past service unfunded liability of such plan, (b) the issuance of a notice (or a notice of intent to issue such a notice) to terminate in whole or in part any Canadian Pension Plan with a defined benefit provision or the receipt of a notice of intent from a Governmental Authority to require the termination in whole or in part of any such Canadian Pension Plan, revoking the registration of same or appointing a new administrator of such a plan, (c) the issuance of either any order or charges which may give rise to the imposition of any fines or penalties to or in respect of any Canadian Pension Plan or the issuance of such fines or penalties, (d) the receipt of any notice from an administrator, a trustee or other funding agent or any other person or entity that a Loan Party or any of its Affiliates have failed to remit any required contribution to a Canadian Pension Plan or a similar notice from a Governmental Authority relating to a failure to pay any fees or other amounts, or (e) the receipt by a Loan Party or any of its affiliates of any statement of claim or notice of dispute brought against a Canadian Pension Plan or against a Canadian Union Plan or a Loan Party or its affiliates in their capacity as sponsor of a Canadian Pension Plan or as party to a Canadian Union Plan.

“Canadian Pension Plans” shall mean each pension, supplementary pension, retirement savings or other retirement income plan or arrangement of any kind, registered or non-registered, established, maintained or contributed to by any Loan Party for its Canadian employees or former Canadian employees, except for (a) the Canada Pension Plan and the Quebec Pension Plan that are maintained by the Government of Canada and the Province of Quebec, respectively, and (b) any Canadian Union Plans.

“Canadian Reference Bank” shall mean Bank of America Canada, or its successor and assign, or a Schedule I Lender in Canada as Agent may from time to time designate in writing.

“Canadian Reserves” shall mean as of any date of determination, such amounts as Agent may from time to time establish and revise in good faith in the exercise of its reasonable credit judgment reducing the amount of Canadian Loans and Canadian Letters of Credit that would otherwise be available to any Canadian Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Agent in good faith, adversely affect, or would have a reasonable likelihood of adversely affecting, either (i) the Canadian Collateral comprising the Canadian Borrowing Base or the amount that might be received by Agent from the sale or other disposition or realization upon such Collateral, or (ii) the assets, business or prospects of any Canadian Loan Party or (iii) the security interests and other rights of Agent or any Lender in the Canadian Collateral comprising the Canadian Borrowing Base (including the enforceability, perfection and priority thereof) or (b) to reflect Agent’s good faith belief that any collateral report or financial information furnished by or on behalf of any Canadian Loan Party to Agent is or may have been incomplete, inaccurate or misleading in any material respect or (c) in respect of any state of facts which Agent determines

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in good faith constitutes a Default or an Event of Default. Without limiting the generality of the foregoing, Canadian Reserves may, at Agent’s option, be established to reflect: (A) dilution with respect to the Accounts comprising part of the Canadian Borrowing Base (based on the ratio of the aggregate amount of non-cash reductions in such Accounts for any period to the aggregate dollar amount of the sales for such period) as calculated by Agent for any period is or is reasonably anticipated to be greater than five percent (5%); (B) returns, discounts, claims, credits and allowances of any nature that are not paid pursuant to the reduction of such Accounts; (C) sales, excise or similar taxes included in the amount of any such Accounts reported to Agent; (D) a change in the turnover, age or mix of the categories of Inventory of any Canadian Borrower that adversely affects the aggregate value of all Inventory of any Canadian Borrower; (E) amounts due or to become due to owners and lessors of premises where any Canadian Collateral is located, other than for those locations where Agent has received a Collateral Access Agreement that Agent has accepted in writing; (F) amounts due or to become due to owners and licensors of trademarks and other Intellectual Property used by any Canadian Borrower; (G) obligations, liabilities or indebtedness (contingent or otherwise) of Canadian Loan Parties to Agent or any Bank Product Provider arising under or in connection with any Bank Products or as such Person may otherwise require in connection therewith to the extent that such obligations, liabilities or indebtedness constitute Canadian Obligations as such term is defined herein or otherwise receive the benefit of the security interest of Agent in any Canadian Collateral; (H) potential preferential creditor claims under Canadian law, including, without limitation, claims for unpaid wages, salaries, commissions or other compensation, source deductions for withholding taxes, income taxes and pension plan contributions, unpaid and regular pension plan contributions as well as provincial and governmental sales taxes, logger’s liens and cutting and/or harvesting rights; and (I) any obligations of Canadian Loan Parties subject to superpriority liens under the Bankruptcy and Insolvency Act (Canada), and the Companies’ Creditors Arrangement Act (Canada), including chapter 47 of the Statutes of Canada (2005) and chapter 36 of the Statutes of Canada (2007) with respect thereto. The amount of any Canadian Reserve established by Agent shall have a reasonable relationship to the event, condition or other matter which is the basis for such reserve as determined by Agent in good faith in its reasonable credit judgment.

“Canadian Revolving Loans” shall mean, collectively, the Revolving Loans made to the Canadian Borrowers.

“Canadian Subsidiaries” shall mean, with respect to any Person, any Subsidiary of such Person that is incorporated or organized under the laws of any province of Canada.

“Canadian Swingline Lender” shall mean Bank of America Canada, in its individual capacity, and its successors and assigns.

“Canadian Swingline Limit” shall mean $7,500,000.

“Canadian Swingline Loans” shall have the meaning given to such term in Section 2.3(b).

“Canadian Union Plans” shall mean any plan, fund, program, or policy, whether oral or written, formal or informal, funded or unfunded, insured or uninsured, providing employee benefits including medical, dental, hospital care, sickness, accident, disability, life insurance,

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pension, retirement or savings benefits and all other benefit plans for the benefit of Canadian employees or former Canadian employees of any Loan Party which are not maintained, sponsored or administered by any Loan Party, but to which a Loan Party is required to contribute pursuant to a collective agreement or to a participation agreement.

“Capital Expenditures” shall mean expenditures for the acquisition (including the acquisition by capitalized lease) or improvement of capital assets, as determined in accordance with GAAP.

“Capital Leases” shall mean, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP, is required to be reflected as a liability on the balance sheet of such Person.

“Capital Stock” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person’s capital stock or partnership, limited liability company or other equity interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

“Cash Dominion Event” shall mean either (a) the occurrence and continuance of any Event of Default, (b) Total Excess Availability shall at any time be less than the Threshold Amount, or (c) Excess Liquidity shall at any time be less than $100,000,000.

“Cash Equivalents” shall mean, collectively, Canadian Cash Equivalents and U.S. Cash Equivalents.

“Cash Report” shall have the meaning given to such term in Section 7.1(a)(i) hereof.

“CDOR Rate” shall mean with respect to each Interest Period for any Canadian BA Rate Loan comprising part of any borrowing (including conversions, extensions and renewals) the annual rate of discount or interest that is the arithmetic average of the discount rates (rounded upwards to the nearest multiple of 0.01%) for bankers’ acceptances denominated in Canadian Dollars for such Interest Period and face amount identified as such on the Reuters Screen CDOR Page at approximately 10:00 a.m. (Toronto time) on the first day of such Interest Period (as adjusted by Agent after 10:00 a.m. (Toronto time) to reflect any error in any posted rate or in the posted average annual rate); provided that if the rate does not appear on the Reuters Screen CDOR Page as contemplated above, then the CDOR Rate shall be calculated as the arithmetic average of the discount rates (rounded upwards to the nearest multiple of 0.01%) for bankers’ acceptances denominated in Canadian Dollars for such Interest Period and face amount of, and as quoted by, the Canadian Reference Bank, as of 10:00 a.m. (Toronto time) on the first day of such Interest Period.

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

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“Change of Control” shall mean (a) the transfer (in one transaction or a series of transactions) of all or substantially all of the assets of any Loan Party to any Person or group (as such term is used in Section 14(d)(3) of the Exchange Act), other than as permitted in Section 10.1 hereof; (b) the liquidation or dissolution of any Loan Party or the adoption of a plan by the stockholders of any Loan Party relating to the dissolution or liquidation of such Loan Party, other than as permitted in Section 10.1 hereof; (c) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), becoming the ultimate “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (c) such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than thirty-five percent (35%) of the securities of any class or classes of equity interests in the Company entitling the holders thereof generally to vote on the election of the board of directors or comparable body; or (d) during any period of two consecutive years, individuals who at the beginning of such period constituted the Company’s board of directors (together with any new directors whose election to the Company’s board of directors or whose nomination for election by the equityholders of the Company was approved by a majority of the members of the Company’s board of directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Company’s board of directors then in office; or (e) except to the extent permitted by Section 10.1 hereof, the failure of the Company to, directly or indirectly, own and control one hundred percent (100%) of each class of the Capital Stock of any Loan Party.

“Closing Date” shall mean the date on which the conditions specified in Section 4.1 are satisfied (or waived in accordance with Section 12.3).

“Closing Date Excess Liquidity Amount” shall mean the sum of (a) $260,000,000, plus (b) fifty percent (50%) of the amount of tax refunds (to the extent received by the Loan Parties on or after March 2, 2009 and prior to the Closing Date), plus (c) fifty percent (50%) of the cash proceeds (net of all reasonable and customary expenses, commissions and taxes related thereto) from the Company’s sale of property located at 600 Rue Forex, St. Michel des Saints, Quebec, Canada (to the extent received by the Loan Parties prior to the Closing Date).

“Code” shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

“Collateral” shall mean, collectively, the Canadian Collateral and the U.S. Collateral.

“Collateral Access Agreement” shall mean an agreement in writing, in form and substance reasonably satisfactory to Agent, from a lessor of premises to any Loan Party, or another person to whom any Collateral is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of a premises on which any of such Collateral is located, in favor of Agent with respect to the Collateral at such premises or otherwise in the custody, control or possession of such lessor, consignee or other person.

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“Collateralized Letter of Credit Obligations” shall mean, with respect to any U.S. Letter of Credit or Canadian Letter of Credit, the amount of Letter of Credit Obligations which have been cash collateralized (in the applicable currency) in an amount not less than one hundred five percent (105%) of the stated amount of such U.S. Letter of Credit or Canadian Letter of Credit, which such cash collateral has been deposited in a deposit account with the Agent and under the sole control of the Agent (which the Loan Parties shall not be permitted to access).

“Commitment” shall mean, at any time, as to each Lender, the principal amount set forth below such Lender’s signature on the signatures pages hereto designated as the Commitment or on Schedule 1 to the Assignment and Acceptance Agreement pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 16.7 hereof, as the same may be adjusted from time to time in accordance with the terms hereof; sometimes being collectively referred to herein as “Commitments”.

“Commitment Fee” shall have the meaning given to such term in Section 3.2(a) hereof.

“Commitment Fee Rate” shall mean, on any date of calculation, (a) if the average daily Aggregate Outstandings during the immediately preceding calendar quarter (or part thereof) is less than or equal to fifty percent (50%) of the Maximum Credit then in effect, one percent (1.00%) per annum or (b) if the average daily Aggregate Outstandings during the immediately preceding calendar quarter (or part thereof) exceeds fifty percent (50%) of the Maximum Credit then in effect, three-quarters of one percent (0.75%) per annum.

“Company” shall have the meaning given to such term in the preamble.

“Compliance Certificate” shall mean a compliance certificate in the form of Exhibit C attached hereto.

“Consolidated Capital Expenditures” shall mean, for any applicable period of computation, an amount equal to the consolidated aggregate Capital Expenditures of the Company and its consolidated Subsidiaries made during such fiscal period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Cash Taxes” shall mean, for any applicable period of computation, the sum of all taxes paid in cash by the Loan Parties during such period, determined on a consolidated basis in accordance with applicable law and GAAP. For the avoidance of doubt, the amount of taxes paid in cash shall represent the gross amount of such taxes without any benefit of tax refunds received in cash.

“Consolidated EBITDA” shall mean, for any applicable period of computation, (a) Consolidated Net Income for such period, but excluding therefrom all extraordinary non-cash items of income or loss for such period, plus (b) the sum of the following to the extent deducted in calculating Consolidated Net Income: (i) Consolidated Interest Expense for such period, plus (ii) income tax expense (including, without limitation, any federal, state, local and foreign income and similar taxes) of the Company and its Subsidiaries for such period, plus (iii)

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depreciation, amortization and other non-cash charges (excluding non-cash charges that are expected to become cash charges in a future period or that are reserves for future cash charges) of the Company and its Subsidiaries for such period, plus (iv) cash charges in connection with the remaining auction rate securities of the Company and its Subsidiaries taken in the fiscal quarter ending December 31, 2008 in an aggregate amount not to exceed $39,000,000.

“Consolidated Indebtedness” shall mean, as of any date of determination, all Indebtedness of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” shall mean, for any applicable period of computation, all interest expense of the Company and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” shall mean, for any applicable period of computation, the net income (or net deficit) of the Company and its consolidated Subsidiaries for such period, after deduction of interest expense, income taxes and depreciation and amortization for such period, determined on a consolidated basis in accordance with GAAP; provided that in calculating Consolidated Net Income of the Company and its Subsidiaries for any period, there shall be excluded (a) the net income (or loss) of any Joint Venture, except to the extent such net income is actually paid in cash to the Company or any other Loan Party by dividend or other distribution during such period, (b) the net income (or loss) of any Subsidiary (other than a Loan Party), except to the extent such net income is actually paid in cash to the Company or any other Loan Party by dividend or other distribution during such period, and (c) the net income (if positive), of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to the Company or any other Loan Party of such net income (i) is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or (ii) would be subject to any taxes payable on such dividends or distributions but only to the extent of such taxes payable.

“Consolidated Scheduled Indebtedness Payments” shall mean, for any applicable period of computation, the sum of all scheduled payments of principal on Consolidated Indebtedness for such period (including the principal component of payments due on Capital Leases or under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product during such period (excluding any such debt that is cash collateralized or supported by a letter of credit from which debt payments are paid)), determined on a consolidated basis in accordance with GAAP; it being understood that Consolidated Scheduled Indebtedness Payments shall not include (i) voluntary prepayments or the mandatory prepayments required pursuant to Section 2.1, (ii) scheduled principal payments under the Existing Indenture, so long as the notes thereunder have been defeased or funds for such principal payments thereunder are available for the payment thereof and have been adequately segregated and held in trust in a manner reasonably satisfactory to Agent, or (iii) any obligations (net of amounts paid by Sierra Pacific Industries, Green Diamond Resources Company, Martin-Aranoco, Cleveland Properties of Texas, San Augustine Properties of Texas, Honey Island Properties, Saratoga Properties LLC and EIT Acquisition Company under their respective notes receivable to support the applicable SPV Notes) that become due and payable under the SPV Notes or any obligations of Subsidiaries that are not Loan Parties, in each case, to the extent not guaranteed or owed by, or otherwise have recourse to, any Loan Party.

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“Credit Facility” shall mean the Loans and Letters of Credit provided to or for the benefit of any Borrower pursuant to Sections 2.1, 2.2 and 2.3 hereof.

“Default” shall mean an act, condition or event which with notice or passage of time or both would constitute an Event of Default.

“Defaulting Lender” shall have the meaning given to such term in Section 6.11 hereof.

“Deposit Account Control Agreement” shall mean an agreement in writing, in form and substance reasonably satisfactory to Agent, by and among Agent, the Loan Party with a deposit account at any bank and the bank at which such deposit account is at any time maintained which provides that such bank will comply with instructions originated by Agent directing disposition of the funds in the deposit account without further consent by such Loan Party and has such other terms and conditions as Agent may reasonably require.

“Dollar Equivalent” shall mean, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in Canadian Dollars, the equivalent amount thereof in Dollars as determined by Agent or the Issuing Bank, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with Canadian Dollars.

“Dollars” shall mean the lawful currency of the United States of America.

“Eligible Bank” shall mean a bank or trust company that (i) is organized and existing under the laws of the United States of America, or any state, territory or possession thereof, (ii) as of the time of the making or acquisition of an Investment in such bank or trust company, has combined capital, surplus and undivided profits in excess of $100,000,000 and (iii) the senior indebtedness of which is rated at least “A2” by Moody’s or at least “A” by S&P.

“Eligible Transferee” shall mean (a) any Lender, (b) the parent company of any Lender and/or any Affiliate of such Lender that is at least fifty percent (50%) owned by such Lender or its parent company, (c) any person (whether a corporation, partnership, trust or otherwise) that is engaged in the business of making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and in each case is approved by Agent, and (d) any other commercial bank, financial institution or “accredited investor” (as defined in Regulation D under the Securities Act of 1933) approved by Agent, provided that an “Eligible Transferee” shall not include (i) any Loan Party or any Affiliate of any Loan Party, (ii) except after the occurrence and during the continuance of an Event of Default, any competitor of any Borrower or any of its Subsidiaries or any Person controlled by such competitor, or (iii) any Person that cannot (either directly or through an Applicable Designee) lend to each Canadian Borrower, in each case, except as Agent may otherwise specifically agree in writing.

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“Environmental Laws” shall mean all foreign, Federal, State, Provincial and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between any Loan Party and any Governmental Authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term “Environmental Laws” includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state counterparts to such laws and (iii) any common law, civil law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

“Equipment” shall mean, as to each Loan Party, all of such Loan Party’s now owned and hereafter acquired equipment, as defined in the UCC, wherever located, including all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, together with all rules, regulations and interpretations thereunder or related thereto.

“ERISA Affiliate” shall mean any person required to be aggregated with the Company or any of its Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Pension Plan, other than events as to which the requirement of notice has been waived in regulations by the Pension Benefit Guaranty Corporation, (b) the adoption of any amendment to a Pension Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or a cessation of operations which is treated as such a withdrawal or notification that a Multiemployer Plan is in reorganization, (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Pension Plan, (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, and (f) the imposition of any liability under Title IV of ERISA, other than the Pension Benefit Guaranty Corporation premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate in excess of $1,000,000.

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“Eurodollar Rate Loans” shall mean any Loan made to a Borrower in Dollars that bears interest based on the Adjusted Eurodollar Rate.

“Event of Default” shall mean the occurrence or existence of any event or condition described in Section 11.1 hereof.

“Excess Liquidity” shall mean, as the date of any determination, an amount equal to the sum of (a) Total Excess Availability, plus (b) cash and Cash Equivalents (recorded at values in accordance with GAAP, but excluding restricted cash (including any cash pledged as cash collateral to secure letters of credit or other obligations) and Other Investment Deposits) of the Borrowers held in the United States or Canada, based on the most recently delivered Cash Report, subject to one or more Deposit Account Control Agreements or Investment Property Control Agreements with Agent as the secured party thereto, each in form and substance satisfactory to Agent; provided that until the 90th day following the Closing Date, Deposit Account Control Agreements and Investment Property Control Agreements will not be required to be in place with respect to such cash and Cash Equivalents in order for such amounts to be included in the calculation of Excess Liquidity.

“Excess Special Agent Advances” shall have the meaning given to such term in Section 13.12 hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, together with all rules, regulations and interpretations thereunder or related thereto.

“Excluded Assets” shall mean the following assets of the U.S. Loan Parties:

(a) assets securing purchase money indebtedness or Capital Leases permitted to be incurred under this Agreement to the extent the documentation relating to such purchase money indebtedness or Capital Lease prohibits such assets from being subject to Liens in favor of the Secured Parties and assets subject to Liens permitted pursuant to Section 10.2 hereof to the extent the documentation relating to such Liens prohibit such assets from being subject to Liens in favor of the Secured Parties; provided that as soon as such indebtedness is repaid in full or such prohibitions no longer apply, such assets shall immediately no longer constitute “Excluded Assets” and shall automatically without further action by any party become part of the “Collateral” for all purposes of this Agreement and the other Loan Documents;

(b) the voting equity interests of controlled foreign corporations (as defined in the Code) in excess of 65% of the voting rights of such corporations;

(c) (i) any fee interest in Real Property, including all fixtures, easements and appurtenances relating thereto (other than the Real Property, including fixtures, easements and appurtenances relating thereto, (A) listed on Schedule 1.1(d) that is subject to a Mortgage and (B) required to become subject to a Mortgage pursuant to Section 9.10), and (ii) any leasehold interest in any Real Property of any U.S. Loan Party, as tenant, including all fixtures, easements and appurtenances relating thereto;

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(d) equity interests (other than Capital Stock of Loan Parties) to the extent and for so long as the documents governing such equity interests prohibit such equity interests from being subject to Liens in favor of the Secured Parties;

(e) except as set forth in the U.S. Special Pledge Agreement, the voting equity interests in any unlimited liability company or in any partner of any partnership or general partner of any limited partnership and any Capital Stock the ownership of which entails unlimited liability for the debts and obligation of the issuer thereof;

(f) any contract, lease, license or other agreement to the extent that the grant of a security interest therein would be prohibited, violate applicable law, result in the invalidation thereof or provide any party thereto with a right of termination or other remedy with respect thereto (in each case, after giving effect to applicable provisions of the UCC or PPSA); but only to the extent such prohibition, violation, invalidation or termination is not rendered unenforceable or ineffective under Sections 9-406 through 9-409 of the UCC or other applicable law;

(g) the deposit account maintained by the Company at The Bank of Nova Scotia and certain related assets that are pledged to secure the Company’s guarantee of the committed term credit facility of Louisiana Pacific Chile SA dated December 14, 2007, with Scotiabank Sud Americana, S.A.; provided that the aggregate amount of cash, Cash Equivalents and related assets contained in such deposit account does not exceed $40,000,000 at any time;

(h) Other Investment Deposits;

(i) proceeds and products of any and all of the foregoing excluded assets described in clause (a) through (h) above solely to the extent such proceeds and products would constitute property or assets of the type described in clause (a) through (h) above;

provided that the foregoing exclusions shall in no way be construed (i) to apply if any such exclusion is unenforceable under the UCC, the PPSA or other applicable law or (ii) so as to limit, impair or otherwise affect Agent’s unconditional continuing security interests in and Liens upon any assets (including cash proceeds from assets that are not Excluded Assets deposited in accounts that are Excluded Assets) that are not Excluded Assets.

“Excluded Canadian Assets” shall mean “Excluded Assets” as such term is defined in the Canadian Collateral Documents.

“Excluded Taxes” shall mean, with respect to Agent, Issuing Bank, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder, (a) any taxes imposed on or measured by its overall net income (however denominated) or net profits of such Person (and franchise taxes imposed in lieu thereof) by the jurisdiction under the laws of which such recipient (i) is organized or incorporated, (ii) maintains its principal lending office or, in the case of any Lender or Issuing Bank, its applicable lending office with respect to this Agreement or (iii) has a present or former connection other than a connection resulting from entering into this Agreement, receiving any payment or enforcing any right under this Agreement; (b) any branch profits taxes imposed by the United States of

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America or Canada or any similar tax imposed by any other jurisdiction in which such Lender or Issuing Bank is located and (c) in the case of any Foreign Lender, any withholding tax payable with respect to payments under the Loan Documents under laws (including any statute, treaty or regulation) in effect on the Closing Date (or, in the case of an Eligible Transferee, the date of the Assignment and Acceptance) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 6.5(g), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of assignment, to receive additional amounts from the Loan Party with respect to such withholding tax pursuant to Section 6.5(b).

“Existing Indenture” shall mean that certain Indenture dated as of April 2, 1999, by and between the Company and J.P. Morgan Trust Company, National Association (as successor in interest to Bank One Trust Company, N.A., as successor in interest to The First National Bank of Chicago) as trustee, as amended, restated, supplemented or otherwise modified through the date hereof pursuant to which certain notes of the Company in the aggregate original principal amount of $200,000,000 had been issued.

“Existing Lenders” shall mean the lenders under the loan agreements and credit agreements identified on Schedule 1.1(a) hereto and their respective predecessors, successors and assigns.

“Existing Letters of Credit” shall mean, collectively, the letters of credit issued for the account of a Loan Party or for which such Loan Party is otherwise liable listed on Schedule 1.1(c) hereto, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Existing Notes” shall mean the Company’s outstanding 8.875% senior notes due 2010 issued pursuant to the Existing Indenture outstanding on the Closing Date.

“Facility Increase” shall have the meaning given to such term in Section 2.5 hereof.

“Federal Funds Rate” shall mean, for any period, a fluctuating interest rate per annum equal, for each day during such period, to the weighted average (rounded upwards, if necessary, to the next  1/100 of 1%) of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal Funds brokers of recognized standing selected by it.

“Fee Letters” shall mean, collectively, (a) the letter agreement, dated as of March 2, 2009, by and among the Company, Agent and Banc of America Securities LLC, setting forth certain fees payable by the Company to Agent and Banc of America Securities LLC, and (b) the letter agreement, dated as of March 2, 2009, by and among the Company, Agent, the initial Lenders and Banc of America Securities LLC, setting forth certain fees payable by the Company to the initial Lenders, in each case, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

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“Financial Covenant Trigger Event” shall have the meaning given to such term in Section 9.14 hereof.

“Fixed Charge Coverage Ratio” shall mean, as of the last day of each calendar month, the ratio of (a) (i) Consolidated EBITDA (computed for the consecutive twelve-month period then ending), plus (ii) consolidated interest income of the Loan Parties accrued for such period, minus (iii) Capital Expenditures of the Loan Parties for such period, to the extent not financed by a third party, minus (iv) Consolidated Cash Taxes paid during such period, minus (v) dividends, other distributions or stock redemptions, in each case, paid for in cash by the Company pursuant to Section 10.5 during such period, to (b) Fixed Charges (computed for the consecutive twelve-month period then ending).

“Fixed Charges” shall mean, for any applicable period of computation, without duplication, the sum of (a) all Consolidated Interest Expense accrued for such period plus (b) Consolidated Scheduled Indebtedness Payments made during such period.

“Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than that in which a Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” shall mean, with respect to any Person, any Subsidiary of such Person that is not a U.S. Subsidiary.

“GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board and/or, subject to Section 16.2(h), the IFRS, which, in each case, are applicable to the circumstances as of the date of determination consistently applied in accordance with Section 16.2(h).

“Governmental Authority” shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantor” and “Guarantors” shall mean the Canadian Guarantors or the U.S. Guarantors; each sometimes being referred to herein individually as a “Guarantor” and collectively as “Guarantors”.

“Guaranty Agreement” shall mean, collectively, the Canadian Guaranty and the U.S. Guaranty.

“Hazardous Materials” shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include

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hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

“Hedge Agreement” shall mean any agreement between any Loan Party and any Lender, Agent, Affiliate of any Lender or Agent, or any Bank Product Provider that is a swap agreement as such term is defined in 11 U.S.C. Section 101, and including any rate swap agreement, basis swap, forward rate agreement, commodity swap, interest rate option, forward foreign exchange agreement, spot foreign exchange agreement, rate cap agreement rate, floor agreement, rate collar agreement, currency swap agreement, cross-currency rate swap agreement, currency option, any other similar agreement (including any option to enter into any of the foregoing or a master agreement for any the foregoing together with all supplements thereto) for the purpose of protecting against or managing exposure to fluctuations in interest or exchange rates, currency valuations or commodity prices; sometimes being collectively referred to herein as “Hedge Agreements”.

“IFRS” shall have the meaning given to such term in Section 16.2(h) hereof.

“Indebtedness” shall mean, with respect to any Person, any liability, whether or not contingent, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments, (b) representing the balance deferred and unpaid of the purchase price of any property or services (other than an account payable to a trade creditor (whether or not an Affiliate) incurred in the ordinary course of business of such Person and payable in accordance with customary trade practices), (c) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases, (d) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition, (e) all obligations with respect to redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person, (f) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, bankers’ acceptances, drafts or similar documents or instruments issued for such Person’s account, (g) all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time, (h) all net obligations, liabilities and indebtedness of such Person (marked to market) arising under swap agreements, cap agreements and collar agreements and other agreements or arrangements designed to protect such person against fluctuations in interest rates or currency or commodity values, (i) indebtedness of any partnership or Joint Venture in which such Person is a general partner or a joint venturer to the extent such Person is liable therefor as a

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result of such Person’s ownership interest in such entity, except to the extent that the terms of such indebtedness expressly provide that such Person is not liable therefor or such Person has no liability therefor as a matter of law, (j) the principal and interest portions of all rental obligations of such Person under any synthetic lease or similar off-balance sheet financing where such transaction is considered to be borrowed money for tax purposes but is classified as an operating lease in accordance with GAAP, (k) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), and (l) all obligations of such person under take or pay or similar arrangements or under commodities agreements.

“Intellectual Property” shall mean all of the following in any jurisdiction throughout the world: (a) patents, patent applications and inventions, including all renewals, extensions, combinations, divisions, or reissues thereof, (“Patents”); (b) trademarks, service marks, trade names, trade dress, logos, Internet domain names and other business identifiers, together with the goodwill symbolized by any of the foregoing, and all applications, registrations, renewals and extensions thereof, (“Trademarks”); (c) copyrights and all works of authorship including all registrations, applications, renewals, extensions and reversions thereof (“Copyrights”); (d) all computer software, source code, executable code, data, databases and documentation thereof; (e) all trade secret rights in information, including trade secret rights in any formula, pattern, compilation, program, device, method, technique, or process, that (1) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (2) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy; (f) all other intellectual property or proprietary rights in any discoveries, concepts, ideas, research and development, know-how, formulae, patterns, inventions, compilations, compositions, manufacturing and production processes and techniques, program, device, method, technique, technical data, procedures, designs, recordings, graphs, drawings, reports, analyses, specifications, databases, and other proprietary or confidential information, including customer lists, supplier lists, pricing and cost information, business and marketing plans and proposals and advertising and promotional materials; and (g) all rights to sue at law or in equity for any infringement or other impairment or violation thereof and all products and proceeds of the foregoing.

“Intellectual Property Agreements” shall mean all licenses or other written agreements under which any Loan Party’s right to use any Intellectual Property arose or pursuant to which such Loan Party licenses or otherwise distributes any Intellectual Property to any third party.

“Intercreditor Agreement” shall mean the Intercreditor Agreement dated the date hereof by and between Agent and the trustee under the Senior Note Indenture, which agreement shall be in form and substance reasonably satisfactory to Agent and the Company, as such agreement may be amended, amended and restated, supplemented or otherwise modified in accordance with the terms thereof.

“Interest Period” shall mean for any Eurodollar Rate Loan or Canadian BA Rate Loan, a period of approximately one (1), two (2), three (3) or six (6) months duration as the Administrative Borrower on behalf of any Borrower may elect; provided that:

(a) the Administrative Borrower on behalf of such Borrower may not elect an Interest Period that will end after the last day of the then-current term of this Agreement;

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(b) no such Interest Period shall be less than thirty (30) days;

(c) the Interest Period shall commence on the date the Revolving Loan is made or continued as, or converted into, a Eurodollar Rate Loan or Canadian BA Rate Loan, and shall expire on the numerically corresponding day in the calendar month at its end;

(d) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; and

(e) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.

“Interest Rate” shall mean,

(a) Subject to clause (b) of this definition below:

(i) as to Base Rate Loans, a rate equal to the Base Rate plus the Applicable Percentage then in effect for Base Rate Loans;

(ii) as to Eurodollar Rate Loans, a rate equal to the Adjusted Eurodollar Rate plus the Applicable Percentage then in effect for Eurodollar Rate Loans;

(iii) as to Canadian Base Rate Loans, a rate equal to the Canadian Base Rate plus the Applicable Percentage then in effect for Canadian Base Rate Loans; and

(iv) as to Canadian BA Rate Loans, a rate equal to the Canadian BA Rate plus the Applicable Percentage then in effect for Canadian BA Rate Loans.

(b) Notwithstanding anything to the contrary contained in clause (a) of this definition, the Interest Rate shall mean the rate of two percent (2%) per annum in excess of (i) the Base Rate plus the Applicable Percentage as to Base Rate Loans, (ii) the Adjusted Eurodollar Rate plus the Applicable Percentage as to Eurodollar Rate Loans, (iii) the Canadian Base Rate plus the Applicable Percentage as to Canadian Base Rate Loans and (iv) the Canadian BA Rate plus the Applicable Percentage as to Canadian BA Rate Loans, in each case, at Required Lenders’ option, upon prior written notice delivered by Agent to the Administrative Borrower, (x) either (A) for the period on and after the Termination Date until such time as all outstanding Obligations are paid in full in immediately available funds, or (B) for the period from and after the date of the occurrence of any Event of Default (other than an Event of Default described in Section 11.1(a)(i), (f), (g) or (h)), and for so long as such Event of Default is continuing as determined by Agent and (y) on the Loans to any Borrower at any time outstanding in excess of the applicable Borrowing Base (whether or not such excess(es) arise or are made with or without

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Agent’s or any Lender’s knowledge or consent and whether made before or after an Event of Default); provided that upon the occurrence of an Event of Default under Section 11.1(a)(i), (f), (g) or (h), the foregoing Interest Rate increases in this clause (b) shall automatically become effective without any further act or notice from any Person.

“Inventory” shall mean, as to each Loan Party, all of such Loan Party’s now owned and hereafter existing or acquired inventory, as defined in the UCC, wherever located.

“Investment” by any Person shall mean any direct or indirect (a) loan, advance (or other extension of credit) to another Person, (b) capital contribution to (by means of any transfer of cash or other property or assets to another Person or any other payments for property or services for the account or use of another Person) another Person or (c) any Acquisition, including, without limitation, the purchase or acquisition of any equity interest or other evidence of beneficial ownership in another Person; and the purchase, acquisition or guarantee of the obligations of another Person; but shall exclude: (i) accounts receivable and other extensions of trade credit on commercially reasonable terms in accordance with normal trade practices; (ii) the acquisition of property and assets from suppliers and other vendors in the ordinary course of business; and (iii) prepaid expenses, negotiable instruments held for collection and workers’ compensation, utility, lease and similar deposits, in the ordinary course of business.

“Investment Property Control Agreement” shall mean an agreement in writing, in form and substance reasonably satisfactory to Agent, by and among Agent, any Loan Party (as the case may be) and any securities intermediary, commodity intermediary or other person who has custody, control or possession of any investment property of such Loan Party acknowledging that such securities intermediary, commodity intermediary or other person has custody, control or possession of such investment property on behalf of Agent, that it will comply with entitlement orders originated by Agent with respect to such investment property, or other instructions of Agent, and has such other terms and conditions as Agent may reasonably require.

“Issuing Bank” shall mean (a) with respect to any Letter of Credit (other than Canadian Letters of Credit and Existing Letters of Credit), Bank of America in its capacity as issuer of such Letters of Credit hereunder, or any successor issuer of such Letters of Credit hereunder, (b) with respect to each Canadian Letter of Credit, Bank of America Canada in its capacity as issuer of Canadian Letters of Credit hereunder, or any successor issuer of such Canadian Letters of Credit hereunder, and (c) with respect to each Existing Letter of Credit, the Lender identified on Schedule 1.1(c) as the issuer of such Existing Letter of Credit.

“Joint Venture” shall mean any corporation, limited liability company, limited partnership or other limited or general partnership, trust, association or other business entity of which an aggregate of not more than fifty percent (50%) of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors, managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such entity is owned, directly or indirectly, by the Company or any of its Subsidiaries.

“Leases” shall have the meaning given to such term in Section 8.16 hereof.

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“Lenders” shall mean the financial institutions who are signatories hereto as Lenders and other persons made a party to this Agreement as a Lender in accordance with Section 16.7 hereof, and their respective successors and assigns; each sometimes being referred to herein individually as a “Lender”. Furthermore, with respect to (a) each provision of this Agreement relating to the making of any Canadian Loan or the extension of any Canadian Letter of Credit or the repayment or the reimbursement thereof by any Canadian Borrower, (b) any rights of set-off, (c) any rights of indemnification or expense reimbursement and (d) reserves, capital adequacy or other provisions, each reference to a Lender shall be deemed to include such Lender’s Applicable Designee. Notwithstanding the designation by any Lender of an Applicable Designee, Borrowers and Agent shall be permitted to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement; provided that each Applicable Designee shall be subject to the provisions obligating or restricting the Lenders under this Agreement.

“Lending Party” shall have the meaning given to such term in Section 16.5 hereof.

“Letter of Credit Documents” shall mean, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk or (b) any collateral security for such obligations.

“Letter of Credit Obligations” shall mean, collectively, the Canadian Letter of Credit Obligations and the U.S. Letter of Credit Obligations.

“Letters of Credit” shall mean all letters of credit (whether documentary or stand-by and whether for the purchase of inventory, equipment or otherwise) issued by Issuing Bank for the account of any Borrower pursuant to this Agreement, and all amendments, renewals, extensions or replacements thereof, and including, but not limited to, the Existing Letters of Credit.

“Lien” shall mean any mortgage, pledge, hypothec, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any other security agreement (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

“Loan Documents” shall mean, collectively, this Agreement, the Intercreditor Agreement, the U.S. Pledge Agreement, the Canadian Collateral Documents, all Deposit Account Control Agreements, all Investment Property Control Agreements, all Mortgages and all other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Loan Party in connection with this Agreement; provided that, in no event shall the term “Loan Documents” be deemed to include any Hedge Agreement.

“Loan Party” and “Loan Parties” shall mean individually and collectively, as the case may be, Borrowers and Guarantors.

“Loans” shall mean, collectively, the Canadian Loans and the U.S. Loans.

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“London InterBank Offered Rate” shall mean, for any Eurodollar Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest  1/8 of 1%) appearing on Reuters Screen LIBOR01 Page (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided that if more than one rate is specified on Reuters Screen LIBOR01 Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest  1/8 of 1%). If, for any reason, neither of such rates is available, then “London InterBank Offered Rate” shall mean the rate per annum at which, as determined by Agent, Dollars in an amount comparable to the Loans then requested are being offered to leading banks at approximately 11:00 a.m. London time, two (2) Business Days prior to the commencement of the applicable Interest Period for settlement in immediately available funds by leading banks in the London interbank market for a period equal to the Interest Period selected.

“LP Canada” shall mean Louisiana-Pacific Canada Ltd., a British Columbia company.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, assets, liabilities, operations, or financial condition of the Loan Parties, taken as a whole, (b) the legality, validity or enforceability of this Agreement or any other Loan Document as against the Loan Parties, (c) the legality, validity, enforceability, perfection or priority of the security interests and liens of Agent upon the Collateral, (d) the Collateral or its value, (e) the ability of any Loan Party to repay the Obligations or of any Borrower to perform its obligations under this Agreement or any other Loan Document as and when to be performed, or (f) the ability of Agent or any Lender to enforce the Obligations or realize upon the Collateral or otherwise with respect to the rights and remedies of Agent and Lenders under this Agreement or any other Loan Document.

“Material Contract” shall mean any contract, Intellectual Property Agreement or other agreement (other than the Loan Documents), whether written or oral, to which any Loan Party is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would have a Material Adverse Effect.

“Material Release or Non-Compliance” shall have the meaning given to such term in Section 9.3 hereof.

“Maturity Date” shall mean September 10, 2012; provided that if the Existing Notes have not been repaid, refinanced, defeased or, in the sole determination of the Agent and the Required Lenders, adequately reserved for by Borrowers prior to February 15, 2010, then the Maturity Date shall mean February 15, 2010. For purposes of this definition, the Agent and the Required Lenders shall deem the Existing Notes to be adequately reserved if the Company shall have complied with the following (individually or a through a combination of the following): (a) the Company shall have deposited cash in Dollars in a deposit account with the Agent and under the sole control of the Agent (which the Loan Parties shall not be permitted to access) in an amount greater than or equal to the amount necessary to fully repay the principal and interest of the Existing Notes as required pursuant to the Existing Indenture (such amount, the “Refinancing Amount”) and/or (b) the Agent shall have established U.S. Reserves (in addition to any other U.S. Reserves established pursuant to the terms of this Agreement) in an amount greater than or equal to the Refinancing Amount.

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“Maximum Credit” shall mean the amount of $100,000,000, as such amount may be increased, reduced or otherwise modified pursuant to the terms of this Agreement.

“Maximum Interest Rate” shall mean the maximum non-usurious rate of interest under applicable Federal, State or Provincial law as in effect from time to time that may be contracted for, taken, reserved, charged or received in respect of the indebtedness of a Borrower to Agent or a Lender, or to the extent that at any time such applicable law may thereafter permit a higher maximum non-usurious rate of interest, then such higher rate.

“Moody’s” shall mean Moody’s Investors Service, Inc., and its successors and assigns.

“Mortgages” shall mean the mortgages on owned Real Property listed on Schedule 1.1(d) hereto and any other fee-owned real property acquired by a U.S. Loan Party after the Closing Date for which a mortgage has been executed in connection with the Senior Notes or the Additional Notes, granted by such U.S. Loan Party to secure the Obligations, in form and substance reasonably satisfactory to Agent.

“Multiemployer Plan” shall mean a “multi-employer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by any Loan Party or any ERISA Affiliate or with respect to which any Loan Party or any ERISA Affiliate may incur any liability.

“Net Recovery Percentage” shall mean the fraction, expressed as a percentage, (a) the numerator of which is the amount equal to the amount of the projected recovery in respect of the Inventory at such time on a “net orderly liquidation value” basis as set forth in the most recent acceptable appraisal of Inventory received by Agent in accordance with Section 7.3, net of reasonably estimated operating expenses, liquidation expenses and commissions, and (b) the denominator of which is the applicable original cost of the aggregate amount of the Inventory subject to such appraisal.

“Notice of Account Designation” shall mean a letter, executed by the Company and in form and substance satisfactory to Agent, setting forth the deposit account into which Agent is authorized to disburse Loan proceeds and the deposit account from which Agent is authorized to charge all principal, interest and fees arising pursuant to this Agreement.

“Notice of Borrowing” shall have the meaning given to such term in Section 2.4(a) hereof.

“Notice of Conversion” shall have the meaning given to such term in Section 3.1(c)(ii) hereof.

“Noticed Bank Product” shall mean any Bank Product provided by Agent or any of its Affiliates and any other Bank Product for which the applicable Bank Product Provider shall have complied with the notice and other information provisions set forth in the definition of Bank Products.

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“Obligations” shall mean, collectively, the Canadian Obligations and the U.S. Obligations.

“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Other Investment Deposits” shall mean those cash deposits or investment property that are deposited as collateral for any other Indebtedness of the Company or any of its Subsidiaries in a transaction permitted under this Agreement to the extent that the documentation relating to such Indebtedness prohibits the Liens securing the Obligations to extend to such cash deposits or investment property.

“OSFI” shall mean the Office of the Superintendent of Financial Institutions (Canada).

“Other Taxes” shall have the meaning given to such term in Section 6.5 hereof.

“Owned Intellectual Property” shall have the meaning given to such term in Section 8.11(a) hereof.

“PAPPO” shall mean Permitted Additional Pari Passu Obligations, as defined in the Senior Note Indenture.

“Participant” shall mean any financial institution that acquires and holds a participation in the interest of any Lender in any of the Loans and Letters of Credit in conformity with the provisions of Section 16.7 of this Agreement governing participations.

“Pension Plan” shall mean a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which any U.S. Loan Party sponsors, maintains, or to which any U.S. Loan Party or ERISA Affiliate makes, is making, or is obligated to make contributions, other than a Multiemployer Plan.

“Perfection Certificate” shall mean, collectively, each Perfection Certificate of the Loan Parties, attached hereto as Exhibits D-1 and D-2.

“Permits” shall have the meaning given to such term in Section 8.7 hereof.

“Permitted Acquisition” shall mean any Acquisition by the Company or any other Loan Party where:

(a) the business or division acquired is for use, or the Person acquired is engaged, in a business that is the same as, or reasonably related, ancillary or complementary to, the business in which such Loan Party is engaged on the Closing Date;

(b) if the Acquisition involves a merger or other combination involving (i) the Company, the Company is the surviving entity, or (ii) any Loan Party (other than the Company), such Loan Party is the surviving entity;

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(c) immediately before and after giving effect to such Acquisition, no Default or Event of Default shall exist;

(d) the aggregate consideration to be paid by Loan Parties (including any Indebtedness assumed or issued in connection therewith, the amount thereof to be calculated in accordance with GAAP) in connection with such Acquisition and all other Acquisitions during the twelve (12) month period in which such Acquisition occurs, together with the aggregate amount of all Investments made pursuant to Sections 10.4(j) during such period, does not exceed $75,000,000 in the aggregate;

(e) (i) immediately before and after giving effect to such Acquisition, Excess Liquidity, as determined by Agent, shall not be less than $200,000,000 and Total Excess Availability, as determined by Agent, shall not be less than $50,000,000 and (ii) after giving effect to such Acquisition, the projected Excess Liquidity for each month in the twelve (12) month period commencing on the day on which such Acquisition occurs shall not be less than $200,000,000 and Total Excess Availability for each month in the twelve (12) month period commencing on the day on which such Acquisition occurs shall not be less than $50,000,000;

(f) such Acquisition shall be consensual and shall have been approved, as necessary, by the target’s board of directors, shareholders or other requisite Persons;

(g) reasonably prior to such Acquisition, Agent shall have received complete executed or conformed copies of each material document, instrument and agreement to be executed in connection with such Acquisition together with all Lien search reports and Lien release letters and other documents as Agent may require to evidence the termination of Liens on the assets or business to be acquired;

(h) not less than fifteen (15) Business Days prior to such Acquisition, Agent shall have received an acquisition summary with respect to the Person and/or business or division to be acquired, such summary to include a reasonably detailed description thereof (including financial information) and operating results (including financial statements for the most recent twelve month period for which they are available and as otherwise available), the terms and conditions, including economic terms, of the proposed Acquisition, the Company’s calculation of pro forma Consolidated EBITDA relating thereto, and the projected Total Excess Availability and projected Excess Liquidity, in each case, immediately after giving effect thereto;

(j) on the date on which such Acquisition is consummated, any Person that becomes a U.S. or Canadian Subsidiary of the Company pursuant to such Acquisition shall execute and deliver to Agent a joinder to this Agreement and to the extent applicable, a joinder to the Guaranty Agreement, and the other provisions of Section 9.13 hereof shall be satisfied; and

(k) a certificate, in form, scope and substance acceptable to Agent of a senior officer of the Company confirming satisfaction of each of the foregoing conditions precedent shall have been delivered to Agent prior to such Acquisition.

“Permitted In-Transit Inventory” shall mean Inventory owned by a Borrower that otherwise constitutes Canadian Eligible Inventory or U.S. Eligible Inventory for which no invoice has been issued or sale made and is in transit between an owned or leased location of a Borrower (and subject to a Collateral Access Agreement in the case of a leased location) and a Vendor Managed Inventory or Reload Inventory location.

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“Person” or “person” shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

“Plan” shall mean an employee benefit plan (as defined in Section 3(3) of ERISA) which any U.S. Loan Party sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiemployer Plan has made contributions at any time during the immediately preceding six (6) plan years or with respect to which any U.S. Loan Party may incur liability.

“PPSA” shall mean the Personal Property Security Act (British Columbia), the Civil Code of Quebec, the Bank Act (Canada) or any other applicable Canadian Federal or Provincial statute pertaining to the granting, perfecting, priority or ranking of security interests, liens, hypothecs on personal property, and any successor statutes, together with any regulations thereunder, in each case as in effect from time to time. References to sections of the PPSA shall be construed to also refer to any successor sections.

“Pro Rata Share” shall mean as to any Lender, the fraction (expressed as a percentage) the numerator of which is such Lender’s Commitment and the denominator of which is the aggregate amount of all of the Commitments of Lenders, as adjusted from time to time in accordance with the provisions of Section 16.7 hereof; provided that if the Commitments have been terminated, the numerator shall be the unpaid amount of such Lender’s Loans and its interest in the Letters of Credit and the denominator shall be the aggregate amount of all unpaid Loans and Letters of Credit.

“Real Property” shall mean all now owned and hereafter acquired real property of each Loan Party, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all rights of any Loan Party in any easements and appurtenances relating thereto (to the extent permitted under such easements and appurtenances), wherever located, including the real property and related assets more particularly described in the Mortgages.

“Records” shall mean, as to each Loan Party, all of such Loan Party’s present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of any Loan Party with respect to the foregoing maintained with or by any other person).

“Refinancing Indebtedness” shall mean Indebtedness incurred to refinance other Indebtedness (such other Indebtedness, the “Refinanced Indebtedness”); provided that:

(a) the principal amount (or accreted value, in the case of Indebtedness issued at a discount) of the Refinancing Indebtedness does not exceed the principal amount (or accreted value, as the case may be) of the Refinanced Indebtedness plus the amount of accrued and unpaid interest on the Refinanced Indebtedness, any reasonable premium paid to the holders of the Refinanced Indebtedness and reasonable fees, costs and expenses (including reasonable original issue discount and underwriting discounts) incurred in connection with the incurrence of the Refinancing Indebtedness;

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(b) the Refinancing Indebtedness is the obligation of the same Person as that of the Refinanced Indebtedness and that is not guaranteed by any Person other than to the extent the Refinanced Indebtedness was guaranteed by such Person;

(c) if the Refinanced Indebtedness was subordinated to the Obligations, then such Refinancing Indebtedness, by its terms, is subordinate to the Obligations, at least to the same extent as the Refinanced Indebtedness was subordinated to the Obligations;

(d) subject to the other terms of this Agreement, the Refinancing Indebtedness shall have a maturity that is not earlier than the earlier of (i) the stated final maturity of the Refinanced Indebtedness and (ii) the date that is six (6) months after the Maturity Date;

(e) the Refinancing Indebtedness shall have a longer or equal weighted average life than the Refinanced Indebtedness;

(f) the Refinancing Indebtedness is secured only to the extent, if at all, and by the assets, that secure the Refinanced Indebtedness being refinanced; and

(g) the representations, warranties, covenants, change of control provisions, defaults and events of default with respect to the Refinancing Indebtedness are no more restrictive than the corresponding terms of this Agreement or the Indebtedness being refinanced and such Refinancing Indebtedness does not include any additional representations, warranties, covenants, change of control provisions, defaults or events of default that are not included in this Agreement or the Indebtedness being refinanced.

“Register” shall have the meaning given to such term in Section 16.7 hereof.

“Registered Intellectual Property” shall have the meaning given to such term in Section 8.11(b) hereof.

“Reload Inventory” shall mean Inventory of a Borrower that has been delivered to and is located at a facility owned, leased or managed by a third party that is not such Borrower’s customer and that is in the business of holding goods of others as a bailee or otherwise.

“Required Lenders” shall mean, at any time, those Lenders whose Pro Rata Shares aggregate in excess of sixty-six and two-thirds percent (66  2/3%) of the aggregate of the Commitments of all Lenders, or if the Commitments shall have been terminated, Lenders to whom in excess of sixty-six and two-thirds percent (66  2/3%) of the Aggregate Outstandings are owing; provided that in no event shall Required Lenders consist of less than two (2) Lenders.

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“Reserves” shall mean, collectively, the Canadian Reserves and the U.S. Reserves.

“Responsible Officer” shall mean any of the Chief Executive Officer, Chief Financial Officer, Treasurer, Treasury Manager or Controller.

“Restricted Payment” shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock of the Company or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Capital Stock or on account of any return of capital to the Company or such Subsidiary’s stockholders, partners or members (or the equivalent Person thereof), or payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Capital Stock of the Company or any of its Subsidiaries, or any setting apart of funds or property for any of the foregoing.

“Revaluation Date” shall mean (a) with respect to any Loan, each of the following: (i) each date of a borrowing of a Loan, (ii) each date of a continuation of a Loan pursuant to Section 3.1, and (iii) such additional dates as Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in Canadian Dollars, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by the Issuing Bank under any Letter of Credit denominated in Canadian Dollars, and (iv) such additional dates as Agent or the Issuing Bank shall determine or the Required Lenders shall require.

“Revolving Loans” shall mean the loans now or hereafter made by or on behalf of any Lender or by Agent for the account of any Lender on a revolving basis pursuant to the Credit Facility (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

“S&P” shall mean S&P Ratings Services, a division of The McGraw-Hill Companies, Inc. and its successors and assigns.

“Sanctioned Entity” shall mean (a) an agency of the government of, (b) an organization directly or indirectly controlled by, or (c) a person resident in, a country that is subject to a sanctions program identified on the list maintained and published by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/programs, or as otherwise published from time to time as such program may be applicable to such agency, organization or person.

“Sanctioned Person” shall mean:

(a) a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn/index.html, or as otherwise published from time to time; or

(b) a person named on the Lists of Names subject to the Regulations Establishing a List of Entities made under subsection 83.05(1) of the Criminal Code (Canada), and/or the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism

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(RIUNRST) and/or United Nations Al-Qaida and Taliban Regulations (UNAQTR) maintained by OSFI available at http://www.osfi-bsif.gc.ca/osfi/index_e.aspx?ArticleID=524, or as otherwise published from time to time.

“Schedule I Lender” shall mean any Lender named on Schedule I to the Bank Act (Canada).

“Secured Parties” shall mean, collectively, (a) Agent, (b) Issuing Bank, (c) Lenders, and (d) Bank Product Providers (to the extent approved by Agent).

“Senior Note Priority Collateral” shall have the meaning given to such term in the Intercreditor Agreement.

“Senior Notes” shall mean the 13% Senior Secured Notes due 2017 issued under the Senior Note Indenture.

“Senior Noteholders” shall mean the holders from time to time of the Senior Notes or the Additional Notes.

“Senior Note Indenture” shall mean that certain Indenture dated as of March 10, 2009 by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, pursuant to which Senior Notes and the Additional Notes are issued.

“Solvent” shall mean, at any time with respect to any Person, that at such time such Person (a) is able to pay its debts as they mature and has (and has a reasonable basis to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business consistent with its practices as of the Closing Date, and (b) the assets and properties of such Person at a fair valuation (and including as assets for this purpose at a fair valuation all rights of subrogation, contribution or indemnification arising pursuant to any guarantees given by such Person) are greater than the Indebtedness of such Person, and including subordinated and contingent liabilities computed at the amount which, such person has a reasonable basis to believe, represents an amount which can reasonably be expected to become an actual or matured liability (and including as to contingent liabilities arising pursuant to any guarantee the face amount of such liability as reduced to reflect the probability of it becoming a matured liability).

“Special Agent Advances” shall have the meaning given to such term in Section 13.12 hereof.

“Spot Rate” for a currency shall mean the rate determined by Agent or the Issuing Bank, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided that Agent or the Issuing Bank may obtain such spot rate from another financial institution designated by Agent or the Issuing Bank if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the Issuing Bank may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in Canadian Dollars.

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“SPV Notes” shall mean, collectively, (a) the approximately $47.9 million senior private placement notes issued by L-PSPV, Inc. in 1997 and secured by approximately $50 million notes receivable of Sierra Pacific Industries, (b) the approximately $348 million senior notes (as of September 30, 2008, $225.4 million of notes remain outstanding) issued by L-PSV2, LLC in 1998 and initially secured by approximately $354 million notes receivable (as of September 30, 2008, $228.6 million of notes remain outstanding) from Green Diamond Resources Company (as successor to Simpson Timber Company) and (c) the approximately $368.7 million incremental taxable variable rate demand bonds issued by LP Pinewood SPV, LLC in 2003 and initially secured by approximately $410 million notes receivable from Martin-Aranoco, Cleveland Properties of Texas, San Augustine Properties of Texas, Honey Island Properties, Saratoga Properties LLC and EIT Acquisition Company, in each case, to the extent outstanding on or after the Closing Date.

“Subordinated Indebtedness” shall mean Indebtedness that shall be on terms and conditions acceptable to Agent and shall be subject to and subordinate in right of payment to the right of Agent and Lenders to receive the prior payment in full of all of the Obligations.

“Subsidiary” or “subsidiary” shall mean, with respect to any Person, any corporation, limited liability company, limited liability partnership or other limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.

“Swingline Lenders” shall mean, collectively, the Canadian Swingline Lender and the U.S. Swingline Lender.

“Swingline Loans” shall mean, collectively, the Canadian Swingline Loans and the U.S. Swingline Loans.

“Taxes” shall have the meaning given to such term in Section 6.5.

“Termination Date” shall mean the date on which the Obligations have been accelerated pursuant to Section 11.2(b) hereof and in connection therewith, the Obligations have become immediately due and payable and the Commitments have been terminated.

“Threshold Amount” shall mean $50,000,000.

“Total Excess Availability” shall mean the amount, as determined by Agent, calculated at any date, equal to: (a) the lesser of (i) the U.S. Borrowing Base plus the Canadian Borrowing Base and (ii) the Maximum Credit, minus (b) the sum of: (i) the Aggregate Outstandings (but not including for this purpose any Collateralized Letter of Credit Obligations), plus (ii) the aggregate amount of all then outstanding and unpaid trade payables and other obligations of any Borrower that are outstanding more than thirty (30) days past due as of the end of the

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immediately preceding month or at Agent’s option, as of a more recent date based on such reports as Agent may from time to time specify (other than trade payables or other obligations being contested or disputed by such Borrower in good faith), plus (iii) without duplication, the amount of checks issued by such Borrower to pay trade payables and other obligations that are more than thirty (30) days past due as of the end of the immediately preceding month or at Agent’s option, as of a more recent date based on such reports as Agent may from time to time specify (other than trade payables or other obligations being contested or disputed by such Borrower in good faith), but not yet sent. For purposes of determining Total Excess Availability on any day, (a) the daily amount of the items in clause (a)(i) above shall be determined based on the Borrowing Base Certificate then in effect and (b) the daily amount of the items in clauses (b)(ii) and (iii) above shall be determined based on the most recently delivered monthly financial statements.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York, and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the Closing Date shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Agent may otherwise determine).

“U.S. Borrower” and “U.S. Borrowers” shall have the meaning given to such terms in the preamble hereof.

“U.S. Borrower Outstandings” shall mean, as of any date of calculation, the aggregate principal amount of U.S. Loans and U.S. Letter of Credit Obligations outstanding at any time to the U.S. Borrowers.

“U.S. Borrowing Base” shall mean, as of any date of calculation, the amount equal to:

(a) eighty-five percent (85%) of the U.S. Eligible Accounts; provided that advances, in the aggregate for all U.S. Borrowers, against U.S. Dated Accounts shall not exceed $25,000,000 minus the amount of Canadian Dated Accounts included in the Canadian Borrowing Base against which Canadian Loans are outstanding (for purposes of this calculation the Canadian Dated Accounts portion of the Canadian Loans outstanding shall be deemed the last amount borrowed); plus

(b) the lesser of:

(i) the sum of (A) sixty-five percent (65%) multiplied by the Value of U.S. Eligible Inventory consisting of finished goods, plus (B) fifty-five percent (55%) multiplied by the Value of U.S. Eligible Inventory consisting of eligible raw materials (including logs and work-in-process inventory), plus (C) the sum of (1) the lesser of (x) fifty percent (50%) multiplied by the Value of Permitted In-Transit Inventory and (y) $10,000,000 minus (2) the amount of Permitted In-Transit Inventory included in the Canadian Borrowing Base; provided that advances, in the aggregate for all Borrowers, against (x) logs shall not exceed (1) $35,000,000 from November through April and (2) $25,000,000 from May through October, and (y) Vendor Managed Inventory shall not exceed $20,000,000 minus the amount of Vendor Managed Inventory included in the

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Canadian Borrowing Base against which Canadian Loans are outstanding (for purposes of this calculation the Vendor Managed Inventory portion of the Canadian Loans outstanding shall be deemed the last amount borrowed), or

(ii) eighty-five percent (85%) of the Net Recovery Percentage multiplied by the Value of all U.S. Eligible Inventory (including finished goods, work in process and raw materials); provided that advances, in the aggregate for all Borrowers, against (x) logs shall not exceed (1) $35,000,000 from November through April and (2) $25,000,000 from May through October, and (y) Vendor Managed Inventory shall not exceed $20,000,000 minus the amount of Vendor Managed Inventory included in the Canadian Borrowing Base against which Canadian Loans are outstanding (for purposes of this calculation the Vendor Managed Inventory portion of the Canadian Loans outstanding shall be deemed the last amount borrowed); minus

(c) U.S. Reserves.

“U.S. Cash Equivalents” shall mean: (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof and maturing not more than one year after the date of acquisition; (b) time deposits in and certificates of deposit of any Eligible Bank, provided that such Investments have a maturity date not more than two years after date of acquisition and that the Average Life of all such Investments is one year or less from the respective dates of acquisition; (c) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (a) above entered into with any Eligible Bank; (d) direct obligations issued by any state of the United States of America or any political subdivision or public instrumentality thereof, provided that such Investments mature, or are subject to tender at the option of the holder thereof, within 365 days after the date of acquisition and, at the time of acquisition, have a rating of at least A from S&P or A2 from Moody’s (or an equivalent rating by any other nationally recognized rating agency); (e) commercial paper of any Person other than an Affiliate of the Company, provided that such commercial paper has the highest ratings obtainable from either S&P or Moody’s and matures within 180 days after the date of acquisition; (f) overnight and demand deposits in and bankers’ acceptances of any Eligible Bank and demand deposits in any bank or trust company to the extent insured by the Federal Deposit Insurance Corporation; (g) money market funds substantially all of the assets of which comprise Investments of the types described in clauses (a) through (e); (h) instruments equivalent to those referred to in clauses (a) through (f) above or funds equivalent to those referred to in clause (g) above denominated in Euros or any other foreign currency comparable in credit quality and tenor to those referred to in such clauses and customarily used by corporations for cash management purposes in jurisdictions outside the United States of America to the extent reasonably required in connection with any business conducted by any Borrower or any Subsidiary organized in such jurisdiction, all as determined in good faith by the Company; and (i) those investments identified on Schedule 1.1(e). For the avoidance of doubt, auction rate securities shall not constitute “U.S. Cash Equivalents”.

“U.S. Collateral” shall have the meaning given to such term in Section 5.1 hereof.

“U.S. Dated Accounts” shall have the meaning given to such term in the definition of U.S. Eligible Accounts.

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“U.S. Eligible Accounts” shall mean Accounts created by a U.S. Borrower that in each case satisfy the criteria set forth below as determined by Agent in the exercise of its reasonable credit judgment. In general, Accounts shall be U.S. Eligible Accounts if:

(a) such Accounts arise from the actual and bona fide sale and delivery of goods by such U.S. Borrower or rendition of services by such U.S. Borrower in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

(b) such Accounts are (i) evidenced by an invoice delivered to the related account debtor, (ii) are not unpaid more than thirty (30) days after the original due date therefor and (iii) are either (A) not unpaid more than sixty (60) days after the date of the original invoice or (B) unpaid more than sixty (60) days but less than one hundred fifty (150) days after the date of the original invoice (such Accounts described in clause (B) are collectively referred to as the “U.S. Dated Accounts”) (in each case, such dates to be determined consistent with the Company’s historical accounts receivable aging practice);

(c) such Accounts comply with the following terms and conditions: (i) the amounts shown on any invoice delivered to Agent or schedule thereof delivered to Agent shall be true and complete in all material respects, (ii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor except as reported to Agent in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of each Borrower’s business in accordance with practices and policies previously disclosed to Agent, (iii) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Agent in accordance with the terms of this Agreement, and (iv) none of the transactions giving rise thereto will violate any applicable foreign, Federal, State, Provincial or local laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms;

(d) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;

(e) the chief executive office of the account debtor with respect to such Accounts is located in the United States of America or, at Agent’s option, if the chief executive office and principal place of business of the account debtor with respect to such Accounts is located other than in the United States of America, then if either: (i) the account debtor has delivered to such U.S. Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Agent and payable only in the United States of America and in U.S. dollars, sufficient to cover such Account, in form and substance satisfactory to Agent and if required by Agent, the original of such letter of credit has been delivered to Agent or Agent’s agent and the issuer thereof, and such U.S. Borrower has complied with the terms of Section 5.2(f) hereof with respect to the assignment of the proceeds of such letter of credit to Agent or naming Agent as transferee beneficiary thereunder, as Agent may specify, or (ii) such Account is subject to credit insurance payable to Agent issued by an insurer and on terms and in an amount acceptable to

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Agent, or (iii) such Account is otherwise acceptable in all respects to Agent (subject to such lending formula with respect thereto as Agent may determine), then so long as such Account is otherwise a U.S. Eligible Account, such Account will be included as a U.S. Eligible Account;

(f) such Accounts do not consist of progress billings (such that the obligation of the account debtors with respect to such Accounts is conditioned upon such U.S. Borrower’s satisfactory completion of any further performance under the agreement giving rise thereto), bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Agent shall have received an agreement in writing from the account debtor, in form and substance satisfactory to Agent, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice;

(g) the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and is not owed or does not claim to be owed any amounts that may give rise to any right of setoff or recoupment against such Accounts (provided that such Account is otherwise a U.S. Eligible Account, the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by such U.S. Borrower to such account debtor or claimed owed by such account debtor will be deemed U.S. Eligible Accounts);

(h) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder;

(i) such Accounts are subject to the first priority, valid and perfected security interest of Agent and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any Liens other than Liens permitted under Section 10.2, which are junior to Agent’s first priority security interest;

(j) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee, agent or other Affiliate of any Loan Party;

(k) the account debtors with respect to such Accounts are not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless, if the account debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, upon Agent’s request, the Federal Assignment of Claims Act of 1940, as amended or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Agent;

(l) the aggregate amount of such Accounts owing by (i) a single non-investment grade account debtor, when aggregated with all other Accounts, on a consolidated company basis, owed by such account debtor, do not constitute more than ten percent (10%) of the aggregate of all Canadian Eligible Accounts and U.S. Eligible Accounts, (ii) a single investment grade account debtor, when aggregated with all other Accounts, on a consolidated company basis, owed by such account debtor do not, in each case, constitute more than twenty percent (20%) of the aggregate of all Canadian Eligible Accounts and U.S. Eligible Accounts, and (iii) each of Lowe’s, Home Depot, Taiga Building Products and Canwel Building Materials

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and other account debtors mutually agreed upon by Agent and the applicable U.S. Borrower, when aggregated with all other Accounts, on a consolidated company basis, owed by each such account debtor, do not, in each case, constitute more than twenty percent (20%) (or, with respect to Accounts owing by Lowe’s or Home Depot, twenty-five percent (25%) if at the time of determination Lowe’s or Home Depot, as applicable, have at least a Long Term Corporate Family Debt Rating from Moody’s of Baa3 or a Long Term Local Issuer Rating from S&P of BBB-) of the aggregate of all Canadian Eligible Accounts and U.S. Eligible Accounts (but the portion of the Accounts in each of clauses (i)-(iii) above not in excess of the applicable percentages may be deemed U.S. Eligible Accounts);

(m) such Accounts are not owed by an account debtor who has Accounts classified as ineligible under clause (b) above which constitute more than twenty-five percent (25%) of the total Accounts of such account debtor;

(n) the account debtor is not located in a state requiring the filing of a “Notice of Business Activities Report” or similar report in order to permit such U.S. Borrower to seek judicial enforcement in such State of payment of such Account, unless such U.S. Borrower has qualified to do business in such state or has filed a “Notice of Business Activities Report” or equivalent report for the then current year or such failure to file and inability to seek judicial enforcement is capable of being remedied without any material delay or material cost;

(o) such Accounts are owed by account debtors whose total indebtedness to such U.S. Borrower does not exceed the credit limit with respect to such account debtors as determined by such U.S. Borrower from time to time, to the extent such credit limit as to any account debtor is established consistent with the current practices of such U.S. Borrower as of the Closing Date (but the portion of the Accounts not in excess of such credit limit may be deemed U.S. Eligible Accounts);

(p) such Accounts are not evidenced by a promissory note or other instrument or by U.S. chattel paper;

(q) any Account not owed by an account debtor that has (i) applied for, suffered, or consented to the appointment of any receiver, interim receiver, receiver-manager, custodian, trustee, or liquidator of its assets, (ii) had possession of all or a material part of its property taken by any receiver, interim receiver, receiver-manager, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any Federal, State, Provincial or territorial bankruptcy laws (other than post-petition accounts payable of an account debtor that is a debtor-in-possession under the US Bankruptcy Code and acceptable to Agent), (iv) admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent, or (vi) ceased operation of its business; and

(r) any Account with respect to which such Person has not made any agreement with the account debtor for any reduction thereof (to the extent of such reduction), other than discounts and adjustments given in the ordinary course of business, or any Account which was partially paid and such Person created a new Account for the unpaid portion of such Account.

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The criteria for U.S. Eligible Accounts set forth above may only be changed and any new criteria for U.S. Eligible Accounts may only be established by Agent in good faith in the exercise of its reasonable credit judgment based on either: (i) an event, condition or other circumstance arising after the Closing Date, or (ii) an event, condition or other circumstance existing on the Closing Date to the extent Agent has no written notice thereof from the Administrative Borrower prior to the Closing Date, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the Accounts in the good faith determination of Agent. Any Accounts of a U.S. Borrower that are not U.S. Eligible Accounts shall nevertheless be part of the Collateral.

“U.S. Eligible Inventory” shall mean, as to each U.S. Borrower, Inventory of such U.S. Borrower consisting of finished goods held for resale in the ordinary course of the business of such U.S. Borrower, raw materials for such finished goods and work in process for such U.S. Borrower, that in each case satisfy the criteria set forth below as determined by Agent. In general, U.S. Eligible Inventory shall not include:

(a) components which are not part of finished goods;

(b) spare parts for equipment;

(c) packaging and shipping materials;

(d) supplies used or consumed in such U.S. Borrower’s business;

(e) Inventory at premises other than those owned or leased and controlled by any U.S. Borrower, unless (i) a Collateral Access Agreement has been entered into by Agent and such owner or lessor with respect to such premises and Agent has a first priority Lien on such Inventory or (ii) in the case of Reload Inventory, Agent has established adequate rent reserves against such Inventory, which shall not exceed six (6) months of rent payable with respect to the location where such Reload Inventory is located;

(f) Inventory subject to a security interest or Lien in favor of any Person other than Agent except Liens in favor of the Senior Noteholders or the holders of PAPPO, provided such Liens are subordinate to the Liens of Agent and are subject to the terms of the Intercreditor Agreement

(g) bill and hold goods;

(h) unserviceable, obsolete or slow moving Inventory;

(i) Inventory that is not subject to the first priority, valid and perfected security interest of Agent;

(j) returned, damaged and/or defective Inventory;

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(k) Inventory purchased or sold on consignment, except Vendor Managed Inventory with respect to which Agent holds a first priority perfected Lien subject to arrangements satisfactory to Agent, which shall include filing of appropriate UCC-1 financing statements naming the consignor as secured party and the consignee as debtor which are assigned to Agent, notification by the consignor to the consignee’s inventory lenders to the extent required under the UCC, and Collateral Access Agreements; and

(l) Inventory located outside the United States of America.

The criteria for U.S. Eligible Inventory set forth above may only be changed and any new criteria for U.S. Eligible Inventory may only be established by Agent in good faith based on either: (i) an event, condition or other circumstance arising after the Closing Date, or (ii) an event, condition or other circumstance existing on the Closing Date to the extent Agent has no written notice thereof from the Administrative Borrower prior to the Closing Date, in either case under clause (i) or (ii) that adversely affects or could reasonably be expected to adversely affect the Inventory in the good faith determination of Agent. Any Inventory of a U.S. Borrower that is not U.S. Eligible Inventory shall nevertheless be part of the Collateral.

“U.S. Guarantor” and “U.S. Guarantors” shall have the meanings given to such terms in the preamble hereof and shall include any other Person (other than any Canadian Guarantor) that at any time after the Closing Date becomes party to a guarantee in favor of Agent or any Lender or otherwise liable on or with respect to the Obligations or who is the owner of any property that is security for the Obligations.

“U.S. Guaranty” shall mean the guaranty made by the U.S. Guarantors of the Obligations under Section 14 in favor of the Secured Parties.

“U.S. Letter of Credit” shall have the meaning given to such term in Section 2.2(a) hereof.

“U.S. Letter of Credit Limit” shall mean $60,000,000.

“U.S. Letter of Credit Obligations” shall mean, at any time, the sum of (a) the aggregate undrawn amount of all U.S. Letters of Credit outstanding at such time, plus (b) the aggregate amount of all drawings under U.S. Letters of Credit for which Issuing Bank has not at such time been reimbursed, plus (c) without duplication, the aggregate amount of all payments made by each Lender to Issuing Bank with respect to such Lender’s participation in U.S. Letters of Credit as provided in Section 2.2 hereof for which the U.S. Borrowers have not at such time reimbursed the Lenders, whether by way of a Loan or otherwise.

“U.S. Loan Party” and “U.S. Loan Parties” shall mean individually and collectively, as the case may be, any of the U.S. Borrowers or the U.S. Guarantors.

“U.S. Loans” shall mean, collectively, the U.S. Revolving Loans and U.S. Swingline Loans, in each case, made to the U.S. Borrowers.

“U.S. Obligations” shall mean (a) any and all Loans, Letter of Credit Obligations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by any

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or all of the U.S. Borrowers to Agent or any Lender and/or any of their Affiliates or the Issuing Bank, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under this Agreement or any other Loan Document or on account of any Letter of Credit and all other Letter of Credit Obligations, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case or proceeding with respect to any such U.S. Borrower under the United States Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, or secured or unsecured and (b) subject to the priority in right of payment set forth in Section 6.4 hereof, all obligations, liabilities and indebtedness of every kind, nature and description owing by any or all of the U.S. Borrowers to Agent or any Bank Product Provider arising under or pursuant to any Bank Products, whether now existing or hereafter arising.

“U.S. Overadvance” shall have the meaning given to such term in Section 13.9 hereof.

“U.S. Pledge Agreement” shall mean that certain U.S. Pledge Agreement dated the date hereof by and between Agent and the Loan Parties thereto, which agreement shall be in form and substance reasonably satisfactory to Agent and the Company, as such agreement may be amended, amended and restated, supplemented or otherwise modified in accordance with the terms thereof.

“U.S. Reserves” shall mean as of any date of determination, such amounts as Agent may from time to time establish and revise in good faith in the exercise of its reasonable credit judgment reducing the amount of Loans and U.S. Letters of Credit that would otherwise be available to any U.S. Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Agent in good faith, adversely affect, or would have a reasonable likelihood of adversely affecting, either (i) the U.S. Collateral comprising the U.S. Borrowing Base or the amount that might be received by Agent from the sale or other disposition or realization upon such U.S. Collateral, or (ii) the assets, business or prospects of any U.S. Loan Party or (iii) the security interests and other rights of Agent or any Lender in the U.S. Collateral comprising the U.S. Borrowing Base (including the enforceability, perfection and priority thereof); or (b) to reflect Agent’s good faith belief that any collateral report or financial information furnished by or on behalf of any U.S. Loan Party to Agent is or may have been incomplete, inaccurate or misleading in any material respect or (c) in respect of any state of facts which Agent determines in good faith constitutes a Default or an Event of Default. Without limiting the generality of the foregoing, U.S. Reserves may, at Agent’s option, be established to reflect: (A) dilution with respect to the Accounts comprising part of the U.S. Borrowing Base (based on the ratio of the aggregate amount of non-cash reductions in such Accounts for any period to the aggregate dollar amount of the sales for such period) as calculated by Agent for any period is or is reasonably anticipated to be greater than five percent (5%); (B) returns, discounts, claims, credits and allowances of any nature that are not paid pursuant to the reduction of such Accounts; (C) sales, excise or similar taxes included in the amount of any such Accounts reported to Agent; (D) a change in the turnover, age or mix of the categories of

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Inventory of any U.S. Borrower that adversely affects the aggregate value of all Inventory of any U.S. Borrower; (E) amounts due or to become due to owners and lessors of premises where any U.S. Collateral is located, other than for those locations where Agent has received a Collateral Access Agreement that Agent has accepted in writing; (F) amounts due or to become due to owners and licensors of trademarks and other Intellectual Property used by any U.S. Borrower; and (G) obligations, liabilities or indebtedness (contingent or otherwise) of Loan Parties to Agent or any Bank Product Provider arising under or in connection with any Bank Products or as such Affiliate or Person may otherwise require in connection therewith to the extent that such obligations, liabilities or indebtedness constitute U.S. Obligations as such term is defined herein or otherwise receive the benefit of the security interest of Agent in any U.S. Collateral. The amount of any U.S. Reserve established by Agent shall have a reasonable relationship to the event, condition or other matter which is the basis for such reserve as determined by Agent in good faith in its reasonable credit judgment.

“U.S. Revolving Loans” shall mean, collectively, the Revolving Loans made to the U.S. Borrowers.

“U.S. Special Pledge Agreement” shall mean that certain U.S. Special Pledge Agreement dated as of the date hereof by and between Agent and the Loan Parties thereto, which agreement shall be in form and substance reasonably satisfactory to Agent and the Company, as such agreement may be amended, amended and restated, supplemented or otherwise modified in accordance with the terms thereof.

“U.S. Subsidiaries” shall mean, with respect to any Person, any Subsidiary of such Person that is incorporated or organized under the laws of any state of the United States or the District of Columbia.

“U.S. Swingline Lender” shall mean Bank of America, in its individual capacity, and its successors and assigns.

“U.S. Swingline Limit” shall mean $22,500,000.

“U.S. Swingline Loans” shall have the meaning given to such term in Section 2.3(a).

“Value” shall mean, as determined by Agent in good faith, with respect to Inventory, the lower of (a) cost computed on a first-in first-out basis in accordance with GAAP, (b) market value or (c) such other inventory accounting methods (subject to customary reserves) that are acceptable to Agent in its reasonable credit judgment, provided that for purposes of the calculation of the Canadian Borrowing Base and the U.S. Borrowing Base, as the case may be, (i) the Value of the Inventory shall not include: (A) the portion of the value of Inventory equal to the profit earned by any Affiliate on the sale thereof to any Borrower or (B) write-ups or write-downs in value with respect to currency exchange rates and (ii) notwithstanding anything to the contrary contained herein, the cost of the Inventory shall be computed in the same manner and consistent with the most recent appraisal of the Inventory received and accepted by Agent prior to the Closing Date, if any.

“Vendor Managed Inventory” shall mean Inventory of a Borrower that has been delivered by such Borrower to (and is located at) a facility owned, leased or managed by such Borrower’s customer for the purpose of sale and with respect to which a sale of such Inventory has not yet occurred.

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“Voting Stock” shall mean with respect to any Person, (a) one (1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.

1.2 Exchange Rates; Currency Equivalents.

(a) Agent or the Issuing Bank, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Loans, Letters of Credit and other Obligations denominated in Canadian Dollars. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Administrative Borrower hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by Agent or the Issuing Bank, as applicable.

(b) Wherever in this Agreement in connection with a borrowing, a continuation or prepayment of a Loan, or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such borrowing, Loan or Letter of Credit is denominated in Canadian Dollars, such amount shall be the relevant Canadian Dollar Amount of such Dollar amount (rounded to the nearest Canadian Dollar, with 0.5 of a unit being rounded upward), as determined by Agent or the Issuing Bank, as the case may be.

1.3 Change of Currency. Each provision of this Agreement shall be subject to such reasonable changes of construction as Agent may from time to time specify to be appropriate to reflect a change in currency of Canada and any relevant market conventions or practices relating to the change in currency.

1.4 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Document related thereto, provides for one (1) or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

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SECTION 2 CREDIT FACILITIES

2.1 Loans.

(a) Subject to and upon the terms and conditions contained herein, each Lender severally (and not jointly) agrees to make its Pro Rata Share of Revolving Loans to:

(i) each U.S. Borrower in Dollars from time to time in amounts requested by the Administrative Borrower on behalf of such U.S. Borrower; and

(ii) each Canadian Borrower in Dollars or Canadian Dollars from time to time in amounts requested by the Administrative Borrower on behalf of such Canadian Borrower; provided that:

(A) the aggregate principal amount of all outstanding U.S. Revolving Loans for all Lenders at any time (after giving effect to any amount requested) and all outstanding U.S. Letter of Credit Obligations shall not exceed the lesser of (x) the U.S. Borrowing Base at such time and (y) the Maximum Credit at such time minus all Canadian Borrower Outstandings at such time; and

(B) the aggregate principal amount of all outstanding Canadian Revolving Loans for all Lenders at any time (after giving effect to any amount requested) and all outstanding Canadian Letter of Credit Obligations shall not exceed the least of (x) the Canadian Borrowing Base at such time, (y) the Canadian Credit Limit and (z) the Maximum Credit at such time minus all U.S. Borrower Outstandings at such time.

(b) After giving effect to any Revolving Loan, except in Agent’s discretion, with the consent of all Lenders, or as otherwise provided herein: (i) the Aggregate Outstandings at any time shall not exceed the Maximum Credit; (ii) the U.S. Borrower Outstandings at any time shall not exceed the lesser of: (A) the U.S. Borrowing Base; and (B) the Maximum Credit, minus the Canadian Borrower Outstandings; and (iii) the Canadian Borrower Outstandings at any time shall not exceed the least of: (A) the Canadian Borrowing Base; (B) the Canadian Credit Limit; and (C) the Maximum Credit, minus the U.S. Borrower Outstandings.

(c) In the event that (i) the Aggregate Outstandings at any time exceed the Maximum Credit, (ii) the U.S. Borrower Outstandings exceed the lesser of: (A) the U.S. Borrowing Base and (B) the Maximum Credit, minus the Canadian Borrower Outstandings, or (iii) the Canadian Borrower Outstandings exceed the least of (A) the Canadian Borrowing Base, (B) the Canadian Credit Limit, and (C) the Maximum Credit, minus the U.S. Borrower Outstandings, such event shall not limit, waive or otherwise affect any rights of Agent or Lenders in such circumstances or on any future occasions and the applicable Borrowers shall, upon demand by Agent, which may be made at any time or from time to time, immediately repay (without penalty or premium) to Agent, for the benefit of Lenders, the entire amount of any such excess(es) for which payment is demanded.

(d) No Lender shall be required to make any Revolving Loan, if, after giving effect thereto the aggregate outstanding principal amount of all Revolving Loans of such Lender, together with such Lender’s Pro Rata Share of the aggregate amount of all Swingline Loans and all Letter of Credit Obligations, would exceed such Lender’s Commitment.

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2.2 Letters of Credit.

(a) (i) U.S. Letters of Credit. Subject to and upon the terms and conditions contained herein and in the Letter of Credit Documents, at the request of the Administrative Borrower on behalf of a U.S. Borrower, Agent agrees to cause Issuing Bank to issue, and Issuing Bank agrees to issue, for the account of such U.S. Borrower one or more Letters of Credit denominated in Dollars (each a “U.S. Letter of Credit”), for the ratable risk of each Lender according to its Pro Rata Share, containing terms and conditions acceptable to Agent and Issuing Bank.

(ii) Canadian Letters of Credit. Subject to and upon the terms and conditions contained herein and in the Letter of Credit Documents, at the request of the Administrative Borrower on behalf of a Canadian Borrower, Agent agrees to cause Issuing Bank to issue, and Issuing Bank agrees to issue, for the account of such Canadian Borrower one or more Letters of Credit denominated in Dollars or Canadian Dollars (each a “Canadian Letter of Credit”), for the ratable risk of each Lender according to its Pro Rata Share, containing terms and conditions acceptable to Agent and Issuing Bank.

(iii) Existing Letters of Credit. As of the Closing Date, each of the Existing Letters of Credit shall constitute, for all purposes of this Agreement and the other Loan Documents, (i) with respect to Existing Letters of Credit issued on behalf of a U.S. Loan Party, U.S. Letters of Credit issued and outstanding hereunder and (ii) with respect to Existing Letters of Credit issued on behalf of a Canadian Loan Party, Canadian Letters of Credit issued and outstanding hereunder.

(b) Requests for Letters of Credit. The Administrative Borrower requesting a Letter of Credit on behalf of a Borrower shall give Agent and Issuing Bank three (3) Business Days’ prior written notice of the Administrative Borrower’s request for the issuance of a Letter of Credit on such Borrower’s behalf. Such notice shall be irrevocable and shall (i) specify the original face amount of the Letter of Credit requested (or identify the Letter of Credit to be amended, renewed or extended), (ii) the effective date (which date shall be a Business Day and in no event shall be a date less than ten (10) days prior to the end of the then current term of this Agreement) of issuance of such requested Letter of Credit (or such amendment, renewal or extension), (iii) whether such Letter of Credit may be drawn in a single or in partial draws, (iv) the date on which such requested Letter of Credit is to expire (which date shall be a Business Day and shall not be more than one year from the date of issuance), (v) the purpose for which such Letter of Credit is to be issued, (vi) the name and address of the beneficiary of the requested Letter of Credit, (vii) the currency denomination of such Letter of Credit, (viii) such other information as shall be necessary to enable the Issuing Bank to prepare, amend, renew or extend such Letter of Credit and (ix) if requested by Issuing Bank or Agent, the Administrative Borrower requesting such Letter of Credit on behalf of itself or of such Borrower shall have delivered to Issuing Bank with respect thereto at such times and in such manner as such Issuing Bank may reasonably require, an application, in form and substance reasonably satisfactory to such Issuing Bank and Agent, for the issuance of the Letter of Credit and such other Letter of

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Credit Documents as may be required pursuant to the terms thereof. If requested by the Issuing Bank, the Administrative Borrower requesting the Letter of Credit on behalf of itself or such Borrower shall attach to the request the proposed terms of the Letter of Credit. In no event shall a Letter of Credit be issued, amended, renewed or extended unless the forms and terms of the proposed Letter of Credit (as amended, renewed or extended, as the case may be) are reasonably satisfactory to Agent and Issuing Bank. The renewal or extension of, or increase in the amount of, any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder. Unless otherwise agreed by Agent and Issuing Bank, Issuing Bank shall not issue a Letter of Credit if such Letter of Credit is in an initial stated amount of less than $100,000 in respect of a Letter of Credit denominated in Dollars or less than C$100,000 in respect of a Letter of Credit denominated in Canadian Dollars.

(c) Conditions Precedent.

(i) In addition to being subject to the satisfaction of the applicable conditions precedent contained in Section 4 hereof and the other terms and conditions contained herein, no U.S. Letter of Credit shall be available unless each of the following conditions precedent have been satisfied in a manner satisfactory to Agent: (A) the Administrative Borrower requesting such U.S. Letter of Credit on behalf of such U.S. Borrower shall have delivered to Issuing Bank at such times and in such manner as Issuing Bank may reasonably require, an application, in form and substance reasonably satisfactory to Issuing Bank and Agent, for the issuance of the Letter of Credit and such other Letter of Credit Documents as may be required pursuant to the terms thereof, and the form and terms of the proposed U.S. Letter of Credit shall be satisfactory to Agent and Issuing Bank, (B) as of the date of issuance, no order of any court, arbitrator or other Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed U.S. Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that Issuing Bank refrain from, the issuance of letters of credit generally or the issuance of such U.S. Letter of Credit, (C) after giving effect to the issuance of such U.S. Letter of Credit, the U.S. Letter of Credit Obligations shall not exceed the U.S. Letter of Credit Limit, and (D) after giving effect to the issuance of such U.S. Letter of Credit, the U.S. Borrower Outstandings at such time shall not exceed (i) the lesser of (1) the U.S. Borrowing Base at such time and (2) the Maximum Credit at such time minus (ii) the Canadian Borrower Outstandings at such time.

(ii) In addition to being subject to the satisfaction of the applicable conditions precedent contained in Section 4 hereof and the other terms and conditions contained herein, no Canadian Letter of Credit shall be available unless each of the following conditions precedent have been satisfied in a manner satisfactory to Agent: (A) the Administrative Borrower requesting such Canadian Letter of Credit on behalf of such Canadian Borrower) shall have delivered to Issuing Bank at such times and in such manner as Issuing Bank may reasonably require, an application, in form and substance reasonably satisfactory to Issuing Bank and Agent, for the issuance of the Canadian Letter of Credit and such other Letter of Credit Documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Canadian Letter of Credit shall be satisfactory to Agent and Issuing Bank, (B) as of the date of issuance, no order of any court, arbitrator or other Governmental Authority shall purport

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by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Canadian Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that Issuing Bank refrain from, the issuance of letters of credit generally or the issuance of such Canadian Letter of Credit, (C) after giving effect to the issuance of such Canadian Letter of Credit, the Canadian Letter of Credit Obligations shall not exceed the Canadian Letter of Credit Limit, and (D) after giving effect to the issuance of such Canadian Letter of Credit, the Canadian Borrower Outstandings at such time shall not exceed the least of (1) the Canadian Borrowing Base at such time, (2) the Canadian Credit Limit at such time and (3) the Maximum Credit at such time minus the U.S. Borrower Outstandings at such time.

(d) Limitation of Amounts. After giving effect to any issuance of a Letter of Credit, except in Agent’s discretion, with the consent of all Lenders, or as otherwise provided herein: (i) the Aggregate Outstandings at any time shall not exceed the Maximum Credit; (ii) the U.S. Borrower Outstandings at any time shall not exceed the lesser of: (A) the U.S. Borrowing Base; and (B) Maximum Credit, minus the Canadian Borrower Outstandings; (iii) the Canadian Borrower Outstandings at any time shall not exceed the least of (A) the Canadian Borrowing Base; (B) the Canadian Credit Limit; and (C) the Maximum Credit, minus the U.S. Borrower Outstandings.

(e) Reimbursement. Each Borrower shall reimburse immediately Issuing Bank for any draw under any Letter of Credit issued for the account of such Borrower and pay Issuing Bank the amount of all other charges and fees payable to Issuing Bank in connection with any Letter of Credit issued for the account of such Borrower immediately when due, irrespective of any claim, setoff, defense or other right which such Borrower may have at any time against Issuing Bank or any other Person. Each drawing under any Letter of Credit or other amount payable in connection therewith when due shall constitute a request by the Borrower for whose account such Letter of Credit was issued to Agent for a Base Rate Loan in the amount of such drawing or other amount then due, and shall be made by Agent on behalf of Lenders as a Revolving Loan (or Special Agent Advance, as the case may be). The date of such Loan shall be the date of the drawing or as to other amounts, the due date therefor. Any payments made by or on behalf of Agent or any Lender to Issuing Bank and/or related parties in connection with any Letter of Credit shall constitute additional Revolving Loans to such Borrower pursuant to this Section 2 (or Special Agent Advances as the case may be).

(f) Indemnification; Assumption of Risk.

(i) U.S. Loan Parties shall indemnify and hold Agent and Lenders harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Agent or any Lender may suffer or incur in connection with any U.S. Letter of Credit and any documents, drafts or acceptances relating thereto, including any losses, claims, damages, liabilities, costs and expenses due to any action taken by Issuing Bank or correspondent with respect to any U.S. Letter of Credit, except for such losses, claims, damages, liabilities, costs or expenses that are a direct result of the gross negligence or willful misconduct of Agent or any Lender as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

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(ii) Canadian Loan Parties shall indemnify and hold Agent and Lenders harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Agent or any Lender may suffer or incur in connection with any Canadian Letter of Credit and any documents, drafts or acceptances relating thereto, including any losses, claims, damages, liabilities, costs and expenses due to any action taken by Issuing Bank or correspondent with respect to any Canadian Letter of Credit, except for such losses, claims, damages, liabilities, costs or expenses that are a direct result of the gross negligence or willful misconduct of Agent or any Lender as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

(iii) Each Loan Party assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit and for such purposes the drawer or beneficiary shall be deemed such Borrower’s agent. Each Loan Party assumes all risks for, and agrees to pay, all foreign, Federal, State, Provincial and local taxes, duties and levies relating to any goods subject to any Letter of Credit or any documents, drafts or acceptances thereunder. Each Loan Party hereby releases and holds Agent and Lenders harmless from and against any acts, waivers, errors, delays or omissions with respect to or relating to any Letter of Credit, except for the gross negligence or willful misconduct of Agent or any Lender as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. The provisions of this Section 2.2(f) shall survive the payment of Obligations and the termination of this Agreement.

(g) Participations. Immediately upon the issuance or amendment of any Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased and received, without recourse or warranty, an undivided interest and participation to the extent of such Lender’s Pro Rata Share of the liability with respect to such Letter of Credit and the obligations of the applicable Borrowers with respect thereto (including all Letter of Credit Obligations with respect thereto). Each Lender shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to Issuing Bank therefor and discharge when due, its Pro Rata Share of all of such obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender’s participation in any Letter of Credit, to the extent that Issuing Bank has not been reimbursed or otherwise paid as required hereunder or under any such Letter of Credit, each such Lender shall pay to Issuing Bank its Pro Rata Share of such unreimbursed drawing or other amounts then due to Issuing Bank in connection therewith.

(h) Obligations Absolute. The obligations of Borrowers to pay the applicable Letter of Credit Obligations and the obligations of Lenders to make payments to Agent for the account of Issuing Bank with respect to Letters of Credit shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances, whatsoever, notwithstanding the occurrence or continuance of any Default, Event of Default, the failure to satisfy any other condition set forth in Section 4 or any other event or circumstance. If such amount is not made available by a Lender when due, Agent shall be entitled to recover such amount on demand from such Lender with interest thereon, for

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each day from the date such amount was due until the date such amount is paid to Agent at the interest rate then payable by any Borrower in respect of Loans that are Base Rate Loans. Any such reimbursement shall not relieve or otherwise impair the obligation of Borrowers to reimburse Issuing Bank under any Letter of Credit or make any other payment in connection therewith.

(i) Defaulting Lender. Notwithstanding anything to the contrary contained in this Section 2.2, no Issuing Bank shall be obligated to issue any Letter of Credit at a time when any other Lender is a Defaulting Lender, unless such Issuing Bank has entered into arrangements satisfactory to it to eliminate such Issuing Bank’s risk with respect to any such Defaulting Lender’s refinancing obligations hereunder, including by cash collateralizing such Defaulting Lender’s Pro Rata Share of the liability with respect to such Letter of Credit. On demand by Issuing Bank or Agent from time to time, (i) the U.S. Borrowers shall cash collateralize each Defaulting Lender’s Pro Rata Share of the outstanding U.S. Letter of Credit Obligations and (ii) the Canadian Borrowers shall cash collateralize each Defaulting Lender’s Pro Rata Share of the outstanding Canadian Letter of Credit Obligations.

2.3 Swingline Loans.

(a) The U.S. Swing Line. Subject to and upon the terms and conditions of this Agreement, the U.S. Swingline Lender may, but shall not be obligated to, make loans in Dollars to each U.S. Borrower (each such loan, a “U.S. Swingline Loan”) from time to time in amounts requested by the Administrative Borrower on behalf of such U.S. Borrower up to the aggregate principal amount not to exceed at any time outstanding the amount of the U.S. Swingline Limit; provided that after giving effect to any U.S. Swingline Loan, such U.S. Swingline Loan shall not cause the U.S. Borrower Outstandings to exceed the lesser of (i) the Maximum Credit minus Canadian Borrower Outstandings and (ii) the U.S. Borrowing Base.

(b) The Canadian Swing Line. Subject to and upon the terms and conditions of this Agreement, the Canadian Swingline Lender may, but shall not be obligated to, make loans in Canadian Dollars to each Canadian Borrower (each such loan, a “Canadian Swingline Loan”) from time to time in amounts requested by the Administrative Borrower on behalf of such Canadian Borrower up to the aggregate principal amount not to exceed at any time outstanding the amount of the Canadian Swingline Limit; provided that after giving effect to any Canadian Swingline Loan, such Canadian Swingline Loan shall not cause the Canadian Borrower Outstandings to exceed the least of (i) the Maximum Credit minus U.S. Borrower Outstandings, (ii) the Canadian Credit Limit and (iii) the Canadian Borrowing Base.

(c) Subject to the terms and conditions hereof, the Borrowers may borrow, repay and reborrow the applicable Swingline Loans hereunder; provided that no Borrower may use the proceeds of any Swingline Loan to refinance any outstanding Swingline Loan.

(d) Swingline Loan Interest Rates.

(i) U.S. Swingline Loans. U.S. Swingline Loans shall be denominated in Dollars and shall bear interest at the Base Rate plus the Applicable Percentage for Base Rate Loans.

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(ii) Canadian Swingline Loans. Canadian Swingline Loans shall be denominated in Canadian Dollars and shall bear interest at the Canadian Base Rate plus the Applicable Percentage for Canadian Base Rate Loans.

(e) Refunding of Swingline Loans.

(i) Swingline Loans shall be refunded by Lenders on demand by the applicable Swingline Lender. Such refundings shall be made by the Lenders proportionately to their Pro Rata Shares and shall thereafter be reflected as Revolving Loans of the Lenders made to the applicable Borrowers on the books and records of Agent. Each Lender shall fund its respective Pro Rata Share of Revolving Loans as required to repay the applicable Swingline Loans outstanding to the applicable Swingline Lender upon demand by such Swingline Lender but in no event later than 1:00 p.m. on the next succeeding Business Day after such demand is made. No Lender’s obligation to fund its respective Pro Rata Share of a Swingline Loan shall be affected by any other Lender’s failure to fund its Pro Rata Share of a Swingline Loan, nor shall any Lender’s Pro Rata Share be increased as a result of any such failure of any other Lender to fund its Pro Rata Share of a Swingline Loan.

(ii) The applicable Borrowers shall pay to the applicable Swingline Lender on demand the amount of such Swingline Loans (in the applicable currency in which such Swingline Loan was initially funded) to the extent amounts received from Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. In addition, the applicable Borrowers hereby authorize Agent to charge any account maintained by such applicable Borrowers with the applicable Swingline Lender (up to the amount available therein) in order to immediately pay such Swingline Lender the amount of the applicable Swingline Loans (in the applicable currency in which such Swingline Loan was initially funded) to the extent amounts received from Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. If any portion of any such amount paid to a Swingline Lender shall be recovered by or on behalf of the applicable Borrowers from a Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in accordance with their respective Pro Rata Share (unless the amounts so recovered by or on behalf of such applicable Borrowers pertain to a Swingline Loan extended after the occurrence and during the continuance of an Event of Default of which the applicable Swingline Lender has received notice in the manner required pursuant to Section 13.4 and which such Event of Default has not been waived by the Required Lenders or the Lenders, as applicable).

(iii) Each Lender acknowledges and agrees that its obligation to refund Swingline Loans in accordance with the terms of this Section 2.3 is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Section 4. Further, each Lender agrees and acknowledges that if prior to the refunding of any outstanding Swingline Loans pursuant to this Section 2.3, one of the events described in Section 11.1(f), (g) or (h) shall have occurred, each Lender will, on the date the applicable Revolving Loan would have been made, purchase an undivided participating interest in any Swingline Loan to be refunded in an amount equal to its Pro Rata Share of the aggregate amount of such Swingline Loan. Each Lender will immediately transfer to such Swingline Lender, in immediately available funds in the applicable currency in

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which each Swingline Loan was funded, the amount of its participation and upon receipt thereof such Swingline Lender will deliver to such Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount. Whenever, at any time after a Swingline Lender has received from any Lender such Lender’s participating interest in a Swingline Loan, such Swingline Lender receives any payment on account thereof, such Swingline Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded).

(f) Defaulting Lender. Notwithstanding anything to the contrary contained in this Section 2.3, no Swingline Lender shall be obligated to make any applicable Swingline Loans at a time when any other Lender is a Defaulting Lender, unless such Swingline Lender has entered into arrangements satisfactory to it to eliminate such Swingline Lender’s risk with respect to any such Defaulting Lender’s refinancing obligations hereunder, including by cash collateralizing such Defaulting Lender’s Pro Rata Share of the applicable outstanding Swingline Loans. On demand by (i) the U.S. Swingline Lender or Agent from time to time, the U.S. Borrowers shall cash collateralize each Defaulting Lender’s Pro Rata Share of the outstanding U.S. Swingline Loans and (ii) the Canadian Swingline Lender or Agent from time to time, the Canadian Borrowers shall cash collateralize each Defaulting Lender’s Pro Rata Share of the outstanding Canadian Swingline Loans.

2.4 Requests for Borrowings.

(a) U.S. Borrowings. To request a Revolving Loan or a U.S. Swingline Loan on behalf of a U.S. Borrower, the Administrative Borrower shall notify Agent of such request by telephone (i) in the case of a Eurodollar Rate Loan, not later than 11:00 a.m., three (3) Business Days before the date of the proposed Eurodollar Rate Loan or (ii) in the case of a Base Rate Loan or a U.S. Swingline Loan, not later than 11:00 a.m. on the same Business Day as the date of such proposed Loan. Each such telephonic request shall be irrevocable and to the extent required by Agent, shall be confirmed promptly by hand delivery or facsimile to Agent of a written request substantially in the form attached hereto as Exhibit F (a “Notice of Borrowing”) signed by the Administrative Borrower on behalf of the U.S. Borrowers. Agent shall give prompt notice of each such Notice of Borrowing to each of the Lenders.

(b) Canadian Borrowings. To request a Revolving Loan or a Canadian Swingline Loan on behalf of a Canadian Borrower, the Administrative Borrower shall notify Agent of such request by telephone (i) in the case of a Canadian Swingline Loan, not later than 11:00 a.m. on the same Business Day as the date of such proposed Loan, or (ii) in the case of a Base Rate Loan, a Canadian Base Rate Loan, a Canadian BA Rate Loan, or a Eurodollar Rate Loan, not later that 11:00 a.m., three (3) Business Days before the date of the proposed Base Rate Loan, Canadian Base Rate Loan, Canadian BA Rate Loan or Eurodollar Rate Loan, as applicable. Each such telephonic request shall be irrevocable and to the extent required by Agent, shall be confirmed promptly by hand delivery or facsimile to Agent of a Notice of Borrowing signed by the Administrative Borrower on behalf of the Canadian Borrowers. Agent shall give prompt notice of each such Notice of Borrowing to each of the Lenders.

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(c) Each such telephonic and written request shall specify the following information:

(i) the Borrower requesting such Revolving Loan or Swingline Loan;

(ii) the date of such Revolving Loan, which shall be a Business Day;

(iii) whether such Loan is a Revolving Loan or a Swingline Loan;

(iv) whether such Loan is to be denominated in Dollars or Canadian Dollars;

(v) if such Loan is to be a Revolving Loan to a U.S. Borrower, whether such Revolving Loan is to be a Base Rate Loan or a Eurodollar Rate Loan;

(vi) if such Loan is to be a Revolving Loan to a Canadian Borrower denominated (A) in Dollars, whether such Revolving Loan is to be a Base Rate Loan or a Eurodollar Rate Loan, or (B) in Canadian Dollars, whether such Revolving Loan is to be a Canadian Base Rate Loan or a Canadian BA Rate Loan;

(vii) the aggregate amount of such Revolving Loan or such Swingline Loan; provided that each borrowing of (A) a U.S. Swingline Loan shall be in a principal amount of $100,000 or a whole multiple of $100,000; (B) a Base Rate Loan shall be in a principal amount of $500,000 or a whole multiple of $100,000; (C) a Eurodollar Rate Loan shall be in a principal amount of $1,000,000 or a whole multiple of $500,000; (D) a Canadian Swingline Loan shall be in a principal amount of C$100,000 or a whole multiple of C$100,000; and (E) a Canadian Base Rate Loan or a Canadian BA Rate Loan shall be in a principal amount of C$500,000 or a whole multiple of C$100,000;

(viii) in the case of a Eurodollar Rate Loan or a Canadian BA Rate Loan, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(ix) the deposit account of the applicable Borrower into which the proceeds of such Revolving Loans or such Swingline Loans shall be deposited, which deposit account shall be one of the deposit accounts specified on Schedule 8.10 or any other account with Agent (or one of its Affiliates) that shall be specified in a written notice signed by an officer of the Administrative Borrower and delivered to and approved by Agent (such approval not to be unreasonably withheld); provided that all Loans made on the effective date of this Agreement shall be disbursed in accordance with the written instructions delivered to Agent by Borrowers or the Administrative Borrower on or before the effective date of this Agreement.

(d) If no election as to whether a U.S. Revolving Loan is to be a Base Rate Loan or Eurodollar Rate Loan is specified in the applicable request, then the requested U.S. Revolving Loan shall be a Base Rate Loan. If no election as to whether a Canadian Loan is to be a Canadian Base Rate Loan, a Eurodollar Rate Loan or a Canadian BA Rate Loan, then the requested Revolving Loan shall be a Canadian Base Rate Loan. If no Interest Period is specified with respect to any request for a Eurodollar Rate Loan or a Canadian BA Rate Loan, then the

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Administrative Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a request for a Revolving Loan in accordance with this Section 2.4, Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Revolving Loan to be made as part of the request.

(e) All Loans and Letters of Credit under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, any Borrower when deposited to the credit of any Borrower or otherwise disbursed or established in accordance with the instructions of the Administrative Borrower or in accordance with the terms and conditions of this Agreement.

2.5 Optional Increase of the Maximum Credit. At any time following the Closing Date, the Company shall have the right from time to time and upon not less than fifteen (15) days prior notice to Agent (which notice shall not obligate the Company to increase the Maximum Credit) to increase the Maximum Credit (each such increase, a “Facility Increase”); provided that:

(a) no Default or Event of Default shall have occurred and be continuing or would result from any such requested Facility Increase or borrowings thereunder;

(b) each Facility Increase shall be in an aggregate principal amount of at least $10,000,000 or a whole multiple of $10,000,000 in excess thereof;

(c) the aggregate amount of all Facility Increases made pursuant to this Section 2.5 shall not cause the Maximum Credit (after giving effect to all prior Facility Increases under this Section 2.5) to exceed $150,000,000;

(d) the Company may increase the Canadian Credit Limit by the amount of any such Facility Increase made pursuant to this Section 2.5;

(e) Facility Increases shall not increase or otherwise affect the U.S. Letter of Credit Limit, the Canadian Letter of Credit Limit, the U.S. Swingline Limit or the Canadian Swingline Limit;

(f) the Commitment of any Lender shall not be increased without the approval of such Lender;

(g) in connection with each proposed Facility Increase, the Company, may solicit commitments from (i) any Lender (provided that no Lender shall have an obligation to commit to all or a portion of the proposed Facility Increase) or (ii) Eligible Transferees that are reasonably acceptable to both Agent and the Company;

(h) in connection with each proposed Facility Increase, the Administrative Borrower and the Lenders providing for such increase shall determine the other terms of such Facility Increase;

(i) in the event that any existing Lender or any new lender commits to such requested increase, (i) any new lender will execute an accession agreement to this Agreement,

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(ii) the Commitment of any existing Lender that has committed to provide any of the requested increase shall be increased, (iii) the Pro Rata Share of the Lenders shall be adjusted, (iv) Borrowers shall make such borrowings and repayments as shall be necessary to effect the reallocation of the Commitments (and the Borrowers shall pay any breakage costs in connection therewith), and (v) other changes shall be made to the Loan Documents as may be necessary to reflect the aggregate amount, if any, by which the Lenders have agreed to increase their respective Commitments or make new commitments in response to the Company’s request for an increase pursuant to this Section 2.5 and which other changes do not adversely affect the rights of those Lenders not participating in the increase;

(j) if the Maximum Credit is increased in accordance with this Section 2.5, Agent and the Company shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. Agent shall promptly notify the Administrative Borrower and the Lenders of the final allocation of such increase and Increase Effective Date; and

(k) each Facility Increase shall be subject to all of the terms and conditions of this Agreement, and shall be secured by the Collateral and guaranteed by Guarantors pursuant to the terms hereof.

2.6 Joint and Several Liability of U.S. Borrowers.

(a) Notwithstanding anything in this Agreement or any other Loan Documents to the contrary, each U.S. Borrower, jointly and severally, in consideration of the financial accommodations to be provided by Agent and Lenders under this Agreement and the other Loan Documents, for the mutual benefit, directly and indirectly, of each U.S. Borrower and in consideration of the undertakings of the other U.S. Borrowers to accept joint and several liability for the Obligations, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other U.S. Borrowers, with respect to the payment and performance of all of the Obligations, it being the intention of the parties hereto that all of the Obligations shall be the joint and several obligations of each U.S. Borrower without preferences or distinction among them. U.S. Borrowers shall be liable for all amounts due to Agent and Lenders under this Agreement, regardless of which U.S. Borrower actually receives the Loans or Letter of Credit Obligations hereunder or the amount of such Revolving Loans received or the manner in which Agent or any Lender accounts for such Loans, Letter of Credit Obligations or other extensions of credit on its books and records. The Obligations of U.S. Borrowers with respect to Revolving Loans made to one of them, and the Obligations arising as a result of the joint and several liability of one of the U.S. Borrowers hereunder with respect to Revolving Loans made to the other of the U.S. Borrowers hereunder, shall be separate and distinct obligations, but all such other Obligations shall be primary obligations of all U.S. Borrowers.

(b) If and to the extent that any U.S. Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event, the other U.S. Borrowers will make such payment with respect to, or perform, such Obligation.

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(c) Except as otherwise expressly provided herein, to the extent permitted by law, each U.S. Borrower (in its capacity as a joint and several obligor in respect of the obligations of the other U.S. Borrower) hereby waives notice of acceptance of its joint and several liability, notice of occurrence of any Event of Default (except to the extent notice is expressly required to be given pursuant to the terms of this Agreement), or of any demand for any payment under this Agreement or the other Loan Documents, notice of any action at any time taken or omitted by Agent or any Lender under or in respect of any of the obligations hereunder, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Agreement and the other Loan Documents. Each U.S. Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Agent or any Lender at any time or times in respect of any default by the other U.S. Borrowers in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Agent or any Lender in respect of any of the obligations hereunder, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such obligations or the addition, substitution or release, in whole or in part, of the other U.S. Borrowers. Without limiting the generality of the foregoing, each U.S. Borrower (in its capacity as a joint and several obligor in respect of the obligations of the other U.S. Borrower) assents to any other action or delay in acting or any failure to act on the part of Agent or any Lender, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder which might, but for the provisions of this Section 2.6 hereof, afford grounds for terminating, discharging or relieving such U.S. Borrower, in whole or in part, from any of its obligations under this Section 2.6, it being the intention of each U.S. Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the obligations of such U.S. Borrower under this Section 2.6 shall not be discharged except by performance and then only to the extent of such performance. The obligations of each U.S. Borrower under this Section 2.6 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any U.S. Borrower. The joint and several liability of the U.S. Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any U.S. Borrower or any of the Lenders.

(d) The provisions of this Section 2.6 hereof are made for the benefit of the Lenders and their successors and assigns, and subject to Section 11.2 hereof, may be enforced by them from time to time against any U.S. Borrower as often as occasion therefor may arise and without requirement on the part of Agent or any Lender first to marshal any of its claims or to exercise any of its rights against the other U.S. Borrowers or to exhaust any remedies available to it against the other U.S. Borrowers or to resort to any other source or means of obtaining payment of any of the U.S. Obligations hereunder or to elect any other remedy. The provisions of this Section 2.6 shall remain in effect until all the U.S. Obligations shall have been paid in full or otherwise fully satisfied (other than indemnities and contingent U.S. Obligations which have not yet accrued). If at any time, any payment, or any part thereof, made in respect of any of the U.S. Obligations is rescinded or must otherwise be restored or returned by Agent or any Lender upon the insolvency, bankruptcy or reorganization of any U.S. Borrower, or otherwise, the provisions of this Section 2.6 hereof will forthwith be reinstated and in effect as though such payment had not been made.

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(e) Notwithstanding any provision to the contrary contained herein or in any of the other Loan Documents, to the extent the obligations of a U.S. Borrower shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such U.S. Borrower hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal, state or provincial and including, without limitation, the Bankruptcy Code of the United States or Bankruptcy and Insolvency Act (Canada)).

(f) With respect to the Obligations arising as a result of the joint and several liability of U.S. Borrowers hereunder with respect to Loans, Letter of Credit Obligations or other extensions of credit made to the other U.S. Borrowers hereunder, each U.S. Borrower waives, until the Obligations shall have been paid in full (other than indemnities and contingent Obligations which have not yet accrued) and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which Agent or any Lender now has or may hereafter have against any U.S. Borrower, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to Agent or any Lender. Any claim which any U.S. Borrower may have against any other U.S. Borrower with respect to any payments to Agent or Lenders hereunder or under any of the other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations. Upon the occurrence of any Event of Default and for so long as the same is continuing, Agent and Lenders may proceed directly and at once, without notice (to the extent notice is waivable under applicable law), against (i) with respect to Obligations of U.S. Borrowers, either or both of them or (ii) with respect to Obligations of any U.S. Borrower, to collect and recover the full amount, or any portion of the applicable Obligations, without first proceeding against the other applicable U.S. Borrowers or any other Person, or against any security or collateral for the Obligations. Each U.S. Borrower consents and agrees that Agent and Lenders shall be under no obligation to marshal any assets in favor of U.S. Borrower(s) or against or in payment of any or all of the Obligations.

2.7 Joint and Several Liability of Canadian Borrowers.

(a) Notwithstanding anything in this Agreement or any other Loan Documents to the contrary, each Canadian Borrower, jointly and severally, in consideration of the financial accommodations to be provided by Agent and Lenders under this Agreement and the other Loan Documents, for the mutual benefit, directly and indirectly, of each Canadian Borrower and in consideration of the undertakings of the other Canadian Borrowers to accept joint and several liability for the Canadian Obligations, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Canadian Borrowers, with respect to the payment and performance of all of the Canadian Obligations, it being the intention of the parties hereto that all of the Canadian Obligations shall be the joint and several Canadian Obligations of each Canadian Borrower without preferences or distinction among them. Canadian Borrowers shall be liable for all amounts due to Agent and

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Lenders under this Agreement in respect of the Canadian Borrower Outstandings, regardless of which Canadian Borrower actually receives the Loans, or Canadian Letter of Credit Obligations hereunder or the amount of such Revolving Loans received or the manner in which Agent or any Lender accounts for such Loans, Canadian Letter of Credit Obligations or other extensions of credit on its books and records. The Canadian Obligations of Canadian Borrowers with respect to Revolving Loans and Canadian Swingline Loans made to one of them, and the Canadian Obligations arising as a result of the joint and several liability of one of the Canadian Borrowers hereunder, with respect to Revolving Loans made to the other of the Canadian Borrowers hereunder, shall be separate and distinct Canadian Obligations, but all such other Canadian Obligations shall be primary Canadian Obligations of all Canadian Borrowers.

(b) If and to the extent that any Canadian Borrower shall fail to make any payment with respect to any of the Canadian Obligations as and when due or to perform any of the Canadian Obligations in accordance with the terms thereof, then in each such event, the other Canadian Borrowers will make such payment with respect to, or perform, such Obligation.

(c) Except as otherwise expressly provided herein, to the extent permitted by law, each Canadian Borrower (in its capacity as a joint and several obligor in respect of the Canadian Obligations of the other Canadian Borrower) hereby waives notice of acceptance of its joint and several liability, notice of occurrence of any Event of Default (except to the extent notice is expressly required to be given pursuant to the terms of this Agreement), or of any demand for any payment under this Agreement or the other Loan Documents (except to the extent demand is expressly required to be made pursuant to the terms of this Agreement or other Loan Document), notice of any action at any time taken or omitted by Agent or any Lender under or in respect of any of the Canadian Obligations hereunder, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Agreement and the other Loan Documents except as required hereunder or under any other Loan Document. Each Canadian Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Canadian Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Agent or any Lender at any time or times in respect of any default by the other Canadian Borrowers in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Agent or any Lender in respect of any of the Canadian Obligations hereunder, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such Canadian Obligations or the addition, substitution or release, in whole or in part, of the other Canadian Borrowers. Without limiting the generality of the foregoing, each Canadian Borrower (in its capacity as a joint and several obligor in respect of the Canadian Obligations of the other Canadian Borrower) assents to any other action or delay in acting or any failure to act on the part of Agent or any Lender, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder which might, but for the provisions of this Section 2.7 hereof, afford grounds for terminating, discharging or relieving such Canadian Borrower, in whole or in part, from any of its Canadian Obligations under this Section 2.7, it being the intention of each Canadian Borrower that, so long as any of the Canadian Obligations hereunder remain unsatisfied, the Canadian Obligations of such Canadian Borrower under this Section 2.7 shall not be discharged except by performance and then only to the extent of such performance. The Canadian Obligations of each Canadian Borrower under this Section 2.7 shall not be

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diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Canadian Borrower. The joint and several liability of the Canadian Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Canadian Borrower or any of the Lenders.

(d) The provisions of this Section 2.7 hereof are made for the benefit of the Lenders and their successors and assigns, and subject to Section 11.2 hereof, may be enforced by them from time to time against any Canadian Borrower as often as occasion therefor may arise and without requirement on the part of Agent or any Lender first to marshal any of its claims or to exercise any of its rights against the other Canadian Borrowers or to exhaust any remedies available to it against the other Canadian Borrowers or to resort to any other source or means of obtaining payment of any of the Canadian Obligations hereunder or to elect any other remedy. The provisions of this Section 2.7 shall remain in effect until all the Canadian Obligations shall have been paid in full or otherwise fully satisfied (other than indemnities and contingent Canadian Obligations which have not yet accrued). If at any time, any payment, or any part thereof, made in respect of any of the Canadian Obligations is rescinded or must otherwise be restored or returned by Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Canadian Borrower, or otherwise, the provisions of this Section 2.7 hereof will forthwith be reinstated and in effect as though such payment had not been made.

(e) Notwithstanding any provision to the contrary contained herein or in any of the other Loan Documents, to the extent the Canadian Obligations of a Canadian Borrower shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable provincial or federal law relating to fraudulent conveyances or transfers) then the Canadian Obligations of such Canadian Borrower hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal, provincial or state and including, without limitation, the Bankruptcy Code of the United States and the Bankruptcy and Insolvency Act (Canada)).

(f) With respect to the Canadian Obligations arising as a result of the joint and several liability of Canadian Borrowers hereunder with respect to Loans, Canadian Letter of Credit Obligations or other extensions of credit made to the other Canadian Borrowers hereunder, each of Canadian Borrowers waives, until the Canadian Obligations shall have been paid in full (other than indemnities and contingent Canadian Obligations which have not yet accrued) and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which Agent or any Lender now has or may hereafter have against any Canadian Borrower, any endorser or any guarantor of all or any part of the Canadian Obligations, and any benefit of, and any right to participate in, any security or collateral given to Agent or any Lender. Any claim which any Canadian Borrower may have against any other Canadian Borrower with respect to any payments to Agent or Lenders hereunder or under any of the other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Canadian Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Canadian Obligations. Upon the occurrence of any Event of Default and for so long as the same is continuing, Agent and Lenders may proceed directly and at once, without notice (to the extent notice is waivable under

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applicable law), against (i) with respect to Canadian Obligations of Canadian Borrowers, any of them or (ii) with respect to Canadian Obligations of any Canadian Borrower, to collect and recover the full amount, or any portion of the applicable Canadian Obligations, without first proceeding against the other applicable Canadian Borrowers or any other Person, or against any security or collateral for the Canadian Obligations. Each Canadian Borrower consents and agrees that Agent and Lenders shall be under no obligation to marshal any assets in favor of Canadian Borrower(s) or against or in payment of any or all of the Canadian Obligations.

2.8 Commitments. The aggregate amount of each Lender’s Pro Rata Share of the Aggregate Outstandings shall not exceed the amount of such Lender’s Commitment, as the same may from time to time be amended in accordance with the provisions hereof.

2.9 Reduction of Commitments. The Administrative Borrower shall have the right to terminate or permanently reduce the unused portion of the Maximum Credit at any time or from time to time upon not less than five (5) Business Days’ prior notice to Agent (which shall notify the Lenders thereof as soon as practicable) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction which shall be in a minimum amount of $5,000,000 or a whole multiple of $5,000,000 in excess thereof and shall be irrevocable and effective upon receipt by Agent, provided that no such reduction or termination shall be permitted if after giving effect thereto, and to any prepayments of the Loans made on the effective date thereof, the sum of the then outstanding aggregate principal amount of the Loans plus Letter of Credit Obligations would exceed the Maximum Credit after such proposed reduction.

SECTION 3 INTEREST AND FEES

3.1 Interest.

(a) U.S. Borrowers. U.S. Borrowers shall pay to Agent, for the benefit of Lenders, interest on the outstanding principal amount of the U.S. Loans as follows:

(i) as to Base Rate Loans, a rate equal to the Base Rate plus the Applicable Percentage then in effect for Base Rate Loans; and

(ii) as to Eurodollar Rate Loans, a rate equal to the Adjusted Eurodollar Rate plus the Applicable Percentage then in effect for Eurodollar Rate Loans.

(b) Canadian Borrowers. Canadian Borrowers shall pay to Agent for the benefit of Lenders, interest on the outstanding principal amount of the Canadian Loans as follows:

(i) as to Base Rate Loans denominated in Dollars, a rate equal to the Base Rate plus the Applicable Percentage then in effect for Base Rate Loans;

(ii) as to Eurodollar Rate Loans denominated in Dollars, a rate equal to the Adjusted Eurodollar Rate plus the Applicable Percentage then in effect for Eurodollar Rate Loans;

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(iii) as to Canadian Base Rate Loans denominated in Canadian Dollars, a rate equal to the Canadian Base Rate plus the Applicable Percentage then in effect for Canadian Base Rate Loans; and

(iv) as to Canadian BA Rate Loans denominated in Canadian Dollars, a rate equal to the Canadian BA Rate plus the Applicable Percentage then in effect for Canadian BA Rate Loans.

All interest accruing hereunder on and after the date of any Event of Default or the Termination Date shall be payable on demand.

(c) Base Rate and Eurodollar Rate Loans.

(i) The Administrative Borrower on behalf of any Borrower may from time to time request Base Rate Loans or Eurodollar Rate Loans. Any such request shall be made pursuant to, and in accordance with, Section 2.4.

(ii) Furthermore, any Borrower shall have the option to (1) convert at any time following the third (3rd) Business Day after the Closing Date all or any portion of any outstanding Base Rate Loans (other than U.S. Swingline Loans) in a principal amount equal to $1,000,000 or any whole multiple of $500,000 in excess thereof into one or more Eurodollar Rate Loans and (2) upon the expiration of any Interest Period, (x) convert all or any part of its outstanding Eurodollar Rate Loans in a principal amount equal to $500,000 or a whole multiple of $100,000 in excess thereof into Base Rate Loans (other than U.S. Swingline Loans) or (y) continue such Eurodollar Rate Loans as Eurodollar Rate Loans; provided that no Default or Event of Default shall exist or have occurred and be continuing. Whenever any Borrower desires to convert or continue Loans as provided above, the Administrative Borrower on behalf of such Borrower shall give Agent irrevocable prior written notice in the form attached as Exhibit G (a “Notice of Conversion”) not later than 10:00 a.m. three (3) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (1) the Loans to be converted or continued, and, in the case of any Eurodollar Rate Loan to be converted or continued, the last day of the Interest Period therefor, (2) the effective date of such conversion or continuation (which shall be a Business Day), (3) the principal amount of such Loans to be converted or continued, and (4) the Interest Period to be applicable to such converted or continued Eurodollar Rate Loan. The Administrative Agent shall promptly notify the Lenders of such notice.

(iii) No more than six (6) Interest Periods may be in effect at any one time with respect to Eurodollar Rate Loans.

(iv) Any Eurodollar Rate Loans shall be automatically continued as a Eurodollar Rate Loan with an Interest Period of one (1) month upon the last day of the applicable Interest Period, unless Agent has received a request to continue such Eurodollar Rate Loan in accordance with the terms hereof.

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(d) Canadian Base Rate and Canadian BA Rate Loans.

(i) The Administrative Borrower on behalf of any Borrower may from time to time request Canadian Base Rate Loans or Canadian BA Rate Loans. Any such request shall be made pursuant to, and in accordance with, Section 2.4.

(ii) Furthermore, any Canadian Borrower shall have the option to (1) convert at any time following the fifth (5th ) Business Day after the Closing Date all or any portion of any outstanding Canadian Base Rate Loans (other than Canadian Swingline Loans) in a principal amount equal to C$500,000 or any whole multiple of C$100,000 in excess thereof into one or more Canadian BA Rate Loans and (2) upon the expiration of any Interest Period, (x) convert all or any part of its outstanding Canadian BA Rate Loans in a principal amount equal to C$500,000 or a whole multiple of C$100,000 in excess thereof into Canadian Base Rate Loans (other than Canadian Swingline Loans) or (y) continue such Canadian BA Rate Loans as Canadian BA Rate Loans; provided that no Default or Event of Default shall exist or have occurred and be continuing. Subject to clause (iv) below, whenever any Canadian Borrower desires to convert or continue Loans as provided above, the Administrative Borrower on behalf of such Canadian Borrower shall give Agent irrevocable prior written notice by delivering a Notice of Conversion not later than 10:00 a.m. five (5) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (1) the Loans to be converted or continued, and, in the case of any Canadian BA Rate Loan to be converted or continued, the last day of the Interest Period therefor, (2) the effective date of such conversion or continuation (which shall be a Business Day), (3) the principal amount of such Loans to be converted or continued, and (4) the Interest Period to be applicable to such converted or continued Canadian BA Rate Loan. The Administrative Agent shall promptly notify the Lenders of such notice.

(iii) No more than four (4) Interest Periods may be in effect at any one time with respect to Canadian BA Rate Loans.

(iv) Any Canadian BA Rate Loans shall be automatically continued as Canadian BA Rate Loans with an Interest Period of one (1) month upon the last day of the applicable Interest Period, unless Agent has received a request to continue such Canadian BA Rate Loan in accordance with the terms hereof.

(e) Interest Generally.

(i) Interest on Canadian Base Rate Loans and Base Rate Loans shall be payable by the applicable Borrowers to Agent, for the account of Agent and Lenders, quarterly in arrears not later than the first day of each calendar quarter. Interest on any Eurodollar Rate Loan or Canadian BA Rate Loan having an Interest Period of three months or less shall be payable on the last day of such Interest Period, and interest on any Eurodollar Rate Loan or Canadian BA Rate Loan having an Interest Period longer than three months shall be payable on each day which is three months after the first day of such Interest Period and on the last day of such Interest Period. Except as otherwise provided herein, computation of interest and fees hereunder shall be made on the basis of actual number of days elapsed over a year of 360 days. Interest on Base Rate Loans bearing interest based on the “prime rate” and Canadian

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Base Rate Loans shall be calculated on the basis of a year of 365 days. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans and Canadian BA Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Base Rate or the Canadian Base Rate, as applicable, effective on the date of any change in such Base Rate or the Canadian Base Rate, as applicable. In no event shall charges constituting interest payable by Borrowers to Agent and Lenders exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

(ii) For the purposes of the Interest` Act (Canada), any rate of interest made payable under the terms of this Agreement at a rate or percentage (the “Contract Rate”) for any period that is less than a consecutive 12-month period, such as on a 360-day basis, (the “Contract Rate Basis”) is equivalent to the yearly rate or percentage of interest determined by multiplying the Contract Rate by a fraction, the numerator of which is the number of days in the consecutive 12-month period commencing on the date such equivalent rate or percentage is being determined and the denominator of which is the number of days in the Contract Rate Basis.

3.2 Fees.

(a) Borrowers shall pay to Agent, for the account of Lenders, a fee on the unused amount of the Commitments (a “Commitment Fee”), which shall be payable on the first day of each calendar quarter in arrears (calculated on the basis of a three hundred sixty (360) day year), determined by multiplying: (i) the positive difference, if any, between (A) the Maximum Credit and (B) the average daily Aggregate Outstandings during the immediately preceding calendar quarter (or part thereof) by (ii) the Commitment Fee Rate then in effect; provided that the Canadian Borrowers shall not be required to pay any portion of the Commitment Fee in excess of the Canadian Borrower Percentage of such Commitment Fee.

(b) (i) In consideration for the issuance of U.S. Letters of Credit hereunder, the U.S. Borrowers shall pay to Agent, for the account of Lenders, a fee at a per annum rate for each day from the date of issuance thereof to the date of expiration equal to the Applicable Percentage for Eurodollar Rate Loans on the average daily maximum amount available to be drawn under all of such U.S. Letters of Credit for the immediately preceding calendar quarter (or part thereof), payable in arrears as of the first day of each succeeding calendar quarter, computed for each day from the date of issuance to the date of expiration; provided that U.S. Borrowers shall pay, at Agent’s option, upon prior written notice, such fee at a rate two percent (2%) greater than the otherwise applicable rate on such average daily maximum amount for: (i) the period from and after the Termination Date until the Lenders have received full and final payment on all outstanding Obligations (notwithstanding entry of a judgment against any Loan Party) and (ii) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing. Such letter of credit fees shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of U.S. Borrowers to pay such fee shall survive the termination of this Agreement. In addition to the letter of credit fees provided above, U.S. Borrowers shall pay to Issuing Bank for its own account (without sharing with Lenders) a letter of credit fronting fee of one-eighth percent (0.125%), payable in

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arrears as of the first day of each succeeding calendar quarter, of the average daily maximum amount available to be drawn under each U.S. Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration thereof, negotiation fees agreed to by U.S. Borrowers and Issuing Bank from time to time, the customary charges from time to time of Issuing Bank with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such U.S. Letters of Credit and in the case of documentary U.S. Letters of Credit, the Issuing Bank’s customary processing fees.

(ii) In consideration for the issuance of Canadian Letters of Credit hereunder, the Canadian Borrowers shall pay to Agent, for the account of Lenders, a fee at a per annum rate for each day from the date of issuance thereof to the date of expiration equal to the Applicable Percentage for Eurodollar Rate Loans on the average daily maximum amount available to be drawn under all of such Canadian Letters of Credit for the immediately preceding calendar quarter (or part thereof), payable in arrears as of the first day of each succeeding calendar quarter, computed for each day from the date of issuance to the date of expiration; provided that Canadian Borrowers shall pay, at Agent’s option, upon prior written notice, such fee at a rate two percent (2%) greater than the otherwise applicable rate on such average daily maximum amount for: (i) the period from and after the Termination Date until the Lenders have received full and final payment on all outstanding Canadian Obligations (notwithstanding entry of a judgment against any Loan Party) and (ii) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing. Such letter of credit fees shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Canadian Borrowers to pay such fee shall survive the termination of this Agreement. In addition to the letter of credit fees provided above, Canadian Borrowers shall pay to Issuing Bank for its own account (without sharing with Lenders) a letter of credit fronting fee of one-eighth percent (0.125%), payable in arrears as of the first day of each succeeding calendar quarter, of the average daily maximum amount available to be drawn under each Canadian Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration thereof, negotiation fees agreed to by Canadian Borrowers and Issuing Bank from time to time, the customary charges from time to time of Issuing Bank with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Canadian Letters of Credit and in the case of documentary Canadian Letters of Credit, the Issuing Bank’s customary processing fees.

(c) Borrowers shall pay to Agent the other fees and amounts set forth in the Fee Letters in the amounts and at the times specified therein; provided that the Canadian Borrowers shall not be required to pay any portion of such fees in excess of the Canadian Borrower Percentage thereof. To the extent payment in full of the applicable fee is received by Agent from Borrowers on or about the Closing Date, Agent shall pay to each Lender its share of such fees in accordance with the terms of the arrangements of Agent with such Lender.

3.3 Inability to Determine Applicable Interest Rate. If Agent shall determine in good faith (which determination shall, absent manifest error, be final and conclusive and binding on all parties hereto) that on any date by reason of circumstances affecting the London interbank market or the Canadian banker’s acceptance market, as applicable, adequate and fair means do not exist for ascertaining the interest rate applicable to Eurodollar Rate Loans or Canadian BA Rate Loans, as applicable, on the basis provided for in the definition of Adjusted Eurodollar Rate

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or the Canadian BA Rate (including the CDOR Rate), as applicable, Agent shall on such date give notice to the Administrative Borrower and each Lender of such determination. Upon such date no Loans may be made as, or converted to, Eurodollar Rate Loans or Canadian BA Rate Loans, as applicable, until such time as Agent notifies the Administrative Borrower and Lenders that the circumstances giving rise to such notice no longer exist and any request for such Loans or the conversion or continuation of any Eurodollar Rate Loans or any Canadian BA Rate Loans, as applicable, received by Agent shall be deemed to be a request, or a continuation or conversion, for or into Base Rate Loans or Canadian Base Rate Loans, as applicable.

3.4 Illegality. Notwithstanding anything to the contrary contained herein, if (i) any change in any law or interpretation thereof by any Governmental Authority makes it unlawful for a Lender to make or maintain (A) a Eurodollar Rate Loan or to maintain any Commitment with respect to a Eurodollar Rate Loan or (B) a Canadian BA Rate Loan or to maintain any Commitment with respect to a Canadian BA Rate Loan, (ii) a Lender determines in good faith (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that (A) it has become impracticable as a result of a circumstance that adversely affects the London interbank market or the position of such Lender in such market or (B) it has become impracticable as a result of a circumstance that adversely affects the Canadian bankers’ acceptance market or the position of such Lender in such market, or (iii) the Required Lenders determine that the Adjusted Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, then, in each case, such Lender or Lenders shall give notice thereof to Agent and the Administrative Borrower and may (1) declare that Eurodollar Rate Loans or Canadian BA Rate Loans, as applicable, will not thereafter be made by such Lender, such that any request for Eurodollar Rate Loans or Canadian BA Rate Loans, as applicable, from such Lender shall be deemed to be a request for a Base Rate Loan or Canadian Base Rate Loan, as applicable, unless such Lender’s declaration has been withdrawn (and it shall be withdrawn promptly upon the cessation of the circumstances described in clause (i) or (ii) above) and (2) require that all outstanding Eurodollar Rate Loans or all outstanding Canadian BA Rate Loans, as applicable, made by such Lender be converted to Base Rate Loans or Canadian Base Rate Loans, as applicable, immediately, in which event all outstanding Eurodollar Rate Loans or all outstanding Canadian BA Rate Loans, as applicable, of such Lender shall be so converted.

3.5 Increased Costs and Exchange Indemnification.

(a) Increased Costs. If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted Eurodollar Rate) or the Issuing Bank; (ii) subject any Lender or the Issuing Bank to any tax of any kind whatsoever other than any Excluded Tax with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit, any Eurodollar Rate Loan or any Canadian BA Rate Loan made by it, or change the basis of taxation of payments to such Lender or the Issuing Bank in respect thereof (except for Taxes or Other Taxes covered by Section 6.5 or Excluded Taxes and the imposition of, or any change in the rate of, any taxes payable by such Lender or the Issuing Bank described in Sections 6.5(d)); or (iii) impose on any Lender, the Issuing Bank, the London interbank market or the Canadian banker’s acceptance market any other condition, cost or expense affecting this

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Agreement, Eurodollar Rate Loans made by such Lender, Canadian BA Rate Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Rate Loan (or of maintaining its obligation to make any such Loan), to increase the cost to such Lender of making or maintaining any Canadian BA Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or Account by such Lender or the Issuing Bank hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the Issuing Bank, Borrowers will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered; provided that the Canadian Borrowers shall not be required to pay any portion of such additional amount or amounts in excess of the Canadian Borrower Percentage thereof.

(b) Exchange Indemnification. The Borrowers shall, upon demand from the Agent, pay to the Agent or any applicable Lender or the Issuing Bank, the amount of any currency exchange loss that the Agent or any Lender or the Issuing Bank sustains as a result of any payment being made by a Borrower in a currency other than that originally extended to such Borrower or as a result of any other currency exchange loss incurred by the Agent or any applicable Lender or the Issuing Bank under this Agreement. A certificate of the Agent setting forth in reasonable detail the basis for determining such additional amount or amounts necessary to compensate the Agent or the applicable Revolving Lender or the Issuing Bank shall be conclusively presumed to be correct save for manifest error.

3.6 Capital Requirements. If any Lender or the Issuing Bank determines in good faith that any Change in Law affecting such Lender or the Issuing Bank or any lending office of such Lender or such Lender’s or the Issuing Bank’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time Borrowers will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered; provided that the Canadian Borrowers shall not be required to pay any portion of such additional amount or amounts in excess of the Canadian Borrower Percentage thereof.

3.7 Certificates for Reimbursement. A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in Sections 3.5 or 3.6 and delivered to the Administrative Borrower shall be conclusive absent manifest error. Borrowers shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within fifteen (15) days after receipt thereof.

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3.8 Delay in Requests. Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to Sections 3.5 or 3.6 shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that Borrowers shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section 3.8 for any increased costs incurred or reductions occurring more than one hundred eighty (180) days prior to the date that such Lender or the Issuing Bank, as the case may be, becomes aware of the event giving rise to such Lender’s or Issuing Bank’s claim for compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the one hundred eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof).

3.9 Mitigation; Replacement of Lenders.

(a) If Section 3.4 applies, any Lender requests compensation under Sections 3.4, 3.5 or 3.6, or Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 6.5, then such Lender shall, if requested by the Administrative Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate a different lending office for funding or booking its Loans hereunder, to assign its rights and obligations hereunder to another of its offices, branches or affiliates or to take such other actions as such Lender or Agent determines, if, in the judgment of such Lender, such designation, assignment or other action (i) would eliminate or reduce amounts payable pursuant to such Sections in the future and (ii) would not subject Agent or such Lender to any unreimbursed cost or expense and Agent or such Lender would not suffer any economic, legal or regulatory disadvantage. Nothing in this Section 3.9 shall affect or postpone any of the obligations of Borrowers or the rights of Agent or such Lender pursuant to this Section 3.9. Borrowers hereby agree to pay on demand all reasonable costs and expenses incurred by Agent or any Lender in connection with any such designation or assignment.

(b) If Section 3.4 applies, any Lender requests compensation under Sections 3.4, 3.5 or 3.6, or Borrowers are required to pay any additional amount to any Lender or Governmental Authority pursuant to Section 6.5, then within sixty (60) days thereafter, the Administrative Borrower may, at its sole expense and effort, upon notice to such Lender and Agent, replace such Lender by requiring such Lender to assign and delegate (and such Lender shall be obligated to assign and delegate), without recourse (in accordance with and subject to the restrictions contained in Section 16.7), all of its interests, rights and obligations under this Agreement to an Eligible Transferee that shall assume such obligations; provided that (i) the Administrative Borrower has received the prior written consent of Agent and the Issuing Bank, (ii) such Lender shall have received payment of an amount equal to the outstanding principal amount of its Loans and participations in Letter of Credit Obligations and Swingline Loans that it has funded, if any, accrued interest thereon, accrued fees and other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal) and the Administrative Borrower (in the case of accrued interest, fees and other amounts, including amounts under Section 3.10), (iii) such assignment will result in a reduction in such compensation and

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payments, and (iv) such assignment does not conflict with applicable laws or regulations. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Administrative Borrower to require such assignment and delegation cease to apply. Nothing in this Section 3.9 shall impair any rights that any Borrower or Agent may have against any Lender that is a Defaulting Lender.

3.10 Funding Losses. Borrowers shall pay to Agent its customary administrative charge and to each Lender all losses, expenses and liabilities (including any interest paid by such Lender to Lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans or its Canadian BA Rate Loans, as applicable, and any loss, expense or liability sustained by such Lender in connection with the liquidation or redeployment of such) that it sustains (i) if for any reason (other than a default by such Lender) a borrowing of any Eurodollar Rate Loan or any Canadian BA Rate Loan, as applicable, does not occur on a date specified therefor in a request for borrowing, or a conversion to, or continuation of, any Eurodollar Rate Loan or any Canadian BA Rate Loan, as applicable, does not occur on a date specified therefor in a request for conversion or continuation, (ii) if any prepayment or other principal payment of, or any conversion of, any of its Eurodollar Rate Loans or Canadian BA Rate Loans, as applicable, occurs on a date prior to the last day of an Interest Period applicable to such Loan, or (iii) if any prepayment of any of its Eurodollar Rate Loans or Canadian BA Rate Loans, as applicable, is not made on any date specified in a notice of prepayment given by a Borrower (or on its behalf by the Administrative Borrower). Notwithstanding anything to the contrary contained in this Section 3.10, Canadian Borrowers shall only be liable for costs arising pursuant to this Section 3.10 to the extent such costs relate to Canadian Loans and U.S. Borrowers shall only be liable for costs arising pursuant to this Section 3.10 to the extent such costs relate to U.S. Loans. This covenant shall survive the termination or non-renewal of this Agreement and the payment of the Obligations.

3.11 Maximum Interest. Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, in no event whatsoever shall the aggregate of all amounts that are contracted for, charged or received by Agent or any Lender pursuant to the terms of this Agreement or any of the other Loan Documents and that are deemed interest under applicable law exceed the Maximum Interest Rate (including, to the extent applicable, the provisions of Section 5197 of the Revised Statutes of the United States of America as amended, 12 U.S.C. Section 85, as amended). In no event shall any Borrower or Guarantor be obligated to pay interest or such amounts as may be deemed interest under applicable law in amounts which exceed the Maximum Interest Rate. In the event any interest or deemed interest is charged or received in excess of the Maximum Interest Rate (“Excess”), each Borrower and Guarantor acknowledges and stipulates that any such charge or receipt shall be the result of an accident and bona fide error, and that any Excess received by Agent or any Lender shall be applied, first, to the payment of the then outstanding and unpaid principal hereunder; second to the payment of the other Obligations then outstanding and unpaid; and third, returned to such Borrower or Guarantor. All monies paid to Agent or any Lender hereunder or under any of the other Loan Documents, whether at maturity or by prepayment, shall be subject to any rebate of unearned interest as and to the extent required by applicable law. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Agent or any Lender, all interest at any time contracted for, charged or received from any Borrower or Guarantor in

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connection with this Agreement or any of the other Loan Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread during the entire term of this Agreement in accordance with the amounts outstanding from time to time hereunder and the Maximum Interest Rate from time to time in effect in order to lawfully charge the maximum amount of interest permitted under applicable laws. The provisions of this Section 3.11 shall be deemed to be incorporated into each of the other Loan Documents (whether or not any provision of this Section 3.11 is referred to therein).

3.12 No Requirement of Match Funding.

(a) Notwithstanding anything to the contrary contained herein, Agent and Lenders shall not be required to acquire Dollar deposits in the London interbank market or any other offshore Dollar market to fund any Eurodollar Rate Loan or to otherwise match fund any Obligations as to which interest accrues based on the Eurodollar Rate. All of the provisions of this Section 3 shall be deemed to apply as if Agent, each Lender or any Participant had acquired such deposits to fund any Eurodollar Rate Loan or any other Obligation as to which interest is accruing at the Eurodollar Rate by acquiring such Dollar deposits for each Interest Period in the amount of the Eurodollar Rate Loans or other applicable Obligations.

(b) Notwithstanding anything to the contrary contained herein, Agent and Lenders shall not be required to acquire Canadian Dollar deposits in the Canadian bankers acceptance market or any other offshore Canadian Dollar market to fund any Canadian BA Rate Loan or to otherwise match fund any Obligations as to which interest accrues based on the Canadian BA Rate. All of the provisions of this Section 3 shall be deemed to apply as if Agent, each Lender or any Participant had acquired such deposits to fund any Canadian BA Rate Loan or any other Obligation as to which interest is accruing at the Canadian BA Rate by acquiring such Canadian Dollar deposits for each Interest Period in the amount of the Canadian BA Rate Loans or other applicable Obligations.

SECTION 4 CONDITIONS PRECEDENT

4.1 Conditions Precedent to Initial Loans and Letters of Credit. The obligation of Lenders to make the initial Loans or of Issuing Bank to issue the initial Letters of Credit hereunder is subject to the satisfaction of, or waiver of, immediately prior to or concurrently with the making of such Loan or the issuance of such Letter of Credit of each of the following conditions precedent:

(a) Agent shall have received (i) counterparts of this Agreement, (ii) for the account of each Lender requesting a note, a note, (iii) counterparts of the Intercreditor Agreement, (iv) counterparts of the U.S. Pledge Agreement and the U.S. Special Pledge Agreement, (v) counterparts or, to the extent required, duly executed copies, of the Canadian Collateral Documents, (vi) counterparts of the Mortgages and (vii) counterparts of all other Loan Documents and all instruments and documents required to be delivered hereunder, in each case conforming to the requirements hereunder and thereunder and executed by a duly authorized officer or director of each party thereto or of the general partner of any partnership party thereto, and in each case in form and substance reasonably satisfactory to the Lenders;

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(b) Agent shall have received, in form and substance satisfactory to Agent, (i) all releases, terminations and such other documents as Agent may request to evidence and effectuate the termination by the Existing Lenders of their respective financing arrangements with Loan Parties, including, but not limited to, a payoff letter executed and delivered by each of the Existing Lenders, as applicable, in respect of their respective financing arrangements with the Loan Parties (including, to the extent applicable, delivery of cash collateral and/or backstop letters of credit with respect to any outstanding letters of credit), and (ii) the termination and release by each of the Existing Lenders, as applicable, of any interest in and to any assets and properties of each Loan Party, duly authorized, executed and delivered by it or each of them, including, but not limited to, (A) UCC termination statements for all UCC financing statements previously filed by it or any of them or their predecessors, as secured party and any Loan Party, as debtor; (B) PPSA terminations or discharges for all PPSA financing statements or registrations previously filed with respect to any such interests that do not constitute permitted Liens, filed against any Borrower or Guarantor, as debtor; and (C) satisfactions and discharges of any mortgages, deeds of trust, hypothecs or deeds to secure debt by any Loan Party in favor of it or any of them, in form acceptable for recording with the appropriate Governmental Authority;

(c) all requisite corporate action and proceedings in connection with this Agreement and the other Loan Documents shall be satisfactory in form and substance to Agent, and Agent shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Agent may have requested in connection therewith, such documents where requested by Agent or its counsel to be certified by appropriate corporate officers or Governmental Authority (and including a copy of the certificate of incorporation of each Loan Party which shall set forth the same complete corporate name of such Loan Party as is set forth herein and certificates of good standing in the state of organization and each other jurisdiction in which the failure to qualify could reasonably be expected to result in a Material Adverse Effect, in each case, certified by the Secretary of State (or equivalent Governmental Authority), the bylaws or articles of each Loan Party and resolutions of the board of directors of each Loan Party approving and authorizing the Loan Documents and the transactions contemplated thereby);

(d) except as disclosed in any interim financial statements furnished by the Loan Parties to Agent prior to the Closing Date, no material adverse change shall have occurred in the assets, liabilities (actual or contingent), business, operations or financial condition of Borrowers and their Subsidiaries taken a whole since December 31, 2007 and no change or event shall have occurred which would impair the ability of any Loan Party to perform its obligations hereunder or under any of the other Loan Documents to which it is a party or of Agent or any Lender to enforce the Obligations or realize upon the Collateral;

(e) Agent shall have completed a field review of the Records and such other information with respect to the Collateral as Agent may require to determine the amount of Loans available to Borrowers (including, without limitation, current perpetual inventory records and/or roll-forwards of Accounts and Inventory through the Closing Date and test counts of the Inventory in a manner satisfactory to Agent, together with such supporting documentation as may be necessary or appropriate, and other documents and information that will enable Agent to accurately identify and verify the Collateral), the results of which in each case shall be satisfactory to Agent, not more than three (3) Business Days prior to the Closing Date or such earlier date as Agent may agree;

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(f) Agent shall have received, in form and substance satisfactory to Agent, all consents, approvals, waivers, acknowledgments and other agreements from third persons (including any Governmental Authorities) which Agent may deem necessary or desirable in order to permit, protect and perfect its security interests in and Liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Loan Documents;

(g) Borrowers shall have established a cash management system in accordance with Section 6.3 hereof, which shall be in form and substance satisfactory to Agent.;

(h) Agent shall have received evidence, in form and substance satisfactory to Agent, that upon the filing of Mortgages, the appropriate UCC and PPSA financing statements or other appropriate filings, Agent has a valid perfected (i) first priority Lien upon all of the ABL Priority Collateral, and (ii) a second priority Lien upon all of the Senior Note Priority Collateral, provided that deposit accounts and investment accounts that are Collateral shall be subject to the provisions of Section 6.3 hereof;

(i) Agent shall have received and reviewed Lien and judgment search results for the jurisdiction of organization of each Loan Party, the jurisdiction of the chief executive office of each Loan Party and all jurisdictions in which assets of Loan Parties are located, which search results shall be in form and substance satisfactory to Agent;

(j) Agent shall have received environmental database search reports of the Real Property to be subject to the Mortgages in form and substance satisfactory to Agent;

(k) Agent shall have received, in form and substance satisfactory to Agent, to the extent such documents are delivered in connection with the issuance of the Senior Notes, executed Mortgages;

(l) (i) Trustee for the Senior Notes shall have received originals of the shares of the stock certificates representing all of the issued and outstanding shares of the Capital Stock of each U.S. Loan Party (other than the Company) and sixty-five percent (65%) of the issued and outstanding shares of the Capital Stock of each first-tier Canadian Subsidiary owned by any Loan Party, and (ii) Agent shall have received originals of the stock certificates representing thirty-five percent (35%) of the issued and outstanding shares of the Capital Stock of each first-tier Canadian Subsidiary and all of the issued and outstanding shares of the Capital Stock of each other Canadian Subsidiary owned by any Loan Party, in each case, together with stock powers duly executed in blank with respect thereto;

(m) Agent shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Loan Documents, in form and substance satisfactory to Agent, and certificates of insurance policies and/or endorsements naming Agent as loss payee and additional insured;

(n) Agent shall have received, in form and substance satisfactory to Agent, an opinion letter of (i) the general counsel of the Company, with respect to the Loan Parties, (ii)

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Jones Day, with respect to the Loan Parties, (iii) Fasken Martineau DuMoulin LLP, with respect to the Canadian Loan Parties incorporated or subsisting under the laws of British Columbia or Alberta and the Canadian Collateral Documents governed by the laws of British Columbia, Alberta or Quebec and the security interests and hypothecs created thereby the validity of which is governed by the laws of British Columbia, Alberta, Ontario or Quebec, (iv) MacPherson Leslie & Tyerman LLP, with respect to security interests granted in Canadian Collateral, the validity of which is governed by the laws of Saskatchewan, (v) Aikens, MacAulay & Thorvaldson LLP, with respect to security interests granted in Canadian Collateral the validity of which is governed by the laws of Manitoba, (vi) McInnes Cooper, with respect to the Canadian Loan Parties incorporated or subsisting under the laws of New Brunswick or Nova Scotia and the security interests granted in Canadian Collateral the validity of which is governed by the laws of Nova Scotia or New Brunswick, (vii) Perkins Coie, with respect to U.S. Loan Parties organized in the state of Washington and in the state of Oregon and (viii) local real estate counsel for each Mortgage, which such opinions shall permit reliance by permitted assigns of each of Agent and the Lenders;

(o) Agent shall have received a certificate, in form and substance satisfactory to Agent, executed by an authorized officer of the Company certifying that (i) no action, suit, investigation or proceeding is pending or, to the knowledge of any Loan Party, threatened in any court or before any arbitrator or governmental instrumentality that purports to affect any Loan Party or any transaction contemplated by the Loan Documents, if such action, suit, investigation or proceeding could reasonably be expected to have a Material Adverse Effect, (ii) immediately after giving effect to this Agreement (including the initial extensions of credit hereunder), the other Loan Documents, and all the transactions contemplated therein or thereby to occur on such date, (A) no Default or Event of Default exists, (B) all representations and warranties contained herein and in the other Loan Documents are true and correct in all material respects, (C) (1) the Company individually, (2) LP Canada individually, and (3) the Loan Parties taken as a whole, are each Solvent, and (iv) attached thereto are calculations demonstrating that (A) Excess Liquidity as determined by Agent, as of the Closing Date, is not less than the Closing Date Excess Liquidity Amount, after giving effect to the payment of fees and expenses of the transaction, the initial Loans made or to be made and Letters of Credit issued or to be issued in connection with the initial transactions hereunder (Excess Liquidity shall be determined based on the Borrowing Base Certificate delivered pursuant to Section 4.1(p) hereof and the calculation of cash and Cash Equivalents shall be determined as of the most recent month end on which such cash and Cash Equivalents were marked-to-market in accordance with the Company’s investment practices and policies);

(p) Agent shall have received an initial Borrowing Base Certificate for the most recent month-end occurring at least fifteen (15) days prior to the Closing Date;

(q) Agent shall have received an executed Notice of Account Designation;

(r) (i) the pro forma capital and ownership structure and the shareholding arrangements of the Company and its Subsidiaries (and all agreements relating thereto) shall be reasonably satisfactory to Agent, (ii) Agent will be satisfied with the terms and amounts of any intercompany loans among the Loan Parties and the flow of funds in connection with the closing, (iii) the Senior Notes shall have been issued on terms and provisions reasonably acceptable to

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Agent and the Lenders (it being agreed that the terms and provisions of the Senior Note Indenture and the Senior Notes described in the Offering Memorandum dated March 3, 2009 are reasonably acceptable to Agent and the Lenders) and (iv) the Company shall have amended the Existing Indenture to remove any restrictions on the Lien of Agent on the Collateral;

(s) Agent shall have received, in form and substance reasonably satisfactory thereto, financial projections prepared by management of the Company and its Subsidiaries, which will be quarterly for the first year after the Closing Date and annually thereafter for the term of this Agreement (and which will not be inconsistent with information provided to the Lenders prior to the Closing Date);

(t) Agent shall have received, in form and substance reasonably satisfactory thereto, copies of unaudited financial statements of the Company and its Subsidiaries for the most recent month-end occurring at least fifteen (15) Business Days prior to the Closing Date;

(u) Agent shall have received the Company’s Form 10-K filing for the fiscal year ended December 31, 2008;

(v) Agent shall have received a certificate provided by the Company that sets forth information required by the Patriot Act including, without limitation, the identity of each Loan Party, the name and address of each Loan Party and other information that will allow Agent or any Lender, as applicable, to identify each Loan Party in accordance with the Act, in form and substance satisfactory to Agent and the Lenders;

(w) after giving effect to the transactions on the Closing Date, no Change of Control shall have occurred since September 30, 2008;

(x) all fees and expenses required to be paid hereunder, including without limitation, under the Fee Letters and all fees and expenses invoiced on or before the Closing Date shall have been paid in full in cash or will be paid on the Closing Date; and

(y) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to Agent and its counsel.

4.2 Conditions Precedent to All Loans and Letters of Credit. The obligation of Lenders to make the Loans, including the initial Loans, or of Issuing Bank to issue any Letter of Credit, including the initial Letters of Credit, is subject to the further satisfaction of, or waiver of, immediately prior to or concurrently with the making of each such Loan or the issuance of such Letter of Credit of each of the following conditions precedent:

(a) all representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit and after giving effect thereto, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date); provided that any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates);

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(b) no law, regulation, order, judgment or decree of any Governmental Authority shall exist, and no material action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or Governmental Authority, which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the Loans or providing the Letters of Credit, or (B) the consummation of the transactions contemplated pursuant to the terms hereof or the other Loan Documents or (ii) could reasonably be expected to have a Material Adverse Effect; and

(c) no Default or Event of Default shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit and after giving effect thereto.

SECTION 5 GRANT AND PERFECTION OF SECURITY INTEREST

5.1 Grant of Security Interest.

(a) U.S. Collateral. To secure payment and performance of all Obligations, each U.S. Loan Party hereby grants to Agent, for itself and the benefit of Secured Parties, a continuing security interest in, a Lien upon, and a right of set off against, and hereby pledges and makes a collateral assignment to Agent, for itself and the benefit of Secured Parties, as security, all personal property of each respective U.S. Loan Party, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the respective Obligations at any time granted to or held or acquired by Agent or any Secured Party, but specifically excluding all Excluded Assets, collectively, the “U.S. Collateral”), including all of each U.S. Loan Party’s right, title and interest in and to the following that do not comprise Excluded Assets:

(i) all Accounts;

(ii) all general intangibles, including, without limitation, all payment intangibles and Intellectual Property;

(iii) all goods, including, without limitation, Inventory and Equipment (including all vehicles and related certificates of title);

(iv) all fixtures;

(v) all chattel paper, including, without limitation, all tangible and electronic chattel paper;

(vi) all instruments, including, without limitation, all promissory notes;

(vii) all documents;

(viii) all deposit accounts;

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(ix) all letters of credit, banker’s acceptances and similar instruments and including all letter-of-credit rights;

(x) all supporting obligations;

(xi) all (A) investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts) and (B) monies, credit balances, deposits and other property of any U.S. Loan Party now or hereafter held or received by or in transit to Agent, any Lender or its Affiliates or at any other depository or other institution from or for the account of any U.S. Loan Party, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

(xii) all commercial tort claims, including, without limitation, those identified in Schedule 5.1;

(xiii) all Records; and

(xiv) all accessions to, substitutions for and all replacements, products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral.

(b) Canadian Collateral. To secure payment and performance of all Canadian Obligations each Canadian Loan Party has granted to Agent, for itself and the benefit of Secured Parties, under the Canadian Collateral Documents, a continuing security interest in, a Lien upon, and a right of set off against, and has pledged and made a collateral assignment to Agent, for itself and the benefit of Secured Parties, as security, all personal property of each respective Canadian Loan Party, but specifically excluding all Excluded Canadian Assets, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the respective Canadian Obligations at any time granted by the Canadian Loan Parties to or held or acquired from the Canadian Loan Parties by Agent or any Secured Party, but specifically excluding all Excluded Canadian Assets, collectively, the “Canadian Collateral”).

5.2 Perfection of Security Interests.

(a) Each Loan Party irrevocably and unconditionally authorizes Agent (or its agent) to prepare and file at any time and from time to time such financing statements with respect to the Collateral naming Agent or its designee as the secured party and such Loan Party as debtor, as Agent may require, and including any other information with respect to such Loan Party or otherwise required by part 5 of Article 9 of the Uniform Commercial Code or under the PPSA of such jurisdiction as Agent may determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the Closing Date, including, without limitation, any financing statement that describes the Collateral as “all personal property” or “all assets” of such Loan Party or that describes the Collateral in some other manner as Agent reasonably deems necessary. Each Loan Party hereby ratifies and approves all financing statements naming Agent or its designee as secured party and such Loan Party, as the case may be, as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of Agent

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prior to the Closing Date and ratifies and confirms the authorization of Agent to file such financing statements (and amendments, if any). Each Loan Party hereby authorizes Agent to adopt on behalf of such Loan Party any symbol required for authenticating any electronic filing. In the event that the description of the collateral in any financing statement naming Agent or its designee as the secured party and any Loan Party as debtor includes assets and properties of such Loan Party that do not at any time constitute Collateral, whether hereunder, under any of the other Loan Documents or otherwise, the filing of such financing statement shall nonetheless be deemed authorized by such Loan Party to the extent of the Collateral included in such description and it shall not render the financing statement ineffective as to any of the Collateral or otherwise affect the financing statement as it applies to any of the Collateral. In no event shall any Loan Party at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming Agent or its designee as secured party and such Loan Party as debtor.

(b) No Loan Party has any chattel paper (whether tangible or electronic) or instruments as of the Closing Date, which, individually evidences an amount in excess of $1,000,000, except as set forth on Schedule 5.2(b). In the event that any Loan Party shall be entitled to or shall receive any chattel paper or instrument after the Closing Date, Loan Parties shall promptly notify Agent thereof in writing. Promptly upon the receipt thereof by or on behalf of any Loan Party (including by any agent or representative), such Loan Party shall deliver, or cause to be delivered to Agent, all tangible chattel paper and instruments that such Loan Party has or may at any time acquire, which, individually evidences an amount in excess of $1,000,000, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify, in each case except as Agent may otherwise agree. At Agent’s option, each Loan Party shall, or Agent may at any time on behalf of any Loan Party, cause the original of any such instrument or chattel paper to be conspicuously marked in a form and manner acceptable to Agent with the following legend referring to chattel paper or instruments as applicable: “This [chattel paper][instrument] is subject to the security interest of Bank of America, N.A. and any sale, transfer, assignment or encumbrance of this [chattel paper][instrument] violates the rights of such secured party.”

(c) In the event that any Loan Party shall at any time hold or acquire an interest in any electronic chattel paper or any “transferable record” (as such term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), which, individually evidences an amount in excess of $1,000,000, such Loan Party shall promptly notify Agent thereof in writing. Promptly upon Agent’s request, such Loan Party shall take, or cause to be taken, such actions as Agent may request to give Agent control of such electronic chattel paper under Section 9-105 of the UCC and control of such transferable record under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction.

(d) No Loan Party has any deposit accounts as of the Closing Date, except as set forth in Schedule 8.10. Subject to Section 6.3(a), Loan Parties shall not, directly or indirectly, after the Closing Date open, establish or maintain any deposit account (other than any

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Excluded Deposit Account, as defined below) unless on or before the opening of such deposit account, such Loan Party shall deliver to Agent a Deposit Account Control Agreement with respect to such deposit account duly authorized, executed and delivered by such Loan Party and the bank at which such deposit account is opened and maintained or arrange for Agent to become the customer of the bank with respect to the deposit account on terms and conditions acceptable to Agent. The terms of this subsection (d) shall not apply to (i) deposit accounts specifically and exclusively used for, payroll, payroll taxes, trust funds and other employee wage and benefit payments to or for the benefit of any Loan Party’s salaried employees, (ii) Other Investment Deposits and (iii) such other deposit accounts which, individually or in the aggregate, do not at any time have more than $5,000,000 on deposit therein (each such deposit account, an “Excluded Deposit Account”).

(e) No Loan Party owns or holds, directly or indirectly, beneficially or as record owner or both, any investment property, as of the Closing Date, or have any investment account, securities account, commodity account, futures account or other similar account with any bank or other financial institution or other securities intermediary, commodity intermediary or futures intermediary as of the Closing Date, in each case except for investment, securities and commodities accounts identified on Schedule 8.10 and securities identified on Schedule 8.12.

(i) In the event that any Loan Party shall be entitled to or shall at any time after the Closing Date hold or acquire any certificated securities (other than any certificated securities that are Senior Note Priority Collateral or constitute Excluded Assets), such Loan Party shall promptly endorse, assign and deliver the same to Agent, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify. If any securities, now or hereafter acquired by any Loan Party are uncertificated and are issued to such Loan Party or its nominee directly by the issuer thereof (other than any uncertificated securities that are Senior Note Priority Collateral or constitute Excluded Assets), such Loan Party shall immediately notify Agent thereof and shall as Agent may specify, either cause the issuer to agree to comply with instructions from Agent as to such securities, without further consent of any Loan Party or such nominee, or arrange for Agent to become the registered owner of the securities.

(ii) Loan Parties shall not, directly or indirectly, after the Closing Date open, establish or maintain any investment account, securities account, commodity account, futures account or any other similar account (other than a deposit account) with any securities intermediary, commodity intermediary or futures intermediary unless each of the following conditions is satisfied: Agent shall have received prior written notice of the intention of such Loan Party to open or establish such account which notice shall specify in reasonable detail and specificity the name of the account, the owner of the account, the name and address of the securities intermediary, commodity intermediary or futures intermediary at which such account is to be opened or established, the individual at such intermediary with whom such Loan Party is dealing, and on or before the opening of such investment account, securities account or other similar account with a securities intermediary, commodity intermediary or futures intermediary, such Loan Party shall as Agent may specify either (A) execute and deliver, and cause to be executed and delivered to Agent, an Investment Property Control Agreement with respect thereto duly authorized, executed and delivered by such Loan Party and such securities intermediary, commodity intermediary or futures intermediary or (B) arrange for Agent to become the entitlement holder with respect to such investment property on terms and conditions acceptable to Agent.

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(f) Loan Parties are not the beneficiary or otherwise entitled to any right to payment under any letter of credit, banker’s acceptance or similar instrument as of the Closing Date with a face amount in excess of $1,000,000. In the event that any Loan Party shall be entitled to or shall receive any right to payment under any letter of credit, banker’s acceptance or any similar instrument with a face amount in excess of $5,000,000, when added together with other similar instruments in favor of the other Loan Parties, whether as beneficiary thereof or otherwise after the Closing Date, such Loan Party shall promptly notify Agent thereof in writing. Such Loan Party shall promptly, as Agent may request, either (i) deliver, or cause to be delivered to Agent, with respect to any such letter of credit, banker’s acceptance or similar instrument, the written agreement of the issuer and any other nominated person obligated to make any payment in respect thereof (including any confirming or negotiating bank), in form and substance satisfactory to Agent, consenting to the assignment of the proceeds of the letter of credit to Agent by such Loan Party and agreeing to make all payments thereon directly to Agent or as Agent may otherwise direct or (ii) cause Agent to become, at Borrowers’ expense, the transferee beneficiary of the letter of credit, banker’s acceptance or similar instrument (as the case may be).

(g) The U.S. Loan Parties do not have any commercial tort claims with a value in excess of $1,000,000 as of the Closing Date. In the event that any U.S. Loan Party shall at any time after the Closing Date have any such commercial tort claims, such U.S. Loan Party shall promptly notify Agent thereof in writing, which notice shall set forth in reasonable detail the basis for and nature of such commercial tort claim. Without limiting the authorization of Agent provided in Section 5.2(a) hereof or otherwise arising by the execution by such U.S. Loan Party of this Agreement or any of the other Loan Documents, Agent is hereby irrevocably authorized from time to time and at any time to file such financing statements naming Agent or its designee as secured party and such U.S. Loan Party as debtor, or any amendments to any financing statements, covering any such commercial tort claim as Collateral. In addition, each U.S. Loan Party shall promptly upon Agent’s request, execute and deliver, or cause to be executed and delivered, to Agent such other agreements, documents and instruments as Agent may require in connection with such commercial tort claim.

(h) Loan Parties shall take any other actions reasonably requested by Agent from time to time to cause the attachment, perfection and first priority of, and the ability of Agent to enforce, the security interest of Agent in any and all of the Collateral (subject only to the Intercreditor Agreement and the Liens permitted under Section 10.2), including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC, the PPSA or other applicable law, to the extent, if any, that any Loan Party’s signature thereon is required therefor, (ii) causing Agent’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Agent to enforce, the security interest of Agent in such Collateral, (iii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Agent to enforce, the security interest of Agent in such Collateral, and (iv) obtaining the consents and approvals of any Governmental Authority or third party, including, without limitation, any consent of any licensor, lessor or other person obligated

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on Collateral, and taking all actions required by any earlier versions of the UCC, the PPSA or by other law, as applicable in any relevant jurisdiction; provided that notwithstanding anything in this Agreement to the contrary, the Loan Parties shall not be required to take any action to perfect the Liens of Agent, other than the filing of financing statements under the UCC or the PPSA, in any of the following assets: (A) any vehicles, aircraft or equipment subject to certificate of title statutes, (B) assets located in any country other than the United States or Canada, and (C) any “intent-to-use” Trademark applications until such time as a U.S. Loan Party has filed an amendment to allege use or a statement of use under 15 U.S.C. § 1051(c) or 15 U.S.C. § 1051(d), respectively, and has been deemed in conformance with 15 U.S.C. § 1051(a) or (c) in each case.

SECTION 6 COLLECTION AND ADMINISTRATION

6.1 Borrowers’ Loan Accounts. Agent shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letters of Credit and other Obligations and the Collateral, (b) all payments made by or on behalf of any Loan Party and (c) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Agent’s customary practices as in effect from time to time.

6.2 Statements. Agent shall render to the Administrative Borrower each month a statement setting forth the balance in the Borrowers’ loan account(s) maintained by Agent for Borrowers pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Agent but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Loan Parties and conclusively binding upon Loan Parties as an account stated except to the extent that Agent receives a written notice from the Administrative Borrower of any specific exceptions of the Administrative Borrower thereto within sixty (60) days after the date such statement has been received by the Company. Until such time as Agent shall have rendered to the Administrative Borrower a written statement as provided above, the balance in any Borrower’s loan account(s) shall be presumptive evidence of the amounts due and owing to Agent and Lenders by Loan Parties.

6.3 Collection of Accounts.

(a) As soon as possible but not later than the 90th day following the Closing Date, Borrowers shall maintain Deposit Account Control Agreements in favor of Agent on their deposit accounts to the extent required by and in accordance with Section 5.2(d). If at any time during such 90-day period Total Excess Availability shall be less than $70,000,000 and Borrowers shall not have obtained Deposit Account Control Agreements in favor of Agent on their deposit accounts to the extent required by and in accordance with Section 5.2(d), Borrowers shall immediately prepay Loans and/or cash collateralize outstanding Letters of Credit in an amount necessary to increase Total Excess Availability to an amount equal to or greater than $70,000,000. Except following the occurrence and during the continuation of a Cash Dominion Event, Agent will not give notice under any Deposit Account Control Agreement terminating the Borrowers’ right to have access to such deposit accounts or give instructions with respect thereto. Immediately upon the occurrence of any Cash Dominion Event, the Borrowers, upon

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the request of the Agent, shall deliver to Agent a schedule of all deposit accounts, that to the knowledge of the Borrowers, are maintained by the Loan Parties, which schedule includes, with respect to each depository (i) the name and address of such depository, (ii) the account name and number(s) maintained with such depository and (iii) a contact person at such depository. The occurrence of a Cash Dominion Event shall be deemed continuing (unless Agent otherwise agrees in its reasonable discretion or Agent, in its reasonable credit judgment, has determined that the circumstances surrounding such Cash Dominion Event cease to exist) (x) so long as any Event of Default is continuing that has not been waived and/or (y) if the Cash Dominion Event arises as a result of (1) Total Excess Availability being less than the Threshold Amount, until Total Excess Availability for any ninety (90) consecutive calendar days is equal to or greater than the Threshold Amount and/or (2) Excess Liquidity being less than $100,000,000, until Excess Liquidity for any ninety (90) consecutive calendar days is equal to or greater than $100,000,000; provided that a third Cash Dominion Event shall be deemed to continue for the entire term of the Credit Facility notwithstanding the occurrence of an event described in clause (x) or (y) above.

(b) Borrowers shall establish and maintain, at their expense, blocked accounts or lockboxes and related blocked accounts (in either case, “Blocked Accounts”), as Agent may specify, into which Borrowers shall promptly deposit and direct their respective account debtors to directly remit all payments on Accounts and all payments constituting proceeds of Inventory or, subject to the Intercreditor Agreement, other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. Borrowers shall deliver, or cause to be delivered to Agent a Deposit Account Control Agreement duly authorized, executed and delivered by each bank where a Blocked Account is maintained as provided in Section 5.2 hereof or at any time and from time to time Agent may become the bank’s customer with respect to any of the Blocked Accounts and promptly upon Agent’s request, Borrowers shall execute and deliver such agreements and documents as Agent may reasonably require in connection therewith. Each agreement entered into with respect to a Blocked Account shall provide Agent with the ability, upon the occurrence and during the continuance of a Cash Dominion Event, to direct that all payments to the Blocked Accounts shall be swept daily to the Agent Payment Account. Each Loan Party agrees that all payments made to such Blocked Accounts or other funds received and collected by Agent or any Lender, whether in respect of the Accounts, as proceeds of Inventory or, subject to the Intercreditor Agreement, other Collateral or otherwise shall be treated as payments to Agent and Lenders in respect of the Obligations and therefore shall constitute the property of Agent and Lenders to the extent of the then outstanding Obligations.

(c) For purposes of calculating the amount of the Loans available to each Borrower, such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Agent of immediately available funds in the Agent Payment Account provided such payments and notice thereof are received not later than 2:00 p.m. on such day. For the purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations one (1) Business Day(s) following the date of receipt of immediately available funds by Agent in the Agent Payment Account provided such payments or other funds and notice thereof are received not later than 2:00 p.m. on such day. All payments received by Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fees shall continue to accrue.

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(d) Upon the occurrence and during the continuation of a Cash Dominion Event, each Loan Party and their respective employees, agents and Subsidiaries shall, acting as trustee for Agent, receive, as the property of Agent, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or, subject to the Intercreditor Agreement, other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Agent. In no event shall the same be commingled with any Loan Party’s other funds. Borrowers agree to reimburse Agent on demand for any amounts owed or paid to any bank or other financial institution at which a Blocked Account or any other deposit account or investment account is established or any other bank, financial institution or other person involved in the transfer of funds to or from the Blocked Accounts arising out of Agent’s payments to or indemnification of such bank, financial institution or other person. The obligations of Borrowers to reimburse Agent for such amounts pursuant to this Section 6.3 shall survive the termination of this Agreement.

6.4 Payments.

(a) All Obligations of U.S. Borrowers and U.S. Guarantors shall be payable to the Agent Payment Account and all Canadian Obligations of Canadian Borrowers and Canadian Guarantors shall be payable to the Canadian Payment Account. Agent shall apply payments received or collected from any U.S. Borrower or U.S. Guarantor or for the account of any U.S. Borrower or U.S. Guarantor (including the monetary proceeds of collections or of realization upon any U.S. Collateral, but subject to the Intercreditor Agreement) as follows: first, to pay any fees, indemnities or expense reimbursements then due to Agent, Issuing Banks and U.S. Swingline Lender from any U.S. Borrower or U.S. Guarantor; second, to pay any fees, indemnities, or expense reimbursements then due to Lenders from any U.S. Borrower or U.S. Guarantor; third, to pay interest due and principal in respect of U.S. Swingline Loans; fourth, to pay interest due in respect of any U.S. Loans (other than U.S. Swingline Loans, but including any Special Agent Advances); fifth, to pay principal in respect of Special Agent Advances (other than Excess Special Agent Advances) relating to U.S. Collateral or the U.S. Loan Parties; sixth, to pay principal in respect of all U.S. Loans and the aggregate amount of all drawings under U.S. Letters of Credit for which any Issuing Bank has not at such time been reimbursed; seventh, to cash collateralize any U.S. Letter of Credit Obligations; eighth, to pay principal in respect of Excess Special Agent Advances relating to U.S. Collateral or the U.S. Loan Parties; ninth, to pay or prepay any U.S. Obligations arising under or pursuant to any Noticed Bank Products, on a pro rata basis; tenth, to pay or prepay any other U.S. Obligations then due arising under any other Bank Products; and eleventh, to pay any of the Canadian Obligations. Notwithstanding anything to the contrary contained in this Agreement, (i) unless so directed by the Administrative Borrower, or unless an Event of Default shall exist or have occurred and be continuing, Agent shall not apply any payments that it receives to any Eurodollar Rate Loans made to a U.S. Borrower, except on the expiration date of the Interest Period applicable to any such Eurodollar Rate Loans made to a U.S. Borrower or in the event that there are no outstanding Base Rate Loans made to a U.S. Borrower, and (ii) to the extent any U.S. Borrower uses any proceeds of the U.S. Loans or Letters of Credit to acquire rights in or the use of any U.S. Collateral or to

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repay any Indebtedness used to acquire rights in or the use of any U.S. Collateral, payments in respect of the Obligations shall be deemed applied first to the U.S. Obligations arising from U.S. Loans and U.S. Letter of Credit Obligations that were not used for such purposes, and second, to the U.S. Obligations arising from U.S. Loans and U.S. Letter of Credit Obligations the proceeds of which were used to acquire rights in or the use of any U.S. Collateral in the chronological order in which such U.S. Borrower acquired such rights in or the use of such U.S. Collateral.

(b) Agent shall apply payments received or collected from Canadian Borrower or any Guarantor of the Canadian Obligations (including any payments made by U.S. Borrowers and U.S. Guarantors) or for the account of Canadian Borrowers or any Canadian Guarantor of the Canadian Obligations (including the monetary proceeds of collections or of realization upon any Canadian Collateral) as follows: first, to pay any fees, indemnities or expense reimbursements then due to Agent, Issuing Banks and Canadian Swingline Lender from Canadian Borrowers; second, to pay any fees, indemnities, or expense reimbursements then due to Canadian Lenders from Canadian Borrowers; third, to pay interest due and principal in respect of Canadian Swingline Loans; fourth, to pay interest due in respect of any Canadian Obligations (other than Canadian Swingline Loans, but including any Special Agent Advances); fifth, to pay principal in respect of Special Agent Advances (other than Excess Special Agent Advances) relating to Canadian Collateral or the Canadian Loan Parties; sixth, to pay principal in respect of the Canadian Loans and the aggregate amount of all drawings under Canadian Letters of Credit for which any Issuing Bank has not at such time been reimbursed; seventh, to cash collateralize any Canadian Letter of Credit Obligations; eighth, to pay principal in respect of Excess Special Agent Advances relating to Canadian Collateral or the Canadian Loan Parties; ninth, to pay or prepay any Canadian Obligations arising under or pursuant to any Noticed Bank Products, on a pro rata basis; and tenth, to pay or prepay any other Canadian Obligations then due arising under any other Bank Products. Notwithstanding anything to the contrary contained in this Agreement, (i) unless so directed by the Administrative Borrower, or unless an Event of Default shall exist or have occurred and be continuing, Agent shall not apply any payments it receives to any (A) Canadian BA Rate Loans made to a Canadian Borrower, except on the expiration date of the Interest Period applicable to any such Canadian BA Rate Loans or in the event that there are no outstanding Canadian Base Rate Loans made to a Canadian Borrower or (B) Eurodollar Rate Loans made to a Canadian Borrower, except on the expiration date of the Interest Period applicable to any such Eurodollar Rate Loans or in the event that there are no outstanding Base Rate Loans made to a Canadian Borrower and (ii) to the extent any Canadian Borrower uses any proceeds of the Canadian Loans to acquire rights in or the use of any Canadian Collateral or to repay any Indebtedness used to acquire rights in or the use of any Canadian Collateral, payments in respect of the Canadian Obligations shall be deemed applied first to the Canadian Obligations arising from the Canadian Loans or Canadian Letters of Credit that were not used for such purposes and second, to the Canadian Obligations arising from Canadian Loans and Canadian Letters of Credit the proceeds of which were used to acquire rights in or the use of any Canadian Collateral in the chronological order in which Canadian Borrowers acquired such rights in or the use of such Canadian Collateral.

(c) Notwithstanding anything to the contrary set forth in any of the Loan Documents, (i) all payments by or on behalf of Canadian Borrowers and Canadian Guarantors shall be applied only to the Canadian Obligations, (ii) all payments on behalf of a U.S. Borrower or U.S. Guarantor shall be applied first to U.S. Obligations then due until paid in full, (iii) all

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payments in respect of the Canadian Obligations shall be applied first to Canadian Obligations denominated in the same currency as the payments received; provided that payments and collections received in any currency other than the currency in which any outstanding Obligations are denominated will be accepted and/or applied at the discretion of the Agent, in the event that Agent elects to accept and apply such amounts when there are no Obligations (other than Letter of Credit Obligations or other contingent Obligations) then outstanding in the same currency, Agent may, at its option (but is not obligated to), convert such currency received to the currency in which the Obligations are denominated at the Exchange Rate on such date (regardless of whether such rate is the best available rate) and in such event, Borrowers shall pay the costs of such conversion (or Agent may, at its option, charge such costs to the loan account of any Borrower maintained by Agent) and (iv) to the extent any Borrower or Guarantor, directly or indirectly, uses any proceeds of the applicable Loans or Letter of Credit Obligations to acquire rights in or the use of any Collateral or to repay any Indebtedness used to acquire rights in or the use of any Collateral, payments in respect of the Obligations shall be deemed applied first to the Obligations arising from Loans and Letter of Credit Obligations that were not used for such purposes and second to the Obligations arising from Loans and Letter of Credit Obligations the proceeds of which were used to acquire rights in or the use of any Collateral in the chronological order in which such Borrower acquired such rights in or the use of such Collateral.

(d) Notwithstanding anything to the contrary contained in this Agreement, unless so directed by Administrative Borrower, or unless a Default or an Event of Default shall exist or have occurred and be continuing, Agent shall not apply any payments which it receives to any Eurodollar Rate Loans, except (i) on the expiration date of the Interest Period applicable to any such Eurodollar Rate Loans or (ii) in the event that there are no outstanding U.S. Base Rate Loans; provided, however, that Agent will attempt to honor any written request received from Administrative Borrower to hold such payment until the expiration of the applicable Interest Period, it being understood and agreed that Agent shall have no liability for any failure to do so. To the extent Agent or any Lender receives any payments or collections in respect of the U.S. Obligations in a currency other than Dollars, or in respect of the Canadian Obligations, in a currency other than Canadian Dollars, Agent may, at its option (but is not obligated to), convert such other currency to Dollars (and, as to the Canadian Obligations, Canadian Dollars) at the Exchange Rate on such date and in such market as Agent may select (regardless of whether such rate is the best available rate). U.S. Borrowers shall pay the costs of such conversion (or Agent may, at its option, charge such costs to the loan account of any U.S. Borrower maintained by Agent). Payments and collections received in any currency other than the currency in which any outstanding Obligations are denominated will be accepted and/or applied at the discretion of Agent. Any and all payments by or on account of the Obligations shall be made without setoff, counterclaim or deduction.

(e) For purposes of this Section 6.4, “Paid in full” and “payment in full” and “prepayment in full” means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specially including interest accrued after the commencement of any case under the U.S. Bankruptcy Code or any similar domestic or foreign similar statute), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any case under the United States Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or any similar statute in any

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jurisdiction, but excluding (i) interest to the extent paid in excess of amounts based on the pre-default rates (but not any other interest) and (ii) fees paid in respect of the waiver of an Event of Default, in each case as to amounts under clauses (i) and (ii) above only to the extent that such amounts are disallowed in any case under the United States Bankruptcy Code. Amounts distributed with respect to any Bank Products shall be the actual amount owing under such Bank Product as calculated by the applicable Bank Product Provider and reported in writing to Agent. Agent shall have no obligation to calculate the amount to be distributed with respect to any Bank Product, but may rely upon written notice of the amount (setting forth a reasonably detailed calculation) from the applicable Bank Product Provider. In the absence of such notice, Agent may assume the amount to be distributed is the amount of such Bank Product last reported to it.

(f) At Agent’s option, upon the occurrence and during the continuation of a Cash Dominion Event, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Loan Documents may be charged directly to the loan account(s) of any applicable Borrower maintained by Agent. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Agent, any Lender or Issuing Bank is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Agent or such Lender. Loan Parties shall be liable to pay to Agent, and do hereby indemnify and hold Agent and Lenders harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4(f) shall remain effective notwithstanding any contrary action which may be taken by Agent or any Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination of this Agreement.

6.5 Taxes.

(a) Any and all payments by or on account of any of the Obligations shall be made free and clear of and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, charges, withholdings, liabilities, restrictions or conditions of any kind imposed by any Governmental Authority, excluding all Excluded Taxes (all such non-excluded taxes, levies, imposts, fees, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”).

(b) If any Taxes shall be required by law to be deducted from or in respect of any sum payable in respect of the Obligations to any Lender, Issuing Bank or Agent (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 6.5), such Lender, Issuing Bank or Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the relevant Loan Party shall make such deductions, (iii) the relevant Loan Party shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law and (iv) the relevant Loan Party shall deliver to Agent evidence of such payment.

(c) In addition, each Loan Party agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United

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States or any political subdivision thereof or any applicable foreign jurisdiction, and all liabilities with respect thereto, in each case arising from any payment made hereunder or under any of the other Loan Documents or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any of the other Loan Documents (collectively, “Other Taxes”).

(d) Each Loan Party shall indemnify each Lender, Issuing Bank and Agent for the full amount of Taxes and Other Taxes (including any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 6.5) paid by such Lender, Issuing Bank or Agent (as the case may be) and any liability (including for penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days from the date such Lender, Issuing Bank or Agent (as the case may be) makes written demand therefor. A certificate as to the amount of such payment or liability delivered to the Administrative Borrower by a Lender, Issuing Bank (with a copy to Agent) or by Agent on its own behalf or on behalf of a Lender or Issuing Bank, shall be conclusive absent manifest error.

(e) As soon as practicable after any payment of Taxes or Other Taxes by any Loan Party, such Loan Party shall furnish to Agent, at its address referred to herein, the original or a certified copy of a receipt evidencing payment thereof or other evidence of such payment reasonably satisfactory to Agent.

(f) Without prejudice to the survival of any other agreements of any Loan Party hereunder or under any of the other Loan Documents, the agreements and obligations of such Loan Party contained in this Section 6.5 shall survive the termination of this Agreement and the payment in full of the Obligations.

(g) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the applicable Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any of the other Loan Documents shall deliver to the Administrative Borrower (with a copy to Agent), at the time or times prescribed by applicable law or reasonably requested by the Administrative Borrower or Agent (in such number of copies as is reasonably requested by the recipient), whichever of the following is applicable (but only if such Foreign Lender is legally entitled to do so): (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming exemption from, or a reduction to, withholding tax under an income tax treaty, or any successor form, (ii) duly completed copies of Internal Revenue Service Form 8-8ECI claiming exemption from withholding because the income is effectively connected with a U.S. trade or business or any successor form, (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Sections 871(h) or 881(c) of the Code, a certificate of the Lender to the effect that such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code or a “controlled foreign corporation” described and Section 881(c)(3)(C) of the Code and duly completed copies of Internal Revenue Service Form W-8BEN claiming exemption from withholding under the portfolio interest exemption or any successor form or (iv) any other applicable form, certificate or document prescribed by applicable law as a basis for claiming exemption from or a reduction in United States or Canadian withholding tax duly completed together with such supplementary documentation as may be prescribed by

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applicable law to permit a Borrower to determine the withholding or deduction required to be made. Unless the Administrative Borrower and Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under any of the other Loan Documents to or for a Foreign Lender are not subject to United States or Canadian withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, Borrowers or Agent shall withhold amounts required to be withheld by applicable requirements of law from such payments at the applicable statutory rate.

(h) Any Lender claiming any additional amounts payable pursuant to this Section 6.5 shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its applicable lending office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that would be payable or may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

(i) If Agent, Issuing Bank or any Lender determines, in its reasonable discretion, that is has received a refund of an additional amount from any Loan Party pursuant to Section 6.5(b), Agent, Issuing Bank or such Lender shall pay to such Loan Party an amount equal to such refund, net of all out-of-pocket expenses of the Agent, Issuing Bank or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund. Each Loan Party, upon request of the Agent, Issuing Bank or such Lender, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent, Issuing Bank or such Lender in the event the Agent, Issuing Bank or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Agent, Issuing Bank or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Loan Party or any other Person.

6.6 Authorization to Make Loans. Agent and Lenders are authorized to make the Loans based upon telephonic or other instructions received from anyone purporting to be an officer of Administrative Borrower or any Borrower or other authorized person or, at the discretion of Agent, if such Loans are necessary to satisfy any Obligations. All requests for Loans or Letters of Credit hereunder shall specify the date on which the requested advance is to be made (which day shall be a Business Day) and the amount of the requested Loan. Requests received after 11:00 a.m. on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Loans and Letters of Credit under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, any Loan Party when deposited to the credit of any Loan Party or otherwise disbursed or established in accordance with the instructions of any Loan Party or in accordance with the terms and conditions of this Agreement.

6.7 Use of Proceeds. Loans made or Letters of Credit provided to or for the benefit of any Borrower pursuant to the provisions hereof shall be used by such Borrower only for general operating, working capital and other proper corporate purposes of such Borrower not otherwise prohibited by the terms hereof, including Permitted Acquisitions. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for

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the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a “purpose credit” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.

6.8 Appointment of Administrative Borrower as Agent for Requesting Loans and Receipts of Loans and Statements.

(a) Each Borrower hereby irrevocably appoints and constitutes the Administrative Borrower as its agent and attorney-in-fact to request and receive Loans and Letters of Credit pursuant to this Agreement and the other Loan Documents from Agent or any Lender in the name or on behalf of such Borrower. Agent and Lenders may disburse the Loans to such bank account of the Administrative Borrower or a Borrower or otherwise make such Loans to a Borrower and provide such Letters of Credit to a Borrower as the Administrative Borrower may designate or direct, without notice to any other Loan Party. Notwithstanding anything to the contrary contained herein, Agent may at any time and from time to time require that Loans to or for the account of any Borrower be disbursed directly to an operating account of such Borrower.

(b) The Administrative Borrower hereby accepts the appointment by Borrowers to act as the agent and attorney-in-fact of Borrowers pursuant to this Section 6.8. The Administrative Borrower shall ensure that the disbursement of any Loans to each Borrower requested by or paid to or for the account of the Company, or the issuance of any Letter of Credit for a Borrower hereunder, shall be paid to or for the account of such Borrower.

(c) Each Loan Party hereby irrevocably appoints and constitutes the Administrative Borrower as its agent to receive statements on account and all other notices from Agent and Lenders with respect to the Obligations or otherwise under or in connection with this Agreement and the other Loan Documents.

(d) Any notice, election, representation, warranty, agreement or undertaking by or on behalf of any other Loan Party by Administrative Borrower shall be deemed for all purposes to have been made by such Loan Party, as the case may be, and shall be binding upon and enforceable against such Loan Party to the same extent as if made directly by such Loan Party.

(e) No purported termination of the appointment of the Administrative Borrower as agent as aforesaid shall be effective, except after ten (10) days’ prior written notice to Agent.

6.9 Pro Rata Treatment. Except to the extent otherwise provided in this Agreement or as otherwise agreed by Lenders: (a) the making and conversion of Loans shall be made among the Lenders based on their respective Pro Rata Shares as to the Loans and (b) each payment on account of any Obligations to or for the account of one or more of Lenders in respect of any Obligations due on a particular day shall be allocated among the Lenders (other than Defaulting Lenders) entitled to such payments based on their respective Pro Rata Shares and shall be distributed accordingly.

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6.10 Sharing of Payments, Etc.

(a) Each Loan Party agrees that, in addition to (and without limitation of) any right of setoff, banker’s lien or counterclaim Agent or any Lender may otherwise have, each Lender shall be entitled, at its option (but subject, as among Agent and Lenders, to the provisions of Section 13.4(b) and Section 6.10(b) hereof), to offset balances held by it for the account of such Loan Party at any of its offices, in dollars or in any other currency, against any principal of or interest on any Loans owed to such Lender or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to such Loan Party), in which case it shall promptly notify the Administrative Borrower and Agent thereof; provided that such Lender’s failure to give such notice shall not affect the validity thereof.

(b) If any Lender (including Agent or any Applicable Designee) shall obtain from any Loan Party payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any of the other Loan Documents through the exercise of any right of setoff, banker’s lien or counterclaim or similar right or otherwise (other than from Agent as provided herein), and, as a result of such payment, such Lender shall have received more than its Pro Rata Share of the principal of the Loans or more than its share of such other amounts then due hereunder or thereunder by any Loan Party to such Lender than the percentage thereof received by any other Lender, it shall promptly pay to Agent, for the benefit of Lenders, the amount of such excess and simultaneously purchase from such other Lenders a participation in the Loans or such other amounts, respectively, owing to such other Lenders (or such interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) in accordance with their respective Pro Rata Shares or as otherwise agreed by Lenders. To such end all Lenders shall make appropriate adjustments among themselves (by the resale of participation sold or otherwise) if such payment is rescinded or must otherwise be restored.

(c) Each Loan Party agrees that any Lender purchasing a participation (or direct interest) as provided in this Section 6.10 may exercise, in a manner consistent with this Section 6.10, all rights of setoff, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

(d) Nothing contained herein shall require any Lender to exercise any right of setoff, banker’s lien, counterclaims or similar rights or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other Indebtedness or obligation of any Loan Party. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 6.10 applies, such Lender shall, to the extent practicable, assign such rights to Agent for the benefit of Lenders and, in any event, exercise its rights in respect of such secured claim in a manner consistent with the rights of Lenders entitled under this Section 6.10 to share in the benefits of any recovery on such secured claim.

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6.11 Settlement Procedures.

(a) In order to administer the Credit Facility in an efficient manner and to minimize the transfer of funds between Agent and Lenders, Agent may, at its option, subject to the terms of this Section 6.11, make available, on behalf of Lenders, the full amount of the Loans requested or charged to any Borrower’s loan account(s) or otherwise to be advanced by Lenders pursuant to the terms hereof up to an aggregate amount of $15,000,000, without requirement of prior notice to Lenders of the proposed Loans.

(b) With respect to all Loans made by Agent on behalf of Lenders as provided in this Section 6.11, the amount of each Lender’s Pro Rata Share of the outstanding Loans shall be computed weekly, and shall be adjusted upward or downward on the basis of the amount of the outstanding Loans as of 5:00 p.m. on the Business Day immediately preceding the date of each settlement computation; provided that Agent retains the absolute right at any time or from time to time to make the above described adjustments at intervals more frequent than weekly. Agent shall deliver to each of the Lenders after the end of each week, or at such lesser period or periods as Agent shall determine, a summary statement of the amount of outstanding Loans for such period (such week or lesser period or periods being hereinafter referred to as a “Settlement Period”). If the summary statement is sent by Agent and received by a Lender prior to 12:00 noon, then such Lender shall make the settlement transfer described in this Section 6.11 by no later than 3:00 p.m. on the same Business Day and if received by a Lender after 12:00 noon, then such Lender shall make the settlement transfer by not later than 3:00 p.m. on the next Business Day following the date of receipt. If, as of the end of any Settlement Period, the amount of a Lender’s Pro Rata Share of the outstanding Loans is more than such Lender’s Pro Rata Share of the outstanding Loans as of the end of the previous Settlement Period, then such Lender shall forthwith (but in no event later than the time set forth in the preceding sentence) transfer to Agent by wire transfer in immediately available funds the amount of the increase. Alternatively, if the amount of a Lender’s Pro Rata Share of the outstanding Loans in any Settlement Period is less than the amount of such Lender’s Pro Rata Share of the outstanding Loans for the previous Settlement Period, Agent shall forthwith transfer to such Lender by wire transfer in immediately available funds the amount of the decrease. The obligation of each of the Lenders to transfer such funds and effect such settlement shall be irrevocable and unconditional and without recourse to or warranty by Agent. Agent and each Lender agrees to mark its books and records at the end of each Settlement Period to show at all times the dollar amount of its Pro Rata Share of the outstanding Loans and Letters of Credit. Each Lender shall only be entitled to receive interest on its Pro Rata Share of the Loans to the extent such Loans have been funded by such Lender. Because the Agent on behalf of Lenders may be advancing and/or may be repaid Loans prior to the time when Lenders will actually advance and/or be repaid such Loans, interest with respect to Loans shall be allocated by Agent in accordance with the amount of Loans actually advanced by and repaid to each Lender and the Agent and shall accrue from and including the date such Loans are so advanced to but excluding the date such Loans are either repaid by Borrowers or actually settled with the applicable Lender as described in this Section 6.11.

(c) To the extent that Agent has made any such amounts available and the settlement described above shall not yet have occurred, upon repayment of any Loans by a Borrower, Agent may apply such amounts repaid directly to any amounts made available by Agent pursuant to this Section 6.11. In lieu of weekly or more frequent settlements, Agent may,

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at its option, at any time require each Lender to provide Agent with immediately available funds representing its Pro Rata Share of each Loan, prior to Agent’s disbursement of such Loan to Borrower. In such event, all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares. No Lender shall be responsible for any default by any other Lender in the other Lender’s obligation to make a Loan requested hereunder nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in the other Lender’s obligation to make a Loan hereunder.

(d) If Agent is not funding a particular Loan to a Borrower (or the Administrative Borrower for the benefit of such Borrower) pursuant to Sections 6.11(a) and 6.11(b) above on any day, but is requiring each Lender to provide Agent with immediately available funds on the date of such Loan as provided in Section 6.11(c) above, Agent may assume that each Lender will make available to Agent such Lender’s Pro Rata Share of the Loan requested or otherwise made on such day and Agent may, in its discretion, but shall not be obligated to, cause a corresponding amount to be made available to or for the benefit of such Borrower on such day. If Agent makes such corresponding amount available to a Borrower and such corresponding amount is not in fact made available to Agent by such Lender, Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Agent’s option based on the arithmetic mean determined by Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Agent) and if such amounts are not paid within three (3) days of Agent’s demand, at the highest Interest Rate provided for in Section 3.1 hereof applicable to Base Rate Loans. During the period in which such Lender has not paid such corresponding amount to Agent, notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, the amount so advanced by Agent to or for the benefit of any Borrower shall, for all purposes hereof, be a Loan made by Agent for its own account. Upon any such failure by a Lender to pay Agent, Agent shall promptly thereafter notify the Administrative Borrower of such failure and Borrowers shall pay such corresponding amount to Agent for its own account within five (5) Business Days of the Administrative Borrower’s receipt of such notice. A Lender (i) who fails to fund its Pro Rata Share of any Loans, participations in Letter of Credit Obligations or participations in Swingline Loans required to be funded by it hereunder and such failure is not cured within one (1) Business Day or (ii) against which a case or proceeding under the bankruptcy, insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation laws or statutes of any jurisdiction now or hereafter in effect (whether at a law or equity) is commenced, is a “Defaulting Lender”. Agent shall not be obligated to transfer to a Defaulting Lender any payments received by Agent for the Defaulting Lender’s benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees). Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, relend to a Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. For purposes of voting or consenting to matters with respect to this Agreement and the other Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Commitment shall be deemed to be zero (0) (provided that the foregoing is not intended to relieve such Defaulting Lender from

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its Commitment obligation). This Section 6.11 shall remain effective with respect to a Defaulting Lender until such default is cured. The operation of this Section 6.11 shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by any Loan Party of their duties and obligations hereunder.

(e) Nothing in this Section 6.11 or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that any Borrower may have against any Lender as a result of any default by any Lender hereunder in fulfilling its Commitment.

6.12 Obligations Several; Independent Nature of Lenders’ Rights. The obligation of each Lender hereunder is several, and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. Nothing contained in this Agreement or any of the other Loan Documents and no action taken by the Lenders pursuant hereto or thereto shall be deemed to constitute the Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and subject to Section 13.4 hereof, each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

6.13 Bank Products. Loan Parties, or any of their Subsidiaries, may (but no such Person is required to) request that the Bank Product Providers provide or arrange for such Person to obtain Bank Products from Bank Product Providers, and each Bank Product Provider may, in its sole discretion, provide or arrange for such Person to obtain the requested Bank Products. Any Loan Party and any of its Subsidiaries that obtains Bank Products shall indemnify and hold Agent, each Lender and their respective Affiliates harmless from any and all obligations now or hereafter owing to any other Person by any Bank Product Provider in connection with any Bank Products other than for gross negligence or willful misconduct on the part of any such indemnified Person. This Section 6.13 shall survive the payment of the Obligations and the termination of this Agreement. Each Loan Party and each of its Subsidiaries acknowledges and agrees that the obtaining of Bank Products from Bank Product Providers (a) is in the sole discretion of such Bank Product Provider, and (b) is subject to all rules and regulations of such Bank Product Provider.

SECTION 7 COLLATERAL REPORTING AND COVENANTS

7.1 Collateral Reporting.

(a) The Administrative Borrower shall provide Agent with the following documents in a form satisfactory to Agent:

(i) as soon as possible after the end of each month (but in any event within fifteen (15) Business Days after the end thereof), on a monthly basis (A) a Borrowing Base Certificate, (B) inventory reports by location and category (and including the amounts of Inventory and the value thereof at any leased locations and at premises of warehouses, processors or other third parties, as well as Vendor Managed Inventory and Reload Inventory

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amounts and locations), (C) agings of accounts receivable and agings of accounts payable (and including information indicating the amounts owing to owners and lessors of leased premises, warehouses, processors and other third parties from time to time in possession of any Collateral), (D) schedules of sales made, credits issued and cash received, as well as purchases made, and (E) a schedule detailing the amount of cash and Cash Equivalents (such amount to equal the marked-to-market value for such cash and Cash Equivalents determined not less frequently than monthly (except with respect to auction rate securities, which shall be determined not less frequently than quarterly), based on the Company’s current investment practices and policies and identifying restricted cash and illiquid securities) of the Borrowers, a disclosure of Other Investment Deposits (including the creation or establishment of any such Other Investment Deposits) and calculations of Excess Liquidity and Total Excess Availability (collectively, the “Cash Report”), each of the foregoing in form reasonably satisfactory to the Agent (provided that the Cash Report may be requested by Agent on a more frequent basis than monthly);

(ii) such other reports as to the Collateral as Agent shall request from time to time in its reasonable credit judgment.

(b) Upon the occurrence and during the continuance of a Cash Dominion Event, Agent will require more frequent reporting of certain of the foregoing information set forth in this Section 7.1, such frequency to be determined in Agent’s reasonable discretion.

7.2 Accounts Covenants.

(a) Administrative Borrower shall notify Agent promptly of: (i) with respect to any Account, the assertion of any material claims, offsets, defenses or counterclaims by any account debtor in respect thereof, or any material disputes with account debtors in respect thereof, or any settlement, adjustment or compromise thereof, and (ii) any event or circumstance which, to the best of any Loan Party’s knowledge, would cause Agent to consider any then existing Accounts as no longer constituting Eligible Accounts. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor without Agent’s consent, except in the ordinary course of a Loan Party’s business in accordance with practices and policies previously disclosed in writing to Agent and except as set forth in the schedules delivered to Agent pursuant to Section 7.1(a) above. So long as no Event of Default exists or has occurred and is continuing, Loan Parties shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor. At any time that an Event of Default exists or has occurred and is continuing, Agent shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.

(b) Agent shall have the right during its regularly scheduled field examinations and at any other time or times that Agent may determine in its reasonable credit judgment, in Agent’s name or in the name of a nominee of Agent, to verify the validity, amount or any other matter relating to any Accounts or other Collateral, by mail, telephone, facsimile transmission or otherwise.

7.3 Inventory Covenants. With respect to the Inventory: (a) each Loan Party shall at all times maintain inventory records, keeping correct and accurate records itemizing and

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describing the kind, type, quality and quantity of Inventory and such Loan Party’s cost therefor; (b) Loan Parties shall conduct a physical count of the Inventory in accordance with the Loan Parties’ historical practice in effect on the Closing Date but at any time or times as Agent may request upon the occurrence and during the continuation of an Event of Default or a Cash Dominion Event, and promptly following such physical inventory shall supply Agent with a report in the form and with such specificity as may be satisfactory to Agent concerning such physical count; (c) Loan Parties shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Agent, except for sales of Inventory in the ordinary course of its business and except to move Inventory directly from one location set forth or permitted herein to another such location and except for Inventory shipped from the manufacturer thereof to such Loan Party which is in transit to the locations set forth or permitted herein; (d) upon Agent’s request, Borrowers shall, at their expense, no more than four (4) times in any twelve (12) month period, but at any time or times as Agent may request upon the occurrence and during the continuation of an Event of Default, deliver or cause to be delivered to Agent written appraisals as to the Inventory in form, scope and methodology acceptable to Agent and by an appraiser acceptable to Agent, addressed to Agent and Lenders and upon which Agent and Lenders are expressly permitted to rely; provided that if no Event of Default has occurred and is continuing, Excess Liquidity is at least $100,000,000 and Total Excess Availability is greater than the Threshold Amount, the Borrowers shall be required to bear the cost of only two (2) such appraisals in any twelve (12) month period; (e) Loan Parties shall produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (f) none of the Inventory or other Collateral constitutes farm products or the proceeds thereof; (g) each Loan Party assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (h) Loan Parties shall keep the Inventory in good and marketable condition (other than Inventory that is old or obsolete or that the Loan Parties no longer intend to sell in the ordinary course of business); and (i) Loan Parties shall not, without prior written notice to Agent or the specific identification of such Inventory in a report with respect thereto provided by the Administrative Borrower to Agent pursuant to Section 7.1(a) hereof, acquire or accept any Inventory on consignment or approval.

7.4 Equipment and Real Property Covenants. With respect to the Equipment and Real Property: (a) Loan Parties shall keep the Equipment in good order and repair (ordinary wear and tear excepted); (b) Loan Parties shall use the Equipment and Real Property with all reasonable care and caution and in accordance with applicable standards of any insurance and in material conformity with all applicable laws; and (c) the Equipment is and shall be used in the business of Loan Parties and not for personal, family, household or farming use.

7.5 Power of Attorney. Each Loan Party hereby irrevocably designates and appoints Agent (and all persons designated by Agent) as such Loan Party’s true and lawful attorney-in-fact, and authorizes Agent, in such Loan Party’s or Agent’s name, to: (a) at any time an Event of Default exists or has occurred and is continuing (i) demand payment on Accounts or other Collateral, (ii) enforce payment of Accounts by legal proceedings or otherwise, (iii) exercise all of such Loan Party’s rights and remedies to collect any Account or other Collateral, (iv) sell or assign any Account upon such terms, for such amount and at such time or times as the Agent

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deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Account, (vii) prepare, file and sign such Loan Party’s name on any proof of claim in bankruptcy or other similar document against an account debtor or other obligor in respect of any Accounts or other Collateral, (viii) notify the post office authorities to change the address for delivery of remittances from account debtors or other obligors in respect of Accounts or other proceeds of Collateral to an address designated by Agent, and open and dispose of all mail addressed to such Loan Party and handle and store all mail relating to the Collateral; and (ix) do all acts and things which are necessary, in Agent’s determination, to fulfill such Loan Party’s obligations under this Agreement and the other Loan Documents and (b) at any time after the occurrence and during the continuation of a Cash Dominion Event to (i) take control in any manner of any item of payment in respect of Accounts or constituting Collateral or otherwise received in or for deposit in the Blocked Accounts or otherwise received by Agent or any Lender, (ii) have access to any lockbox or postal box into which remittances from account debtors or other obligors in respect of Accounts or other proceeds of Collateral are sent or received, (iii) endorse such Loan Party’s name upon any items of payment in respect of Accounts or constituting Collateral or otherwise received by Agent and any Lender and deposit the same in Agent’s account for application to the Obligations, (iv) endorse such Loan Party’s name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto or any other Collateral, including any warehouse or other receipts, or bills of lading and other negotiable or non-negotiable documents, (v) clear Inventory the purchase of which was financed with a Letter of Credit through U.S. Customs or foreign export control authorities in such Loan Party’s name, Agent’s name or the name of Agent’s designee, and to sign and deliver to customs officials powers of attorney in such Loan Party’s name for such purpose, and to complete in such Loan Party’s or Agent’s name, any order, sale or transaction, obtain the necessary documents in connection therewith and collect the proceeds thereof, and (vi) sign such Loan Party’s name on any verification of Accounts and notices thereof to account debtors or any secondary obligors or other obligors in respect thereof. Each Loan Party hereby releases Agent and Lenders and their respective officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Agent’s or any Lender’s own gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

7.6 Right to Cure. Agent may, at its option, upon notice to the Administrative Borrower, upon the occurrence and during the continuation of an Event of Default, (a) cure any default by any Loan Party under any material agreement with a third party that affects the Collateral, its value or the ability of Agent to collect, sell or otherwise dispose of the Collateral or the rights and remedies of Agent or any Lender therein or the ability of any Loan Party to perform its obligations hereunder or under any of the other Loan Documents, (b) pay or bond on appeal any judgment entered against any Loan Party, (c) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (d) pay any amount, incur any expense or perform any act which, in Agent’s judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Agent and Lenders with respect thereto. Agent may add any amounts so expended to the Obligations and charge any Borrower’s account therefor, such amounts to be repayable by Borrowers on demand; provided, that the Canadian Borrowers shall not be required to pay any such amounts in excess of the Canadian Borrower Percentage thereof. Agent and Lenders shall be under no obligation to

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effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of any Loan Party. Any payment made or other action taken by Agent or any Lender under this Section 7.6 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

7.7 Access to Premises. From time to time as requested by Agent, at the cost and expense of Borrowers, (a) Agent or its designee shall have complete access to all of each Loan Party’s premises during normal business hours and after notice to the Administrative Borrower, or at any time and without notice to the Administrative Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of each Loan Party’s books and records, including the Records, and (b) each Loan Party shall promptly furnish to Agent such copies of such books and records or extracts therefrom as Agent may request, and Agent or any Lender or Agent’s designee may use during normal business hours such of any Loan Party’s personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral. In addition to the foregoing, so long as no Event of Default shall have occurred and be continuing, Agent shall be permitted to conduct no more than four (4) field examinations and no more than four (4) appraisals during any twelve (12) consecutive month period; provided, that so long as no Event of Default has occurred and is continuing, Excess Liquidity is at least $100,000,000 and Total Excess Availability is greater than the Threshold Amount, the Borrowers shall be required to bear the cost of only two (2) such field examinations and two (2) such appraisals in any twelve (12) month period; and provided, further, that upon the occurrence and during the continuation of an Event of Default, there is no limit on the number of field examinations and appraisals which may be conducted by Agent or any Lender and the Borrowers shall be required to bear the cost of all such field examinations and appraisals. For the avoidance of doubt, in any twelve (12) month period, a field examination of the U.S. Collateral and a field examination of the Canadian Collateral occurring in such period shall constitute one field examination. The Canadian Borrowers shall bear the cost of all such field examinations and appraisals involving Canadian Collateral and the U.S. Borrowers shall bear the cost of all such field examinations and appraisals involving U.S. Collateral.

SECTION 8 REPRESENTATIONS AND WARRANTIES

Each Loan Party hereby represents and warrants to Agent, Lenders and Issuing Bank the following (which shall survive the execution and delivery of this Agreement):

8.1 Corporate Existence, Power and Authority. Each Loan Party is a corporation, limited liability company, unlimited liability company or limited partnership duly organized and in good standing under the laws of its jurisdiction of organization and is duly qualified as a foreign corporation, limited liability company, unlimited liability company or limited partnership, as applicable, and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. The execution, delivery and performance of this Agreement, the other Loan Documents and the transactions contemplated hereunder and thereunder (a) are all within each Loan Party’s corporate, limited liability company, unlimited liability company or

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limited partnership powers, (b) have been duly authorized, (c) are not in contravention of law or the terms of any Loan Party’s certificate of incorporation, certificate of formation, bylaws, operating agreement, limited partnership agreement or other organizational documentation, or any indenture, loan agreement, or Material Contract to which any Loan Party is a party or by which any Loan Party or its property are bound and (d) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any Lien upon any property of any Loan Party. This Agreement and the other Loan Documents to which any Loan Party is a party constitute legal, valid and binding obligations of such Loan Party enforceable in accordance with their respective terms.

8.2 Name; State of Organization; Chief Executive Office; Collateral Locations.

(a) The exact legal name of each Loan Party is as set forth on the signature page of this Agreement and in Schedule 8.2. No Loan Party has, during the five (5) years prior to the date of this Agreement, been known by or used any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as set forth in Schedule 8.2.

(b) Each Loan Party is an organization of the type and organized in the jurisdiction set forth in Schedule 8.2. Schedule 8.2 accurately sets forth the organizational identification number of each Loan Party or accurately states that such Loan Party has none and accurately sets forth the federal employer identification number or business number of each Loan Party.

(c) The chief executive office and mailing address of each Loan Party and each Loan Party’s Records concerning Accounts are set forth in Schedule 8.2 and, as of the Closing Date, its only other places of business and the only other locations of Collateral, if any, are set forth in Schedule 8.2, subject to the rights of any Loan Party to establish new locations in accordance with Section 9.2 below. Schedule 8.2 correctly identifies any of such locations as of the Closing Date that are not owned by a Loan Party and sets forth the owners and/or operators thereof.

(d) Each of L PSPV, Inc., LP Pinewood SPV, LLC, and LP SPV2, LLC are special purpose entities formed by the Company in connection with the SPV Notes. Other than this limited purpose, these entities conduct no business and own no assets other than the SPV Notes. New Waverly Transportation, Inc. conducts no business and has no assets in excess of $100,000.

8.3 Financial Statements; No Material Adverse Change. All financial statements relating to any Loan Party which have been or may hereafter be delivered by any Loan Party to Agent and Lenders have been prepared in accordance with GAAP (except as to any interim financial statements, to the extent such statements are subject to normal year-end adjustments and do not include any notes) and fairly present in all material respects the financial condition and the results of operation of such Loan Party as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Loan Parties to Agent prior to the date of this Agreement, there has been no act, condition or event that could

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reasonably be expected to have a Material Adverse Effect since the date of the most recent audited financial statements of any Loan Party furnished by any Loan Party to Agent prior to the date of this Agreement. The projections that have been delivered to Agent pursuant to Section 4.1(s) or any projections hereafter delivered to Agent have been prepared in light of the past operations of the businesses of Loan Parties and are based upon estimates and assumptions stated therein, all of which Loan Parties have determined to be reasonable and fair in light of the then current conditions and current facts and reflect the good faith and reasonable estimates of Loan Parties of the future financial performance of the Company and its Subsidiaries and of the other information projected therein for the periods set forth therein; provided, however, that no representation or warranty is made as to the impact of future general economic or industry conditions or as to whether the Borrowers’ projected consolidated results as set forth in the projections will actually be realized, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results for the periods covered by the projections may differ materially from the projections.

8.4 Priority of Liens. The Liens granted to Agent under this Agreement and the other Loan Documents constitute valid and perfected first priority Liens and security interests in and upon the ABL Priority Collateral or, in the case of the Senior Note Priority Collateral, second priority Liens and security interests subject only to the Liens permitted under Section 10.2 hereof.

8.5 Tax Returns. Each Loan Party has filed, or caused to be filed, in a timely manner all income and other material tax returns, reports and declarations which are required to be filed by it. All information in such tax returns, reports and declarations is complete and accurate in all material respects. Each Loan Party has paid, caused to be paid or made adequate provision for the payment of all income and other material taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Loan Party and with respect to which adequate reserves have been set aside on its books.

8.6 Litigation. Except as set forth in Schedule 8.6, (a) there is no investigation by any Governmental Authority pending, or to the best of any Loan Party’s knowledge threatened, against or affecting any Loan Party, its or their assets or business and (b) there is no action, suit, proceeding or claim by any Person pending, or to the best of any Loan Party’s knowledge threatened, against any Loan Party or its or their assets or goodwill, or against or affecting any transactions contemplated by this Agreement, in each case, which if adversely determined against such Loan Party has or could reasonably be expected to have a Material Adverse Effect.

8.7 Compliance with Other Agreements and Applicable Laws.

(a) Loan Parties are not in default in any material respect under, or in violation in any respect of the terms of, any Material Contract. Loan Parties are in compliance with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority relating to their respective businesses, including, without limitation, those set forth in or promulgated pursuant to the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, ERISA, the Code, as amended, and the rules and regulations thereunder, and all Environmental Laws, except to the extent that any noncompliance or violation could not reasonably be expected to have a Material Adverse Effect.

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(b) Loan Parties have obtained all material permits, licenses, approvals, consents, certificates, orders or authorizations of any Governmental Authority required for the lawful conduct of its business (the “Permits”). All of the Permits are valid and subsisting and in full force and effect. There are no actions, claims or proceedings pending or, to the best of any Loan Party’s knowledge, threatened that seek the revocation, cancellation, suspension or modification of any of the Permits, which such revocation, cancellation, suspension or modification could reasonably be expected to have a Material Adverse Effect.

8.8 Environmental Compliance.

(a) No Loan Party and no Subsidiary of any Loan Party has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates in any respect any applicable Environmental Law or Permit, except to the extent that any such violation could not reasonably be expected to have a Material Adverse Effect.

(b) There has been no investigation by any Governmental Authority or any proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other person nor is any pending or to the best of any Loan Party’s knowledge threatened, with respect to any non compliance with or violation of the requirements of any Environmental Law by any Loan Party and any Subsidiary of any Loan Party or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which adversely affects or could reasonably be expected to adversely affect in any respect any Loan Party or its or their business, operations or assets or any properties at which such Loan Party has transported, stored or disposed of any Hazardous Materials, except to the extent that any such violation could not reasonably be expected to have a Material Adverse Effect.

(c) Neither any Loan Party nor any of its Subsidiaries has any material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

8.9 Employee Benefits.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or State law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and to the best of any U.S. Loan Party’s knowledge, nothing has occurred which would cause the loss of such qualification. Each U.S. Borrower and its ERISA Affiliates have made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

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(b) There are no pending, or to the best of any U.S. Loan Party’s knowledge, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan.

(c) Except as could not be reasonably be expected to result in a Material Adverse Effect, (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) except as set forth in Schedule 8.9, based on the latest valuation of each Pension Plan and on the actuarial methods and assumptions employed for such valuation (determined in accordance with the assumptions used for funding such Pension Plan pursuant to Section 412 of the Code), the aggregate current value of accumulated benefit liabilities of such Pension Plan under Section 4001(a)(16) of ERISA does not exceed the aggregate current value of the assets of such Pension Plan; (iii) each U.S. Loan Party, and their ERISA Affiliates, have not incurred and do not reasonably expect to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) each U.S. Loan Party, and their ERISA Affiliates, have not incurred and do not reasonably expect to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) each U.S. Loan Party, and their ERISA Affiliates, have not engaged in a transaction that would be subject to Section 4069 or 4212(c) of ERISA.

(d) Each Canadian Pension Plan and each Canadian Benefit Plan is in compliance with its applicable terms, any funding agreements and all applicable statutes, orders, rules and regulations (including any funding, investment and administration obligations), except where the failure to comply with such applicable terms, funding agreements or applicable statutes, orders, rules and regulations would not, individually or in the aggregate, have a Material Adverse Effect. The Canadian Pension Plans that require registration are duly registered under the Income Tax Act (Canada) and any other applicable laws. Except as could not reasonably be expected to have a Material Adverse Effect, all employer and employee payments, contributions or premiums to be remitted, paid to or in respect of each Canadian Pension Plan or Canadian Benefit Plan or Canadian Union Plan have been paid in a timely fashion in accordance with the terms thereof, any funding agreement and all applicable laws. As of the date hereof, there are no outstanding disputes concerning the Canadian Pension Plans, the Canadian Benefit Plans or the Canadian Union Plans or the assets thereof that could reasonably be expected to have a Material Adverse Effect.

(e) Except as would not individually or in the aggregate, reasonably be expected to give rise to a Material Adverse Effect, each Loan Party and each of its Subsidiaries, to the extent applicable, has remitted all Canada Pension Plan contributions, provincial pension plan contributions, workers compensation assessments, employment insurance premiums, and employer health taxes (the “Statutory Lien Payments”) to the proper Governmental Authority within the time required under the applicable law. Except as would not individually or in the aggregate, reasonably be expected to give rise to a Material Adverse Effect, each Loan Party and each of its Subsidiaries, to the extent applicable, has discharged all obligations (including interest and penalties, but other than current obligations for which the time for remittance has not expired) in respect of the Statutory Lien Payments which, if unpaid, might become a Lien on any of its respective assets.

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8.10 Bank Accounts. As of the Closing Date, all of the deposit accounts or securities accounts in the name of or used by any Loan Party maintained at any bank or other financial institution are set forth in Schedule 8.10, subject to the right of each Loan Party to establish new accounts in accordance with Section 5.2 hereof.

8.11 Intellectual Property.

(a) The Loan Parties have in their possession all Intellectual Property used in or necessary for the operation of each Loan Party’s business as presently conducted. All Intellectual Property owned by a Loan Party (“Owned Intellectual Property”) is owned free and clear of all Liens except for Liens permitted under Section 10.2. Except as set forth on Schedule 8.11, all Registered Intellectual Property is owned solely by a Loan Party.

(b) Schedule 8.11 contains an accurate and complete list of all Intellectual Property owned by each Loan Party that is the subject of an application or registration in the United States Patent and Trademark Office, U.S. Copyright Office, Internet domain name registrar or any similar office or agency in the United States of America, any State thereof, any political subdivision thereof or in any other country (“Registered Intellectual Property”) as of the date hereof, including (i) the jurisdictions in which each item of Registered Intellectual Property has been issued or registered or in which any such application for issuance or registration has been filed, (ii) the registration or application date, as applicable for each such item of Registered Intellectual Property, (iii) the registration or application number, as applicable for each such item of Registered Intellectual Property and (iv) the current owners thereof.

(c) Schedule 8.11 contains an accurate and complete list of all Intellectual Property Agreements, other than “off the shelf” or “shrinkwrap” software licenses. To the knowledge of the Loan Parties, no Loan Party is in material breach of any such agreement or any off the shelf or shrinkwrap software licenses.

(d) On the date hereof, all Intellectual Property owned by any Loan Party is valid, subsisting, and in full force and effect. Except as set forth in Schedule 8.11, none of the Intellectual Property owned or used by any Loan Party in the operation of such Loan Party’s business as presently conducted or intended to be conducted is the subject of any Intellectual Property Agreement.

(e) On of the date hereof, all necessary registration, maintenance, renewal and other relevant filing fees in connection with any of the Registered Intellectual Property have been timely paid, and all necessary documents, certificates and other relevant filings in connection with such Registered Intellectual Property have been timely filed with the relevant governmental authority and Internet domain name registrars in the United States or foreign jurisdictions, as the case may be, to the extent required to be paid or filed prior to the date hereof, for the purpose of maintaining the issuances, registrations or applications for such Registered Intellectual Property.

(f) There is no litigation pending or threatened against any Loan Party and to the knowledge of the Loan Parties, none of the Loan Parties have in the three years prior to the date hereof (i) infringed, misappropriated, diluted or otherwise violated the Intellectual Property rights of any third party or (ii) received any charge, complaint, claim, demand, or notice from

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any third party that (A) alleges a claim of infringement, misappropriation, dilution or violation of any Intellectual Property rights of any third party, (B) challenges the ownership, use, validity or enforceability of any Owned Intellectual Property, (C) claims that any Loan Party must license any of such third party’s Intellectual Property or refrain from using any and which, if adversely determined in each of the foregoing cases, would have a Material Adverse Effect. No holding, decision or judgment has been rendered by any governmental authority which would limit, cancel or question the validity of, or any Loan Party’s rights in, any Owned Intellectual Property.

(g) No Loan Party has brought or threatened any claim against any third party (i) alleging infringement, misappropriation, dilution or other violation of any Owned Intellectual Property or (ii) challenging any third party’s ownership or use of, or the validity, enforceability or registrability of, such third party’s Intellectual Property.

8.12 Subsidiaries; Affiliates; Capitalization; Solvency.

(a) No Loan Party has any direct or indirect Subsidiaries or Affiliates and is not engaged in any joint venture or partnership except as set forth in Schedule 8.12.

(b) Each Loan Party is the record and beneficial owner of all of the issued and outstanding shares of Capital Stock of each of its Subsidiaries listed in Schedule 8.12 as being owned by such Loan Party and there are no proxies, irrevocable or otherwise, with respect to such shares and, except as set forth in Schedule 8.12, no equity securities of any of the Loan Parties are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any kind or nature and there are no contracts, commitments, understandings or arrangements by which any Loan Party is or may become bound to issue additional shares of it Capital Stock or securities convertible into or exchangeable for such shares.

(c) As of the Closing Date, the issued and outstanding shares of Capital Stock of each Loan Party (other than the Company) are directly and beneficially owned and held by the persons indicated in Schedule 8.12, and in each case all of such shares have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except as disclosed in writing to Agent prior to the Closing Date.

(d) The Company individually, LP Canada individually and the Loan Parties taken as a whole, are each Solvent and will continue to be Solvent after the creation of the Obligations, the security interests of Agent and the other transactions contemplated hereunder.

8.13 Labor Disputes.

(a) Set forth in Schedule 8.13 is a list (including dates of termination) of all collective bargaining or similar agreements between or applicable to each Loan Party and any union, labor organization or other bargaining agent in respect of the employees of any Loan Party on the Closing Date.

(b) Except as could not reasonably be expected to have a Material Adverse Effect, there is (i) no significant unfair labor practice complaint pending against any Loan Party or, to the best of any Loan Party’s knowledge, threatened against it, before the National Labor

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Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending on the Closing Date against any Loan Party or, to best of any Loan Party’s knowledge, threatened against it, and (ii) no significant strike, labor dispute, slowdown or stoppage is pending against any Loan Party or, to the best of any Loan Party’s knowledge, threatened against any Loan Party.

8.14 Burdensome Restrictions. Except as permitted in Section 10.8, there are no contractual or consensual restrictions on any Loan Party or any of its Subsidiaries that (a) prohibit or otherwise restrict the transfer of cash or other assets (i) between any Loan Party and any of its Subsidiaries or (ii) between any Subsidiaries of any Loan Party, (b) prohibit or otherwise restrict the ability of any Loan Party or any of its Subsidiaries to incur Indebtedness or grant Liens to Agent or any Lender in the Collateral or (c) could reasonably be expected to have a Material Adverse Effect.

8.15 Material Contracts. Schedule 8.15 sets forth all Material Contracts to which any Loan Party is a party or is bound as of the Closing Date. Loan Parties have delivered true, correct and complete copies of such Material Contracts to Agent on or before the Closing Date. Except as could not reasonably be expected to have a Material Adverse Effect, the Loan Parties are not in breach of or in default under any Material Contract and have not received any notice of the intention of any other party thereto to terminate any Material Contract.

8.16 Real Property. Schedule 8.16 contains a list of all Real Property owned or leased by any Loan Party as of the Closing Date. Each Loan Party has (a) good and marketable fee simple title to or valid leasehold interests in all of its Real Property and (b) good and marketable title to all of its other property (including without limitation, all property in each case as reflected in the financial statements delivered to the Agent hereunder), other than, with respect to properties described in clause (b) above, properties disposed of in the ordinary course of business or in any manner otherwise permitted under this Agreement since the date of the most recent audited consolidated balance sheet of the Company, and in case of each (a) and (b) subject to no Liens other than permitted Liens pursuant to Section 10.2. Each Loan Party and its Subsidiaries enjoy peaceful and undisturbed possession of all its Real Property and there is no pending or, to the best of their knowledge, threatened condemnation proceeding relating to any such Real Property. Except as could not reasonably be expected to have a Material Adverse Effect, no material default exists under any leases evidencing any leasehold interests of the Loan Parties (the “Leases”). All of the Real Property owned, leased or used by each Loan Party or any of its Subsidiaries in the conduct of their respective businesses is (i) insured to the extent and in a manner customary in the industry in which each Loan Party or its Subsidiaries are engaged, (ii) in good operating condition and repair, subject to ordinary wear and tear, (iii) not in need of maintenance or repair except for ordinary, routine maintenance and repair the cost of which is immaterial, (iv) sufficient for the operation of the businesses of each Loan Party and its Subsidiaries as currently conducted, and (v) in conformity with all applicable laws, ordinances, orders, regulations and other requirements (including applicable zoning, environmental, motor vehicle safety, occupational safety and health laws and regulations) relating thereto, except where the failure to conform could not reasonably be expected to have a Material Adverse Effect.

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8.17 Payable Practices. No Loan Party has made any material change in its historical accounts payable practices from those in effect immediately prior to the Closing Date, except for such changes disclosed in writing to Agent.

8.18 Accuracy and Completeness of Information. All information furnished by or on behalf of any Loan Party in writing to Agent or any Lender in connection with this Agreement or any of the other Loan Documents or any transaction contemplated hereby or thereby, including all information on the Perfection Certificate when taken as a whole, is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a Material Adverse Effect, which has not been fully and accurately disclosed to Agent in writing prior to the Closing Date.

8.19 Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Loan Documents shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Agent and Lenders on the date of each additional borrowing or issuance of a Letter of Credit hereunder and shall be conclusively presumed to have been relied on by Agent and Lenders regardless of any investigation made or information possessed by Agent or any Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which any Loan Party shall now or hereafter give, or cause to be given, to Agent or any Lender.

8.20 Margin Security and Investment Company Act. No Loan Party owns any margin stock and no portion of the proceeds of any Loans or Letters of Credit shall be used by any Borrower for the purpose of purchasing or carrying any “margin stock” (as defined in Regulation U of the Board of Governors of the Federal Reserve System) or for any other purpose which violates the provisions or Regulation T, U or X of said Board of Governors or for any other purpose in violation of any applicable statute or regulation, or of the terms and conditions of this Agreement. No Loan Party is subject to regulation under the Investment Company Act of 1940, as amended. In addition, none of the Loan Parties is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company.

8.21 Insurance. The properties of the Loan Parties are insured with financially sound and reputable insurance companies not Affiliates of any Loan Party, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Loan Parties operate.

8.22 OFAC. None of Borrowers, any Subsidiary of any Borrower or any Affiliate of any Borrower: (a) is a Sanctioned Person, (b) has any of its assets in Sanctioned Entities, or (c) derives any of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. The proceeds of any Loan will not be used and have not been used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.

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8.23 Anti-Terrorism Laws. Neither the making of the Loans hereunder nor the Borrowers’ use of the proceeds thereof will violate:

(a) the Patriot Act, the Trading with the Enemy Act, as amended, any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), or any enabling legislation in force in the United States or executive order relating thereto, or is in violation of any Federal statute or Presidential Executive Order, including without limitation Executive Order 13224 66 Fed. Reg. 49079 (September 25, 2001) (Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit or Support Terrorism); or

(b) the Anti-terrorism Act (Canada), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the Proceeds of Crime (Money Laundering) and Terrorist Financing Suspicious Transaction Reporting Regulations (Canada), the Proceeds of Crime (Money Laundering) and Terrorist Financing Regulations (Canada), the Cross-Border Currency and Monetary Instruments Reporting Regulations (Canada), the Proceeds of Crime (Money Laundering) and Terrorist Financing Registration Regulations, the Proceeds of Crime (Money Laundering) and Terrorist Financing Administrative Monetary Penalties Regulations, or any enabling legislation in force in Canada or regulation relating thereto.

8.24 Senior Indebtedness. The monetary Obligations hereunder rank at least pari passu in right of payment (to the fullest extent permitted by law) with all other senior indebtedness of the Borrowers, provided that the prior secured claims of any other senior indebtedness solely with respect to particular collateral will not be deemed to result in such Obligations not being at least pari passu in right of payment to such other senior indebtedness.

SECTION 9 AFFIRMATIVE COVENANTS

9.1 Maintenance of Existence.

(a) Each Loan Party shall at all times preserve, renew and keep in full force and effect its corporate or limited liability company or limited partnership existence and rights and franchises with respect thereto and, except those that expire or otherwise terminate in accordance with their terms, maintain in full force and effect all registrations, approvals, authorizations, leases, contracts, consents and Permits necessary to carry on the business as presently or proposed to be conducted.

(b) No Loan Party shall change its name unless each of the following conditions is satisfied: (A) Agent shall have received prior written notice from the Administrative Borrower of such proposed change in its name, which notice shall accurately set forth the new name; and (B) Agent shall have received a copy of the amendment to the certificate of incorporation, certificate of formation or other organizational document of such Loan Party providing for the name change certified by the Secretary of State or other applicable government official of the jurisdiction of incorporation or organization of such Loan Party or other similar Governmental Authority as soon as it is available.

(c) No Loan Party shall change its chief executive office or its mailing address or organizational identification number (or if it does not have one, shall not acquire one)

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unless Agent shall have received not less than fifteen (15) days’ prior written notice from the Administrative Borrower of such proposed change, which notice shall set forth such information with respect thereto as Agent may require and Agent shall have received such agreements as Agent may reasonably require in connection therewith. No Loan Party shall change its type of organization, jurisdiction of organization or other legal structure.

9.2 New Collateral Locations. Each Loan Party may only open any new location within the continental United States or Canada provided such Loan Party gives Agent prior written notice of the intended opening of any such new location.

9.3 Compliance with Laws, Regulations, Etc.

(a) Each Loan Party shall, and shall cause any Subsidiary to, at all times, comply in all material respects with all laws, rules, regulations, licenses, approvals, orders and other Permits applicable to it and duly observe in all material respects all requirements of any Governmental Authority; provided, however, that the foregoing shall not apply with respect to Intellectual Property (which is the subject of Section 9.9 below).

(b) Loan Parties shall give written notice to Agent immediately upon any Loan Party’s receipt of any notice of, or any Loan Party’s otherwise obtaining knowledge of, (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: any non-compliance with or violation of any Environmental Law by any Loan Party or the release, spill or discharge, threatened or actual, of any Hazardous Material if the threatened or actual release, spill or discharge, or the alleged or actual non-compliance or violation of Environmental Law by any Loan Party is likely to result in costs or liabilities to the Loan Party in excess of $10,000,000 (collectively for purposes of this Section 9.3, a “Material Release or Non-Compliance”). Upon request of Agent, copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by such Loan Party to Agent. Each Loan Party shall take prompt action to respond to any Material Release or Non-Compliance and shall regularly report to Agent on such response, if so requested by Agent.

(c) Without limiting the generality of the foregoing, whenever Agent reasonably determines that there is a Material Release or Non-Compliance, Borrowers shall, at Agent’s request and U.S. Borrowers’ or the Canadian Borrowers’ expense, as applicable: (i) cause an independent environmental engineer reasonably acceptable to Agent to conduct such tests of the site where such Material Release or Non-Compliance occurred as to such Material Release or Non-Compliance and prepare and deliver to Agent a report as to such Material Release or Non-Compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Agent a supplemental report of such engineer whenever the scope of such Material Release or Non-Compliance, or such Loan Party’s response thereto or the estimated costs thereof, shall change in any material respect.

(d) Each Loan Party shall indemnify and hold harmless Agent and Lenders and their respective directors, officers, employees, agents, invitees, representatives, successors

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and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including reasonable attorneys’ fees and expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of any Loan Party and the preparation and implementation of any closure, remedial or other required plans. All representations, warranties, covenants and indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination of this Agreement.

9.4 Payment of Taxes and Claims. Each Loan Party shall, and shall cause any Subsidiary to, duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Loan Party or Subsidiary, as the case may be, and with respect to which adequate reserves have been set aside on its books to the extent required by GAAP.

9.5 Insurance. Each Loan Party shall, and shall cause any Subsidiary to, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated (including, without limitation, hazard and business interruption insurance). Said policies of insurance shall be reasonably satisfactory to Agent as to form, amount and insurer. Loan Parties shall furnish certificates, policies or endorsements to Agent as Agent shall reasonably require as proof of such insurance, and, if any Loan Party fails to do so, Agent is authorized, but not required, to obtain such insurance at the expense of Borrowers. All policies shall provide for at least thirty (30) days prior written notice to Agent of any cancellation or reduction of coverage and that Agent may act as attorney for each Loan Party in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Loan Parties shall cause Agent to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Loan Parties shall obtain non-contributory lender’s loss payable endorsements to all insurance policies in form and substance satisfactory to Agent. Such lender’s loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Agent as its interests may appear and further specify that Agent and Lenders shall be paid regardless of any act or omission by any Loan Party or any of its Affiliates. Without limiting any other rights of Agent or Lenders, subject to the terms of the Intercreditor Agreement, any insurance proceeds received by Agent at any time with respect to Canadian Collateral shall be applied to payment of the Canadian Obligations and any insurance proceeds received by Agent at any time with respect to U.S. Collateral shall be applied to payment of the U.S. Obligations, whether or not then due, in any order and in such manner as Agent may determine. Upon application of such proceeds to the applicable Revolving Loans, such Revolving Loans may be available subject and pursuant to the terms hereof to be used for the costs of repair or replacement of the Collateral lost or damages resulting in the payment of such insurance proceeds. Notwithstanding the foregoing to the contrary, if any such insurance proceeds are received in connection with damages to Collateral other than ABL Priority Collateral, and so long as no Cash Dominion Event or any Event of Default has occurred and is continuing, such proceeds may be retained by the applicable Loan Party to restore, rebuild or

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replace the damaged or destroyed Collateral or for any other lawful purpose. If a Cash Dominion Event or an Event of Default is then in existence, such proceeds to the extent not required to be applied to the repayment of the Senior Notes or otherwise in accordance with the Senior Note Indenture, shall be applied to repay outstanding U.S. Obligations or Canadian Obligations, as applicable.

9.6 Financial Statements and Other Information.

(a) Each Loan Party shall, and shall cause any Subsidiary to, keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of such Loan Party and its Subsidiaries in accordance with GAAP (other than the books and records of Foreign Subsidiaries that are kept in accordance with local accounting rules and converted to GAAP monthly). The Company shall furnish or cause to be furnished to Agent, the following:

(i) within ninety (90) days after the end of each fiscal year of the Company, audited consolidated financial statements of the Company and its Subsidiaries for such fiscal year, and the accompanying notes thereto, all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of the Company and its Subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants with respect to the audited consolidated financial statements, which accountants shall be an independent accounting firm selected by the Administrative Borrower and acceptable to Agent, that such audited consolidated financial statements have been prepared in accordance with GAAP, and present fairly in all material respects the results of operations and financial condition of the Company and its Subsidiaries as of the end of and for the fiscal year then ended. Additionally, the Company shall provide unaudited consolidating financial reports in Dollars (for purposes hereof, “consolidating” shall mean such reports by and for the U.S Loan Parties as a group, the Canadian Loan Parties as a group and Subsidiaries that are not Loan Parties as a group), including, in each case, balance sheets, statements of income and loss, and summary cash flow items. Each of the foregoing shall be accompanied by a Compliance Certificate, along with a schedule in form reasonably satisfactory to Agent of the calculation of the Fixed Charge Coverage Ratio (computed for the consecutive four fiscal quarters then ending); and

(ii) within forty-five (45) days after the end of each fiscal quarter of the Company, unaudited consolidated financial statements, including a “Summary Profit Report” and unaudited consolidating financial reports in Dollars (for purposes hereof, “consolidating” shall mean reports by and for the U.S Loan Parties as a group, the Canadian Loan Parties as a group and Subsidiaries that are not Loan Parties as group and certain adjustments made at the consolidating level that are outside of any of the foregoing), including, in each case, balance sheets, statements of income and loss, and summary cash flow items, of the Company and its Subsidiaries for such fiscal quarter, all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of the Company and its Subsidiaries as of the end of and through such fiscal quarter, in each case (in respect of the consolidated statements only) setting forth in comparative form the figures for the corresponding period or periods of the preceding fiscal year and the figures for the corresponding period or periods. Additionally, “Summary Profit Reports” will be provided setting forth in comparative

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form the figures for the corresponding budget quarter and most recent projections delivered to Agent pursuant to clause (iv) below, certified to be correct by the chief financial officer of the Company, subject to normal year-end adjustments and accompanied by (A) a Compliance Certificate, along with a schedule in form reasonably satisfactory to Agent of the calculations used in determining, as of the end of such quarter, the calculation of the Fixed Charge Coverage Ratio (computed for the consecutive four fiscal quarters then ending) for such fiscal quarter and (B) a representation by the chief financial officer, controller or treasurer of the Company that no Event of Default has occurred or is continuing;

(iii) within twenty-five (25) days after the end of each fiscal month of the Company, the monthly historical financial statements for the Company and its Subsidiaries, limited to the “Summary Profit Report”, a consolidated balance sheet and summary of cash flow items prepared by the Company as of the end of and through such fiscal month, accompanied by a Compliance Certificate, along with a schedule in form reasonably satisfactory to Agent of the calculations used in determining, as of the end of such month, the calculation of the Fixed Charge Coverage Ratio (computed for the consecutive 12-month period then ending) for such month; and

(iv) at such time as available, but in no event later than forty (40) days after the end of each fiscal year (commencing with the fiscal year of Borrowers ending December 31, 2009), a projected financial budget statement (including forecasted balance sheets, Summary Profit Reports and summary cash flow items) of the Company and its Subsidiaries for such fiscal year, all in reasonable detail, and in a format reasonably acceptable to the Agent, together with such supporting information as Agent may reasonably request. Such projected financial budget statement shall also include projected borrowings and Letter of Credit usage and pro forma calculations of Total Excess Availability, Excess Liquidity and the Fixed Charge Coverage Ratio. Such projected financial budget statement shall be prepared (A) on a quarterly basis for the period commencing on the Closing Date through December 31, 2010 and on an annual basis for each succeeding fiscal year and (B) for each fiscal year thereafter, on a quarterly basis for such current fiscal year then commencing and on an annual basis for each succeeding fiscal year thereafter. Such projected financial budget statement shall represent the reasonable best estimate by Loan Parties of the future financial performance of the Company and its Subsidiaries for the periods set forth therein and shall have been prepared on the basis of the assumptions set forth therein that Loan Parties believe are fair and reasonable as of the date of preparation in light of current and reasonably foreseeable business conditions (it being understood that actual results may differ from those set forth in such projected financial budget statement). The Company shall provide to Agent a quarterly update to such projected financial budget statement for each upcoming quarter or, at any time a Default or Event of Default or a Cash Dominion Event exists or has occurred and is continuing, more frequently as Agent may require.

(b) Loan Parties shall promptly notify Agent in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to ABL Priority Collateral having a value of more than $1,000,000 or other Collateral having a value of more than $5,000,000, or which if adversely determined would result in any Material Adverse Effect, (ii) any Material Contract being terminated or amended or any new Material Contract entered into (in which event Loan Parties shall provide Agent with a copy of such Material Contract), (iii)

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any order, judgment or decree in excess of $1,000,000 shall have been entered against any Loan Party any of its or their properties or assets, (iv) any notification of a violation of laws or regulations received by any Loan Party that could reasonably be expected to have a Material Adverse Effect, (v) any ERISA Event, and (vi) the occurrence of any Default or Event of Default.

(c) Promptly after the sending or filing thereof, Borrowers shall send to Agent copies of (i) all reports which the Company or any of its Subsidiaries sends to its security holders generally, (ii) all reports and registration statements which the Company or any of its Subsidiaries files with the Securities Exchange Commission, any national or foreign securities exchange or the National Association of Securities Dealers, Inc., and such other reports as Agent may hereafter specifically identify to the Administrative Borrower that Agent will require be provided to Agent, (iii) all press releases and (iv) all other statements concerning material changes or developments in the business of a Loan Party made available by any Loan Party to the public.

(d) Loan Parties shall furnish or cause to be furnished to Agent such budgets, forecasts, projections and other information respecting the Collateral and the business of Loan Parties, as Agent may, from time to time, reasonably request.

(e) Agent is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Loan Parties to any court or other Governmental Authority or to any Lender or Participant or prospective Lender or Participant or any Affiliate of any Lender or Participant. Each Loan Party hereby irrevocably authorizes and directs all accountants or auditors to deliver to Agent, at Borrowers’ expense, copies of the financial statements of any Loan Party and any reports or management letters prepared by such accountants or auditors on behalf of any Loan Party and to disclose to Agent and Lenders such information as they may have regarding the business of any Loan Party; provided that the Loan Parties shall notify Agent of any such reports or management letters received and, upon Agent’s request, shall use its commercially reasonably best efforts to cause such reports or management letters to be delivered to Agent in accordance with this clause (e). Any documents, schedules, invoices or other papers delivered to Agent or any Lender may be destroyed or otherwise disposed of by Agent or such Lender one (1) year after the same are delivered to Agent or such Lender, except as otherwise designated by the Administrative Borrower to Agent or such Lender in writing.

(f) Information required to be delivered pursuant to this Section 9.6 shall be deemed to have been delivered if such information, or one or more annual, quarterly or other reports containing such information, shall have been posted on the Company’s website on the internet at http://www.lpcorp.com or by Agent on an IntraLinks, SyndTrak Online or similar site to which the Lenders have been granted access or shall be available on the website of the Securities and Exchange Commission at http://www.sec.gov; provided that the Company shall deliver paper copies of such information to Agent or any Lender that requests such delivery; and provided further that such information shall only be deemed to have been delivered when posted on any such website upon notification by the Company to Agent and the Lenders of such posting.

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9.7 Compliance with ERISA. Each U.S. Loan Party shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal and State law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) not terminate any Pension Plan so as to incur any material liability to the Pension Benefit Guaranty Corporation; (d) not allow or suffer to exist any prohibited transaction involving any Plan or any trust created thereunder which would subject such U.S. Loan Party or such ERISA Affiliate to a material tax or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA; (e) make all required contributions to any Plan which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such Plan; (f) not allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such Pension Plan; (g) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; or (h) not allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any Plan that is a single employer plan, which termination could result in any material liability to the Pension Benefit Guaranty Corporation.

9.8 End of Fiscal Years; Fiscal Quarters. Each Loan Party shall, for financial reporting purposes, cause its, and each of its Subsidiaries’ (a) fiscal years to end on December 31 of each year and (b) fiscal quarters to end on March 31, June 30, September 30, and December 31 each year.

9.9 Intellectual Property.

(a) Each Loan Party (either itself or through licensees) shall refrain from taking any act that knowingly uses any Owned Intellectual Property to infringe the Intellectual Property rights of any other third party.

(b) Each Loan Party (either itself or through licensees) will (i) not abandon any Trademark used in connection with any goods and services reflected in current catalogs, brochures and price lists unless the Loan Party discontinues the associated goods or services or determines to change the Trademark used in connection therewith, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of any such Trademark unless Agent, shall obtain a perfected Lien upon such Trademark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become abandoned or dedicated to the public; other than where the Loan Party has determined, in its reasonable business judgment, to abandon or cancel such Trademark.

(c) Each Loan Party (either itself or through licensees) will not do any act, or knowingly omit to do any act, whereby any material Patent may become abandoned or dedicated to the public other than where the Loan Party has determined, in its reasonable business judgment, to abandon or cancel such Patent.

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(d) Each Loan Party (either itself or through licensees) will not do any act or knowingly omit to do any act, whereby any material Copyright may become abandoned or dedicated to the public other than where the Loan Party has determined, in its reasonable business judgment, to abandon or cancel such Copyright.

(e) Each Loan Party will notify Agent and Lenders immediately if it knows, or has reason to know, that any of the Registered Intellectual Property is the subject of any order of any Governmental Authority declaring that the Loan Party does not own the Registered Intellectual Property or the Registered Intellectual Property is invalid or unenforceable.

(f) Concurrently with the next delivery of financial statements of such Loan Party pursuant to Section 9.6, the Loan Parties shall provide an update as to all Registered Intellectual Property then owned by the Loan Parties, including therewith the information described in Section 8.11(b). Upon the request of the Agent, such Loan Party shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as Agent may request to evidence Agent’s and Lenders’ Lien upon such Registered Intellectual Property and the goodwill and general intangibles of such Loan Party relating thereto or represented thereby consistent with the terms of this Agreement.

(g) In the event that a Loan Party becomes aware that any Owned Intellectual Property is infringed upon or misappropriated or diluted by a third party, such Loan Party shall (i) take such actions as such Loan Party shall reasonably deem appropriate under the circumstances to protect such Owned Intellectual Property and (ii) if such Owned Intellectual Property is of material economic value, promptly notify Agent after it learns of its infringement, misappropriation or dilution and, to the extent such Loan Party determines in its reasonable business judgment it appropriate under the circumstances, sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

9.10 After Acquired Real Property. Subject to the last sentence of this Section 9.10, if any U.S. Loan Party hereafter acquires any Real Property, fixtures or any other property that is of the kind or nature described in the Mortgages and such Real Property, fixtures or other property is adjacent to, contiguous with or necessary or related to or used in connection with any Real Property then subject to a Mortgage, or if such Real Property is not adjacent to, contiguous with or related to or used in connection with such Real Property, then if such Real Property, fixtures or other property at any location (or series of adjacent, contiguous or related locations, and regardless of the number of parcels) has a fair market value in an amount greater than $10,000,000 (or if a Default or Event of Default exists, then regardless of the fair market value of such assets), without limiting any other rights of Agent or any Lender, or duties or obligations of any U.S. Loan Party, promptly upon Agent’s request, such U.S. Loan Party shall execute and deliver to Agent a mortgage, deed of trust or deed to secure debt, as Agent may determine, in form and substance substantially similar to the Mortgages and as to any provisions relating to specific state laws satisfactory to Agent and in form appropriate for recording in the real estate records of the jurisdiction in which such Real Property or other property is located granting to Agent a valid Lien and mortgage on such Real Property, fixtures or other property (except as such Loan Party would otherwise be permitted to incur hereunder or under the Mortgages or as otherwise consented to in writing by Agent) and such other agreements, documents and

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instruments as Agent may require in connection therewith. Notwithstanding the foregoing to the contrary, the Loan Parties will not be required to grant Liens or execute Mortgages on such after-acquired Real Property unless Liens and Mortgages are granted and executed on such after-acquired Real Property to secure the Senior Notes or to the extent permitted under the Senior Note Indenture, the Additional Notes.

9.11 Costs and Expenses. Subject to any and all limitations and restrictions on the obligation of the Loan Parties to pay fees, costs and expenses contained elsewhere in this Agreement or any other Loan Document, the Loan Parties shall pay to Agent on demand all reasonable out-of-pocket costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, syndication, and administration of this Agreement, the other Loan Documents and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, and all reasonable out-of-pocket costs and expenses, filing fees and taxes paid or payable in connection with the collection, liquidation, enforcement and defense of the Obligations, Agent’s rights in the Collateral, including: (a) all costs and expenses of filing or recording (including UCC and PPSA financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) costs and expenses and fees for insurance premiums, environmental audits, title insurance premiums, surveys, assessments, engineering reports and inspections, appraisal fees and search fees, background checks, costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Agent’s customary charges and fees with respect thereto; (c) charges, fees or expenses charged by the Issuing Bank in connection with any Letter of Credit; (d) costs and expenses of preserving and protecting the Collateral; (e) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the Liens of Agent, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Loan Documents or defending any claims made or threatened against Agent or any Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (f) all reasonable out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Agent during the course of periodic field examinations of the Collateral and such Loan Party’s operations, plus a per diem charge at Agent’s then standard rate for Agent’s examiners in the field and office (which rate as of the Closing Date is $1,000 per person per day); provided that so long as no Cash Dominion Event has occurred, the Borrowers shall only be responsible for the cost of two (2) field examinations and two (2) appraisals during any twelve consecutive month period; and further provided, upon the occurrence and during the continuance of a Cash Dominion Event, Borrowers shall be responsible for the cost of all field examinations and appraisals; and (g) the fees and disbursements of counsel (including legal assistants) to Agent in connection with any of the foregoing; provided that the Loan Parties shall only be responsible for reimbursing the Agent for fees and expenses of one counsel and local U.S. and Canadian counsel in connection with closing of this Credit Facility; and provided, further, that the Canadian Loan Parties shall not be required to pay such fees and expenses in excess of the Canadian Borrower Percentage thereof.

9.12 Further Assurances. At the request of Agent at any time and from time to time, Loan Parties shall, at their expense, duly execute and deliver, or cause to be duly executed and

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delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the Liens and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Loan Documents.

9.13 Additional Borrowers and Guarantors. Upon any Person becoming a direct or indirect Subsidiary of the Company, Loan Parties will provide Agent with written notice thereof setting forth information in reasonable detail describing all of the assets of such Person and shall (a) cause any such Person that is a Canadian Subsidiary or a U.S. Subsidiary to execute and deliver to the Agent a joinder agreement in substantially the form of Exhibit E, causing such Subsidiary to become a party to (i) this Agreement, as a joint and several “U.S. Borrower” or “Canadian Borrower” (provided that only a wholly-owned Subsidiary shall be permitted to be a Borrower), as applicable or at option of Agent, a “U.S. Guarantor” or “Canadian Guarantor”, granting a first priority Lien upon its ABL Priority Collateral and a second priority Lien upon its Senior Note Priority Collateral, subject to permitted Liens under Section 10.2, and (ii) as appropriate and subject to the Intercreditor Agreement, a pledge agreement in form and substance satisfactory to Agent, causing all of its Capital Stock (or in the case of any first-tier Foreign Subsidiary, sixty-five percent (65%) of its voting Capital Stock to secure the U.S. Obligations and the remaining thirty-five percent (35%) of its voting Capital Stock to secure the Canadian Obligations, and with respect to all other Canadian Subsidiaries, all of their Capital Stock to secure the Canadian Obligations) to be delivered to Agent (together with undated stock powers signed in blank and pledged to the Agent), (b) cause any such Person that is added as a Borrower to execute and deliver to the Agent notes in favor of Lenders, if so requested by Lenders, and, if it is a U.S. Loan Party and owns any Real Property, a Mortgage thereon in favor of Agent if and only if a mortgage on such Real Property is required under the Senior Notes Indenture, and (c) deliver such other documentation as Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, Deposit Account Control Agreements, certified resolutions and other organizational and authorizing documents of such Person and upon the request of Agent favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above), all in form, content and scope reasonably satisfactory to the Agent; provided, however, in lieu of the foregoing, at the option of Agent, Loan Parties shall cause such Person to execute and deliver to the Agent a joinder agreement in substantially the form of Exhibit E causing such Subsidiary to become a party to the applicable Guaranty Agreement, as a joint and several “Canadian Guarantor” or “U.S. Guarantor” as applicable, and each of the documents described in clauses (a)(ii), (b) and (c) above, as applicable and with the same effect set forth above, all as Agent reasonably shall request.

9.14 Fixed Charge Coverage Ratio. If at any time Adjusted Total Excess Availability is less than the Threshold Amount (a “Financial Covenant Trigger Event”), the Company shall maintain a Fixed Charge Coverage Ratio of at least 1.10 to 1.00 as of the immediately preceding fiscal month end for which financial statements are available and as of each subsequent fiscal month end thereafter; provided that (a) a breach of such covenant when so tested shall not be cured by a subsequent increase of Adjusted Total Excess Availability above the Threshold Amount and (b) such requirement to maintain a Fixed Charge Coverage Ratio of at least 1.10 to 1.00 shall no longer apply for subsequent periods if Adjusted Total Excess Availability on each

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day during any period of ninety (90) consecutive days commencing after the date of such Financial Covenant Trigger Event is not less than the Threshold Amount, after which time the requirement to comply with the Fixed Charge Coverage Ratio shall not apply unless a subsequent Financial Covenant Trigger Event occurs.

9.15 Applications under Insolvency Statutes. Each Loan Party acknowledges that its business and financial relationships with Agent and Lenders are unique from its relationship with any other of its creditors, and agrees that it shall not file any plan of arrangement under the Companies’ Creditors Arrangement Act (Canada) or make any proposal under the Bankruptcy and Insolvency Act (Canada) which provides for, or would permit directly or indirectly, Agent or any Lender to be classified with any other creditor as an “affected” creditor for purposes of such plan or proposal or otherwise.

SECTION 10 NEGATIVE COVENANTS

10.1 Sale of Assets, Consolidation, Merger, Dissolution, Etc. No Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly, merge or consolidate with or into any other Person or sell, issue, assign, lease, license, transfer, abandon, or otherwise dispose of any Capital Stock, Indebtedness, or all or substantially all of its assets (whether in one transaction or a series of transactions) to any other Person, or dissolve or liquidate, provided that this Section shall not prohibit:

(a) so long as no Default or Event of Default exists or would result therefrom, any Subsidiary of the Company from merging with and into or consolidating with (i) the Company or another Loan Party, provided that the Company or other Loan Party shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries; provided that (A) when any other wholly-owned Subsidiary is merging or consolidating with another Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving Person and (B) when a U.S. Subsidiary is merging or consolidating with another Subsidiary, a U.S. Subsidiary shall be the continuing or surviving Person;

(b) so long as no Default or Event of Default exists or would result therefrom, any Subsidiary of the Company from disposing of all or substantially all of its assets (upon voluntary liquidation, dissolution or otherwise) to (i) the Company or another Loan Party or, (ii) any one or more other Subsidiaries; provided that if the transferor in such a transaction is (A) a wholly-owned Subsidiary, then the transferee must be the Company or another wholly-owned Subsidiary or (B) a U.S. Subsidiary, then the transferee must be the Company or another U.S. Subsidiary;

(c) sales, transfers, leases or other dispositions of Inventory (including raw materials) in the ordinary course of business;

(d) so long as no Default or Event of Default exists or would result therefrom, the sale or other disposition of assets other than ABL Priority Collateral that are worn-out, obsolete, no longer used or useful in the business of any Loan Party or otherwise surplus thereto;

(e) any trade-in of Equipment in exchange for other Equipment of reasonably equivalent or greater value in the ordinary course of business;

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(f) transfers, sales, leases, licenses or other dispositions of assets by a Subsidiary that is not a Loan Party;

(g) (i) transfers, sales, leases, licenses or other dispositions by any Loan Party to any other Loan Party of assets other than the ABL Priority Collateral or (ii) transfers, sales or other dispositions by any Loan Party to any other Loan Party of assets constituting ABL Priority Collateral in the ordinary course of business and on terms in accordance with Section 10.6(a);

(h) the sale and leaseback of any Equipment or Real Property within ninety (90) days of the acquisition thereof; provided that the ninety (90) day limitation shall not apply to the sale and leaseback of any airplanes owned by any of the Loan Parties as of the Closing Date;

(i) the sale or other disposition of Collateral (not otherwise permitted pursuant to this Section 10.1), so long as (i) such sales or other dispositions do not involve Collateral having an aggregate fair market value (calculated, with respect to Inventory, at its Value and with respect to Accounts, at their face value) in excess of $10,000,000 for all such assets disposed of in any fiscal year of Borrowers or as Agent may otherwise agree, (ii) no Default or Event of Default exists or would result therefrom, and (iii) if such sale or other disposition is of ABL Priority Collateral, both before and after giving effect to the making of such sale or other disposition, Excess Availability exceeds $50,000,000;

(j) the sale or other disposition of assets by a Loan Party to the extent that the proceeds of such sale or disposition are applied to the purchase price of replacement property used or useful in the business of such Loan Party; provided that to the extent that such assets constitute Collateral, such replacement assets constitute Collateral;

(k) transfers, sales or other dispositions of cash, Cash Equivalents and/or Investments permitted under Section 10.4(c);

(l) transfers, sales or other dispositions of the Capital Stock of Joint Ventures or Subsidiaries that are not Loan Parties;

(m) the issuance and sale by the Company of Capital Stock after the Closing Date; so long as no Default or Event of Default exists or would result therefrom;

(n) the transfer, sale, lease or other disposition of the property and assets located at 600 Rue Forex, St. Michel des Saints, Quebec, Canada; so long as no Default or Event of Default exists or would result therefrom;

(o) leases or subleases in the ordinary course of business not interfering in any material respect with the business of the Company or any of its Subsidiaries and otherwise not prohibited under this Agreement; and/or

(p) licensing of Intellectual Property in the ordinary course of business that does not interfere, individually or in the aggregate, in any material respect with the conduct of the business of the Company and its Subsidiaries;

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provided that (i) all proceeds received in connection with any sale or other disposition of ABL Priority Collateral permitted above shall be paid to Agent for application to the Canadian Obligations or U.S. Obligations, as applicable, in such order and manner as Agent may determine and (ii) with respect to clauses (d), (i), (l), or (m), if a Cash Dominion Event shall have occurred and be continuing, all proceeds received in connection with any sale or other disposition of assets other than ABL Priority Collateral by any Loan Party shall be paid to Agent for application to the Canadian Obligations or U.S. Obligations, as applicable, in such order and manner as Agent may determine, except that proceeds from Senior Note Priority Collateral shall be excluded from such application to the extent that such proceeds are required to be applied to repay the Senior Notes in accordance with the Senior Notes Indenture;

provided further that at least ninety percent (90%) of the consideration received for any sale or disposition permitted pursuant to clauses (c), (d), (f) or (h) through and including (p), shall be in the form of cash and/or Cash Equivalents.

To the extent that any Collateral is disposed of as expressly permitted by this Section 10.1 or permitted pursuant to another sale consented to by the requisite Lenders required pursuant to Section 12.3 in writing to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and, if requested by Agent, upon the certification of the Administrative Borrower that such disposition is permitted by this Agreement, Agent, shall be authorized to take, and shall take, any actions deemed necessary in order to effect the foregoing, at the Borrowers’ sole expense.

10.2 Encumbrances. No Loan Party shall, nor shall it permit any Subsidiary to, create, incur, assume or suffer to exist any Lien of any nature whatsoever on any of its assets or properties, including the Collateral, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such assets or properties, except:

(a) the Liens of Agent for itself and the benefit of Secured Parties;

(b) Liens securing the payment of taxes, assessments or other governmental charges or levies either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Loan Party or Subsidiary, as the case may be and with respect to which adequate reserves have been set aside on its books in accordance with GAAP;

(c) any carrier’s, freight forwarder’s, warehouseman’s, materialman’s, logger’s, contractor’s, mechanic’s, landlord’s or other similar Liens) arising in the ordinary course of such Loan Party’s or Subsidiary’s business for sums not then due or payable or past due by more than sixty (60) days (or that are being contested in good faith and, to the extent necessary to prevent forfeiture or sale of the property or assets subject to any such Lien, by appropriate proceedings) and that do not secure Indebtedness;

(d) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, zoning or land use restrictions, covenants and other restrictions affecting the use of Real Property which do not interfere in any material respect with the use of such Real Property or ordinary conduct of the business of such Loan Party or such Subsidiary as presently conducted thereon or materially impair the value of the Real Property which may be subject thereto;

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(e) Liens securing Indebtedness permitted to be incurred under Section 10.3(b); provided that (i) the Lien may not extend to any Collateral or other property owned by such Person or any Loan Party at the time the Lien is incurred (other than assets and property affixed or appurtenant thereto and any proceeds thereof), (ii) the Indebtedness (other than any interest thereon) secured by the Lien may not be incurred more than one hundred eighty (180) days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien; and (iii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed one hundred percent (100%) of the original purchase price or lease payment amount of such property at the time it was acquired;

(f) pledges and deposits of cash by any Loan Party or any of its Subsidiaries after the Closing Date in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security benefits consistent with the current practices of such Loan Party or Subsidiary as of the Closing Date or current industry practice;

(g) pledges and deposits of cash by any Loan Party or any of its Subsidiaries after the Closing Date to secure the performance of tenders, bids, leases, trade contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations in each case in the ordinary course of business consistent with the current practices of such Loan Party as of the Closing Date or current industry practice;

(h) Liens arising from (i) operating leases and the precautionary UCC and PPSA financing statement filings in respect thereof and (ii) equipment or other materials which are not owned by any Loan Party located on the premises of such Loan Party (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of business of such Loan Party and the precautionary UCC and PPSA financing statement filings in respect thereof;

(i) judgments and other similar Liens arising in connection with court proceedings that do not constitute an Event of Default, provided that (i) such Liens are being contested in good faith and by appropriate proceedings diligently pursued, (ii) adequate reserves or other appropriate provision, if any, as are required by GAAP have been made therefor, (iii) a stay of enforcement of any such Liens is in effect and (iv) Agent may establish a Reserve with respect thereto;

(j) the Liens set forth on Schedule 10.2;

(k) the Liens securing Indebtedness permitted under Section 10.3(h) and reasonable administrative expenses of the collateral agent in respect of such Indebtedness, subject to the terms of the Intercreditor Agreement or such other intercreditor agreement referred to in Section 10.3(h);

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(l) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business that do not materially interfere with the ordinary conduct of the business of the Company or any Loan Party and do not secure any Indebtedness;

(m) any Liens that the underlying fee interest of the owners of real property leased by any Loan Party or any Subsidiary is subject, including any Liens that apply to the leasehold interests of any Loan Party or such Subsidiary by virtue of the underlying fee interest being subject to such Liens; and

(n) Liens on property or assets of a Person existing at the time (i) such Person is merged with or into or consolidated with the Company or another Loan Party, or becomes a Loan Party or (ii) such property or assets are acquired by the Company or any other Loan Party (and, in each case, not created or incurred in anticipation of such transaction) pursuant to a transaction permitted by this Agreement, provided that such Liens are not extended to the property and assets of any Loan Party other than the property or assets acquired;

(o) Liens securing Indebtedness owed to and held by the Company or another Loan Party;

(p) other Liens (not securing Indebtedness) incidental to the conduct of the business of the Company or any Subsidiary, as the case may be, or the ownership of its assets that do not individually or in the aggregate materially adversely affect the value of such assets, taken as a whole, or materially impair the operation of the business of the Company or any Subsidiary;

(q) Liens to secure any permitted extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Indebtedness secured by Liens permitted by Sections 10.2(e), (j) and (n); provided that such Liens do not extend to any other property or assets and the principal amount of the obligations secured by such Liens is not increased (except to the extent of any reasonable premiums paid and reasonable transaction costs incurred in connection with such extension, renewal, refinancing or refunding);

(r) Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods incurred in the ordinary course of business;

(s) Deposits made in the ordinary course of business to secure liability to insurance carriers;

(t) Liens on the assets of a Subsidiary that is not a Loan Party securing Indebtedness and other obligations of such Subsidiary permitted hereunder;

(u) Liens on timberlands not required to be Collateral under this Agreement in connection with any arrangement under which the Company or any other Loan Party is obligated to cut or pay for timber in order to provide the secured party with a specified amount of money, however determined;

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(v) Liens (other than Liens on Collateral) securing Indebtedness permitted under Section 10.3(q) in an aggregate amount not to exceed $50,000,000 at any time outstanding; and

(w) Liens (i) that are contractual rights of set-off (A) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (B) relating to pooled deposit or sweep accounts of the Company or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations and other cash management activities incurred in the ordinary course of business of the Company and or any of its Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of the Company or any of its Subsidiaries in the ordinary course of business, (ii) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection, encumbering reasonable customary initial deposits and margin deposits and attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law or pursuant to customary account agreements encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry.

10.3 Indebtedness. No Loan Party shall, nor shall it permit any Subsidiary to, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly), the Indebtedness, performance, obligations or dividends of any other Person, except:

(a) the Obligations;

(b) Indebtedness in connection with Capital Leases, and Indebtedness incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person (provided that such Indebtedness (other than any interest thereon) is incurred not more than one hundred eighty (180) days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of such property, plant or equipment), in each case, arising after the Closing Date in an amount, together with the outstanding amount of Indebtedness incurred pursuant to Section 10.3(q), does not exceed $100,000,000 in the aggregate at any time outstanding;

(c) guarantees by any Loan Party of the Obligations of another Loan Party in favor of Agent for the benefit of Lenders and the other Secured Parties;

(d) the Indebtedness of any Loan Party to any other Loan Party arising after the Closing Date pursuant to loans by any Loan Party permitted under Section 10.4(i);

(e) unsecured Subordinated Indebtedness of any Loan Party arising after the Closing Date to any Person (but not to any other Loan Party); provided that (i) no Default or Event of Default exists or would result therefrom; (ii) such Subordinated Indebtedness does not require principal payments to be made at any time prior to the Maturity Date; and (iii) at any time a Cash Dominion Event has occurred and is continuing, the proceeds of the loans or other accommodations giving rise to such Indebtedness shall be paid to Agent for application to the U.S. Obligations or Canadian Obligations, as applicable, in such order and manner as Agent may determine;

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(f) the Indebtedness set forth on Schedule 10.3, and any Refinancing Indebtedness in respect thereof, provided that the Loan Parties shall furnish to Agent all notices or demands in connection with such Indebtedness either received by any Loan Party or on its behalf, promptly after the receipt thereof, or sent by any Loan Party or on its behalf, concurrently with the sending thereof, as the case may be;

(g) Indebtedness of any Loan Party or any of its Subsidiaries entered into in the ordinary course of business pursuant to a Hedge Agreement in order to manage existing or anticipated interest rate, exchange rate or commodity price risks; provided that (i) such arrangements are not for speculative purposes, and (ii) such Indebtedness shall be unsecured, except to the extent such Indebtedness constitutes part of the Obligations arising under or pursuant to Hedge Agreements with a Bank Product Provider that are secured under the terms hereof;

(h) Indebtedness of the Loan Parties evidenced by the Senior Notes and Additional Notes, together with PAPPO and Refinancing Indebtedness in respect thereof, in each case, on no less favorable terms (including an intercreditor agreement in form and substance satisfactory to Agent) than those governing the Senior Notes, in an aggregate principal amount not to exceed $650,000,000 at any time outstanding;

(i) guarantees incurred by the Company or any other Loan Party of Indebtedness of (i) a Loan Party otherwise permitted to be incurred hereunder and (ii) a Subsidiary that is not a Loan Party so long as (A) at the time of the incurrence of the guarantee, the principal amount of Indebtedness guaranteed pursuant to this clause (ii) does not exceed $50,000,000 in the aggregate, (B) no Default or Event of Default exists or would result therefrom, and (C) the Aggregate Threshold Test is satisfied; provided that, in each case, such guarantees are subordinated in right of payment to prior payment in full of the Obligation to the same extent, if any, as the Indebtedness being guaranteed is subordinated in right of payment to the Obligations;

(j) Indebtedness incurred in respect of workers’ compensation claims, self-insurance obligations, indemnity, bid, performance, warranty, release, appeal, surety and similar bonds, letters of credit for operating purposes and completion guarantees provided or incurred (including guarantees thereof) by the Company or a Subsidiary in the ordinary course of business;

(k) Indebtedness arising from agreements of the Company or a Subsidiary to provide for customary indemnification, adjustment of purchase price or similar obligations, earnouts or other similar obligations, in each case, incurred or assumed in connection with a Permitted Acquisition; provided that (i) both before and after giving effect thereto, no Default or Event of Default exists or would result therefrom and (ii) such Indebtedness does not exceed $25,000,000 in the aggregate at anytime outstanding;

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(l) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five (5) Business Days of the Company receiving notice of the incurrence thereof;

(m) Indebtedness of any Subsidiary that is not a Loan Party in an aggregate principal amount for all such Subsidiaries not to exceed $100,000,000 at any time outstanding;

(n) guarantees by any Subsidiary (other than a Loan Party) of Indebtedness of the Company or any other Subsidiary;

(o) guarantees by the Company or any Subsidiary of Indebtedness of any Joint Venture, provided that the principal amount of Indebtedness guaranteed thereunder shall not at any time exceed $10,000,000 in the aggregate;

(p) unsecured Indebtedness of any Loan Party arising after the Closing Date to any Person (but not to any other Loan Party); provided that each of the following conditions is satisfied as determined by Agent: (i) in no event shall the aggregate principal amount of such Indebtedness exceed $100,000,000 at any time outstanding; (ii) no Default or Event of Default exists or would result therefrom; and (iii) at any time a Cash Dominion Event has occurred and is continuing, the proceeds of the loans or other accommodations giving rise to such Indebtedness to the extent incurred during such Cash Dominion Event shall be paid to Agent for application to the outstanding U.S. Obligations or Canadian Obligations, as applicable, in such order and manner as Agent may determine; and

(q) secured Indebtedness of any Loan Party arising after the Closing Date to any Person (but not to any other Loan Party) in an aggregate amount not to exceed at any time outstanding $100,000,000 minus the aggregate of amount of Indebtedness outstanding under Section 10.3(b); provided that both before and after giving effect thereto, no Default or Event of Default exists or would result therefrom.

10.4 Loans, Investments, Etc. No Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly, make or agree to make, any Investment in any other Person, except:

(a) the endorsement of instruments for collection or deposit in the ordinary course of business;

(b) Investments in cash or Cash Equivalents; provided that the terms and conditions of Section 5.2 hereof shall have been satisfied with respect to the deposit account, investment account or other account in which such cash or Cash Equivalents are held;

(c) the existing Investments of the Company and its Subsidiaries as of the Closing Date, as set forth on Schedule 10.4;

(d) Investments made by a Subsidiary that is not a Loan Party;

(e) Investments made after the Closing Date, by any Loan Party to or in any Subsidiary that is not a Loan Party, provided that such Investments made pursuant to this Section

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10.4(e)) do not exceed $25,000,000 in the aggregate for all such Subsidiaries at any time outstanding; so long as both before and after giving effect to the making of such Investments (i) the Aggregate Threshold Test is satisfied and (ii) no Default or Event of Default exists or would result therefrom;

(f) loans and advances made by any Loan Party to employees of such Loan Party not to exceed $2,500,000 in the aggregate at any time outstanding;

(g) stock or obligations issued to any Loan Party by any Person (or the representative of such Person) in respect of Indebtedness of such Person owing to such Loan Party in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of the debts of such Person; provided that the original of any such stock or instrument evidencing such obligations shall be promptly delivered to Agent, upon Agent’s request, together with such stock power, assignment or endorsement by such Loan Party as Agent may request;

(h) obligations of account debtors to any Loan Party arising from Accounts that are past due evidenced by a promissory note made by such account debtor payable to such Loan Party; provided that promptly upon the receipt of the original of any such promissory note by such Loan Party, such promissory note shall be endorsed to the order of Agent by such Loan Party and promptly delivered to Agent as so endorsed;

(i) Investments made by a Loan Party to or in another Loan Party after the Closing Date, provided that (i) such Investments to or in any Canadian Loan Party by any U.S. Loan Party shall be limited to such Investments, at levels and on terms, consistent with the Company’s historical practices and (ii) no Default or Event of Default exists or would result therefrom;

(j) Investments made by a Loan Party in or to Joint Ventures, not otherwise permitted by this Section 10.4, when taken together with all other Investments made pursuant to this clause (j) in the immediately preceding twelve (12) month period, in an amount not to exceed $25,000,000 (or such lesser amount as would not cause the aggregate amount of all such Investments made during such period, together with the aggregate consideration paid by the Loan Parties in respect of Permitted Acquisitions consummated during such period, to exceed the applicable amount permitted pursuant to clause (d) of the definition of Permitted Acquisitions); so long as both before and after giving effect to the making of such Investment (i) the Aggregate Threshold Test is satisfied and (ii) no Default or Event of Default exists or would result therefrom;

(k) Investments by any Loan Party not otherwise permitted by this Section 10.4 of up to $25,000,000, when taken together with all other Investments made pursuant to this clause (k) in the immediately preceding twelve (12) month period (including the outstanding amount of all Investments made in the form of loans or advances as of any date of determination), net of any amount realized in respect of the principal of such Investment upon the sale, collection or return of capital (not to exceed the original amount invested) during such period; so long as before and after giving effect to the making of such Investment, (i) the Aggregate Threshold Test is satisfied and (ii) no Default or Event of Default exists or would result therefrom;

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(l) Investments constituting guarantees and other Indebtedness permitted under Section 10.3;

(m) Investments made after the Closing Date by the Company in LP Brasil Participacoes LTDA (“LP Brasil”) in an aggregate amount not to exceed $42,000,000 enabling LP Brasil (i) to pay the purchase price in connection with the initial Acquisition of 75% of the Capital Stock of Masisa OSB Industrie e Comerico S.A. (“Masisa”), (ii) to purchase the remaining 25% of the Capital Stock of Masisa, and (iii) to fund its portion of the initial working capital contribution to Masisa as further described in Section 8.1 of the Shareholders’ Agreement (defined below), in each case, pursuant to (A) that certain Share Purchase Agreement dated as of May 12, 2008 and/or (B) that certain Shareholders’ Agreement in respect of LP-Masisa OSB Indutria e Comercio S.A. dated as of May 12, 2008 (the “Shareholders’ Agreement”); so long as before and after giving effect to the making of such Investment, no Default or Event of Default exists or would result therefrom;

(n) Investments by the Company in a Joint Venture with Murphy Company in respect of the Sutherlin Mill in an aggregate amount not to exceed $35,000,000, pursuant to that certain Put and Call Agreement between the Company and Murphy Company dated as of August 2, 2006; so long as before and after giving effect to the making of such Investment, no Default or Event of Default exists or would result therefrom;

(o) Investments made after the Closing Date for the purchase of the remaining 50% of the Capital Stock of Canfor-LP OSB Limited Partnership, pursuant to that certain Amended and Restated Limited Partnership Agreement dated as of October 24, 2005, in an aggregate amount not to exceed (i) $50,000,000 plus (ii) the unused amount set forth in clause (d) of the definition of Permitted Acquisitions for the twelve (12) month period in which such Investment is made; provided that each of the requirements set forth in the definition of Permitted Acquisitions shall have been satisfied with respect to such Investment as if such Investment were a Permitted Acquisition; and

(p) promissory notes, earn-outs, other contingent obligations and/or non-cash consideration received by the Company or any of its Subsidiaries as partial payment of the total consideration for any sale or other disposition not prohibited by Section 10.1; provided that such promissory notes, earn-outs, other contingent obligations and/or non-cash consideration shall in no event exceed ten percent (10%) of the total consideration received in connection with a sale or other disposition permitted pursuant to clauses (c), (d), (f) or (h) through and including (p) of Section 10.1; and

(q) Permitted Acquisitions.

10.5 Restricted Payments. No Loan Party shall, nor shall it permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(a) the Loan Parties and each Subsidiary may declare and make dividend payments or other distributions payable solely in the Capital Stock of such Person;

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(b) any Subsidiary that is not a Loan Party may pay dividends or other distributions to any Subsidiary of the Company;

(c) any Subsidiary of the Company may pay dividends or other distributions to any Loan Party;

(d) the Company may repurchase Capital Stock of the Company issued or deemed issued upon exercise of warrants issued in connection with the Senior Notes if such Capital Stock represents a portion of the exercise price of such warrants; and

(e) the Company may pay, or declare dividends, but not more frequently than quarterly, to the holders of its Capital Stock so long as on the date that any such dividend payments are made after giving effect thereto (i) no Default or Event of Default shall exist or result therefrom, and (ii) the Aggregate Threshold Test is satisfied.

10.6 Transactions with Affiliates. No Loan Party shall, directly or indirectly:

(a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director or other Affiliate (other than a Loan Party) of such Loan Party, except in the ordinary course of and pursuant to the reasonable requirements of such Loan Party’s business (as the case may be) and upon fair and reasonable terms no less favorable to such Loan Party than such Loan Party would obtain in a comparable arm’s length transaction with an unaffiliated person; or

(b) make any payments (whether by dividend, loan or otherwise) of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any officer, employee, shareholder, director or any other Affiliate of such Loan Party, except (i) reasonable compensation to officers, employees and directors for services rendered to such Loan Party in the ordinary course of business, and (ii) payments by any such Loan Party to the Company for actual and necessary reasonable out-of-pocket legal and accounting, insurance, marketing, payroll and similar types of services paid for by the Company on behalf of such Loan Party, in the ordinary course of their respective businesses or as the same may be directly attributable to such Loan Party and for the payment of taxes by or on behalf of the Company.

10.7 Change in Business. Each Loan Party shall not engage in any business other than the business of such Loan Party on the Closing Date and any business reasonably related, ancillary or complementary to the business in which such Loan Party is engaged on the Closing Date.

10.8 Limitation of Restrictions Affecting Subsidiaries. Each Loan Party shall not, directly, or indirectly, create or otherwise cause or suffer to exist any encumbrance or restriction that prohibits or limits the ability of any Loan Party or any Subsidiary of such Loan Party to (a) pay dividends or make other distributions or pay any Indebtedness owed to such Loan Party or any Subsidiary of such Loan Party, (b) make loans or advances to such Loan Party or any Subsidiary of such Loan Party, (c) transfer any of its properties or assets to such Loan Party or any Subsidiary of such Loan Party, or (d) create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than encumbrances and restrictions arising under (i) applicable law, (ii) this Agreement and the other

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Loan Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of such Loan Party or any Subsidiary of such Loan Party, (iv) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of such Loan Party or any Subsidiary of such Loan Party, (v) any agreement relating to permitted Indebtedness incurred by a Subsidiary of such Loan Party prior to the date on which such Subsidiary was acquired by such Loan Party and outstanding on such acquisition date, (vi) any document or agreement evidencing contractual obligations in existence on the Closing Date or the extension or continuation of such obligations (including the Senior Notes); provided that any such encumbrances or restrictions contained in any document or agreement evidencing an extension or continuation are no less favorable to Agent and Lenders than those encumbrances and restrictions under or pursuant to the contractual obligations so extended or continued, (vii) Indebtedness incurred after the Closing Date and permitted under Section 10.3(b); provided that any encumbrance or restriction shall be effective only against the assets financed thereby or the proceeds thereof, and (viii) Indebtedness incurred after the Closing Date and permitted under Section 10.3(m).

10.9 Amendments to Organization Documents. No Loan Party shall amend any of its organizational documents in a manner adverse to the Lenders.

10.10 Accounting Changes. No Loan Party shall make any change in accounting policies or reporting practices, except to the extent provided in Section 16.2(h).

10.11 Foreign Assets Control Regulations, Etc. None of the requesting or borrowing of the Loans or the requesting or issuance, extension or renewal of any Letter of Credit or the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. §1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (including, but not limited to (a) Executive order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56). None of Borrowers or any of their Subsidiaries or other Affiliates is or will become a “blocked person” as described in the Executive Order, the Trading with the Enemy Act or the Foreign Assets Control Regulations or engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person”.

10.12 Prepayment or Modification of Other Indebtedness. The Loan Parties will not, directly or indirectly, (a) amend, modify, waive or supplement (or permit the modification, amendment, waiver or supplement of) any of the terms or provisions of any Indebtedness in any respect that would materially and adversely affect the rights or interests of Agent and Lenders hereunder or (b) prepay, redeem, purchase, cancel, forgive or retire any Indebtedness prior to its due date; provided that the Borrowers shall be permitted to repay, redeem, purchase, cancel, forgive or retire:

(a) the Existing Notes, so long as immediately prior to and after giving effect to any such payment (i) no Event of Default pursuant to Sections 11.1(a)(i), 11.1(f), 11.1(g) or 11.1(h) exists or would result therefrom and (ii) Total Excess Availability is equal to or greater than the Threshold Amount; provided that clause (ii) above shall not be applicable in the event that the Existing Notes have been adequately reserved pursuant to the definition of Maturity Date and such prepayment, redemption or purchase is made from such reserves;

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(b) the Senior Notes, the Additional Notes or other PAPPO (i) solely with the proceeds from (A) the sale, casualty or other disposition of Senior Note Priority Collateral or (B) the sale of common stock, in each case, of the Company or any of its Subsidiaries that are required to be used to repurchase the Senior Notes, the Additional Notes or other PAPPO, as applicable, pursuant to the terms of the Senior Note Indenture or (ii) solely with proceeds from Refinancing Indebtedness in respect thereof; so long as, in the case of clauses (i)(B) and (ii), immediately prior to and after giving effect to any such payment, redemption, purchase, cancellation, forgiveness or retirement of the Senior Notes, the Additional Notes or other PAPPO, as applicable, (A) no Default or Event of Default exists or would result therefrom and (B) the Aggregate Threshold Test is satisfied; and

(c) Indebtedness under Items 8 and 19 described on Schedule 10.3.

SECTION 11 EVENTS OF DEFAULT AND REMEDIES

11.1 Events of Default. The occurrence or existence of any one or more of the following events are referred to herein individually as an “Event of Default”, and collectively as “Events of Default”:

(a) (i) (A) the Borrowers fail to pay when due any principal of Loans or any reimbursement obligation in respect of any Letter of Credit or (B) the Borrowers fail to pay when due any interest on the Loans, any fees payable hereunder or under any Fee Letter or any other Obligation and such failure to pay continues for five (5) or more Business Days or (ii) any Loan Party fails to perform any of the covenants contained in Section 5, Section 6, Section 7, Section 9.1, 9.5, 9.6, or 9.14, or Section 10 of this Agreement or (iii) any Loan Party fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Loan Documents above and such failure shall continue for thirty (30) days after the earlier of receipt by such Loan Party of notice thereof from Agent or any Lender or after any Responsible Officer of the Administrative Borrower or of such Loan Party obtains knowledge thereof;

(b) any representation, warranty or statement of fact made by or on behalf of any Loan Party to Agent in this Agreement, the other Loan Documents or any other written agreement, certificate, schedule or confirmatory assignment delivered in connection with this Agreement that (i) is subject to a materiality or Material Adverse Effect qualification shall be false or misleading when made or deemed made or (ii) is not subject to a materiality or Material Adverse Effect qualification shall be false or misleading in any material respect when made or deemed made;

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(c) any Guarantor revokes or terminates or purports to revoke or terminate or fails to perform any of the terms, covenants, conditions or provisions of the Guaranty Agreement to which it is subject;

(d) any judgment for the payment of money is rendered against any Loan Party in excess of $15,000,000 individually or in the aggregate (to the extent not covered by insurance where the insurer has assumed responsibility in writing for such judgment) and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against any Loan Party or any of the Collateral having a value in excess of (i) $5,000,000 after the occurrence and during the continuation of a Cash Dominion Event or (ii) $15,000,000 at all other times;

(e) any Guarantor dissolves or suspends or discontinues doing business;

(f) any Loan Party makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors in connection with a moratorium or adjustment of the Indebtedness due to them;

(g) a case or proceeding under the bankruptcy laws of the United States of America or Canada now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any other jurisdiction now or hereafter in effect (whether at law or in equity) is filed against any Loan Party or all or any part of its properties and such petition or application is not dismissed within thirty (30) days after the date of its filing or any Loan Party shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

(h) a case or proceeding under the bankruptcy laws of the United States of America or Canada now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by any Loan Party or for all or any part of its property;

(i) (A) any default in any payment of principal or interest in respect of the Senior Note Indenture, or (B) any default in respect of any Indebtedness of any Loan Party (other than Indebtedness owing to Agent and Lenders hereunder), in any case in an amount in excess of $10,000,000, which default continues for more than the applicable cure period, if any, with respect thereto;

(j) any material provision hereof or of any of the other Loan Documents shall for any reason cease to be valid, binding and enforceable with respect to any party hereto or thereto (other than Agent, the Lenders, the Issuing Bank and the Swingline Lenders) in accordance with its terms, or any such party shall challenge the enforceability hereof or thereof, or shall assert in writing, or take any action or fail to take any action based on the assertion that any provision hereof or of any of the other Loan Documents has ceased to be or is otherwise not valid, binding or enforceable in accordance with its terms, or any Lien provided for herein or in any of the other Loan Documents shall cease to be a valid and perfected first priority Lien in any of the Collateral purported to be subject thereto (except as otherwise permitted herein or therein);

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(k) an ERISA Event shall occur that results in or could reasonably be expected to result in liability of any Borrower in an aggregate amount in excess of $15,000,000;

(l) a Canadian Pension Plan Event shall occur that results in or could reasonably be expected to result in liability of any Borrower in an aggregate amount in excess of C$15,000,000;

(m) any Change of Control; or

(n) any loss, theft, damage or destruction, or taking or forfeiture of any item or items of Collateral or other property of any Borrower occurs that is not adequately covered by covered by insurance and could reasonably be expected to result in a Material Adverse Effect.

11.2 Remedies.

(a) At any time an Event of Default exists or has occurred and is continuing, Agent and Lenders shall have all rights and remedies provided in this Agreement, the other Loan Documents, the UCC, PPSA and other applicable law, all of which rights and remedies may be exercised without notice to or consent by any Loan Party, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Agent and Lenders hereunder, under any of the other Loan Documents, the UCC, PPSA or other applicable law, are cumulative, not exclusive and enforceable, in Agent’s discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any Loan Party of this Agreement or any of the other Loan Documents. Subject to Section 13 hereof, Agent may, and at the direction of the Required Lenders shall, at any time or times, proceed directly against any Loan Party to collect the Obligations without prior recourse to the Collateral.

(b) Without limiting the generality of the foregoing, at any time an Event of Default exists or has occurred and is continuing, Agent may, at its option and shall upon the direction of the Required Lenders, (i) upon notice to the Administrative Borrower, accelerate the payment of all Obligations and demand immediate payment thereof to Agent for itself and the benefit of Lenders (provided that upon the occurrence of any Event of Default described in Sections 11.1(f), 11.1(g) and 11.1(h), all Obligations shall automatically become immediately due and payable), and (ii) terminate the Commitments whereupon the obligation of each Lender to make any Loan and Issuing Bank to issue any Letter of Credit shall immediately terminate (provided that upon the occurrence of any Event of Default described in Sections 11.1(f), 11.1(g) and 11.1(h), the Commitments and any other obligation of Agent or a Lender hereunder shall automatically terminate).

(c) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, subject to the Intercreditor Agreement, Agent may, in its discretion (i) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the

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Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (ii) require any Loan Party, at Borrowers’ expense, to assemble and make available to Agent any part or all of the Collateral at any place and time designated by Agent, (iii) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (iv) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (v) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker’s board, at any office of Agent or elsewhere) at such prices or terms as Agent may deem reasonable, for cash, upon credit or for future delivery, with Agent having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of any Loan Party, which right or equity of redemption is hereby expressly waived and released by Loan Parties and/or (vi) terminate this Agreement. If any of the Collateral is sold or leased by Agent upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Agent. If notice of disposition of Collateral is required by law, ten (10) days prior notice by Agent to the Administrative Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Loan Parties waive any other notice. In the event Agent institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, each Loan Party waives the posting of any bond which might otherwise be required. At any time an Event of Default exists or has occurred and is continuing, upon Agent’s request, Borrowers will either, as Agent shall specify, furnish cash collateral to Issuing Bank to be used to secure and fund the reimbursement obligations to Issuing Bank in connection with any Letter of Credit Obligations or furnish cash collateral to Agent for the Letter of Credit Obligations. Such cash collateral shall be in the amount equal to one hundred five percent (105%) of the amount of the Letter of Credit Obligations plus the amount of any fees and expenses payable in connection therewith through the end of the latest expiration date of the Letters of Credit giving rise to such Letter of Credit Obligations.

(d) At any time or times that an Event of Default exists or has occurred and is continuing, Agent may, in its discretion, enforce the rights of any Loan Party against any account debtor, secondary obligor or other obligor in respect of any of the Accounts. Without limiting the generality of the foregoing, Agent may, in its discretion, at such time or times (i) notify any or all account debtors, secondary obligors or other obligors in respect thereof that the Accounts have been assigned to Agent and that Agent has a Lien therein and Agent may direct any or all account debtors, secondary obligors and other obligors to make payment of Accounts directly to Agent, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Accounts or other obligations included in the Collateral and thereby discharge or release the account debtor or any secondary obligors or other obligors in respect thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Accounts or such other obligations, but without any duty to do so, and Agent and Lenders shall not be liable for any failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Agent may deem necessary or desirable for the protection of its interests and the interests of Lenders. At any time that an Event of Default exists or has occurred and is continuing, at Agent’s request, all invoices and statements sent to any account debtor shall

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state that the Accounts and such other obligations have been assigned to Agent and are payable directly and only to Agent and Loan Parties shall deliver to Agent such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Agent may require. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrowers shall, upon Agent’s request, hold the returned Inventory in trust for Agent, segregate all returned Inventory from all of its other property, dispose of the returned Inventory solely according to Agent’s instructions, and not issue any credits, discounts or allowances with respect thereto without Agent’s prior written consent.

(e) To the extent that applicable law imposes duties on Agent or any Lender to exercise remedies in a commercially reasonable manner (which duties cannot be waived under such law), each Loan Party acknowledges and agrees that it is not commercially unreasonable for Agent or any Lender (i) to fail to incur expenses reasonably deemed significant by Agent or any Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain consents of any Governmental Authority or other third party for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors, secondary obligors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other persons, whether or not in the same business as any Loan Party, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, (xi) to purchase insurance or credit enhancements to insure Agent or Lenders against risks of loss, collection or disposition of Collateral or to provide to Agent or Lenders a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral. Each Loan Party acknowledges that the purpose of this Section 11.2(e) is to provide non-exhaustive indications of what actions or omissions by Agent or any Lender would not be commercially unreasonable in the exercise by Agent or any Lender of remedies against the Collateral and that other actions or omissions by Agent or any Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 11.2(e). Without limitation of the foregoing, nothing contained in this Section 11.2(e) shall be construed to grant any rights to any Loan Party or to impose any duties on Agent or Lenders that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 11.2(e).

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(f) For the purpose of enabling Agent to exercise the rights and remedies hereunder, each Loan Party hereby grants to Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable at any time an Event of Default shall exist or have occurred and for so long as the same is continuing) without payment of royalty or other compensation to any Loan Party, to use, assign, license or sublicense any of the trademarks, service-marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other Intellectual Property and general intangibles now owned or hereafter acquired by any Loan Party, wherever the same maybe located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

(g) Subject to the Intercreditor Agreement, at any time an Event of Default exists or has occurred and is continuing, Agent may apply the cash proceeds of U.S. Collateral or Canadian Collateral actually received by Agent from any sale, lease, foreclosure or other disposition of such Collateral to payment of the U.S. Obligations or Canadian Obligations, in whole or in part and in accordance with the terms hereof, whether or not then due or may hold such proceeds as cash collateral for the Obligations. Loan Parties shall remain liable to Agent and Lenders for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys’ fees and expenses.

(h) Without limiting the foregoing, (i) upon the occurrence of a Default or an Event of Default, Agent and Lenders may, at Agent’s option, and upon the occurrence of an Event of Default at the direction of the Required Lenders, Agent and Lenders shall, without notice, (A) cease making Loans or arranging for Letters of Credit or reduce the lending formulas or amounts of Loans and Letters of Credit available to Borrowers and/or (B) terminate any provision of this Agreement providing for any future Loans to be made by Agent and Lenders or Letters of Credit to be issued by Issuing Bank and (ii) Agent may, at its option, establish such Reserves as Agent determines, without limitation or restriction, notwithstanding anything to the contrary contained herein.

SECTION 12 JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

12.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

(a) The validity, interpretation and enforcement of this Agreement and the other Loan Documents (except as otherwise provided therein) and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

(b) Loan Parties, Agent, Lenders and Issuing Bank irrevocably consent and submit to the non-exclusive jurisdiction of the courts of the State of New York, New York City, Borough of Manhattan, and the United States District Court for the Southern District of New York, whichever Agent may elect, and waive any objection based on venue or forum non

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conveniens with respect to any action instituted therein arising under this Agreement or any of the other Loan Documents or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Loan Documents or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Agent and Lenders shall have the right to bring any action or proceeding against any Loan Party or its or their property in the courts of any other jurisdiction which Agent deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against any Loan Party or its or their property).

(c) Each Loan Party hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth herein and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Agent’s option, by service upon any Loan Party (or the Administrative Borrower on behalf of such Loan Party) in any other manner provided under the rules of any such courts.

(d) LOAN PARTIES, AGENT, LENDERS AND ISSUING BANK EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. LOAN PARTIES, AGENT, LENDERS AND ISSUING BANK EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY LOAN PARTY, AGENT, ANY LENDER OR ISSUING BANK MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(e) Agent, Lenders and Issuing Bank shall not have any liability to any Loan Party (whether in tort, contract, equity or otherwise) for losses suffered by such Loan Party in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Agent, such Lender and Issuing Bank, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Agent, Lenders and Issuing Bank shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement. Each Loan Party: (i) certifies that neither Agent, any Lender, Issuing Bank nor any representative, agent or attorney acting for or on behalf of Agent, any Lender or Issuing Bank has represented, expressly or otherwise, that Agent, Lenders and Issuing Bank would not, in the event of litigation, seek to enforce any of the waivers provided for in this Agreement or any of the other Loan Documents

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and (ii) acknowledges that in entering into this Agreement and the other Loan Documents, Agent, Lenders and Issuing Bank are relying upon, among other things, the waivers and certifications set forth in this Section 12.1 and elsewhere herein and therein.

12.2 Waiver of Notices. Each Loan Party hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and chattel paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on any Loan Party which Agent or any Lender may elect to give shall entitle such Loan Party to any other or further notice or demand in the same, similar or other circumstances.

12.3 Amendments and Waivers.

(a) Neither this Agreement nor any other Loan Document nor any terms hereof or thereof may be amended, waived, discharged or terminated unless such amendment, waiver, discharge or termination is in writing signed by Agent and the Required Lenders or at Agent’s option, by Agent with the authorization or consent of the Required Lenders, and as to amendments to any of the Loan Documents (other than with respect to any provision of Section 13 hereof), by each Loan Party and such amendment, waiver, discharge or termination shall be effective and binding as to the Agent, all Lenders and Issuing Bank only in the specific instance and for the specific purpose for which given; except, that, no such amendment, waiver, discharge or termination shall:

(i) reduce the interest rate or any fees or extend the time of payment of principal, interest or any fees or reduce the principal amount of any Loan or Letters of Credit, in each case without the consent of each Lender directly affected thereby,

(ii) increase the Commitment of any Lender over the amount thereof then in effect or provided hereunder, in each case without the consent of the Lender directly affected thereby,

(iii) release of all or substantially all of the value of any Collateral or release any material Loan Party from its obligations under the Loan Documents (except as expressly required hereunder or under any of the other Loan Documents or applicable law and except as permitted under Section 13.12(b) hereof), without the consent of Agent and all of the Lenders,

(iv) reduce any percentage specified in the definition of Required Lenders, without the consent of Agent and all of the Lenders,

(v) consent to the assignment or transfer by any Loan Party of any of their rights and obligations under this Agreement, without the consent of Agent and all of the Lenders,

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(vi) amend, modify or waive any terms of this Section 12.3 or the application of payments in Section 6.4 hereof, without the consent of Agent and all of the Lenders,

(vii) increase the advance rates constituting part of the Canadian Borrowing Base or the U.S. Borrowing Base (or amend or modify any of the defined terms used therein that would have the direct effect of increasing the Canadian Borrowing Base or the U.S. Borrowing Base) or increase the U.S. Letter of Credit Limit or the Canadian Letter of Credit Limit, without the consent of Agent and all of the Lenders.

Notwithstanding the foregoing clause (a), this Agreement may be amended to increase the interest rate or any fees hereunder solely with the consent of the Agent and the Borrowers.

(b) Agent, Lenders, Swingline Lenders and Issuing Bank shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its or their rights, powers and/or remedies unless such waiver shall be in writing and signed as provided herein. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Agent, any Lender or Issuing Bank of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Agent, any Lender or Issuing Bank would otherwise have on any future occasion, whether similar in kind or otherwise.

(c) Notwithstanding anything to the contrary contained in Section 12.3(a) above, in connection with (i) a Lender becoming a Defaulting Lender, or (ii) any amendment, waiver, discharge or termination, in the event that any Lender whose consent thereto is required shall fail to consent or fail to consent in a timely manner (such Lender being referred to herein as a “Non-Consenting Lender”; such Non-Consenting Lender or such Defaulting Lender, as applicable, being referred to herein as an “Affected Lender”), but the consent of any other Lenders to such amendment, waiver, discharge or termination that is required are obtained, if any, then Bank of America shall have the right, but not the obligation, at any time thereafter, and upon the exercise by Bank of America of such right, such Affected Lender shall have the obligation, to sell, assign and transfer to Bank of America or such Eligible Transferee as Bank of America may specify, the Commitment of such Affected Lender and all rights and interests of such Affected Lender pursuant thereto. Bank of America shall provide the Affected Lender with prior written notice of its intent to exercise its right under this Section 12.3, which notice shall specify the date on which such purchase and sale shall occur. Such purchase and sale shall be pursuant to the terms of an Assignment and Acceptance (whether or not executed by the Affected Lender), except that on the date of such purchase and sale, Bank of America, or such Eligible Transferee specified by Bank of America, shall pay to the Affected Lender (except as Bank of America and such Affected Lender may otherwise agree) the amount equal to: (i) the principal balance of the Loans held by the Affected Lender outstanding as of the close of business on the business day immediately preceding the effective date of such purchase and sale, plus (ii) amounts accrued and unpaid in respect of interest and fees payable to the Affected Lender to the effective date of the purchase (but in no event shall the Affected Lender be deemed entitled to any early termination fee). Agent is hereby irrevocably appointed as attorney-in-fact to execute any such Assignment and Acceptance if the Affected Lender fails to execute same. Such purchase and sale shall be effective on the date of the payment of such amount to the Affected Lender and the Commitment of the Affected Lender shall terminate on such date.

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(d) The consent of Agent shall be required for any amendment, waiver or consent affecting the rights or duties of Agent hereunder or under any of the other Loan Documents, in addition to the consent of the Lenders otherwise required by this Section 12.3 and the exercise by Agent of any of its rights hereunder with respect to Reserves or Eligible Accounts or Eligible Inventory shall not be deemed an amendment to the advance rates provided for in this Section 12.3. The consent of Issuing Bank shall be required for any amendment, waiver or consent affecting the rights or duties of Issuing Bank hereunder or under any of the other Loan Documents, in addition to the consent of the Lenders otherwise required by this Section 12.3, provided that the consent of Issuing Bank shall not be required for any other amendments, waivers or consents. The consent of applicable Swingline Lender shall be required for any amendment, waiver or consent affecting the rights or duties of such Swingline Lender hereunder or under any of the other Loan Documents, in addition to the consent of the Lenders otherwise required by this Section 12.3. Notwithstanding anything to the contrary contained in Section 12.3(a) above, (i) in the event that Agent shall agree that any items otherwise required to be delivered to Agent as a condition of the initial Loans and Letters of Credit hereunder may be delivered after the Closing Date, Agent may, in its discretion, agree to extend the date for delivery of such items or take such other action as Agent may deem appropriate as a result of the failure to receive such items as Agent may determine or may waive any Event of Default as a result of the failure to receive such items, in each case without the consent of any Lender and (ii) Agent may consent to any change in the type of organization, jurisdiction of organization or other legal structure of any Loan Party or any of its Subsidiaries and amend the terms hereof or of any of the other Loan Documents as may be necessary or desirable to reflect any such change, in each case without the approval of any Lender.

(e) The consent of Agent and a Bank Product Provider that is providing Bank Products and has outstanding any such Bank Products at such time that are secured hereunder shall be required for any amendment to the priority of payment of Obligations arising under or pursuant to any Hedge Agreements of a Loan Party or other Bank Products as set forth in Section 6.4(a) hereof.

12.4 [Reserved.]

12.5 Indemnification. Each Loan Party shall, jointly and severally, indemnify and hold Agent, each Lender and Issuing Bank, and their respective officers, directors, agents, employees, advisors and counsel and their respective Affiliates (each such person being an “Indemnitee”), harmless from and against any and all losses, claims, damages, liabilities, costs or expenses (including reasonable attorneys’ fees and expenses) imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Loan Documents, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the reasonable attorneys’ fees and expenses of counsel except that Loan Parties shall not have any obligation under this Section 12.5 to indemnify an Indemnitee with respect to a matter covered

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hereby resulting from the gross negligence or willful misconduct of such Indemnitee as determined pursuant to a final, non-appealable order of a court of competent jurisdiction (but without limiting the obligations of Loan Parties as to any other Indemnitee). To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 12.5 may be unenforceable because it violates any law or public policy, Loan Parties shall pay the maximum portion which it is permitted to pay under applicable law to Agent and Lenders in satisfaction of indemnified matters under this Section 12.5. To the extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee, on any theory of liability for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any of the other Loan Documents or any undertaking or transaction contemplated hereby. No Indemnitee referred to above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or any of the other Loan Documents or the transaction contemplated hereby or thereby. All amounts due under this Section 12.5 shall be payable upon demand. The foregoing indemnity shall survive the payment of the Obligations and the termination of this Agreement.

SECTION 13 THE AGENT

13.1 Appointment, Powers and Immunities. Each Lender and Issuing Bank irrevocably designates, appoints and authorizes Bank of America to act as Agent hereunder and under the other Loan Documents with such powers as are specifically delegated to Agent by the terms of this Agreement and of the other Loan Documents, together with such other powers as are reasonably incidental thereto. Agent (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee or fiduciary for any Lender; (b) shall not be responsible to Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any of the other Loan Documents, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by any Loan Party or any other Person to perform any of its obligations hereunder or thereunder; and (c) shall not be responsible to Lenders for any action taken or omitted to be taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Agent may employ agents, bailees, custodians and attorneys in fact and shall not be responsible for the negligence or misconduct of any such persons selected by it in good faith. Agent may deem and treat the payee of any note as the holder thereof for all purposes hereof unless and until the assignment thereof pursuant to an agreement (if and to the extent permitted herein) in form and substance satisfactory to Agent shall have been delivered to and acknowledged by Agent.

13.2 Quebec Security. For the purposes of holding any security granted by Borrowers or any other Loan Party pursuant to the laws of the Province of Quebec to secure payment of any

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bond issued by Borrowers or any Loan Party, each Lender and Issuing Bank hereby irrevocably appoints and authorizes Agent and, to the extent necessary, ratifies the appointment and authorization of Agent to act as the person holding the power of attorney (i.e. “fondé de pouvoir”) (in such capacity, the “Attorney”) of the Secured Parties as contemplated under Article 2692 of the Civil Code of Québec, and to enter into, to take and to hold on its behalf, and for its benefit, any hypothec, and to exercise such powers and duties that are conferred upon the Attorney under any hypothec. Moreover, without prejudice to such appointment and authorization to act as the person holding the power of attorney as aforesaid, each Secured Party hereby irrevocably appoints and authorizes Agent (in such capacity, the “Custodian”) to act as agent and custodian for and on behalf of the Lenders and Issuing Bank to hold and be the sole registered holder of any bond which may be issued under any hypothec, the whole notwithstanding Section 32 of An Act respecting the special powers of legal persons (Quebec) or any other applicable law, and to execute for and on behalf of each Lender and Issuing Bank all related documents. Each of the Attorney and the Custodian shall: (a) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to the Attorney and the Custodian (as applicable) pursuant to any hypothec, bond, pledge, applicable laws or otherwise, (b) benefit from and be subject to all provisions hereof with respect to Agent mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Lenders, and (c) be entitled to delegate from time to time any of its powers or duties under any hypothec, bond, or pledge on such terms and conditions as it may determine from time to time. Any person who becomes a Lender shall, by its execution of an Assignment and Acceptance Agreement, be deemed to have consented to and confirmed: (i) the Attorney as the person holding the power of attorney as aforesaid and to have ratified, as of the date it becomes a Lender, all actions taken by the Attorney in such capacity, and (ii) the Custodian as the agent and custodian as aforesaid and to have ratified, as of the date it becomes a Lender, all actions taken by the Custodian in such capacity. The substitution of Agent pursuant to the provisions of this Section 13 shall also constitute the substitution of the Attorney and the Custodian.

13.3 Reliance by Agent. Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders or all of Lenders as is required in such circumstance, and such instructions of Agent and any action taken or failure to act pursuant thereto shall be binding on all Lenders.

13.4 Events of Default.

(a) Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or an Event of Default or other failure of a condition precedent to the Loans and Letters of Credit hereunder, unless and until Agent has received written notice from a Lender, or Borrower specifying such Event of Default or any unfulfilled condition precedent, and stating that such notice is a “Notice of Default or Failure of Condition”. In the event that Agent receives

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such a Notice of Default or Failure of Condition, Agent shall give prompt notice thereof to the Lenders. Agent shall (subject to Section 13.8) take such action with respect to any such Event of Default or failure of condition precedent as shall be directed by the Required Lenders to the extent provided for herein; provided that unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to or by reason of such Event of Default or failure of condition precedent, as it shall deem advisable in the best interest of Lenders. Without limiting the foregoing, and notwithstanding the existence or occurrence and continuance of an Event of Default or any other failure to satisfy any of the conditions precedent set forth in Section 4 of this Agreement to the contrary, unless and until otherwise directed by the Required Lenders, Agent may, but shall have no obligation to, continue to make Loans and Issuing Bank may, but shall have no obligation to, issue or cause to be issued any Letter of Credit for the ratable account and risk of Lenders from time to time if Agent believes making such Loans or issuing or causing to be issued such Letter of Credit is in the best interests of Lenders.

(b) Except with the prior written consent of Agent, no Lender or Issuing Bank may assert or exercise any enforcement right or remedy in respect of the Loans, Letter of Credit Obligations or other Obligations, as against any Loan Party or any of the Collateral or other property of any Loan Party.

13.5 Bank of America in its Individual Capacity. With respect to its Commitment and the Loans made and Letters of Credit issued or caused to be issued by it (and any successor acting as Agent), so long as Bank of America shall be a Lender hereunder, it shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Agent, and the term “Lender” or “Lenders” shall, unless the context otherwise indicates, include Bank of America in its individual capacity as Lender hereunder. Bank of America (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) lend money to, make investments in and generally engage in any kind of business with Borrowers (and any of its Subsidiaries or Affiliates) as if it were not acting as Agent, and Bank of America and its Affiliates may accept fees and other consideration from any Loan Party and any of its Subsidiaries and Affiliates for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

13.6 Indemnification. Lenders agree to indemnify Agent and Issuing Bank (to the extent not reimbursed by Borrowers hereunder and without limiting any obligations of Borrowers hereunder) ratably, in accordance with their Pro Rata Shares, for any and all claims of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that Agent is obligated to pay hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the party to be indemnified as determined by a final non-appealable judgment of a court of competent jurisdiction. The foregoing indemnity shall survive the payment of the Obligations and the termination of this Agreement.

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13.7 Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on Agent or other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Loan Parties and has made its own decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. Agent shall not be required to keep itself informed as to the performance or observance by any Loan Party of any term or provision of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of any Loan Party. Agent will use reasonable efforts to provide Lenders with any information received by Agent from any Loan Party which is required to be provided to Lenders or deemed to be requested by Lenders hereunder and with a copy of any Notice of Default or Failure of Condition received by Agent from any Borrower or any Lender; provided that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent’s own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Except for notices, reports and other documents expressly required to be furnished to Lenders by Agent or deemed requested by Lenders hereunder, Agent shall not have any duty or responsibility to provide any Lender with any other credit or other information concerning the affairs, financial condition or business of any Loan Party that may come into the possession of Agent.

13.8 Failure to Act. Except for action expressly required of Agent hereunder and under the other Loan Documents, Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from Lenders of their indemnification obligations under Section 13.6 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

13.9 Additional Loans. Agent shall not make any Loans nor shall Issuing Bank provide any Letter of Credit to any Borrower on behalf of Lenders intentionally and with actual knowledge that such Loan or Letter of Credit would cause: (a) the U.S. Borrower Outstandings to exceed the lesser of the U.S. Borrowing Base or the Maximum Credit minus Canadian Borrower Outstandings (a “U.S. Overadvance”); or (b) the Canadian Borrower Outstandings to exceed the least of (i) the Canadian Borrowing Base, (ii) the Canadian Credit Limit, or (iii) the Maximum Credit minus the U.S. Borrower Outstandings (a “Canadian Overadvance”), without the prior consent of all Lenders, except, that, unless its authority has been revoked in writing by the Required Lenders, Agent may make such additional Loans or Issuing Bank may provide such additional Letters of Credit on behalf of Lenders, intentionally and with actual knowledge that such Loans or Letter of Credit will cause a U.S. Overadvance or a Canadian Overadvance, as Agent may deem necessary or advisable in its discretion; provided that:

(a) the sum of (i) the aggregate principal amount of the additional Loans or additional Letters of Credit to any Borrower that Agent may make or provide after obtaining such actual knowledge of such U.S. Overadvance or Canadian Overadvance plus (ii) the amount of Special Agent Advances made pursuant to Section 13.12(a) hereof then outstanding, shall not exceed the aggregate amount equal to ten percent (10%) of the Maximum Credit;

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(b) the sum of (i) the aggregate outstanding principal amount of the Loans and Letters of Credit (including the additional Loans or additional Letters of Credit made pursuant to this Section 13.9), plus (ii) the amount of Special Agent Advances made pursuant to Section 13.12(a) hereof then outstanding, shall not exceed the Maximum Credit; and

(c) no such additional Loan or Letter of Credit shall be outstanding more than ninety (90) days after the date such additional Loan or Letter of Credit is made or issued (as the case may be), in each case, except as the Required Lenders may otherwise agree.

Each Lender shall be obligated to pay Agent the amount of its Pro Rata Share of any such additional Loans or Letters of Credit.

13.10 Concerning the Collateral and the Related Loan Documents. Each Lender authorizes and directs Agent to enter into this Agreement and the other Loan Documents. Each Lender agrees that any action taken by Agent or Required Lenders in accordance with the terms of this Agreement or the other Loan Documents and the exercise by Agent or Required Lenders of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

13.11 Field Audit, Examination Reports and other Information; Disclaimer by Lenders.

By signing this Agreement, each Lender:

(a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report and report with respect to the Canadian Borrowing Base and the U.S. Borrowing Base prepared or received by Agent (each field audit or examination report and report with respect to each of the Canadian Borrowing Base and the U.S. Borrowing Base being referred to herein as a “Report” and collectively, “Reports”), appraisals with respect to the Collateral and financial statements with respect to the Company and its Subsidiaries received by Agent;

(b) expressly agrees and acknowledges that Agent (i) does not make any representation or warranty as to the accuracy of any Report, appraisal or financial statement or (ii) shall not be liable for any information contained in any Report, appraisal or financial statement;

(c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or any other party performing any audit or examination will inspect only specific information regarding Loan Parties and will rely significantly upon Loan Parties’ books and records, as well as on representations of Loan Parties’ personnel; and

(d) agrees to keep all Reports confidential and strictly for its internal use in accordance with the terms of Section 16.5 hereof, and not to distribute or use any Report in any other manner.

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13.12 Collateral Matters.

(a) Agent may, at its option, from time to time, at any time on or after an Event of Default and for so long as the same is continuing or upon any other failure of a condition precedent to the Loans and Letters of Credit hereunder, make such disbursements and advances (“Special Agent Advances”) which Agent, in its sole discretion, (i) deems necessary or desirable either to preserve or protect the Collateral or any portion thereof or (ii) to enhance the likelihood or maximize the amount of repayment by Loan Parties of the Loans and other Obligations, provided that (A) the aggregate principal amount of the Special Agent Advances outstanding at any time, plus the then outstanding principal amount of the additional Loans and Letters of Credit which Agent may make or provide as set forth in Section 13.9 hereof, shall not exceed the amount equal to ten percent (10%) of the Maximum Credit and (B) the aggregate principal amount of the Special Agent Advances outstanding at any time, plus the then outstanding principal amount of the Loans and Letters of Credit, shall not exceed the Maximum Credit, except at Agent’s option, provided that to the extent that the aggregate principal amount of Special Agent Advances plus the then outstanding principal amount of the Loans and Letters of Credit exceed the Maximum Credit, the Special Agent Advances that are in excess of the Maximum Credit (“Excess Special Agent Advances”) shall be for the sole account and risk of Agent and notwithstanding anything to the contrary set forth below, no Lender shall have any obligation to provide its share of such Excess Special Agent Advances, or (iii) to pay any other amount chargeable to any Loan Party pursuant to the terms of this Agreement or any of the other Loan Documents consisting of costs, fees and expenses and payments to Issuing Bank in respect of any Letter of Credit Obligations. The Special Agent Advances shall be repayable on demand and together with all interest thereon shall constitute Obligations secured by the Collateral. Special Agent Advances shall not constitute Loans but shall otherwise constitute Obligations hereunder. Interest on Special Agent Advances shall be payable at the Interest Rate then applicable to Base Rate Loans and shall be payable on demand. Without limitation of its obligations pursuant to Section 6.11, each Lender agrees that it shall make available to Agent, upon Agent’s demand, in immediately available funds, the amount equal to such Lender’s Pro Rata Share of each such Special Agent Advance not to exceed such Lender’s Commitment. If such funds are not made available to Agent by such Lender, such Lender shall be deemed a Defaulting Lender and Agent shall be entitled to recover such funds, on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Agent’s option based on the arithmetic mean determined by Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Agent) and if such amounts are not paid within three (3) days of Agent’s demand, at the highest Interest Rate provided for in Section 3.1 hereof applicable to Base Rate Loans. The Required Lenders may at any time by written notice to Agent (x) revoke Agent’s authority to make further Special Agent Advances and (y) instruct Agent to demand repayment of outstanding Special Agent Advances from the Loan Parties. Absent such revocation, Agent’s determination that funding of a Special Agent Advance is appropriate shall be conclusive.

(b) Lenders hereby irrevocably authorize Agent, at its option and in its discretion to release any security interest in, mortgage or Lien upon, any of the Collateral (i)

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upon termination of the Commitments and payment and satisfaction of all of the Obligations and delivery of cash collateral to the extent required under Section 16.1 below, or (ii) constituting property being sold or disposed of if the Administrative Borrower or any Loan Party certifies to Agent that the sale or disposition is made in compliance with Section 10.1 hereof (and Agent may rely conclusively on any such certificate, without further inquiry), or (iii) constituting property in which any Loan Party did not own an interest at the time the security interest, mortgage or Lien was granted or at any time thereafter, or (iv) having a value in the aggregate in any twelve (12) month period of less than $5,000,000, and to the extent Agent may release its security interest in and Lien upon any such Collateral pursuant to the sale or other disposition thereof, such sale or other disposition shall be deemed consented to by Lenders, or (v) if required or permitted under the terms of any of the other Loan Documents, including any intercreditor agreement, or (vi) approved, authorized or ratified in writing by all of Lenders. Except as provided above, Agent will not release any security interest in, mortgage or Lien upon, any of the Collateral without the prior written authorization of all of Lenders. Upon request by Agent at any time, Lenders will promptly confirm in writing Agent’s authority to release particular types or items of Collateral pursuant to this Section 13.12. In no event shall the consent or approval of Issuing Bank to any release of Collateral be required.

(c) Without in any manner limiting Agent’s authority to act without any specific or further authorization or consent by the Required Lenders, each Lender agrees to confirm in writing, upon request by Agent, the authority to release Collateral conferred upon Agent under this Section 13.12. Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the security interest, mortgage or Liens granted to Agent upon any Collateral to the extent set forth above; provided that (i) Agent shall not be required to execute any such document on terms which, in Agent’s opinion, would expose Agent to liability or create any obligations or entail any consequence other than the release of such security interest, mortgage or Liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any security interest, mortgage or Lien upon (or obligations of any Loan Party in respect of) the Collateral retained by such Loan Party.

(d) Agent shall have no obligation whatsoever to any Lender, Issuing Bank or any other Person to investigate, confirm or assure that the Collateral exists or is owned by any Loan Party or is cared for, protected or insured or has been encumbered, or that any particular items of Collateral meet the eligibility criteria applicable in respect of the Loans or Letters of Credit hereunder, or whether any particular reserves are appropriate, or that the liens and security interests granted to Agent pursuant hereto or any of the Loan Documents or otherwise have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Agreement or in any of the other Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, subject to the other terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its discretion, given Agent’s own interest in the Collateral as a Lender and that Agent shall have no duty or liability whatsoever to any other Lender or Issuing Bank.

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13.13 Agency for Perfection. Each Lender and Issuing Bank hereby appoints Agent and each other Lender and Issuing Bank as agent and bailee for the purpose of perfecting the security interests in and Liens upon the Collateral of Agent in assets which, in accordance with Article 9 of the UCC can be perfected only by possession (or where the security interest of a secured party with possession has priority over the security interest of another secured party) and Agent and each Lender and Issuing Bank hereby acknowledges that it holds possession of any such Collateral for the benefit of Agent as secured party. Should any Lender or Issuing Bank obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver such Collateral to Agent or in accordance with Agent’s instructions.

13.14 Successor Agent. Agent may resign as Agent upon thirty (30) days’ notice to Lenders and the Company. If Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for Lenders. If no successor agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with Lenders and the Company, a successor agent from among Lenders. Upon the acceptance by the Lender so selected of its appointment as successor agent hereunder, such successor agent shall succeed to all of the rights, powers and duties of the retiring Agent and the term “Agent” as used herein and in the other Loan Documents shall mean such successor agent and the retiring Agent’s appointment, powers and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 13 shall inure to its benefit as to any actions taken or omitted by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is thirty (30) days after the date of a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nonetheless thereupon become effective and Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

13.15 Other Agent Designations. Agent may at any time and from time to time determine that a Lender may, in addition, be a “Co-Agent”, “Syndication Agent”, “Documentation Agent” or similar designation hereunder and enter into an agreement with such Lender to have it so identified for purposes of this Agreement. Any such designation shall be effective upon written notice by Agent to the Administrative Borrower of any such designation. Any Lender that is so designated as a Co-Agent, Syndication Agent, Documentation Agent or such similar designation by Agent shall have no right, power, obligation, liability, responsibility or duty under this Agreement or any of the other Loan Documents other than those applicable to all Lenders as such. Without limiting the foregoing, the Lenders so identified shall not have or be deemed to have any fiduciary relationship with any Lender and no Lender shall be deemed to have relied, nor shall any Lender rely, on a Lender so identified as a Co-Agent, Syndication Agent, Documentation Agent or such similar designation in deciding to enter into this Agreement or in taking or not taking action hereunder.

SECTION 14 U.S. GUARANTY

14.1 The U.S. Guaranty. In order to induce the Lenders to enter into this Agreement and to extend credit hereunder or any Lender (or its affiliates) to provide any Bank Products and in recognition of the direct benefits to be received by the U.S. Guarantors from the extensions of

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credit hereunder and the provision of Bank Products, each of the U.S. Guarantors hereby agrees with Agent and the Lenders: each U.S. Guarantor hereby unconditionally and irrevocably jointly and severally guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all Obligations of any Loan Party owed to Agent and the Lenders. If any or all of the Obligations becomes due and payable hereunder or in connection with any Bank Product, each U.S. Guarantor unconditionally promises to pay such Obligations to Agent, the Lenders or their respective order, on demand, together with any and all reasonable expenses that may be incurred by Agent or the Lenders in collecting any of the Obligations.

Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, to the extent the obligations of a U.S. Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state, provincial or federal law relating to fraudulent conveyances or transfers) then the obligations of each such U.S. Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal, state or provincial).

14.2 Bankruptcy. Additionally, each of the U.S. Guarantors unconditionally and irrevocably guarantees jointly and severally the payment of any and all Obligations of each Loan Party to Agent and the Lenders whether or not due or payable by any Borrower upon the occurrence of any of the events specified in Sections 11.1(g) and 11.1(h), and unconditionally promises to pay such Obligations to Agent for the account of itself and the Lenders, or order, on demand, in lawful money of the United States. Each of the U.S. Guarantors further agrees that to the extent that any Loan Party shall make a payment or a transfer of an interest in any property to Agent or any Lender, which payment or transfer or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise is avoided, and/or required to be repaid to a Loan Party, the estate of a Loan Party, a trustee, receiver, interim receiver, monitor or any other party under any bankruptcy law, state, federal, provincial or foreign law, common law or equitable cause, then to the extent of such avoidance or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

14.3 Nature of Liability. The liability of each U.S. Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Obligations whether executed by any such Guarantor, any other guarantor or by any other party, and no U.S. Guarantor’s liability hereunder shall be affected or impaired by (a) any direction as to application of payment by a Borrower or by any other party, (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Obligations, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution or termination of, or increase, decrease or change in personnel by, a Loan Party, or (e) any payment made to Agent or the Lenders on the Obligations that Agent or such Lenders repay a Loan Party pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each of the U.S. Guarantors waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

14.4 Independent Obligation. The obligations of each U.S. Guarantor hereunder are independent of the obligations of any other Loan Party in respect of the Obligations, and a

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separate action or actions may be brought and prosecuted against each U.S. Guarantor whether or not action is brought against any other Loan Party and whether or not any other Loan Party is joined in any such action or actions.

14.5 Authorization. Each of the U.S. Guarantors authorizes Agent and each Lender without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Obligations or any part thereof in accordance with this Agreement or the agreements governing Bank Products, including any increase or decrease of the rate of interest thereon, (b) take and hold security from any U.S. Guarantor or any other party for the payment of this U.S. Guaranty or the Obligations and exchange, enforce, waive and release any such security, (c) apply such security and direct the order or manner of sale thereof as Agent and the Lenders in their discretion may determine and (d) release or substitute any one or more endorsers or obligors.

14.6 Reliance. It is not necessary for Agent or the Lenders to inquire into the capacity or powers of any Borrower or other obligor of the Obligations or the officers, directors, members, partners or agents acting or purporting to act on its behalf, and any Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

14.7 Waiver.

(a) Each of the U.S. Guarantors waives any right (except as shall be required by applicable statute and cannot be waived) to require Agent or any Lender to (i) proceed against any Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from any Borrower, any other guarantor or any other party, or (iii) pursue any other remedy in Agent’s or any Lender’s power whatsoever. Each of the U.S. Guarantors waives any defense based on or arising out of any defense of any Borrower, any other guarantor or any other party other than payment in full of the Obligations (other than contingent indemnity obligations), including without limitation any defense based on or arising out of the disability of any Borrower, any other guarantor or any other party, or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower other than payment in full of the Obligations. Agent may, at its election, foreclose on or otherwise enforce its rights under any security held by Agent by one or more judicial or nonjudicial sales (to the extent such sale is permitted by applicable law), or exercise any other right or remedy Agent or any Lender may have against any Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been paid in full and the Commitments have been terminated. Each of the U.S. Guarantors waives any defense arising out of any such election by Agent or any of the Lenders, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the U.S. Guarantors against any Borrower or any other party or any security.

(b) Each of the U.S. Guarantors waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notice of protest, notices of dishonor, notices of acceptance of this U.S. Guaranty, and notices of

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the existence, creation or incurring of new or additional Obligations. Each U.S. Guarantor assumes all responsibility for being and keeping itself informed of each Borrower’s or other obligor’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such U.S. Guarantor assumes and incurs hereunder, and agrees that neither Agent nor any Lender shall have any duty to advise such U.S. Guarantor of information known to it regarding such circumstances or risks.

(c) Each of the U.S. Guarantors hereby agrees it will not exercise any rights of subrogation that it may at any time otherwise have as a result of this U.S. Guaranty (whether contractual, under Section 509 of the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada) or otherwise) to the claims of the Lenders against any Borrower or any other guarantor or other obligor of the Obligations owing to Agent and the Lenders (collectively, the “Other Parties”) and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Other Party that it may at any time otherwise have as a result of this U.S. Guaranty until such time as the Obligations shall have been paid in full and the Commitments have been terminated. Each of the U.S. Guarantors hereby further agrees not to exercise any right to enforce any other remedy which Agent or the Lenders now have or may hereafter have against any Other Party, any endorser or any other guarantor of all or any part of the Obligations of any Borrower and any benefit of, and any right to participate in, any security or collateral given to or for the benefit of Agent and the Lenders to secure payment of the Obligations until such time as the Obligations (other than contingent indemnity obligations) shall have been paid in full and the Commitments have been terminated.

14.8 Limitation on Enforcement. The Lenders agree that this U.S. Guaranty may be enforced only by the action of Agent acting upon the instructions of the Required Lenders and that no Lender shall have any right individually to seek to enforce or to enforce this U.S. Guaranty, it being understood and agreed that such rights and remedies may be exercised by Agent for the benefit of itself and the Lenders under the terms of this Agreement. The Lenders further agree that this U.S. Guaranty may not be enforced against any director, officer, employee or stockholder of the U.S. Guarantors.

14.9 Confirmation of Payment. Agent and the Lenders will, upon request after payment of the Obligations that are the subject of this U.S. Guaranty and termination of the Commitments relating thereto, confirm to the Borrowers, the U.S. Guarantors or any other Person that such Obligations have been paid and the Commitments relating thereto terminated, subject to the provisions of Section 14.2.

SECTION 15 CANADIAN GUARANTY

15.1 The Canadian Guaranty. In order to induce the Lenders to enter into this Agreement and to extend credit hereunder or any Lender (or its affiliates) to provide any Bank Products and in recognition of the direct benefits to be received by the Canadian Guarantors from the extensions of credit hereunder and the provision of Bank Products, each of the Canadian Guarantors hereby agrees with Agent and the Lenders: each Canadian Guarantor hereby unconditionally and irrevocably jointly and severally guarantees with each other Canadian Guarantor as primary obligor and not merely as surety the full and prompt payment

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when due, whether upon maturity, by acceleration or otherwise, of any and all Canadian Obligations. If any or all of the Canadian Obligations become due and payable hereunder or in connection with any Bank Product, each Canadian Guarantor unconditionally promises to pay such Canadian Obligations to Agent, the Lenders or their respective order, on demand, together with any and all reasonable expenses that may be incurred by Agent or the Lenders in collecting any of the Canadian Obligations.

Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, to the extent the obligations of a Canadian Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state, provincial or federal law relating to fraudulent conveyances or transfers) then the obligations of each such Canadian Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal, state or provincial).

15.2 Bankruptcy. Additionally, each of the Canadian Guarantors unconditionally and irrevocably guarantees jointly and severally with each other Canadian Guarantor the payment of any and all Canadian Obligations of each Canadian Loan Party to Agent and the Lenders whether or not due or payable by any Canadian Borrower upon the occurrence of any of the events specified in Sections 11.1(g) and 11.1(h), and unconditionally promises to pay such Canadian Obligations to Agent for the account of itself and the Lenders, or order, on demand, in the same currency as such Obligations are denominated. Each of the Canadian Guarantors further agrees that to the extent that any Canadian Loan Party shall make a payment or a transfer of an interest in any property to Agent or any Lender, which payment or transfer or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise is avoided, and/or required to be repaid to a Canadian Loan Party, the estate of a Canadian Loan Party, a trustee, receiver, interim receiver, monitor or any other party under any bankruptcy law, state, federal, provincial or foreign law, common law or equitable cause, then to the extent of such avoidance or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

15.3 Nature of Liability. The liability of each Canadian Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Canadian Obligations whether executed by any such Canadian Guarantor, any other guarantor or by any other party, and no Canadian Guarantor’s liability hereunder shall be affected or impaired by (a) any direction as to application of payment by a Canadian Borrower or by any other party, (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Canadian Obligations, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution or termination of, or increase, decrease or change in personnel by, a Canadian Loan Party, or (e) any payment made to Agent or the Lenders on the Canadian Obligations that Agent or such Lenders repay a Canadian Loan Party pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each of the Canadian Guarantors waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

15.4 Independent Obligation. The obligations of each Canadian Guarantor hereunder are independent of the obligations of any other Canadian Loan Party in respect of the Canadian Obligations, and a separate action or actions may be brought and prosecuted against each Canadian Guarantor whether or not action is brought against any other Canadian Loan Party and whether or not any other Canadian Loan Party is joined in any such action or actions.

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15.5 Authorization. Each of the Canadian Guarantors authorizes Agent and each Lender without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Canadian Obligations or any part thereof in accordance with this Agreement or the agreements governing Bank Products, including any increase or decrease of the rate of interest thereon, (b) take and hold security from any Canadian Guarantor or any other party for the payment of this Canadian Guaranty or the Canadian Obligations and exchange, enforce, waive and release any such security, (c) apply such security and direct the order or manner of sale thereof as Agent and the Lenders in their discretion may determine and (d) release or substitute any one or more endorsers or obligors.

15.6 Reliance. It is not necessary for Agent or the Lenders to inquire into the capacity or powers of any Canadian Borrower or other obligor of the Canadian Obligations or the officers, directors, members, partners or agents acting or purporting to act on its behalf, and any Canadian Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

15.7 Waiver.

(a) Each of the Canadian Guarantors waives any right (except as shall be required by applicable statute and cannot be waived) to require Agent or any Lender to (i) proceed against any Canadian Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from any Canadian Borrower, any other guarantor or any other party, or (iii) pursue any other remedy in Agent’s or any Lender’s power whatsoever. Each of the Canadian Guarantors waives any defense based on or arising out of any defense of any Canadian Borrower, any other guarantor or any other party other than payment in full of the Canadian Obligations (other than contingent indemnity obligations), including without limitation any defense based on or arising out of the disability of any Canadian Borrower, any other guarantor or any other party, or the unenforceability of the Canadian Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Canadian Borrower other than payment in full of the Canadian Obligations. Agent may, at its election, foreclose on or otherwise enforce its rights under any security held by Agent by one or more judicial or nonjudicial sales (to the extent such sale is permitted by applicable law), or exercise any other right or remedy Agent or any Lender may have against any Canadian Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Canadian Guarantor hereunder except to the extent the Canadian Obligations have been paid in full and the Commitments with respect thereto have been terminated. Each of the Canadian Guarantors waives any defense arising out of any such election by Agent or any of the Lenders, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Canadian Guarantors against any Canadian Borrower or any other party or any security.

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(b) Each of the Canadian Guarantors waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notice of protest, notices of dishonor, notices of acceptance of this Canadian Guaranty, and notices of the existence, creation or incurring of new or additional Canadian Obligations. Each Canadian Guarantor assumes all responsibility for being and keeping itself informed of each Canadian Borrower’s or other obligor’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Canadian Obligations and the nature, scope and extent of the risks that such Canadian Guarantor assumes and incurs hereunder, and agrees that neither Agent nor any Lender shall have any duty to advise such Canadian Guarantor of information known to it regarding such circumstances or risks.

(c) Each of the Canadian Guarantors hereby agrees it will not exercise any rights of subrogation that it may at any time otherwise have as a result of this Canadian Guaranty (whether contractual, under Section 509 of the Bankruptcy Code, under the Bankruptcy and Insolvency Act (Canada) or otherwise) to the claims of the Lenders against any Canadian Borrower or any other guarantor or other obligor of the Canadian Obligations owing to Agent and the Lenders (collectively, the “Other Canadian Parties”) and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Other Canadian Party that it may at any time otherwise have as a result of this Canadian Guaranty until such time as the Canadian Obligations shall have been paid in full and the Commitments with respect thereto have been terminated. Each of the Canadian Guarantors hereby further agrees not to exercise any right to enforce any other remedy which Agent or the Lenders now have or may hereafter have against any Other Canadian Party, any endorser or any other guarantor of all or any part of the Canadian Obligations of any Canadian Borrower and any benefit of, and any right to participate in, any security or collateral given to or for the benefit of Agent and the Lenders to secure payment of the Canadian Obligations until such time as the Canadian Obligations (other than contingent indemnity obligations) shall have been paid in full and the Commitments with respect thereto have been terminated.

15.8 Limitation on Enforcement. The Lenders agree that this Canadian Guaranty may be enforced only by the action of Agent acting upon the instructions of the Required Lenders and that no Lender shall have any right individually to seek to enforce or to enforce this Canadian Guaranty, it being understood and agreed that such rights and remedies may be exercised by Agent for the benefit of itself and the Lenders under the terms of this Agreement. The Lenders further agree that this Canadian Guaranty may not be enforced against any director, officer, employee or stockholder of the Canadian Guarantors.

15.9 Confirmation of Payment. Agent and the Lenders will, upon request after payment of the Canadian Obligations that are the subject of this Canadian Guaranty and termination of the Commitments relating thereto, confirm to the Canadian Borrowers, the Canadian Guarantors or any other Person that such Canadian Obligations have been paid and the Commitments relating thereto terminated, subject to the provisions of Section 15.2.

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SECTION 16 TERM OF AGREEMENT; MISCELLANEOUS

16.1 Term.

(a) This Agreement and the other Loan Documents shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the Maturity Date, unless sooner terminated pursuant to the terms hereof. In addition, Borrowers may terminate this Agreement at any time upon five (5) Business Days prior written notice to Agent (which notice shall be irrevocable) and Agent may, at its option, and shall at the direction of Required Lenders, terminate this Agreement at any time an Event of Default exists or has occurred and is continuing. Upon the Maturity Date or any other effective date of termination of the Loan Documents, Borrowers shall pay to Agent all outstanding and unpaid Obligations and shall furnish cash collateral to Agent (or at Agent’s option, a letter of credit issued for the account of Borrowers and at Borrowers’ expense, in form and substance satisfactory to Agent, by an issuer acceptable to Agent and payable to Agent as beneficiary) in such amounts as Agent determines are reasonably necessary to secure Agent, Lenders and Issuing Bank from loss, cost, damage or expense, including attorneys’ fees and expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Obligations and checks or other payments provisionally credited to the Obligations and/or as to which Agent or any Lender has not yet received full and final payment and any continuing obligations of Agent or any Lender pursuant to any Deposit Account Control Agreement and for any of the Obligations arising under or in connection with any Bank Products in such amounts as the Bank Product Provider providing such Bank Products may require (unless such Obligations arising under or in connection with any Bank Products are paid in full in cash and terminated in a manner satisfactory to such Bank Product Provider). The amount of such cash collateral (or letter of credit, as Agent may determine) as to any Letter of Credit Obligations shall be in the amount equal to one hundred five percent (105%) of the amount of the Letter of Credit Obligations plus the amount of any fees and expenses payable in connection therewith through the end of the latest expiration date of the Letters of Credit giving rise to such Letter of Credit Obligations. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to the Agent Payment Account or such other bank account of Agent, as Agent may, in its discretion, designate in writing to the Administrative Borrower for such purpose. Interest and fees shall be due until and including the next Business Day, if the amounts so paid by Borrowers to the Agent Payment Account or other bank account designated by Agent are received in such bank account later than 2:00 p.m.

(b) No termination of the Commitments, this Agreement or any of the other Loan Documents shall relieve or discharge any Loan Party of its respective duties, obligations and covenants under this Agreement or any of the other Loan Documents until all Obligations have been fully and finally discharged and paid, and Agent’s continuing Lien upon the Collateral and the rights and remedies of Agent and Lenders hereunder, under the other Loan Documents and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid. Accordingly, each Loan Party waives any rights it may have under the UCC or PPSA to demand the filing of termination statements with respect to the Collateral and Agent shall not be required to send such termination statements to Loan Parties, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid and satisfied in full in immediately available funds.

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16.2 Interpretative Provisions.

(a) All terms used herein that are defined in Article 1, Article 8 or Article 9 of the UCC shall have the meanings given therein unless otherwise defined in this Agreement.

(b) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

(c) All references to any Loan Party, Agent and Lenders pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns.

(d) The words “hereof”, “herein”, “hereunder”, “this Agreement” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(e) The word “including” when used in this Agreement shall mean “including, without limitation” and the word “will” when used in this Agreement shall be construed to have the same meaning and effect as the word “shall”.

(f) An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 12.3.

(g) All references to the term “good faith” used herein when applicable to Agent or any Lender shall mean, notwithstanding anything to the contrary contained herein or in the UCC, honesty in fact in the conduct or transaction concerned. Loan Parties shall have the burden of proving any lack of good faith on the part of Agent or any Lender alleged by any Loan Party at any time.

(h) Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the financial statements of the Company most recently received by Agent prior to the Closing Date. For the avoidance of doubt, the amount of cash of the Company or any of its Subsidiaries shall exclude the amount of all outstanding unpaid checks and drafts against such cash as of the date of determination. Notwithstanding anything to the contrary contained in GAAP or any interpretations or other pronouncements by the Financial Accounting Standards Board or otherwise, the term “unqualified opinion” as used herein to refer to opinions or reports provided by accountants shall mean an opinion or report that is unqualified and also does not include any explanation, supplemental comment or other comment concerning the ability of the applicable person to continue as a going concern or the scope of the audit, except as otherwise specifically prescribed herein.

If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Administrative Borrower or the Required Lenders shall so request, Agent, the Lenders, Issuing Bank and Administrative Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required

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Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Administrative Borrower shall provide to Agent and the Lenders financial statements and other documents required under this Agreement (at the same time as the delivery of any annual or quarterly financial statements given in accordance with the provisions of Section 9.6) or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

Notwithstanding the above, the parties hereto acknowledge and agree that, for purposes of all calculations made in determining compliance for any applicable period with the financial covenant set forth in Section 9.14, after consummation of any Permitted Acquisition, (i) income statement items and other balance sheet items (whether positive or negative) attributable to the business or Person acquired in such transaction shall be included in such calculations to the extent relating to such applicable period, and (ii) Indebtedness of a business or Person that is retired in connection with a Permitted Acquisition shall be excluded from such calculations and deemed to have been retired as of the first day of such applicable period.

If at any time the Administrative Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board shall direct the Company to begin using the International Financial Reporting Standards (“IFRS”) in place of GAAP for its financial reporting, then the Company shall be permitted to make such accounting change. The Company shall provide to Agent and the Lenders financial statements and other documents required under this Agreement (at the same time as the delivery of any annual, quarterly or monthly of the Company’s GAAP financial statements and the new financial statements prepared in accordance with IFRS) or as reasonably requested hereunder by Agent or the Required Lenders setting forth a reconciliation between the Company’s GAAP financial statements and the new financial statements prepared in accordance with IFRS.

(i) All time references in this Agreement and the other Loan Documents shall be to Eastern Daylight or Eastern Standard time, as then in effect, from time to time unless otherwise indicated. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including”.

(j) Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

(k) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(l) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

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(m) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to Agent and the other parties, and are the products of all parties. Accordingly, this Agreement and the other Loan Documents shall not be construed against Agent or Lenders merely because of Agent’s or any Lender’s involvement in their preparation.

(n) Interpretation (Canada). For purposes pursuant to which the interpretation or construction of a Loan Document may be subject to the laws of Canada or a court or tribunal exercising jurisdiction in Canada, (a) “checks” shall be deemed to include “cheques”, and (b) “instruments” shall be deemed to include “bills of exchange”, “promissory notes” and “cheques” governed by the Bills of Exchange Act (Canada) and “depository bills” and “depository notes” governed by the Depository Bills and Notes Act (Canada).

(o) Interpretation (Quebec). For purposes of any Collateral located in the Province of Quebec or charged by any deed of hypothec (or any other Loan Document) and for all other purposes pursuant to which the interpretation or construction of a Loan Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Québec, (p) “purchase money security interests” and “purchase money mortgages” shall be deemed to include any installment sale agreements, leases for term of more than one (1) year, contracts of leasing, rights of redemption or any other rights reserved by a seller or a lessor, (q) “personal property” shall be deemed to include “movable property”, (r) “real property” shall be deemed to include “immovable property”, (s) “tangible property” shall be deemed to include “corporeal property”, (t) “intangible property” shall be deemed to include “incorporeal property”, (u) “security interest” and “mortgage” shall be deemed to include a “hypothec”, (v) all references to filing, registering or recording under the UCC or the PPSA shall be deemed to include publication under the Civil Code of Québec, (w) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to the “opposability” of such Liens to third parties, (x) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (y) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, and (z) an “agent” shall be deemed to include a “mandatory”.

16.3 Notices.

(a) All notices, requests and demands hereunder shall be in writing and deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing. Notices delivered through electronic communications shall be effective to the extent set forth in Section 16.3(b) below. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section 16.3):

If to any Loan Party:	Louisiana-Pacific Corporation
414 Union Street, Suite 2000
Nashville, TN 37219
Attention: Mark Tobin, Treasurer
Telephone No.: 615.986.5856
Telecopy No.: 615.986.5880

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with a copy to:	Louisiana-Pacific Corporation
414 Union Street, Suite 2000
Nashville, TN 37219
Attention: Mark Fuchs, General Counsel
Telephone No.: 615.986.5892
Telecopy No.: 615.986.5880

If to Agent, U.S. Swingline Lender	Bank of America, N.A.
or Issuing Bank for U.S. Letters of	135 South LaSalle Street, Fourth Floor
Credit:	Chicago, IL 60603
Attn: Division President
Telephone No.: 312.904.6394
Telecopy No.: 312.992.1501

with a copy to:	Bank of America, N.A.
20975 Swenson Drive, Suite 200
Mail Code WI3-500-02-01
Waukesha, WI 53186
Attention: Robert Lund
Telephone No.: 262.207.3285
Telecopy No.: 312.453.3438

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If to Canadian Swingline Lender	Bank of America, N.A.
and Issuing Bank for Canadian	Simcoe Place
Letters of Credit:	Front Street West
Toronto, ON
M5V 3L2
Attention: Credit Services Manager
Telephone No.: 416.349.5390
Telecopy No.: 416.349.4282

with a copy to:	Bank of America, N.A.
20975 Swenson Drive, Suite 200
Mail Code WI3-500-02-01
Waukesha, WI 53186
Attention: Robert Lund
Telephone No.: 262-207-3285
Telecopy No.: 312-453-3438

(b) Notices and other communications to Lenders and Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Agent or as otherwise determined by Agent, provided that the foregoing shall not apply to notices to any Lender or Issuing Bank pursuant to Section 2 hereof if such Lender or Issuing Bank, as applicable, has notified Agent that it is incapable of receiving notices under such Section by electronic communication. Unless Agent otherwise requires, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not given during the normal business hours of the recipient, such notice shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communications is available and identifying the website address therefor.

16.4 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

16.5 Confidentiality.

(a) Agent and each Lender (each, a “Lending Party”) agrees to keep confidential any information furnished or made available to it by the Loan Parties pursuant to this Agreement that is marked confidential or as to which it is otherwise reasonably clear such information is not public; provided that nothing herein shall prevent any Lending Party from

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disclosing such information (i) to any other Lending Party or any Affiliate of any Lending Party, or any officer, director, employee, agent, auditor, attorney or advisor of any Lending Party or Affiliate of any Lending Party (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (ii) as required by any law, rule, or regulation, (iii) upon the order of any court or administrative agency, (iv) upon the request or demand of any regulatory agency or authority, (v) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (vi) in connection with any litigation to which such Lending Party or any of its Affiliates may be a party, (vii) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Document, (viii) subject to provisions substantially similar to those contained in this Section 16.5, to any actual or proposed participant or assignee, and (ix) to Gold Sheets and other similar bank trade publications (such information to consist of deal terms and other information customarily found in such publications). Each Borrower hereby authorizes Agent to use the name, logos and other insignia of such Borrower and the amount of the Credit Facility provided hereunder in any “tombstone” or comparable advertising, on its website or in other marketing materials of Agent.

(b) The obligations of Agent, Lenders and Issuing Bank under this Section 16.5 shall supersede and replace the obligations of Agent, Lenders and Issuing Bank under any confidentiality letter signed prior to the Closing Date or any other arrangements concerning the confidentiality of information provided by any Loan Party to Agent or any Lender.

16.6 Successors. This Agreement, the other Loan Documents and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Agent, Lenders, Issuing Bank, Loan Parties and their respective successors and assigns, except that Borrower may not assign its rights under this Agreement, the other Loan Documents and any other document referred to herein or therein without the prior written consent of Agent and Lenders. Any such purported assignment without such express prior written consent shall be void. No Lender may assign its rights and obligations under this Agreement without the prior written consent of Agent and the Company, except as provided in Section 16.7 below. The terms and provisions of this Agreement and the other Loan Documents are for the purpose of defining the relative rights and obligations of Loan Parties, Agent, Lenders and Issuing Bank with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Loan Documents.

16.7 Assignments; Participations.

(a) Each Lender may assign all or, if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Lender, of such rights and obligations under this Agreement to one or more Eligible Transferees (but not including for this purpose any assignments in the form of a participation), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Acceptance; provided that:

(i) the consent of the Administrative Borrower (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for any assignment unless (A) an Event of Default has occurred and is continuing or (B) the assignment is to a Lender or an Approved Fund;

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(ii) the consent of Agent (such consent not to be unreasonably withheld, conditioned or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender;

(iii) the consent of the Issuing Bank and the Swingline Lenders shall be required for any assignment (such consents not to be unreasonably withheld, conditioned or delayed);

(iv) such transfer or assignment will not be effective until recorded by Agent on the Register; and

(v) Agent shall have received for its sole account payment of a processing fee from the assigning Lender or the assignee in the amount of $5,000.

(b) Agent shall maintain a register of the names and addresses of Lenders, their Commitments and the principal amount of their Loans (the “Register”). Agent shall also maintain a copy of each Assignment and Acceptance delivered to and accepted by it and shall modify the Register to give effect to each Assignment and Acceptance. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Loan Parties, Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Administrative Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(c) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and to the other Loan Documents and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations (including, without limitation, the obligation to participate in Letter of Credit Obligations) of a Lender hereunder and thereunder and the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement.

(d) By execution and delivery of an Assignment and Acceptance, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Loan Documents or the execution, legality, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents furnished pursuant hereto, (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or any of its Subsidiaries or the performance or observance by any Loan Party of any of the Obligations; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with such other

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documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such assignee will, independently and without reliance upon the assigning Lender, Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents, (v) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender. Agent and Lenders may furnish any information concerning any Loan Party in the possession of Agent or any Lender from time to time to assignees and Participants.

(e) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments and the Loans owing to it and its participation in the Letter of Credit Obligations, without the consent of Agent or the other Lenders); provided that (i) such Lender’s obligations under this Agreement (including, without limitation, its Commitment hereunder) and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and Loan Parties, the other Lenders and Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents, and (iii) the Participant shall not have any rights under this Agreement or any of the other Loan Documents (the Participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by any Loan Party hereunder shall be determined as if such Lender had not sold such participation.

(f) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lenders from such Federal Reserve Bank; provided that no such pledge shall release such Lender from any of its obligations hereunder or substitute any such pledgee for such Lender as a party hereto.

(g) Any Lender that is an Issuing Bank or a Swingline Lender may at any time assign all of its Commitments pursuant to this Section 16.7. If such Issuing Bank or Swingline Lender ceases to be Lender, it may, at its option, resign as Issuing Bank or Swingline Lender and such Issuing Bank’s or Swingline Lender’s obligations to issue Letters of Credit or make Swingline Loans shall terminate but it shall retain all of the rights and obligations of Issuing Bank or Swingline Lender hereunder with respect to Letters of Credit or Swingline Loans outstanding as of the effective date of its resignation and all Letter of Credit Obligations or Swingline Loans with respect thereto (including the right to require Lenders to make Loans or fund risk participations in outstanding Letter of Credit Obligations or Swingline Loans), shall continue.

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16.8 Entire Agreement. This Agreement, the other Loan Documents, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

16.9 USA Patriot Act. Each Lender subject to the USA PATRIOT Act (Title III of Pub.L. 107-56 (signed into law October 26, 2001) (the “Patriot Act”) hereby notifies Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each person or corporation who opens an account and/or enters into a business relationship with it, which information includes the name and address of Loan Parties and other information that will allow such Lender to identify such person in accordance with the Patriot Act and any other applicable law. Loan Parties are hereby advised that any Loans or Letters of Credit hereunder are subject to satisfactory results of such verification.

16.10 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to Agent or any Lender from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to Agent or any Lender in such currency, Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).

16.11 Counterparts, Etc. This Agreement or any of the other Loan Documents may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement or any of the other Loan Documents by telefacsimile or other electronic method of transmission shall have the same force and effect as the delivery of an original executed counterpart of this Agreement or any of such other Loan Documents. Any party delivering an executed counterpart of any such agreement by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

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IN WITNESS WHEREOF, Agent, Lenders, Loan Parties have caused these presents to be duly executed as of the day and year first above written.

U.S. BORROWERS:

LOUISIANA-PACIFIC CORPORATION

By:	/s/ Curtis M. Stevens
Name:	Curtis M. Stevens
Title:	Executive Vice President, Administration, and Chief Financial Officer

GREENSTONE INDUSTRIES, INC.

By:	/s/ Mark G. Tobin
Name:	Mark G. Tobin
Title:	Treasurer

KETCHIKAN PULP COMPANY

By:	/s/ Mark G. Tobin
Name:	Mark G. Tobin
Title:	Treasurer

LOUISIANA-PACIFIC INTERNATIONAL, INC.

By:	/s/ Mark G. Tobin
Name:	Mark G. Tobin
Title:	Treasurer

LPS CORPORATION

By:	/s/ Mark G. Tobin
Name:	Mark G. Tobin
Title:	Treasurer

Signature Page to Louisiana-Pacific Corporation Loan and Security Agreement

CANADIAN BORROWERS:

3047525 NOVA SCOTIA COMPANY

By:	/s/ Mark G. Tobin
Name:	Mark G. Tobin
Title:	Vice President and Treasurer

3047526 NOVA SCOTIA COMPANY

By:	/s/ Mark G. Tobin
Name:	Mark G. Tobin
Title:	Vice President and Treasurer

LOUISIANA-PACIFIC LIMITED PARTNERSHIP

By:	3047525 Nova Scotia Company,
its General Partner

	By:	/s/ Mark G. Tobin
	Name:	Mark G. Tobin
	Title:	Vice President and Treasurer

LOUISIANA-PACIFIC CANADA LTD.

By:	/s/ Mark G. Tobin
Name:	Mark G. Tobin
Title:	Treasurer

LOUISIANA-PACIFIC (OSB) LTD.

By:	/s/ Mark G. Tobin
Name:	Mark G. Tobin
Title:	Treasurer

LOUISIANA-PACIFIC CANADA PULP CO.

By:	/s/ Mark G. Tobin
Name:	Mark G. Tobin
Title:	Treasurer

Signature Page to Louisiana-Pacific Corporation Loan and Security Agreement

LOUISIANA-PACIFIC CANADA SALES ULC

By:	/s/ Mark G. Tobin
Name:	Mark G. Tobin
Title:	Vice President and Treasurer

Signature Page to Louisiana-Pacific Corporation Loan and Security Agreement

AGENT:

BANK OF AMERICA, N.A., as Agent, an Issuing Bank, and U.S. Swingline Lender

By:	/s/ Robert J. Lund
Name:	Robert J. Lund
Title:	Senior Vice President

Signature Page to Louisiana-Pacific Corporation Loan and Security Agreement

LENDERS:

BANK OF AMERICA, N.A. (acting through its Canada Branch), as an Issuing Bank and Canadian Swingline Lender

By:	/s/ Medina Sales de Andrade
Name:	Medina Sales de Andrade
Title:	Vice President

Signature Page to Louisiana-Pacific Corporation Loan and Security Agreement

BANK OF AMERICA, N.A.

By:	/s/ Robert J. Lund
Name:	Robert J. Lund
Title:	Senior Vice President

Signature Page to Louisiana-Pacific Corporation Loan and Security Agreement

ROYAL BANK OF CANADA

By:	/s/ Dustin Craven
Name:	Dustin Craven
Title:	Attorney-in-Fact

By:	/s/ Pierre Noriega
Name:	Pierre Noriega
Title:	Attorney-in-Fact

Signature Page to Louisiana-Pacific Corporation Loan and Security Agreement

EXHIBIT A

to

LOAN AND SECURITY AGREEMENT

ASSIGNMENT AND ACCEPTANCE AGREEMENT

This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this “Assignment and Acceptance”) dated as of [_______] is made between [_______] (the “Assignor”) and [_______] (the “Assignee”).

W I T N E S S E T H:

WHEREAS, Bank of America, N.A., in its capacity as administrative agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the financial institutions which are parties thereto as lenders (in such capacity, “Agent”), and the financial institutions which are parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”) have entered into financing arrangements pursuant to which Agent and Lenders have agreed to make loans and advances and provide other financial accommodations to Louisiana-Pacific Corporation, a Delaware corporation (the “Company”, and together with any of its Subsidiaries that are or may become parties thereto as U.S. Borrowers or Canadian Borrowers, each individually a “Borrower” and collectively, “Borrowers”), on the terms and conditions as set forth in the Loan and Security Agreement, dated as of March 10, 2009, by and among Borrowers, certain of their Subsidiaries designated as guarantors thereto (each individually a “Guarantor” and collectively, “Guarantors”), Agent and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Loan Documents”);

WHEREAS, as provided under the Loan Agreement, Assignor committed to making Loans (the “Committed Loans”) to Borrowers in an aggregate amount not to exceed $[_______] (the “Commitment”);

WHEREAS, Assignor wishes to assign to Assignee [part of the][all] rights and obligations of Assignor under the Loan Agreement in respect of its Commitment in an amount equal to $[_______] (the “Assigned Commitment Amount”) on the terms and subject to the conditions set forth herein and Assignee wishes to accept assignment of such rights and to assume such obligations from Assignor on such terms and subject to such conditions;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows (capitalized terms not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement):

1. Assignment and Acceptance.

(a) Subject to the terms and conditions of this Assignment and Acceptance, Assignor hereby sells, transfers and assigns to Assignee, and Assignee hereby purchases, assumes and undertakes from Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance), an interest in (i) the Commitment and each of the Committed Loans of Assignor and (ii) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Loan Agreement and the other Loan Documents, so that after giving effect thereto, the Commitment of Assignee shall be as set forth below and the Pro Rata Share of Assignee shall be [_______] ([__]%) percent.

(b) With effect on and after the Effective Date (as defined in Section 5 hereof), Assignee shall be a party to the Loan Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Loan Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Commitment Amount. Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the Commitment of Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Commitment Amount and Assignor shall relinquish its rights and be released from its obligations under the Loan Agreement to the extent such obligations have been assumed by Assignee; provided, that, Assignor shall not relinquish its rights under Sections 2.2, 6.7, 6.11, 12.5 and 16.5 of the Loan Agreement to the extent such rights relate to the time prior to the Effective Date.

(c) After giving effect to the assignment and assumption set forth herein, on the Effective Date Assignee’s Commitment will be $[_______].

(d) After giving effect to the assignment and assumption set forth herein, on the Effective Date Assignor’s Commitment will be $[_______] (as such amount may be further reduced by any other assignments by Assignor on or after the date hereof).

2. Payments.

(a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, Assignee shall pay to Assignor on the Effective Date in immediately available funds an amount equal to $[_______], representing Assignee’s Pro Rata Share of the principal amount of all Committed Loans.

(b) Assignee shall pay to Agent the processing fee in the amount specified in Section 16.7(a) of the Loan Agreement.

3. Reallocation of Payments. Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment, Committed Loans and outstanding Letters of Credit shall be for the account of Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Commitment Amount shall be for the account of Assignee. Each of Assignor and Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

4. Independent Credit Decision. Assignee acknowledges that it has received a copy of the Loan Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements of the Company and its Subsidiaries, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance and agrees that it will, independently and without reliance upon Assignor, Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Loan Agreement.

5. Effective Date; Notices.

(a) As between Assignor and Assignee, the effective date for this Assignment and Acceptance shall be [_______] (the “Effective Date”); provided, that, the following conditions precedent have been satisfied on or before the Effective Date:

(i) this Assignment and Acceptance shall be executed and delivered by Assignor and Assignee;

(ii) if required, the consent of Agent and Administrative Borrower as required for an effective assignment of the Assigned Commitment Amount by Assignor to Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;

(iii) written notice of such assignment, together with payment instructions, addresses and related information with respect to Assignee, shall have been given to Administrative Borrower and Agent;

(iv) Assignee shall pay to Assignor all amounts due to Assignor under this Assignment and Acceptance; and

(v) the processing fee referred to in Section 2(b) hereof shall have been paid to Agent.

(b) Promptly following the execution of this Assignment and Acceptance, Assignor shall deliver to Administrative Borrower and Agent for acknowledgment by Agent, a Notice of Assignment in the form attached hereto as Schedule 1.

[6. [INCLUDE ONLY IF ASSIGNOR IS AN AGENT] Agent.

(a) Assignee hereby appoints and authorizes Assignor in its capacity as Agent to take such action as agent on its behalf to exercise such powers under the Loan Agreement as are delegated to Agent by Lenders pursuant to the terms of the Loan Agreement.

(b) Assignee shall assume no duties or obligations held by Assignor in its capacity as Agent under the Loan Agreement.]

7. Withholding Tax. Assignee (a) represents and warrants to Assignor, Agent and Borrowers that under applicable law and treaties no tax will be required to be withheld by Assignee, Agent or Borrowers with respect to any payments to be made to Assignee hereunder or under any of the Loan Documents, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to Agent and Borrowers prior to the time that Agent or Borrowers are required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form W-8BEN or W-8ECI, as applicable (wherein Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new such forms upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

8. Representations and Warranties.

(a) Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any security interest, lien, encumbrance or other adverse claim, (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder, (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance, and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of Assignor, enforceable against Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general equitable principles.

(b) Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto. Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of Borrowers, Guarantors or any of their respective Affiliates, or the performance or observance by Borrowers, Guarantors or any other Person, of any of its respective obligations under the Loan Agreement or any other instrument or document furnished in connection therewith.

(c) Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder, (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of Assignee, enforceable against Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights to general equitable principles; and (iv) it is an Eligible Transferee.

9. Further Assurances. Assignor and Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to Borrowers or Agent, which may be required in connection with the assignment and assumption contemplated hereby.

10. Miscellaneous.

(a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other for further breach thereof.

(b) All payments made hereunder shall be made without any set-off or counterclaim.

(c) Assignor and Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

(d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

(e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. Assignor and Assignee each irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York, New York City, Borough of Manhattan and the United States District Court for the Southern District of New York, whichever Agent may elect, and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Assignment and Acceptance or any of the other Loan Documents or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Assignment and Acceptance or any of the other Loan Documents or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above.

(f) ASSIGNOR AND ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE LOAN AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

ASSIGNOR:

[ ]

By:
Name:
Title:

ASSIGNEE:

[ ]

By:
Name:
Title:

SCHEDULE 1

NOTICE OF ASSIGNMENT AND ACCEPTANCE

Date: [_________]

Bank of America, N.A.

135 South LaSalle Street, Fourth Floor

Chicago, IL 60603

Attention: Division President

Telephone No.: 312.904.6394

Telecopy No.: 312.992.1501

Louisiana-Pacific Corporation

414 Union Street, Suite 2000

Nashville, TN 37219

Attention: Mark Tobin, Treasurer

Telephone No.: 615.986.5856

Telecopy No.: 615.986.5880

Re:	Louisiana-Pacific Corporation, et al.

Ladies and Gentlemen:

Bank of America, N.A., in its capacity as administrative agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the financial institutions which are parties thereto as lenders (in such capacity, “Agent”), and the financial institutions which are parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”) have entered into financing arrangements pursuant to which Agent and Lenders have agreed to make loans and advances and provide other financial accommodations to Louisiana-Pacific Corporation, a Delaware corporation (the “Company”, and together with any of its Subsidiaries that are or may become parties thereto as U.S. Borrowers or Canadian Borrowers, each individually a “Borrower” and collectively, “Borrowers”), on the terms and conditions as set forth in the Loan and Security Agreement, dated as of March 10, 2009, by and among Borrowers, certain of their Subsidiaries designated as guarantors thereto (each individually a “Guarantor” and collectively, “Guarantors”), Agent and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Loan Documents”). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement

1. We hereby give you notice of, and request your consent to, the assignment by [_______] (the “Assignor”) to [_______] (the “Assignee”) such that after giving effect to the assignment Assignee shall have an interest equal to [_______] ([__]%) percent of the total Commitments pursuant to the Assignment and Acceptance Agreement attached hereto (the

“Assignment and Acceptance”). We understand that the Assignor’s Commitment shall be reduced by $[_______], as the same may be further reduced by other assignments on or after the date hereof.

2. Assignee agrees that, upon receiving the consent of Agent and, if applicable, Administrative Borrower, to such assignment, Assignee will be bound by the terms of the Loan Agreement as fully and to the same extent as if the Assignee were the Lender originally holding such interest under the Loan Agreement.

3. The following administrative details apply to Assignee:

(A)	Notice address:

Assignee name:
Address:
Attention:
Telephone:
Telecopier:

(B)	Payment instructions:

Account No.:
At:
Reference:
Attention:

4. You are entitled to rely upon the representations, warranties and covenants of each of Assignor and Assignee contained in the Assignment and Acceptance.

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IN WITNESS WHEREOF, Assignor and Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

Very truly yours,

ASSIGNOR:

[ ]

By:
Name:
Title:

ASSIGNEE:

[ ]

By:
Name:
Title:

[ACKNOWLEDGED AND ASSIGNMENT CONSENTED TO:

AGENT:

BANK OF AMERICA, N.A., as Agent

By:
Name:
Title: ]

[ACKNOWLEDGED AND ASSIGNMENT CONSENTED TO:

ADMINISTRATIVE BORROWER:

LOUISIANA-PACIFIC CORPORATION, as Administrative Borrower

By:
Name:
Title: ]

EXHIBIT B

to

LOAN AND SECURITY AGREEMENT

FORM OF BORROWING BASE CERTIFICATE

[see attached]

B-1

EXHIBIT C

to

LOAN AND SECURITY AGREEMENT

FORM OF COMPLIANCE CERTIFICATE

Date: [_______]

To:	Bank of America, N.A.

135 South LaSalle Street, Fourth Floor

Chicago, IL 60603

Attention: Division President

Telephone No.: 312.904.6394

Telecopy No.: 312.992.1501

Ladies and Gentlemen:

I, solely in my capacity as an officer of the Company (as defined below) and not in my individual capacity, hereby certify to you pursuant to Section 9.6 of the Loan Agreement (as defined below) as follows:

1. I am the duly elected Chief Financial Officer of Louisiana-Pacific Corporation, a Delaware corporation (the “Company”). Capitalized terms used herein without definition shall have the meanings given to such terms in the Loan and Security Agreement (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), dated as of March 10, 2009, among the Company, certain Subsidiaries of the Company, as borrowers (together with the Company, each individually a “Borrower” and collectively, “Borrowers”), certain Subsidiaries of the Borrowers as guarantors (each individually a “Guarantor” and collectively, “Guarantors”), the financial institutions party thereto as lenders (the “Lenders”) and Bank of America, N.A., as administrative agent for the Lenders (in such capacity, “Agent”).

2. I have reviewed the terms of the Loan Agreement, and have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and the financial condition of Borrowers and Guarantors, during the immediately preceding fiscal month.

3. The review described in Section 2 above did not disclose the existence during or at the end of such fiscal month, and I have no knowledge of the existence and continuance on the date hereof, of any condition or event that constitutes a Default or an Event of Default, except as set forth on Schedule I attached hereto. Described on Schedule I attached hereto are the exceptions, if any, to this Section 3 listing, in detail, the nature of the condition or event, the period during which it has existed and the action which any Borrower or Guarantor has taken, is taking, or proposes to take with respect to such condition or event.

4. Attached hereto as Schedule II are the calculations used in determining, as of the end of such fiscal month whether Borrowers and Guarantors are [or would be] in compliance with the covenant set forth in Section 9.14 of the Loan Agreement for such fiscal month

[, whether or not such compliance is required under the terms thereof and with the covenants set forth in Section 9.14 of the Loan Agreement for such fiscal month].

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The foregoing certifications are made and delivered as of the date first above written.

LOUISIANA-PACIFIC CORPORATION

By:
Name:
Title:	Chief Financial Officer

SCHEDULE I

DEFAULTS AND EVENTS OF DEFAULT

SCHEDULE II

FIXED CHARGE COVERAGE RATIO

EXHIBIT D-1

to

LOAN AND SECURITY AGREEMENT

CANADIAN PERFECTION CERTIFICATE

[to be attached]

D-1-1

EXHIBIT D-2

to

LOAN AND SECURITY AGREEMENT

U.S. PERFECTION CERTIFICATE

D-2-1

EXHIBIT E

to

LOAN AND SECURITY AGREEMENT

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (the “Agreement”), dated as of [_______], is by and between [_______], a [_______] (the “[Applicant Borrower][Joining_Guarantor]”) and BANK OF AMERICA, N.A., in its capacity as administrative agent (the “Agent”) under that certain Loan and Security Agreement (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”; capitalized terms not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement), dated as of March 10, 2009, among Louisiana-Pacific Corporation, a Delaware corporation (the “Company”), certain Subsidiaries of the Company as borrowers (together with the Company, each individually a “Borrower” and collectively, “Borrowers”), certain Subsidiaries of the Borrowers as guarantors (each individually a “Guarantor” and collectively, “Guarantors”), the financial institutions party thereto as lenders (the “Lenders”) and Agent.

[The Applicant Borrower has indicated its desire to become a [U.S.][Canadian] Borrower under the Loan Agreement.]

[The Joining Guarantor is required to become a [U.S.][Canadian] Guarantor pursuant to the terms of the Loan Agreement.]

Accordingly, the [Applicant Borrower][Joining Guarantor] hereby agrees as follows:

1. The [Applicant Borrower][Joining Guarantor] hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the [Applicant Borrower][Joining Guarantor] will be deemed to be a party to the Loan Agreement and a “[U.S.][Canadian] [Borrower][Guarantor]” for all purposes of the Loan Agreement and the other Loan Documents, and shall have all of the obligations of a [U.S.][Canadian] [Borrower][Guarantor] thereunder as if it has executed the Loan Agreement and the other Loan Documents, as applicable. The [Applicant Borrower][Joining Guarantor] hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Loan Agreement and in the Loan Documents, including without limitation (i) all of the representations and warranties of the Loan Parties set forth in Section 8 of the Loan Agreement, as supplemented from time to time in accordance with the term thereof, and (ii) all of the affirmative and negative covenants set forth in Sections 9 and 10 of the Loan Agreement.

2. The [Applicant Borrower][Joining Guarantor] hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the [Applicant Borrower][Joining Guarantor] will be deemed to be a party to the [U.S. Pledge Agreement], and shall have all the obligations of a Loan Party thereunder as if it had executed the [U.S. Pledge Agreement]. The [Applicant Borrower][Joining Guarantor] hereby ratifies, as of the date hereof, and agrees to be bound by, all the terms, provisions and conditions contained in the [U.S. Pledge Agreement].

Without limiting the generality of the foregoing terms of this paragraph 2, the [Applicant Borrower][Joining Guarantor] hereby pledges and assigns to the Agent, for the benefit of the Lenders, and grants to the Agent, for the benefit of the Lenders, a continuing security interest in any and all right, title and interest of the Applicant Borrower in and to its investment property (as the granting of such investment property is limited by the terms of Section 5 of the Loan Agreement).

3. The [Applicant Borrower][Joining Guarantor] acknowledges and confirms that it has received a copy of the Loan Agreement and the schedules and exhibits thereto and the [Canadian Collateral Documents][U.S. Pledge Agreement] and the schedules and exhibits thereto. The schedules to the Loan Agreement [and U.S. Pledge Agreement] are amended to provide the information shown on the attached Schedule A.

4. The [Applicant Borrower][Joining Guarantor] confirms that all of the Obligations under the Loan Agreement, upon the [Applicant Borrower][Joining Guarantor] becoming a [U.S.][Canadian] [Borrower][Guarantor] will and shall continue to be, in full force and effect and that immediately upon the [Applicant Borrower][Joining Guarantor] becoming a [U.S.][Canadian] [Borrower][Guarantor], the term “Obligations” as used in the Loan Agreement shall include all applicable Obligations of such [Applicant Borrower][Joining Guarantor] under the Loan Agreement and under each other Loan Document.

5. The [Applicant Borrower][Joining Guarantor] hereby agrees that upon becoming a [U.S.][Canadian] [Borrower][Guarantor] it will assume all Obligations of a [U.S.][Canadian] [Borrower][Guarantor] as set forth in the Loan Agreement.

6. The [Applicant Borrower][Joining Guarantor] agrees that at any time and from time to time, upon the written request of the Agent, it will execute and deliver such further documents and do such further acts and things as the Agent may reasonably request in order to effectuate the purposes of this Agreement.

7. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

8. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, the [Applicant Borrower][Joining Guarantor] has caused this Agreement to be duly executed by its authorized officers, and the Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first written above.

[APPLICANT BORROWER][JOINING GUARANTOR]

By:
Name:
Title:

BANK OF AMERICA, N.A., as Agent

By:
Name:
Title:

SCHEDULE A

to

Joinder Agreement

Schedules to Loan Agreement

(to be updated as necessary)

Schedules to U.S. Pledge Agreement

(to be updated as necessary)

EXHIBIT F

to

LOAN AND SECURITY AGREEMENT

FORM OF NOTICE OF BORROWING

Date: [_______]

Bank of America, N.A.

135 South LaSalle Street, Fourth Floor

Chicago, IL 60603

Attention: Division President

Telephone No.: 312.904.6394

Telecopy No.: 312.992.1501

Ladies and Gentlemen:

The undersigned, Louisiana-Pacific Corporation, a Delaware corporation (the “Company”), on behalf of itself and the other Borrowers party to the Loan and Security Agreement (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”; capitalized terms not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement), dated as of March 10, 2009, among the Company, certain Subsidiaries of the Company as borrowers (together with the Company, each individually a “Borrower” and collectively, “Borrowers”), certain Subsidiaries of the Borrowers as guarantors (each individually a “Guarantor” and collectively, “Guarantors”), the financial institutions party thereto as lenders (the “Lenders”) and Bank of America, N.A., as administrative agent for the Lenders (in such capacity, “Agent”), hereby gives you notice, irrevocably, pursuant to Section 2.4 of the Loan Agreement that the Company hereby requests, on behalf of the Borrowers, borrowings under the Loan Agreement, and in that connection sets forth below the information relating to such borrowings (the “Proposed Borrowings”) as required by Section 2.4 of the Loan Agreement:

1.	Type of Borrower:	☐	U.S. Borrower
		☐	Canadian Borrower

2.	Name of Borrower:	________________________________

3.	Date of Loan:	________________________________

4.	Type of Loan[1]:	☐	Revolving Loan
		☐	Swingline Loan

5.	Denomination[2]:	☐	Dollars
		☐	Canadian Dollars

[1]	Only needed for U.S. Loans.
[2]	Only needed for Canadian Loans.

6.	Rate of Loan:	☐	Base Rate
		☐	Eurodollar Rate
		☐	Canadian Base Rate (Canadian Loans only)
		☐	Canadian BA Rate (Canadian Loans only)

7.	Principal Amount[3]:	$________________________________

8.	Interest Period[4]:	☐	One (1) month
		☐	Two (2) months
		☐	Three (3) months
		☐	Six (6) months

9.	Deposit Account:	Bank: ________________
Acct. No.: ________________

The Company hereby certifies, on behalf of the Borrowers, that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(a) all representations and warranties contained in the Loan Agreement and in the other Loan Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan set forth above and after giving effect thereto, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date); provided that any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language is true and correct (after giving effect to any qualification therein) in all respects on such respective dates);

(b) no law, regulation, order, judgment or decree of any Governmental Authority exists, and no material action, suit, investigation, litigation or proceeding is pending or threatened in any court or before any arbitrator or Governmental Authority, which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the Loans set forth above or (B) the consummation of the transactions contemplated pursuant to the terms of the Loan Agreement or the other Loan Documents or (ii) has or could reasonably be expected to have a Material Adverse Effect;

(c) no Default or Event of Default exists or has occurred and is continuing on and as of the date of the making of the Loans set forth above and after giving effect thereto; and

[3]

U.S. Swingline Loans must be in a principal amount equal to $100,000 or a whole multiple of $100,000; Base Rate Loans must be in a principal amount equal to $500,000 or a whole multiple of $100,000; Eurodollar Rate Loans must be in a principal amount equal to $1,000,000 or a whole multiple of $500,000; Canadian Swingline Loans must be in a principal amount equal to C$100,000 or a whole multiple of C$100,000; and Canadian Base Rate Loans or Canadian BA Rate Loans must be in a principal amount equal to C$500,000 or a whole multiple of C$100,000.

[4]	Only needed for Eurodollar Rate and Canadian BA Rate Loans.

(d) the Proposed Borrowings satisfy all limitations set forth in the Loan Agreement (including, without limitation, availability under each of the Canadian Borrowing Base and U.S. Borrowing Base).

If notice of this Proposed Borrowing has been given previously by telephone, then this notice should be considered a written confirmation of such telephone notice as may be required by Section 2.4 of the Loan Agreement.

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LOUISIANA-PACIFIC CORPORATION

By:
Name:
Title:

EXHIBIT G

to

LOAN AND SECURITY AGREEMENT

FORM OF NOTICE OF CONVERSION

Date: [                ]

To:	Bank of America, N.A.

135 South LaSalle Street, Fourth Floor

Chicago, IL 60603

Attention: Division President

Telephone No.: 312.904.6394

Telecopy No.: 312.992.1501

Ladies and Gentlemen:

The undersigned, Louisiana-Pacific Corporation, a Delaware corporation (the “Company”), on behalf of itself and the other Borrowers party to the Loan and Security Agreement (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”; capitalized terms not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement), dated as of March 10, 2009, among the Company, certain Subsidiaries of the Company as borrowers (together with the Company, each individually a “Borrower” and collectively, “Borrowers”), certain Subsidiaries of the Borrowers as guarantors (each individually a “Guarantor” and collectively, “Guarantors”), the financial institutions party thereto as lenders (the “Lenders”) and Bank of America, N.A., as administrative agent for the Lenders (in such capacity, “Agent”), hereby gives you notice, irrevocably, pursuant to Section 3.1 of the Loan Agreement that the Borrowers hereby request conversions and/or continuations under the Loan Agreement, and in that connection set forth below the information relating to such conversions and/or continuations (the “Conversions/Continuations”) as required by Section 3.1 of the Loan Agreement:

1.	Type of Loans to be converted/continued:	☐	Base Rate
		☐	Eurodollar Rate
		☐	Canadian Base Rate
		☐	Canadian BA Rate

2.	Last day of Interest Period[1]:	________________________________

3.	Effective date of conversion/continuation:	________________________________

4.	Principal Amount[2]:	$	______________________________

[1]	Only needed for Eurodollar Rate and Canadian BA Rate Loans. With respect to Eurodollar Loans, no more than six (6) Interest Periods may be in effect at any one time.
[2]

Base Rate Loans (other than U.S. Swingline Loans) that will be converted into Eurodollar Rate Loans must be in a principal amount equal to $1,000,000 or a whole multiple of $500,000 in excess thereof; Eurodollar Rate Loans that will be converted into Base Rate Loans (other than U.S. Swingline Loans) must be in a principal amount equal to $500,000 or a whole multiple of $100,000 in excess thereof.

5.	Interest Period[3]:	☐	One (1) month
		☐	Two (2) months
		☐	Three (3) months
		☐	Six (6) months

The Company, on behalf of the Borrowers, hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Conversion/Continuation:

(a) all representations and warranties contained in the Loan Agreement and in the other Loan Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan set forth above and after giving effect thereto, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date); provided that any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language is true and correct (after giving effect to any qualification therein) in all respects on such respective dates);

(b) no law, regulation, order, judgment or decree of any Governmental Authority exists, and no material action, suit, investigation, litigation or proceeding is pending or threatened in any court or before any arbitrator or Governmental Authority, which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the Loans set forth above or (B) the consummation of the transactions contemplated pursuant to the terms of the Loan Agreement or the other Loan Documents or (ii) has or could reasonably be expected to have a Material Adverse Effect;

(c) no Default or Event of Default exists or has occurred and is continuing on and as of the date of the making of the Loans set forth above and after giving effect thereto; and

(d) the Conversions/Continuations satisfy all limitations set forth in the Loan Agreement (including, without limitation, availability under each of the Canadian Borrowing Base and U.S. Borrowing Base).

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[3]	Only needed for Eurodollar Rate and Canadian BA Rate Loans.

LOUISIANA-PACIFIC CORPORATION

By:
Name:
Title:

PERFECTION CERTIFICATE

March 10, 2009

Reference is hereby made to the following instruments and documents:

A. The Indenture dated as of March 10, 2009 (the “Indenture”) among Louisiana-Pacific Corporation (“LPC”), the Guarantors party thereto (collectively, the “Guarantors”), and Bank of New York Mellon Trust Company, N.A., as Trustee (in such capacity, the “Trustee”) and the Security Agreement dated as of March 10, 2009 (the “Security Agreement”), among LPC, the Guarantors party thereto and the Trustee; and

B. The Loan and Security Agreement dated as of March 10, 2009 (the “Loan and Security Agreement”) among LPC, the Subsidiaries of LPC party thereto as borrowers or guarantors and Bank of America, N.A., as administrative agent for itself and the other lenders from time to time party thereto (the “Agent”).

Capitalized terms used but not defined herein have the meanings assigned in the Loan and Security Agreement.

As used herein, the term “Companies” means each U.S. Loan Party collectively, and the term “Company” refers to each U.S. Loan Party individually.

The undersigned hereby certify to each of the Trustee and the Agent as follows:

1. Names.

(a) The exact legal name of each Company, as such name appears in its respective certificate of incorporation or any other organizational document, is set forth in Schedule 1(a). Each Company is (i) the type of entity disclosed next to its name in Schedule 1(a) and (ii) a registered organization except to the extent disclosed in Schedule 1(a). Also set forth in Schedule 1(a) is the organizational identification number, if any, of each Company that is a registered organization, the Federal Taxpayer Identification Number of each Company and the jurisdiction of formation of each Company. Additionally, each of the Companies is currently qualified as a foreign organization in the jurisdictions set forth on Schedule 1(a).

(b) Set forth in Schedule 1(b) hereto is any other corporate or organizational names each Company has had since the date of its organization, together with the date of the relevant change.

(c) Set forth in Schedule 1(b) hereto is each trade name(s) used by each Company in the operation of its business (e.g. billing, advertising, etc.)

(d) Set forth in Schedule 1(c) is a list of all other names used by each Company, or any other business or organization to which each Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, on any filings with the Internal Revenue Service at any time between March 10, 2004 and the date hereof. Except as set forth in Schedule 1(c), no Company has changed its jurisdiction of organization at any time during the past year.

2. Current Locations.

(a) The chief executive office and mailing address of each Company is located at the address set forth in Schedule 2 hereto.

(b) The books and records of each Company pertaining to accounts, contract rights, inventory, and other assets are located at the addresses specified on Schedule 2 hereto.

(c) Each Company has other places of business and/or maintains inventory or other assets only at the addresses (indicate whether locations are owned, leased or operated by third parties and if leased or operated by third parties, their name) set forth on Schedule 2 hereto.

(d) The places of business or other locations of any assets used by any Company during the last four (4) months other than those listed above are as set forth on Schedule 2 hereto.

3. Extraordinary Transactions. Except for those purchases, acquisitions and other transactions described on Schedule 3 attached hereto, in the preceding 5 years, all of the Collateral has been originated by each Company in the ordinary course of business or consists of goods which have been acquired by such Company in the ordinary course of business from a person in the business of selling goods of that kind.

4. File Search Reports. Attached hereto as Schedule 4 are true and accurate copies of search reports from (A) the Uniform Commercial Code filing offices (i) in each jurisdiction identified in Section 1(a) or Section 2(a) with respect to each legal name set forth in Section 1(a) and (ii) in each jurisdiction described in Schedule 1(c) or Schedule 3 relating to any of the transactions described in Schedule (1)(c) or Schedule 3 with respect to each legal name of the person or entity from which each Company purchased or otherwise acquired any of the Collateral and (B) each real estate recording office identified on Schedule 6. A true copy of each financing statement, judgment and tax lien, bankruptcy filing and pending lawsuit or other filing identified in such file search reports have been delivered to counsel of the Trustee and the Agent.

5. UCC Filings. The financing statements (duly authorized by each Company constituting the debtor therein), including the indications of the collateral, attached as Schedule 5 relating to the Loan and Security Agreement, Security Agreement or the applicable Mortgage have been prepared for filing in the filing offices in the jurisdictions identified in Schedule 6 hereof.

6. Schedule of Filings. Attached hereto as Schedule 6 is a schedule of (i) the appropriate filing offices for the financing statements attached hereto as Schedule 5 and (ii) any other actions required under the Loan and Security Agreement or Indenture, as applicable, to create or perfect the security interests in (a) the Pledged Collateral (as defined in the Security Agreement) granted to the Trustee pursuant to the Security Documents (as defined in the Indenture) and (b) the U.S. Collateral (as defined in the Loan and Security Agreement) granted to the Agent pursuant to the Loan Documents.

7. Real Property. Attached hereto as Schedule 7(a) is a list of (i) all real property owned or leased by each Company, (ii) addresses and uses of each Mortgaged Property, and (iii) other information relating thereto as required by such Schedule 7(a). Except as described on Schedule 7(b) attached hereto, no Company has entered into any leases, subleases, tenancies, franchise agreements, licenses or other occupancy arrangements as owner, lessor, sublessor, licensor, franchisor or grantor with respect to any of the real property described on Schedule 7(a) and no Company has any Leases which require the consent of the landlord, tenant or other party thereto to the incurrence of Indebtedness under the Indenture and the Loan and Security Agreement.

8. Termination Statements. Attached hereto as Schedule 8(a) are the duly authorized termination statements in the appropriate form for filing in each applicable jurisdiction identified in Schedule 8(b) hereto with respect to each Lien described therein.

9. Stock Ownership and Other Equity Interests. Attached hereto as Schedule 9(a) is a true and correct list of all of the authorized, and the issued and outstanding, stock, partnership interests, limited liability company membership interests or other equity interests of each Company (other than LPC) and its Subsidiaries and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests. Also set forth on Schedule 9(b) is each joint venture of each Company that represents 50% of the equity of the entity in which such investment was made.

10. Instruments and Tangible Chattel Paper. Attached hereto as Schedule 10 is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness, in each case, which individually evidences an amount in excess of $1,000,000, held by each Company as of the date hereof.

11. Intellectual Property. Attached hereto as Schedule 11(a) is a schedule setting forth all of each Company’s Patents, patent licenses, Trademarks and trademark licenses registered with the United States Patent and Trademark Office, and all other Patents, patent licenses, Trademarks and trademark licenses, including the name of the registered owner and the registration number of each Patent, patent license, Trademark and trademark license owned by each Company. Attached hereto as Schedule 11(b) is a schedule setting forth all of each Company’s United States Copyrights and copyright licenses, and all other Copyrights and copyright licenses, including the name of the registered owner and the registration number of each Copyright or copyright license owned by each Company.

12. Commercial Tort Claims. Attached hereto as Schedule 12 is a true and correct list of all commercial tort claims held by each Company with a value in excess of $1,000,000, including a brief description thereof.

13. Deposit Accounts, Securities Accounts and Commodity Accounts. Attached hereto as Schedule 13 is a true and complete list of all deposit accounts, securities accounts, commodity accounts, investment accounts and similar accounts maintained by each Company, including the name of each institution where each such account is held, the name of each such account and the name of each entity that holds each account.

14. Letter-of-Credit Rights. Attached hereto as Schedule 14 is a true and correct list of all letters of credit issued in favor of each Company, as beneficiary thereunder with a face amount in excess of $1,000,000.

15. [Intentionally Deleted]

16. [Intentionally Deleted]

17. [Intentionally Deleted]

18. [Intentionally Deleted]

19. Organizational Matters.

(a) [Intentionally Deleted]

(b) [Intentionally Deleted]

(c) [Intentionally Deleted]

(d) [Intentionally Deleted]

(e) [Intentionally Deleted]

(f) The officers of each Company and their respective titles are as set forth on Schedule 19(f) hereto. The officers who will have signatory powers as to all transactions of such Company with Lender arising from or related to the Indenture and the Loan and Security Agreement, as applicable, are also identified on Schedule 19(f):

(g) The members of the Board of Directors of each Company (or, if such Company is a limited partnership, the general partner or, if such Company is a limited liability company, the managers) are as set forth on Schedule 19(g).

(h) At the present time, there are no delinquent taxes due (including, but not limited to, all payroll taxes, personal property taxes, real estate taxes or income taxes) except as follows:

None.

(i) Certified Public Accountants for each Company is the firm of:

Name:	Deloitte & Touche LLP
Address:	Suite 2400, 424 Church Street, Nashville, TN 37219
Contact:	Steve Jackson
Statements uncertified for any fiscal year? No

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IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate as of the date first written above.

LOUISIANA-PACIFIC CORPORATION

By:
Name: Curtis M. Stevens
Title: Executive Vice President, Administration, and Chief Financial Officer

GREENSTONE INDUSTRIES, INC.

By:
Name: Mark G. Tobin
Title: Treasurer

KETCHIKAN PULP COMPANY

By:
Name: Mark G. Tobin
Title: Treasurer

LOUISIANA-PACIFIC INTERNATIONAL, INC.

By:
Name: Mark G. Tobin
Title: Treasurer

LPS CORPORATION

By:
Name: Mark G. Tobin
Title: Treasurer

Schedule 1(a)

Legal Names, Etc.

Legal Name	Type of Entity	Registered Organization (Yes/No)	Organizational Number	Federal Taxpayer Identification Number	State of Formation	State(s) Authorized to Do Business
Louisiana-Pacific Corporation	Corporation	Yes	0783623	REDACTED	Delaware	Delaware, Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, District of Columbia, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, Tennessee, Texas, Utah, Vermont, Virginia, Washington, Wisconsin, Wyoming

GreenStone Industries, Inc.	Corporation	Yes	2677745	REDACTED	Delaware	Delaware, Oregon

Ketchikan Pulp Company	Corporation	Yes	601111573	REDACTED	Washington	Washington, Alaska, Louisiana, North Carolina, Virginia

Louisiana-Pacific International, Inc.	Corporation	Yes	709747-88	REDACTED	Oregon	Oregon

LPS Corporation	Corporation	Yes	591379-85	REDACTED	Oregon	Oregon

Schedule 1(a) - Page 2

Schedule 1(b)

Prior Organizational Names

Company/Subsidiary	Prior Name	Date of Change
Louisiana-Pacific Corporation	Oregon-Washington Plywood Company	07/12/1973

Louisiana-Pacific Corporation	Evans Lumber Co., Inc.	03/31/1982

Louisiana-Pacific Corporation	Louisiana-Pacific Timber Company	02/01/1978

Louisiana-Pacific Corporation	ABTco, Inc.	12/20/2000

GreenStone Industries, Inc.	GSLP Merger Corp.	01/02/1997

GreenStone Industries, Inc.	GreenStone Industries – Atlanta, Inc. GreenStone Industries – Norfolk, Inc. GreenStone Industries – Elkwood, Inc. GreenStone Industries – Sacramento, Inc. GreenStone Industries – Portland, Inc.	01/04/1997

Ketchikan Pulp Company	Ketchikan Pulp & Paper Company	12/11/1951

Ketchikan Pulp Company	Ketchikan Spruce Mills, Inc.	11/23/1973

Louisiana-Pacific International, Inc.	None	N/A

LPS Corporation	None	N/A

Trade Names

Company/Subsidiary	Trade Names
Louisiana-Pacific Corporation	LP Building Products

GreenStone Industries, Inc.	None

Ketchikan Pulp Company	Ketchikan Pulp Company, Inc.

Louisiana-Pacific International, Inc.	None

LPS Corporation	None

Schedule 1(c)

Changes in Corporate Identity; Other Names

None.

Schedule 2

Locations

a. Chief Executive Offices

Company/Subsidiary	Address	County	State
Louisiana-Pacific Corporation	414 Union Street, Suite 2000, Nashville	Davidson	Tennessee
GreenStone Industries, Inc.	414 Union Street, Suite 2000, Nashville	Davidson	Tennessee
Ketchikan Pulp Company	414 Union Street, Suite 2000, Nashville	Davidson	Tennessee
Louisiana-Pacific International, Inc.	414 Union Street, Suite 2000, Nashville	Davidson	Tennessee
LPS Corporation	414 Union Street, Suite 2000, Nashville	Davidson	Tennessee

b. Location of Books and Records1

Corporate Executive Offices-414 Union Street, Nashville, Tennessee 37219-1765

Corporate Tax, Payroll, Benefits and Claims-805 SW Broadway, Portland, OR 97205-3352

Corporate Accounts Receivable, Accounts Payable, Collections, Fixed Assets-N 13403 Government Way, Hayden Lake, ID 83835-9460

Corporate Export, Accounts Receivable-100 Interstate 45 N, Conroe, TX 77301

Flight Center-1903 Kitty Hawk Drive, Smyrna, TN 37167

Research and Development Center-308 Mallory Station Road, Franklin, TN 37067-8210

Athens OSB Mill-10910 Commerce Road, Athens, GA 30607-4330

Carthage OSB Mill-1199 County Road 201, Carthage, TX 75633-6718

Clarke County OSB Mill-1500 North Clarke Industrial Road, Thomasville, AL 36784

Hanceville OSB Mill-902 Main St SE, Hanceville, AL 35077-5419

Jasper OSB Mill-5152 US Highway, 190 E, Jasper, TX 75951-6710

Roxboro OSB Mill-10475 Boston Road, Roxboro, NC 27574-6774

Sagola OSB Mill-N 8504 Highway M 95, Sagola, MI 49881

[1]	In addition to the locations listed below, each Company maintains books and records at certain off-site facilities operated by Iron Mountain.

Hayward Siding (also runs OSB)-16571 W U.S. Highway 63, Hayward, WI 54843-7841

Newberry Siding-461 Miller Road, Newberry, MI 49868

Roaring River Siding-Highway 268, Roaring River, NC 28669

Tomahawk Siding-9300 Highway S, Tomahawk, WI 54487-0190

Two Harbors Siding-711 25th Avenue, Two Harbors, MN 55616-5045

Houlton EWP (LSL)-240 Station Road, New Limerick, ME 04761

Red Bluff EWP-11500 Reading Road, Red Bluff, CA 96080-9745

Wilmington EWP-2706 U.S. Highway 421 N, Wilmington, NC 28401-2433

Middlebury Moulding-219 U.S. 20 West, Middlebury, IN 46540-0509

Schedule 2 - Page 2

Schedule 2(c)

Locations of Inventory, Equipment and Other Assets

Address	Name/Address of Lessor or Third Party, as Applicable	Owned/Leased/ Third Party
REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Leased

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Owned

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Owned

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Owned

REDACTED	REDACTED	Owned

REDACTED	REDACTED	Owned

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Leased

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-Reload

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Owned

REDACTED	REDACTED	Owned

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-Reload

REDACTED	REDACTED	Third Party-Reload

Address	Name/Address of Lessor or Third Party, as Applicable	Owned/Leased/ Third Party
REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-Reload

REDACTED	REDACTED	Owned

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Owned

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Owned

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Owned

REDACTED	REDACTED	Third Party-Reload

REDACTED	REDACTED	Third Party-Reload

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-Reload

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Owned

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Leased

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Owned

REDACTED	REDACTED	Third Party-Reload

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Owned

Schedule 2(c) - Page 2

Address	Name/Address of Lessor or Third Party, as Applicable	Owned/Leased/ Third Party
REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-Reload

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-Reload

REDACTED	REDACTED	Third Party-Reload

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Owned

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Leased

REDACTED	REDACTED	FRD

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Owned

REDACTED	REDACTED	Third Party-Reload

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-Reload

REDACTED	REDACTED	Owned

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

Schedule 2(c) - Page 3

Address	Name/Address of Lessor or Third Party, as Applicable	Owned/Leased/ Third Party
REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Owned

REDACTED	REDACTED	Owned

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Leased

REDACTED	REDACTED	Third Party-Reload

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Owned

REDACTED	REDACTED	Leased

Schedule 2(c) - Page 4

Schedule 2(d)

Locations of Assets in Prior 4 Months not Listed Above

None.

Schedule 3

Transactions Other Than in the Ordinary Course of Business

Company/Subsidiary	Description of Transaction Including Parties Thereto	Date of Transaction
Louisiana-Pacific Corporation	Exchange of property adjacent to Jasper County, TX OSB Mill with Weirgate Lumber Company	01/23/04

Schedule 4

File Search Reports

See attached.

Schedule 5

Copy of Financing Statements To Be Filed

See attached.

Schedule 6

Filings/Filing Offices

1.	UCC, Mortgage and Intellectual Property Filings:

Type of Filing	Entity	Applicable Collateral Document [Mortgage, Security Agreement or Other]	Jurisdictions
UCC-1 Financing Statement	Louisiana-Pacific Corporation	Security Agreement / Loan and Security Agreement	Delaware Secretary of State

UCC-1 Financing Statement	GreenStone Industries, Inc.	Security Agreement / Loan and Security Agreement	Delaware Secretary of State

UCC-1 Financing Statement	Ketchikan Pulp Company	Security Agreement / Loan and Security Agreement	Washington Secretary of State

UCC-1 Financing Statement	Louisiana-Pacific International, Inc.	Security Agreement / Loan and Security Agreement	Oregon Secretary of State

UCC-1 Financing Statement	LPS Corporation	Security Agreement / Loan and Security Agreement	Oregon Secretary of State

Mortgage	Louisiana-Pacific Corporation	Mortgage

Real Property Records of each of the following counties: Clarke Co., AL

Tehama Co., CA

Jackson Co., GA

Aroostook Co., ME

Dickinson Co., MI

Lake Co., MN

New Hanover Co., NC

Person Co., NC

Wilkes Co., NC

Jasper Co., TX

Panola Co., TX

Lincoln Co., WI

Sawyer Co., WI

UCC-1 Fixture Filing	Louisiana-Pacific Corporation	Mortgage

Real Property Records of each of the following counties: Clarke Co., AL

Tehama Co., CA

Jackson Co., GA

Aroostook Co., ME

Dickinson Co., MI

Lake Co., MN

New Hanover Co., NC

Person Co., NC

Wilkes Co., NC

Jasper Co., TX

Panola Co., TX

Lincoln Co., WI

Sawyer Co., WI

2.	Other Actions:

A.	Filing of the Notice of Grant of Security Interest in Patents in the United States Patent and Trademark Office.

B.	Filing of the Notice of Grant of Security Interest in Trademarks in the United States Patent and Trademark Office.

C.	Filing of the Notice of Grant of Security Interest in Copyrights in the United States Copyright Office.

D.	The execution and delivery of control agreements with respect to the deposit accounts, securities accounts and commodity accounts listed on Schedule 13 hereof to the extent such accounts constitute Pledged Collateral or U.S. Collateral and are required to be delivered under the Loan and Security Agreement or Indenture, as applicable.

Schedule 6 - Page 2

Schedule 7(a)

Real Property

Owner / Lessor of Record	Location Address	Owned or Leased	Encumbered by Mortgage / Fixture Filing in favor of Trustee / Agent	Legal Description, if Encumbered	Purpose/Use of Facility
Louisiana-Pacific Corporation	10910 Commerce Road, Athens, Jackson County, GA 30607-4330	Owned	Yes	See Schedule A to applicable Mortgage	OSB Mill

Louisiana-Pacific Corporation	1199 N. County Road 201, Carthage, Panda County, TX 75633-6718	Owned	Yes	See Schedule A to applicable Mortgage	OSB Mill

Louisiana-Pacific Corporation	1500 North Clarke Industrial Road, Thomasville, Clarke County, AL 36784[2]	Owned	Yes	See Schedule A to applicable Mortgage	OSB Mill

Louisiana-Pacific Corporation	902 Main St SE, Hanceville, Cullman County, AL 35077-5419	Owned	No	N/A	OSB Mill

Louisiana-Pacific Corporation	5152 US Hwy, 190 E, Jasper, Jasper County, TX 75951-6710	Owned	Yes	See Schedule A to applicable Mortgage	OSB Mill

Louisiana-Pacific Corporation	10475 Boston Road, Roxboro, Person County, NC 27574-0562	Owned	Yes	See Schedule A to applicable Mortgage	OSB Mill

Louisiana-Pacific Corporation	N8504 Highway M-95S, Sagola, Dickinson County, MI 49881-0098	Owned	Yes	See Schedule A to applicable Mortgage	OSB Mill

[2]	Prior to May 2008, such property was known as 1205 Rural Road.

Owner / Lessor of Record	Location Address	Owned or Leased	Encumbered by Mortgage / Fixture Filing in favor of Trustee / Agent	Legal Description, if Encumbered	Purpose/Use of Facility
Louisiana-Pacific Corporation	16571 W U.S. Highway 63, Hayward, Sawyer County, WI 54843-7841	Owned	Yes	See Schedule A to applicable Mortgage	Siding (and OSB) Mill

Louisiana-Pacific Corporation	461 Miller Road, Newberry, Luce County, MI 49868	Owned	No	N/A	Siding Mill

Louisiana-Pacific Corporation	1068 ABTco Road, Roaring River, Wilkes County, NC 28669	Owned	Yes	See Schedule A to applicable Mortgage	Siding Mill

Louisiana-Pacific Corporation	9300 Highway S, Tomahawk, Lincoln County, WI 54487-0190	Owned	Yes	See Schedule A to applicable Mortgage	Siding Mill

Louisiana-Pacific Corporation	711 25th Ave, Two Harbors, Lake County, MN 55616-5045	Owned	Yes	See Schedule A to applicable Mortgage	Siding Mill

Louisiana-Pacific Corporation	240 Station Road, New Limerick, Aroostock County, ME 04761	Owned	Yes	See Schedule A to applicable Mortgage	EWP (LSL) Mill

Louisiana-Pacific Corporation	11500 Reading Road, Red Bluff, Tehama County, CA 96080-0629	Owned	Yes	See Schedule A to applicable Mortgage	EWP Mill

Louisiana-Pacific Corporation	2706 U.S. Highway 421 N, Wilmington, New Hanover County, NC 28401-2433	Owned	Yes	See Schedule A to applicable Mortgage	EWP Mill

Louisiana-Pacific Corporation	219 US 20 W, Middlebury, Elkhart County, IN 46540-0509	Owned	No	N/A	Moulding Mill

Louisiana-Pacific Corporation	100 Interstate 45N, Conroe, Montgomery County, TX 77301	Leased	No	N/A	Administrative

Louisiana-Pacific Corporation	N 13403 Government Way, Hayden Lake, Kootenai County, ID 83835-9460	Leased	No	N/A	Administrative

Schedule 7(a) – Page 2

Owner / Lessor of Record	Location Address	Owned or Leased	Encumbered by Mortgage / Fixture Filing in favor of Trustee / Agent	Legal Description, if Encumbered	Purpose/Use of Facility
Louisiana-Pacific Corporation	414 Union Street, Suite 2000, Nashville, Davidson County, TN 37219-1765	Leased	No	N/A	Administrative

Louisiana-Pacific Corporation	805 SW Broadway, Portland, Multnomah County, OR 97205-3352	Leased	No	N/A	Administrative

Louisiana-Pacific Corporation	308 Mallory Station Road, Franklin, Williamson County, TN 37067-8210	Owned	No	N/A	Research & Development

Louisiana-Pacific Corporation	1903 Kitty Hawk Drive, Smyrna, Rutherford County, TN 37167	Leased	No	N/A	Flight Administration

Louisiana-Pacific Corporation	16531 W Nursery Road, Hayward, Sawyer County, WI 54843-7841	Owned	No	N/A	Siding Mill Administration

Louisiana-Pacific Corporation	820 Hwy 7 North, Holly Springs, Marshall County, MS 38635	Owned	No	N/A	Siding Mill

Louisiana-Pacific Corporation	7559 North Tongass Hwy, Ketchikan, Ketchikan Gateway County, AK 99901	Leased	No	N/A	N/A

Louisiana-Pacific Corporation	840 Moncure Road, Pittsboro, Chatham County, NC 27312	Owned	No	N/A	N/A

Louisiana-Pacific Corporation	Hwy 92 North, Silsbee, Hardin County, TX 77656	Owned	No	N/A	OSB Mill

Louisiana-Pacific Corporation	1 MI N. Hwy 59, Corrigan, Polk County, TX 75939	Owned	No	N/A	N/A

Louisiana-Pacific Corporation	Highway 65 South, Dungannon, Scott County, VA 24245	Owned	No	N/A	N/A

Louisiana-Pacific Corporation	Owassa Road, Evergreen, Conecuh County, AL 36401	Owned	No	N/A	N/A

Louisiana-Pacific Corporation	551 Hwy 20 South, Hines, Harney County, OR 97738	Owned	No	N/A	EWP Mill

Louisiana-Pacific Corporation	Hwy 55, Lockhart, Covington County, AL 36455	Owned	No	N/A	N/A

Louisiana-Pacific Corporation	US Hwy 41, Mohawk, Keweenaw County, MI 49950	Owned	No	N/A	N/A

Louisiana-Pacific Corporation	Nowell Road, Red Bluff, Tehama County, CA 96080	Owned	No	N/A	N/A

Louisiana-Pacific Corporation	400 Reeds Avenue, Red Bluff, Tehama County, CA 96080	Leased	No	N/A	N/A

Schedule 7(a) – Page 3

Owner / Lessor of Record	Location Address	Owned or Leased	Encumbered by Mortgage / Fixture Filing in favor of Trustee / Agent	Legal Description, if Encumbered	Purpose/Use of Facility
Louisiana-Pacific Corporation	5 Meadowcraft Parkway, Selma, Dallas County, AL 36701	Owned	No	N/A	Decking Mill

Louisiana-Pacific Corporation	Continental Road off Hwy 301 N., Statesboro, Bulloch County, GA 30459	Owned	No	N/A	N/A

Louisiana-Pacific Corporation	187 Track Road, Baileyville, Washington County, ME 04694	Owned	No	N/A	N/A

Schedule 7(a) – Page 4

Schedule 7(b)

Leases, Subleases, Tenancies, Franchise agreements, Licenses or Other Occupancy Arrangements

Holly Springs Land/Building leased to KP Building Products, Inc. 402 Boyer Williston, VT 05495

Sublease of space located at 805 SW Broadway, Portland, OR 97205-3352 to the following:

1.	Moss Adams
805 SW Broadway, Suite 1200
Portland OR 97205

2.	CVK
805 SW Broadway, Suite 900
Portland OR 97205

3.	Capacity Commercial Group
805 SW Broadway, Suite 700
Portland OR 9720

Louisiana-Pacific Corporation rents storage space to Siemens at Louisiana-Pacific’s mill in Red Bluff, CA.

Agreement with Sierra Pacific regarding their connection to the fire pond system for $900 monthly rental fee to cover maintenance costs at Louisiana-Pacific’s mill in Red Bluff, CA.

Louisiana-Pacific Corporation uses property adjacent to its Wilmington, NC mill for its trucks to turn.

Oral agreement to rent Cranberry Farms 40 – 50 acres of cropland on the outer portions of the Roaring River, North Carolina property.

Grazing Agreement between the Company and Rodney W. Shepherd dated March 28, 2008 related to the Roaring River, North Carolina property.

Lease dated June 5, 1969 between Abitibi Carolina Corporation (predecessor-in-interest to Louisiana Pacific Corporation) and Duke Power Company involving a small power substation behind the Roaring River, North Carolina mill.

Oral lease with Michael Lowery with respect to a house located on the New Limerick, Maine property.

Schedule 8(a)

Termination Statements

See attached.

Schedule 8(b)

Termination Statement Filings

Debtor	Jurisdiction	Secured Party	Type of Collateral	UCC-1 File Date	UCC-1 File Number
Louisiana-Pacific Corporation	Delaware Secretary of State	Bank of America, N.A., as Collateral Agent	Accounts	01/07/2003	3004981 0

Louisiana-Pacific Corporation	Delaware Secretary of State	Bank of America, N.A., as Collateral Agent	Accounts	09/02/2004	42544882

Louisiana-Pacific Corporation	Delaware Secretary of State	Bank of America, N.A., as Collateral Agent	Accounts	09/09/2004	42583039

Schedule 9(a)

Equity Interests of Companies and Subsidiaries

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest
GreenStone Industries, Inc.	Louisiana-Pacific Corporation	1	1,000 shares of no par capital stock

Ketchikan Pulp Company	Louisiana-Pacific Corporation	8	10,000 shares of $100.00 par value common stock

Ketchikan Pulp Company	Louisiana-Pacific Corporation	9	10,000 shares of $100.00 par value common stock

Louisiana-Pacific International, Inc.	Louisiana-Pacific Corporation	1	10 shares of no par common stock

L-PSPV, Inc.	Louisiana-Pacific Corporation	2	1,000 shares of no par common stock

L-P Pinewood SPV, LLC	Louisiana-Pacific Corporation	N/A	100% limited liability company membership interest

LPS Corporation	Louisiana-Pacific Corporation	1	1,000 shares of common stock

L-P SPV2, LLC	LPS Corporation	N/A	100% limited liability company membership interest

3047525 Nova Scotia Company	Louisiana-Pacific Corporation	3	65 common shares without nominal or par value

3047525 Nova Scotia Company	Louisiana-Pacific Corporation	4	35 common shares without nominal or par value

3047526 Nova Scotia Company	Louisiana-Pacific Corporation	7	65,931 common shares without nominal or par value

3047526 Nova Scotia Company	Louisiana-Pacific Corporation	8	35,500 common shares without nominal or par value

3047526 Nova Scotia Company	Louisiana-Pacific Corporation	PA-1	13,000 Class A preferred shares without nominal or par value

3047526 Nova Scotia Company	Louisiana-Pacific Corporation	PA-2	7,000 Class A preferred shares without nominal or par value

3047526 Nova Scotia Company	Louisiana-Pacific Corporation	PB-2	65,000 Class B preferred shares without nominal or par value

3047526 Nova Scotia Company	Louisiana-Pacific Corporation	PB-3	35,000 Class B preferred shares without nominal or par value

3047526 Nova Scotia Company	Louisiana-Pacific Corporation	2CP	76,895 Class C preferred shares without nominal or par value

3047526 Nova Scotia Company	Louisiana-Pacific Corporation	3CP	41,405 Class C preferred shares without nominal or par value

Louisiana-Pacific Canada Pulp Co.	Louisiana-Pacific Corporation	7	845 common shares without nominal or par value

Louisiana-Pacific Canada Pulp Co.	Louisiana-Pacific Corporation	8	455 common shares without nominal or par value

Louisiana-Pacific Canada Sales ULC	Louisiana-Pacific Corporation	3	39,065 common shares without par value

Louisiana-Pacific Canada Sales ULC	Louisiana-Pacific Corporation	4	21,035 common shares without par value

Louisiana-Pacific Limited Partnership	3047525 Nova Scotia Company	1	1 unit

Louisiana-Pacific Limited Partnership	3047526 Nova Scotia Company	2	1 units

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest
Louisiana-Pacific Limited Partnership	3047526 Nova Scotia Company	3	235,717 units

Louisiana-Pacific Limited Partnership	3047526 Nova Scotia Company	4	148,300 units

Louisiana-Pacific Limited Partnership	3047526 Nova Scotia Company	5	173,250 units

Louisiana-Pacific Limited Partnership	3047526 Nova Scotia Company	6	120,690 units

Louisiana-Pacific Limited Partnership	3047526 Nova Scotia Company	7	95,000 units

Louisiana-Pacific Limited Partnership	3047526 Nova Scotia Company	8	301,700 units

Louisiana-Pacific Limited Partnership	3047526 Nova Scotia Company	9	118,300 units

Louisiana-Pacific Canada Ltd.	Louisiana-Pacific Limited Partnership	1C	36,938 common shares without par value

Louisiana-Pacific Canada Ltd.	Louisiana-Pacific Limited Partnership	1AP	144,172 Class A preferred shares with a par value of $1,000 Canadian dollars each

Louisiana-Pacific (OSB) Ltd.	Louisiana-Pacific Limited Partnership	1	100 common shares without par value

Louisiana-Pacific South America S.A.	Louisiana-Pacific Corporation	9	10,386,162 shares

Louisiana-Pacific South America S.A.	Louisiana-Pacific Corporation	10	5,592,548 shares

Louisiana-Pacific South America S.A.	Arturo Alessandri Cohn	Not Available	1 share

Louisiana-Pacific Chile S.A.	Louisiana-Pacific South America S.A.	14	14,059,007 shares

Louisiana-Pacific Chile S.A.	Mulpun SA	12	1 share

Louisiana-Pacific del Peru S.A.C.	Louisiana-Pacific Chile S.A.	N/A	33,165 shares

Louisiana-Pacific del Peru S.A.C.	Louisiana-Pacific South America S.A.	N/A	335 shares

LP Brasil Participações Ltda.	Louisiana-Pacific Chile S.A.	N/A	1 share

LP Brasil Participações Ltda.	Louisiana-Pacific South America S.A.	N/A	99 shares

LP Brasil OSB Indústria e Comércio S/A	LP Brasil Participações Ltda.	N/A	103,763,636 shares

LP Brasil OSB Industria e Comercio S/A	Masisa do Brasil Ltda.	N/A	34,587,879 shares

LP Brasil OSB Indústria e Comércio S/A	Frederick Price Vicari	N/A	1 share

LP Brasil OSB Indústria e Comércio S/A	Richard S. Olszewski	N/A	1 share

LP Brasil OSB Indústria e Comércio S/A	Curtis M. Stevens	N/A	1 share

LP Brasil OSB Indústria e Comércio S/A	Jeffrey N. Wagner	N/A	1 share

LP Brasil OSB Indústria e Comércio S/A	Enrique Cibie Bluth	N/A	1 share

Schedule 9(a) – Page 2

Schedule 9(b)

Other Equity Interests

1.	GreenStone Industries, Inc. owns a 50% limited liability company membership interest in U.S. GreenFiber, LLC.

Schedule 10

Instruments and Tangible Chattel Paper

1.	Promissory Notes:

Intercompany Promissory Note, dated as of January 1, 2005, made by Louisiana-Pacific Corporation payable to the order of GreenStone Industries, Inc.

Intercompany Promissory Note, dated as of October 1, 2002, made by Ketchikan Pulp Company payable to Louisiana-Pacific Corporation.

Intercompany Promissory Note, dated as of September 11, 2002, made by Louisiana-Pacific Canada Pulp Co. payable to Louisiana-Pacific Corporation in the initial principal amount of $156,887.13.

Intercompany Promissory Note, dated as of October 1, 2002, made by Louisiana-Pacific Corporation payable to LPS Corporation.

Intercompany Promissory Note, dated as of October 1, 2002, made by L-P SPV2, LLC, payable to Louisiana-Pacific Corporation.

2.	Chattel Paper: None.

Schedule 11(a)

Patents and Trademarks

1.	Patents

Country	Owner	Patent	App. Date	Grant Date	Patent No. / Patent Pub. No.
US	Louisiana-Pacific Corporation	Tongue and Groove Board Product	8/15/1991	2/2/1993	5,182,892

CAN	Louisiana-Pacific Corporation	Tongue and Groove Board Product	10/18/1991	2/28/1995	2,053,697

US	Louisiana-Pacific Corporation	Tongue and Groove Board Product	9/4/1992	8/9/1994	5,335,473

US	Louisiana-Pacific Corporation	Low Emissivity Products and Methods for Making Same	7/22/1999	6/26/2001	6,251,495

US	Louisiana-Pacific Corporation	Roof Decking with Reduced Radiation	10/23/1991	8/3/1993	5,231,814

US	Louisiana-Pacific Corporation	Smooth-Sided Integral Composite Engineered Panels and Methods for Producing Same	8/17/2000	10/8/2002	6,461,743

US	Louisiana-Pacific Corporation	Adhesive Systems and Products Formed Using Same and Methods for Producing Said Adhesive Systems and Products	7/22/1999	10/2/2001	6,297,313

US	Louisiana-Pacific Corporation	Method for Reducing VOC Emissions During the Manufacture of Wood Products	9/29/2000	5/28/2002	6,393,727

CAN	Louisiana-Pacific Corporation	Low Emissivity Products and Methods for Making Same	6/21/2000	11/30/2004	2,312,441

CAN	Louisiana-Pacific Corporation	Adhesive Systems and Products Formed Using Same and Methods for Producing Said Adhesive Systems and Products	6/21/2000	8/30/2005	2,312,365

US	Louisiana-Pacific Corporation	Method for Producing a Processed Continuous Veneer Ribbon and Consolidated Processed Veneer Strand Product Therefrom	11/13/2002	3/22/2005	6,868,877

CAN	Louisiana-Pacific Corporation	Method and System for Recovering VOC and HAP Emissions	5/16/2001	2/26/2008	2,347,935

US	Louisiana-Pacific Corporation	Low Emissivity Products and Methods for Making Same	5/28/2003	8/9/2005	6,926,785

CAN	Louisiana-Pacific Corporation	Method for Producing a Processed Continuous Veneer Ribbon and Consolidated Processed Veneer Strand Product Therefrom	11/13/2002	2/6/2007	2,411,720

Country	Owner	Patent	App. Date	Grant Date	Patent No. / Patent Pub. No.
CAN	Louisiana-Pacific Corporation	Smooth-Sided Integral Composite Engineered Panels and Methods for Producing Same	7/31/2001	2/6/2007	2,417,983

CAN	Louisiana-Pacific Corporation	Radiant Barrier Products and methods for making same	6/4/2003	2/12/2008	2,430,980

US	Louisiana-Pacific Corporation	Treated Wet Process Hardboard	8/30/2006	—	2008/0057137

US	Louisiana-Pacific Corporation	Adhesive Bonding Materials and Composite Lignocellulose Products formed using same and Methods for Producing Composite Lignocellulose Products	10/3/2006	—	2008/0081169

2.	Trademarks

Country	Mark	Class	Status	File Date Reg. Date	Ser. No. Reg. No.
Argentina	EZPANEL	19	Registered	5/13/1998 8/18/1999	2150602 1749003

Argentina	LOUISIANA- PACIFIC	19	Allowed	5/13/1998	2150601

Argentina	LP	19	Registered	6/5/1998 5/30/2001	2155343 1831631

Argentina	SMARTFINISH	19	Registered	5/13/1998 8/3/1999	2150607 1747532

Argentina	SMARTLAP	19	Registered	5/13/1998 8/18/1999	2150609 1749008

Argentina	SMARTLOCK	19	Registered	5/13/1998 8/18/1999	2150606 1749006

Argentina	SMARTPANEL	19	Registered	5/13/1998 8/18/1999	2150608 1749007

Argentina	SMARTSOFFIT	19	Registered	5/13/1998 8/9/1999	2150611 1748007

Argentina	SMARTSTART	19	Registered	5/13/1998 8/18/1999	2150610 1749009

Argentina	SMARTSYSTEM	42	Registered	Priority 2/16/1998 6/21/2001	2,150,614 1,834,028

Argentina	SMARTSYSTEM	19	Registered	Priority 2/16/1998 8/9/1999	2150612 1748008

Schedule 11(a) - Page 2

Country	Mark	Class	Status	File Date Reg. Date	Ser. No. Reg. No.
Argentina	SMARTSYSTEM	36	Registered	Priority 2/26/1998 10/1/2001	2,150,613 1,846,068

Argentina	TECHSHIELD	17	Registered	5/13/1998 8/18/1999	2150604 1749005

Argentina	TECHSHIELD	19	Registered	5/13/1998 8/3/1999	2150605 1747531

Argentina	TOP NOTCH	19	Registered	5/13/1998 8/18/1999	2150600 1749020

Australia	LOUISIANA-PACIFIC	19	Registered	8/9/1996 8/9/1996	714,766 714,766

Bolivia	EZPANEL	19	Registered	6/3/1998 5/10/2000	07244 78515-C

Bolivia	LOUISIANA-PACIFIC	19	Registered	6/3/1998 5/10/2000	07243 78517-C

Bolivia	LP	19	Registered	7/20/1998 7/18/2000	09640 79979-C

Bolivia	SMARTFINISH	19	Registered	6/3/1998 5/10/2000	07246 78514-C

Bolivia	SMARTLAP	19	Registered	6/3/1998 5/10/2000	07240 78520-C

Bolivia	SMARTLOCK	19	Registered	6/3/1998 5/10/2000	07241 78519-C

Bolivia	SMARTPANEL	19	Registered	6/3/1998 5/10/2000	07245 78516-C

Bolivia	SMARTSOFFIT	19	Registered	6/3/1998 5/10/2000	07239 78521-C

Bolivia	SMARTSTART	19	Registered	6/3/1998 5/10/2000	07242 78518-C

Bolivia	SMARTSYSTEM	42	Registered	Priority 2/26/1998 5/10/2000	07234 78524-C

Bolivia	SMARTSYSTEM	36	Registered	Priority 2/26/1998 5/10/2000	07233 78525-C

Bolivia	SMARTSYSTEM	19	Registered	Priority 2/26/1998 5/10/2000	07232 78526-C

Bolivia	TECHSHIELD	19	Registered	6/3/1998 5/10/2000	07238 78522-C

Bolivia	TECHSHIELD	17	Registered	6/3/1998 5/10/2000	07237 78523-C

Schedule 11(a) - Page 3

Country	Mark	Class	Status	File Date Reg. Date	Ser. No. Reg. No.
Bolivia	TOP NOTCH	19	Registered	6/3/1998 5/8/2000	07236 78463-C

Brazil	EZPANEL	19	Registered	6/30/1998 7/25/2000	820882321 820882321

Brazil	LOUISIANA-PACIFIC	19	Registered	6/30/1998 7/25/2000	820882380 820882380

Brazil	LP	19	Registered	7/22/1998 7/11/2000	820927392 820927392

Brazil	SMARTFINISH	19	Registered	6/30/1998 7/25/2000	820882399 820882399

Brazil	SMARTLAP	19	Registered	6/30/1998 7/25/2000	820882348 820882348

Brazil	SMARTPANEL	19	Registered	6/30/1998 7/25/2000	820882330 820882330

Brazil	SMARTSOFFIT	19	Registered	6/30/1998 7/25/2000	820882364 820882364

Brazil	SMARTSTART	19	Registered	6/30/1998 7/25/2000	820882356 820882356

Brazil	TECHSHIELD	19	Registered	6/30/1998 7/25/2000	820882186 820882186

Brazil	TECHSHIELD	17	Registered	6/30/1998 7/25/2000	820882453 820882453

Brazil	TOP NOTCH	19	Registered	6/30/1998 7/25/2000	820882313 820882313

Canada	AFFINITY	19	Registered	5/31/1995 4/29/1999	783,968 TMA511,284

Canada	BEAUPORT	19	Registered	3/17/1988 11/3/1989	603,368 TMA362,529

Canada	CANEXEL	19	Registered	4/7/1983 9/14/1984	501,507 TMA295,081

Canada	CANEXEL Stylized letters	19	Registered	4/7/1983 9/14/1984	501,508 TMA295,082

Canada	CED’R-VUE	19	Proposed	—	—

Canada	LOUISIANA-PACIFIC	19,16, 19,36	Registered	Priority 2/29/1996 10/12/2000	821,978 TMA534,473

Canada	LP	19,16, 19,36	Registered	Priority 2/29/1996 1/10/2001	821,977 TMA539,442

Canada	MOULDING MATES	19	Registered	10/14/1992 11/17/1995	714,721 450,004

Schedule 11(a) - Page 4

Country	Mark	Class	Status	File Date Reg. Date	Ser. No. Reg. No.
Canada	NEWPORT	19	Registered	12/16/1983 1/11/1985	514,030 TMA299,163

Canada	PRIME MOULDING	19	Registered	Priority 7/5/1994 7/6/1998	771,286 TMA497,086

Canada	SMARTFINISH	19	Registered	Priority 9/29/1997 3/30/2001	872,682 TMA543,232

Canada	SMARTLAP	19	Registered	Priority 4/21/1997 1/25/2001	859,333 TMA540,290

Canada	SMARTLOCK	19	Registered	Priority 9/15/1997 4/2/2001	872,226 543,282

Canada	SMARTPANEL	19	Registered	Priority 4/21/1997 1/25/2001	859,334 TMA540,292

Canada	SMARTSIDE	19	Registered	2/12/2003 1/25/2006	1,167,370 TMA657,355

Canada	SMARTSOFFIT	19	Registered	Priority 4/22/1997 2/29/2000	859,331 TMA524,059

Canada	SMARTSYSTEM	19,36,42	Registered	Priority 2/26/1998 11/6/2002	876,170 TMA570,331

Canada	SMARTSTART			4/21/1997 1/16/2001	859,335 TMA539,747

Canada	TOP NOTCH	19	Registered	Priority 8/3/1998 4/6/2000	1,003,294 TMA526452

Canada	TRIMBOARD	19	Registered	Priority 2/27/1996 8/8/2000	815,676 TMA530,851

Canada	WOOD-E	9	Registered	12/6/1991 1/22/1993	695,015 407,272

Chile	EZPANEL	19	Registered	5/27/1998 4/11/2003	415,877 662,844

Chile	LOUISIANA-PACIFIC	35,39	Registered	9/14/1998 9/13/1988	434,501 531,931

Chile	LOUISIANA-PACIFIC	19,31	Registered	9/14/1988 12/28/1988	434,509 531,930

Chile	LP	19	Registered	5/27/1998 6/23/2000	415,874 570,584

Schedule 11(a) - Page 5

Country	Mark	Class	Status	File Date Reg. Date	Ser. No. Reg. No.
Chile	SMARTLAP	19	Registered	5/27/1998 8/21/2000	415,876 574,562

Chile	SMARTPANEL	19	Filed	3/22/2000	479,761

Chile	SMARTSIDE	19	Registered	2/19/2003 7/3/2003	598.519 668.332

Chile	SMARTSOFFIT	19	Registered	5/27/1998 2/9/1999	415,884 534,184

Chile	SOLIDSTART	19	Registered	3/22/2000 10/25/2000	479,759 580,263

Chile	TECHSHIELD	17	Registered	5/27/1998 12/28/1998	415,885 530,876

Chile	TECHSHIELD	19	Registered	5/27/1998 12/28/1998	415,886 530,877

Chile	TOP NOTCH	19	Registered	5/27/1998 12/28/1998	415,883 530,873

China (Peoples Republic)	LOUISIANA-PACIFIC	19	Registered	9/29/1997 12/28/1998	970103301 1234068

Colombia	EZPANEL	19	Registered	5/21/1998 8/19/1999	98028722 219,870

Colombia	LOUISIANA-PACIFIC	19	Registered	5/21/1998 8/18/1999	98028724 219,574

Colombia	LP	19	Registered	6/12/1998 3/8/2002	98033794 286631

Colombia	SMARTFINISH	19	Registered	5/22/1998 8/2/1999	98029014 219,226

Colombia	SMARTLAP	19	Registered	5/21/1998 3/24/1999	98028726 216,819

Colombia	SMARTLOCK	19	Registered	5/22/1998 8/2/1999	98029016 219,228

Colombia	SMARTSOFFIT	19	Registered	5/22/1998 8/2/1999	98029017 219,229

Colombia	SMARTSTART	19	Registered	5/22/1998 8/2/1999	98029015 219,227

Colombia	SMARTSYSTEM	36	Registered	Priority 2/26/1998 3/29/1999	98/040,184 217,214

Colombia	SMARTSYSTEM	42	Registered	Priority 2/26/1998 8/2/1999	98029701 219,175

Schedule 11(a) - Page 6

Country	Mark	Class	Status	File Date Reg. Date	Ser. No. Reg. No.
Colombia	SMARTSYSTEM	19	Registered	Priority 2/26/1998 8/19/1999	98028727 219820

Colombia	TECHSHIELD	17	Registered	5/27/1998 4/20/1999	98029692 217,815

Colombia	TECHSHIELD	19	Registered	5/21/1998 9/13/1999	98/028,720 220488

Colombia	TOP NOTCH	19	Registered	5/22/1998 8/2/1999	98029012 219,224

Equador	EZPANEL	19	Registered	5/13/1998 2/9/2000	87564 213-00

Equador	LOUISIANA-PACIFIC	19	Registered	5/13/1998 2/9/2000	87563 212-00

Equador	LP	19	Registered	N/A 2/9/2000	88159 248-00

Equador	SMARTFINISH	19	Registered	5/13/1998 2/9/2000	87568 218-00

Equador	SMARTLAP	19	Registered	5/13/1998 2/9/2000	87562 211-00

Equador	SMARTLOCK	19	Registered	5/13/1998 2/9/2000	87566 216-00

Equador	SMARTPANEL	19	Registered	5/13/1998 2/9/2000	87567 217-00

Equador	SMARTSOFFIT	19	Registered	5/13/1998 12/23/1999	87561 3149-99

Equador	SMARTSTART	19	Registered	5/13/1998 12/23/1999	87571 3150-99

Equador	SMARTSYSTEM	19	Registered	Priority 2/26/1998 2/9/2000	87663 223-00

Equador	SMARTSYSTEM	36	Registered	Priority 2/26/1998 2/7/2000	87664 78-00

Equador	SMARTSYSTEM	42	Registered	Priority 2/26/1998 2/7/2000	87665 77-00

Equador	TECHSHIELD	17	Registered	5/15/998 2/9/2000	87662 222-00

Equador	TECHSHIELD	19	Registered	5/15/1998 2/9/2000	87661 221-00

Equador	TOP NOTCH	19	Registered	5/15/1998 2/9/2000	87666 224-00

Schedule 11(a) - Page 7

Country	Mark	Class	Status	File Date Reg. Date	Ser. No. Reg. No.
European Community	CANEXEL	19	Registered	6/27/2002 3/16/2004	002753341 002753341

European Community	LOUISIANA-PACIFIC	19	Registered	4/1/1996 6/22/1998	182,782 182,782

European Community	LP	19	Registered	4/1/1996 6/22/1999	182,741 182.741

European Community	TOP NOTCH	19	Registered	Priority 8/3/1998 7/25/2000	001052208 001052208

Hong Kong	LOUISIANA-PACIFIC	19	Registered	8/17/1996 3/31/2000	10296/96 B0514/2000

Indonesia	LOUISIANA-PACIFIC	19	Registered	3/24/2000	D00-5625 475643

Japan	LOUISIANA-PACIFIC	19	Registered	8/19/1996 12/12/1997	8-92146 4092993

Kuwait	LOUISIANA-PACIFIC	19	Registered	2/24/1997 6/4/2001	35841 33271

Mexico	LOUISIANA-PACIFIC	19	Registered	8/27/1996 4/30/1999	272,214 608,093

New Zealand	LOUISIANA-PACIFIC	19	Registered	8/9/1996 2/29/1996	265637 265637

Paraguay	EZPANEL	19	Registered	5/13/1998 7/30/1999	09801 215389

Paraguay	LOUISIANA-PACIFIC	19	Registered	5/13/1998 7/30/1999	09799 215387

Paraguay	SMARTFINISH	19	Registered	5/13/1998 7/21/1999	09795 215076

Paraguay	SMARTLAP	19	Registered	5/13/1998 7/21/1999	09797 215078

Paraguay	SMARTLOCK	19	Registered	5/13/1998 7/30/1999	09802 215390

Paraguay	SMARTPANEL	19	Registered	5/13/1998 7/21/1999	09796 215077

Paraguay	SMARTSOFFIT	19	Registered	5/13/1998 7/30/1999	09800 215388

Paraguay	SMARTSTART	19	Registered	5/13/1998 7/21/1999	09798 215079

Paraguay	SMARTSYSTEM	36	Registered	Priority 2/26/1998 5/14/1999	10008 213,456

Schedule 11(a) - Page 8

Country	Mark	Class	Status	File Date Reg. Date	Ser. No. Reg. No.
Paraguay	SMARTSYSTEM	19	Registered	Priority 2/26/1998 4/21/1999	10009 212863

Paraguay	SMARTSYSTEM	42	Registered	Priority 2/26/1998 4/28/1999	10007 213118

Paraguay	TECHSHIELD	19	Registered	5/18/1998 4/28/1999	10005 213117

Paraguay	TECHSHIELD	17	Registered	5/18/1998 5/18/1999	10006 213574

Paraguay	TOP NOTCH	19	Registered	5/18/1998 4/21/1999	10004 212862

Poland	LOUISIANA-PACIFIC	19	Registered	8/29/1996 2/22/2000	Z-163677 113,618

Qatar	LOUISIANA-PACIFIC	19	Filed	8/11/1996	15579

Switzerland	LOUISIANA-PACIFIC	6,19	Registered	8/28/1996 5/12/2000	06202/1996 464,419

Taiwan (Republic of China)	LOUISIANA-PACIFIC	17	Registered	5/20/1998 7/16/2000	87024537 897422

Taiwan (Republic of China)	LOUISIANA-PACIFIC	19	Registered	8/29/1996 1/16/1999	85043258 835917

United States	AFFINITY	19	Registered	12/5/1994 8/20/1996	74-606,965 1,996,161

United States	BARRIERPANEL	19	Registered	5/26/2000 9/23/2003	76-057,833 2,767,206

United States	BEAUPORT	19	Registered	1/5/2001 9/18/2001	76-190,423 2,490,930

United States	BUILD WITH US	9,19	Registered	10/26/2004 8/22/2006	78-506,434 3,134,150

United States	CANEXEL	19	Registered	12/4/2001 8/20/2002	76-345,443 2,609,806

United States	CED’R-VUE	19	Suspended	9/23/2005	78-719,778

United States	COLOR SIDE	19	Registered	4/11/2001 2/4/2003	76-239,905 2,684,517

United States	CRYSTAL WHITE	19	Proposed	N/A N/A	N/A N/A

United States	EASYSIDE	19	Registered	10/15/2002 10/21/2003	76-459,423 2,775,074

Schedule 11(a) - Page 9

Country	Mark	Class	Status	File Date Reg. Date	Ser. No. Reg. No.
United States	EFL	36,37,42	Registered	5/7/2001 2/24/2004	76-254,234 2,817,896

United States	ENGINEERED FOR LIFE	37,42	Registered	4/2/1998 8/26/2003	75-460,939 2,754,686

United States	ENGINEERED FOR LIFE	36	Registered	7/12/2000 3/23/2004	76-088,297 2,825,515

United States	ENGINEERED FOR LIFE	16	Registered	3/20/1998 3/23/2004	75-453,869 2,825,337

United States	LP	9,16,19,36	Registered	8/17/2000 11/26/2002	76-111,520 2,654,847

United States	LP (Pennants) Stylized letters	9,16,19,36	Registered	8/17/2000 2/11/2003	76,111,760 2,687,125

United States	LP ABT	19	Registered	12/3/2004 10/17/2006	78-527,028 3,160,342

United States	LP BUILDING PRODUCTS Stylized Letters	N/A	Common Law Use	N/A N/A	N/A N/A

United States	LP FIELD	41	Registered	7/28/2006 10/23/2007	78-940,477 3,318,174

United States	LP FIELD	16,21,24 25,28	Notice of Allowance	7/28/2006 N/A	78-940,395 N/A

United States	LP FIELD and Design	41	Registered	7/28/2006 11/20/2007	78-940,486 3,339,875

United States	LP FIELD and Design	16,21,24 25,28	Registered	7/28/2006 7/22/2008	78-940,413 3,474,043

United States	LP FIELD HOUSE OF THE TITANS	16,21,24 25,28	Notice of Allowance	7/28/2006 N/A	78-940,405 N/A

United States	LP FIELD HOUSE OF THE TITANS and Design	16,21,24 25,28	Approved for publication	7/28/2006 N/A	78-940,387 N/A

United States	LP STRAND LUMBER	N/A	Common Law Use	N/A N/A	N/A N/A

United States	LPI	19	Registered	5/2/1995 4/9/1996	74-669,133 1,966,829

United States	MAJESTIC	19	Registered	12/18/2001 7/15/2003	76-350,289 2,738,573

United States	NEWPORT	19	Common Law Use	2/13/2002 N/A	76-370,727 N/A

United States	ORANGE PLUS	19	Registered	12/4/2002 7/6/2004	78-191,224 2,861,509

United States	ORO-PINE	19	Registered	2/17/1989 10/10/1989	73-781,427 1,559,843

Schedule 11(a) - Page 10

Country	Mark	Class	Status	File Date Reg. Date	Ser. No. Reg. No.
United States	PRESTIGE	19	Registered	8/24/2001 7/30/2002	76-304,655 2,602,808

United States	PRIME MOULDING	19	Registered	7/5/1994 8/8/1995	74-545,285 1,910,089

United States	PROVIDENCE COLLECTION	19	Suspended	8/17/2005 N/A	78-694,864 N/A

United States	QUICKLAP	19	Registered	2/5/2001 12/10/2002	76-205,562 2,660,497

United States	REDUCE REUSE RETHINK RECYCLE	42	Registered	9/3/1997 9/28/1999	75-350,892 2,280,420

United States	ROOFUS (PENGUIN) Design Only	19	Registered	9/15/2003 9/13/2005	78-300,645 2,994,261

United States	S2 TECHNOLOGY	19	Registered	6/2/2000 4/15/2003	76-061,745 2,707,521

United States	SMARTGUARD[3]	19	Registered	10/15/1998 9/16/2003	75-570,490 2,764,508

United States	SMARTSIDE	19	Registered	1/5/2001 1/28/2003	76-190,422 2,681,716

United States	SMARTSIDE	19	Registered	2/11/2003 9/21/2004	78-213,531 2,887,732

United States	SOLID START	19,35	Registered	12/19/1994 4/16/1996	74-669,021 1,968,402

United States	SUPERSTRUCT	19	Filed	6/25/2008 N/A	77-507,673 N/A

United States	TECHSHIELD	17	Proposed	N/A N/A	N/A N/A

United States	TECHSHIELD	17,19	Registered	8/21/1997 10/9/2001	75-344,504 2,496,505

United States	TOP NOTCH	19	Registered	8/3/1998 9/28/1999	75-529,552 2,281,420

United States	WOOD-E	9	Registered	6/13/1991 5/12/1992	74-175,578 1,686,200

Uruguay	EZPANEL	19	Registered	5/20/1998 10/14/1998	303931 303931

Uruguay	LOUISIANA-PACIFIC	19	Registered	5/20/1998 10/9/1998	303932 303932

Uruguay	LP	19	Rejected	6/9/1998 N/A	304,571 N/A

[3]	This trademark is jointly owned by Louisiana-Pacific Corporation and S-T-N Holdings, Inc.

Schedule 11(a) - Page 11

Country	Mark	Class	Status	File Date Reg. Date	Ser. No. Reg. No.
Uruguay	SMARTFINISH	19	Registered	5/20/1998 10/14/1998	303930 303930

Uruguay	SMARTLAP	19	Registered	5/20/1998 10/14/1998	303929 303929

Uruguay	SMARTLOCK	19	Registered	5/20/1998 10/14/1998	303926 303926

Uruguay	SMARTPANEL	19	Registered	5/20/1998 10/14/1998	303924 303924

Uruguay	SMARTSOFFIT	19	Registered	5/20/1998 10/14/1998	303925 303925

Uruguay	SMARTSTART	19	Registered	5/20/1998 10/14/1998	303928 303928

Uruguay	SMARTSYSTEM	19,36,42	Registered	Priority 2/26/1998 10/14/1998	303921 303921

Uruguay	TECHSHIELD	17,19	Registered	5/20/1998 10/14/1998	303923 303923

Uruguay	TOP NOTCH	19	Registered	5/20/1998 10/14/1998	303922 303922

Venezuela	LOUISIANA-PACIFIC	19	Registered	5/20/1998 9/10/1999	8964-98 P214062

Venezuela	LP	19	Registered	6/8/1998 10/8/1999	10386-98 P-225.932

Venezuela	TECHSHIELD	17	Registered	5/20/1998 9/10/1999	8967-98 P-214065

Venezuela	TECHSHIELD	19	Registered	5/20/1998 9/10/1999	8965-98 P214063

Venezuela	TOP NOTCH	19	Registered	5/20/1998 9/10/1999	008978 P-214071

Schedule 11(a) - Page 12

Schedule 11(b)

Copyrights

Owner	Title	Pub. Date Reg. Date	Copyright No.
Louisiana-Pacific Corporation	Stay cooler. Save energy. TechShield.	2/28/2001 10/15/2001	TX0005656128
Louisiana-Pacific Corporation	Joist hanger table book / Louisiana-Pacific Corporation.	1/4/1991 1/11/1991	TX0003005733

Schedule 12

Commercial Tort Claims

Louisiana-Pacific Corporation filed a claim with its insurer, AIG Insurance Company (“AIG”), for coverage in respect of certain toxic tort claims. To date, AIG has refused to cover such claims. Louisiana-Pacific Corporation has not filed a lawsuit against AIG to date but anticipates a potential suit, including a claim of bad faith.

Schedule 13

Deposit Accounts, Securities Accounts and Commodity Accounts

Owner	Bank or Intermediary	Account Number	Type of Account
Louisiana-Pacific Corporation	Bank of America	REDACTED	REDACTED

Louisiana-Pacific Corporation	Bank of America	REDACTED	REDACTED

Louisiana-Pacific Corporation	Bank of America	REDACTED	REDACTED

Louisiana-Pacific Corporation	Bank of America	REDACTED	REDACTED

Louisiana-Pacific Corporation	Bank of America	REDACTED	REDACTED

Louisiana-Pacific Corporation	Bank of America	REDACTED	REDACTED

Louisiana-Pacific Corporation	Bank of America	REDACTED	REDACTED

Louisiana-Pacific Corporation	Idaho Independent Bank	REDACTED	REDACTED

Louisiana-Pacific Corporation	Bank of New York	REDACTED	REDACTED

Louisiana-Pacific Corporation	Wachovia Bank	REDACTED	REDACTED

Louisiana-Pacific Corporation	Wachovia Bank	REDACTED	REDACTED

Louisiana-Pacific Corporation	Wachovia Bank	REDACTED	REDACTED

Louisiana-Pacific Corporation	US Bank for Evergreen (Wachovia)	REDACTED	REDACTED

Louisiana-Pacific Corporation	US Bank for Wells Capital Investments	REDACTED	REDACTED

Louisiana-Pacific Corporation	US Bank for ScotiaCassels	REDACTED	REDACTED

Louisiana-Pacific Corporation	US Bank for LP Managed Investments	REDACTED	REDACTED

Louisiana-Pacific Corporation	Bank of America	REDACTED	REDACTED

Louisiana-Pacific Corporation	Bank of America	REDACTED	REDACTED

Louisiana-Pacific Corporation	Bank of Nova Scotia	REDACTED	REDACTED

Louisiana-Pacific Corporation	Bank of America	REDACTED	REDACTED

Ketchikan Pulp Company	Bank of America	REDACTED	REDACTED

Louisiana-Pacific International, Inc.	Bank of America	REDACTED	REDACTED

Schedule 14

Letter of Credit Rights

None.

Schedule 19(f)

Officers*

Louisiana-Pacific Corporation
E. Gary Cook	Chairman of the Board

Richard W. Frost	Chief Executive Officer*

Curtis M. Stevens	Executive Vice President, Administration, and Chief Financial Officer*

Richard S. Olszewski	Executive Vice President, Specialty Products, Sales and Marketing

Jeffrey N. Wagner	Executive Vice President, OSB

Michael W. Blosser	Vice President, Environmental, Health and Safety

Neil Sherman	Vice President, Procurement, Logistics and Supply Management

David M. Crowe	Vice President, Corporate Engineering and Director of Technology

Michael J. Sims	Vice President, Specialty Sales, Pro-Retail and National Accounts

William B. Southern	Vice President and General Manager, Siding

Brian E. Luoma	Vice President and General Manager, Engineered Wood Products

Cynthia Ann Harris	Vice President, Human Resources

Mark A. Fuchs	Vice President and General Counsel and Secretary*

Mark G. Tobin	Treasurer*

Jeffrey D. Poloway	Corporate Controller and Assistant Treasurer

S. Patrick McLafferty	Director of Taxes and Assistant Treasurer

Becky A. Barckley	Controller, Financial Reporting, and Assistant Secretary

Michael E. Kinney	Assistant Treasurer and Assistant Secretary

Douglas P. Anderson	Assistant Secretary

Clarence C. Blanford	Assistant Secretary

Christopher M. Keyes	Assistant Secretary*

Karen S. Austin	Assistant Secretary

GreenStone Industries, Inc.
Richard W. Frost	President and Chief Executive Officer*

Curtis M. Stevens	Vice President and Chief Financial Officer*

*	An asterisk identifies those officers who are authorized to execute loan documents.

Mark G. Tobin	Treasurer*

Mark A. Fuchs	Secretary*

S. Patrick McLafferty	Director of Taxes

Ketchikan Pulp Company

Richard W. Frost	Chairman and Chief Executive Officer*

Michael E. Kinney	President

Curtis M. Stevens	Vice President and Chief Financial Officer*

Mark G. Tobin	Treasurer*

Mark A. Fuchs	Secretary*

S. Patrick McLafferty	Director of Taxes

Douglas P. Anderson	Assistant Secretary

Christopher M. Keyes	Assistant Secretary

Louisiana-Pacific International, Inc.

Richard W. Frost	President*

Curtis M. Stevens	Vice President*

Mark G. Tobin	Treasurer*

Mark A. Fuchs	Secretary*

S. Patrick McLafferty	Director of Taxes

Jeffrey D. Poloway	Assistant Treasurer

Christopher M. Keyes	Assistant Secretary*

LPS Corporation

Richard W. Frost	President*

Curtis M. Stevens	Vice President*

Mark G. Tobin	Treasurer*

Mark A. Fuchs	Secretary*

S. Patrick McLafferty	Director of Taxes

Schedule 19(f) - Page 2

Schedule 19(g)

Board of Directors / Managers

Entity	Directors
Louisiana-Pacific Corporation	E. Gary Cook, Chairman

Lizanne C. Gottung

Dustan E. McCoy

Colin D. Watson

Kurt M. Landgraf

Archie W. Dunham

Daniel K. Frierson

Richard W. Frost

GreenStone Industries, Inc.	Richard W. Frost

Curtis M. Stevens

Ketchikan Pulp Company	Richard W. Frost

Curtis M. Stevens

Michael E. Kinney

Louisiana-Pacific International, Inc.	Richard W. Frost

Curtis M. Stevens

Michael E. Kinney

LPS Corporation	Richard W. Frost

Curtis M. Stevens

PERFECTION CERTIFICATE

(Canadian Entities)

March 10, 2009

Reference is hereby made to the Loan and Security Agreement dated as of March 10, 2009 (the “Loan and Security Agreement”) among Louisiana-Pacific Corporation, a Delaware corporation (“LPC”), the Subsidiaries of LPC party thereto as borrowers or guarantors and Bank of America, N.A., as administrative agent for itself and the other lenders from time to time party thereto (the “Agent”).

Capitalized terms used but not defined herein have the meanings assigned in the Loan and Security Agreement.

As used herein, the term “Companies” means each Canadian Loan Party collectively and the term “Company” refers to each Canadian Loan Party individually.

The undersigned hereby certify to the Agent as follows:

1. Names.

(a) The exact legal name of each Company, as such name appears in its respective certificate of incorporation or any other organizational document, is set forth in Schedule 1(a) hereto. Each Company is (i) the type of entity disclosed next to its name in Schedule 1(a) hereto and (ii) a registered organization except to the extent disclosed in Schedule 1(a) hereto. Also set forth in Schedule 1(a) hereto are the organizational identification number, if any, of each Company that is a registered organization, the business number registered with the Canada Revenue Agency of each Company and the jurisdiction of formation of each Company. Additionally, each of the Companies is registered to transact business in the jurisdictions set forth in Schedule 1(a) hereto.

(b) Set forth in Schedule 1(b) hereto is any other corporate or organizational names each Company has had since the date of its organization, including any name in French, if any, together with the date of the relevant change.

(c) Set forth in Schedule 1(b) hereto is each trade name(s) used by each Company in the operation of its business, including any name in French, if any (e.g. billing, advertising, etc.)

(d) Set forth in Schedule 1(c) hereto is a list of all other names used by each Company, or any other business or organization to which each Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, on any filings with the applicable corporate registry at any time between March 10, 2004 and the date hereof. Except as set forth in Schedule 1(c) hereto, no Company has changed its jurisdiction of organization at any time during the past year.

2. Current Locations.

(a) The chief executive office of each Company is located at the address set forth in Schedule 2(a) hereto.

(b) The address of the head office or registered office, as applicable, of each Company as identified in its constating documents is set forth in Schedule 2(b) hereto.

(c) The books and records of each Company pertaining to accounts, contract rights, inventory, and other assets are located at the addresses specified on Schedule 2(c) hereto.

(d) Each Company has other places of business and/or maintains inventory or other assets only at the addresses (indicate whether locations are owned, leased or operated by third parties and if leased or operated by third parties, their name) set forth on Schedule 2(d) hereto.

(e) The places of business or other locations of any assets used by any Company during the last four (4) months other than those listed above are as set forth on Schedule 2(e) hereto.

3. Extraordinary Transactions. Except for those purchases, acquisitions and other transactions described on Schedule 3 attached hereto, in the preceding 5 years, all of the Canadian Collateral has been originated by each Company in the ordinary course of business or consists of goods which have been acquired by such Company in the ordinary course of business from a person in the business of selling goods of that kind.

4. File Search Reports. Attached hereto as Schedule 4 are true and accurate copies of the search reports from respectively British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Quebec, Nova Scotia and New Brunswick with respect to such searches set out therein, and a copy of the Federal Court of Canada search report, against the names set out therein including each legal name set forth in Schedule 1(a) hereto. A true copy of each financing statement, together with copies of any applicable search results identified in such search reports have been delivered to the counsel of the Agent.

5. PPSA Filings. The respective financing statements (with respect to each Company constituting the debtor therein), containing descriptions of the Canadian Collateral, attached as Schedule 5 hereto have been prepared for filing in the applicable filing offices.

6. [Intentionally Deleted]

7. [Intentionally Deleted]

8. Termination Statements. Attached hereto as Schedule 8(a) are the duly authorized termination statements in the appropriate form for filing in each applicable jurisdiction identified in Schedule 8(b) hereto with respect to each Lien described therein.

9. Stock Ownership and Other Equity Interests. Attached hereto as Schedule 9(a) is a true and correct list of all of the issued and outstanding, stock, partnership interests, limited liability company membership interests, unlimited liability company membership interests or other equity interest of each Company and its Subsidiaries and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests. Also set forth on Schedule 9(b) hereto is each joint venture company and limited partnership in which the investments by any Company represent 50% of the equity of such company or limited partnership.

10. Instruments and Tangible Chattel Paper. Attached hereto as Schedule 10 is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business) and chattel paper, in each case, which individually evidences an amount in excess of $1,000,000, held by each Company as of the date hereof.

11. Intellectual Property. Attached hereto as Schedule 11(a) is a schedule setting forth all of each Company’s patents, patent licenses, registered trademarks and trademark licenses registered with the Canadian Intellectual Property Office, and all other patents, patent licenses, registered trademarks and trademark licenses, including the name of the registered owner and the registration number of each patent, patent license, registered trademark and trademark license owned by each Company. Attached hereto as Schedule 11(b) is a schedule setting forth all of each Company’s Canadian registered copyrights and copyright licenses, and all other registered copyrights and copyright licenses, including the name of the registered owner and the registration number of each registered copyright or copyright license owned by each Company.

(b) [Intentionally Deleted]

12. [Intentionally Deleted]

13. Deposit Accounts, Securities Accounts and Commodity Accounts. Attached hereto as Schedule 13 is a true and complete list of all deposit accounts, securities accounts, commodity accounts, investment accounts and similar accounts maintained by each Company, including the name of each institution where each such account is held, the type of each such account and the name of each entity that holds each such account.

14. [Intentionally Deleted]

15. [Intentionally Deleted]

16. [Intentionally Deleted]

17. [Intentionally Deleted]

18. [Intentionally Deleted]

19. Organizational Matters.

(a) [Intentionally Deleted]

(b) [Intentionally Deleted]

(c) [Intentionally Deleted]

(d) [Intentionally Deleted]

(e) [Intentionally Deleted]

(f) The officers of each Company and their respective titles are as set forth on Schedule 19(f) hereto. The officers who will have signatory powers as to all transactions of such Company with the Secured Parties arising from or related to the Loan and Security Agreement are also identified on Schedule 19(f) hereto.

(g) The members of the board of directors of each Company (or, if such Company is a limited partnership, the general partner or, if such Company is a limited liability company, the managers) are as set forth on Schedule 19(g) hereto.

(h) Chartered Accountants for each Company is the firm of:

Name:	Deloitte & Touche LLP
Address:	Suite 2400, 424 Church Street, Nashville, TN 37219
Contact:	Steve Jackson
Statements uncertified for any fiscal year? No

[The Remainder of this Page has been intentionally left blank]

IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate as of the date first written above.

3047525 NOVA SCOTIA COMPANY

By:
	Name:	Mark G. Tobin
	Title:	Vice President and Treasurer

3047526 NOVA SCOTIA COMPANY

By:
	Name:	Mark G. Tobin
	Title:	Vice President and Treasurer

LOUISIANA-PACIFIC CANADA PULP CO.

By:
	Name:	Mark G. Tobin
	Title:	Treasurer

LOUISIANA-PACIFIC CANADA SALES ULC

By:
	Name:	Mark G. Tobin
	Title:	Vice President and Treasurer

LOUISIANA-PACIFIC LIMITED PARTNERSHIP

By:	3047525 Nova Scotia Company, its general partner

By:
		Name:	Mark G. Tobin
		Title:	Vice President and Treasurer

LOUISIANA-PACIFIC CANADA LTD.

By:
	Name:	Mark G. Tobin
	Title:	Treasurer

LOUISIANA-PACIFIC (OSB) LTD.

By:
	Name:	Mark G. Tobin
	Title:	Treasurer

Schedule 1(a)

Legal Names, Etc.

Legal Name	Type of Entity	Registered Organization (Yes/No)	Organizational Number	Business Number	Province of Incorporation	Province(s) Registered to do Business
3047525 Nova Scotia Company	Unlimited Liability Company	Yes	3047525	REDACTED	Nova Scotia	Nova Scotia

3047526 Nova Scotia Company	Unlimited Liability Company	Yes	3047526	REDACTED	Nova Scotia	Nova Scotia

Louisiana-Pacific Canada Pulp Co.	Unlimited Liability Company	Yes	3013441	REDACTED	Nova Scotia	British Columbia, Nova Scotia

Louisiana-Pacific Canada Sales ULC	Unlimited Liability Corporation	Yes	2012700387	REDACTED	Alberta	British Columbia, Ontario, Quebec, Alberta

Louisiana-Pacific Limited Partnership	Limited Partnership	Yes	400554	REDACTED	New Brunswick	New Brunswick

Louisiana-Pacific Canada Ltd.	Company	Yes	0691098	REDACTED	British Columbia	Alberta, Manitoba, Nova Scotia, Ontario, Quebec, British Columbia

Louisiana-Pacific (OSB) Ltd.	Company	Yes	0714143	REDACTED	British Columbia	British Columbia

Schedule 1(b)

Prior Organizational Names

Company/Subsidiary	Prior Name	Date of Change
3047525 Nova Scotia Company	None	N/A
3047526 Nova Scotia Company	None	N/A
Louisiana-Pacific Canada Pulp Co.	3013441 Nova Scotia Company	Dec. 29, 1997
Louisiana-Pacific Canada Sales ULC	None	N/A
Louisiana-Pacific Limited Partnership	None	N/A
Louisiana-Pacific Canada Ltd.	Result of amalgamation of: Louisiana-Pacific Canada Ltd.; Louisiana-Pacific B.C. Forest Products Limited; and LP Engineered Wood Products Ltd.	April 3, 2004
Louisiana-Pacific (OSB) Ltd.	None	N/A

Trade Names

Company/Subsidiary	Trade Names
3047525 Nova Scotia Company	None
3047526 Nova Scotia Company	None
Louisiana-Pacific Canada Pulp Co.	Chetwynd Pulp Company
Louisiana-Pacific Canada Sales ULC	Ventes Louisiana-Pacific Canada
Louisiana-Pacific Limited Partnership	None
Louisiana-Pacific Canada Ltd.

Evans Forest Products

Louisiana-Pacifique Canada

Louisiana-Pacifique Canada Usine OSB de Maniwaki

Louisiana-Pacifique Canada Scierie de Saint-Michel-des-Saints

Louisiana-Pacifique Canada Usine OSB de Saint-Michel-des-Saints

Louisiana-Pacifique Canada Usine OSB de Chambord

Louisiana-Pacifique Canada, Division Québec

Louisiana-Pacifique Canada, Division Québec Chambord-OSB

Louisiana-Pacifique Canada, Division Québec Maniwaki-OSB

Louisiana-Pacifique Canada, Division Québec Saint-Michel-OSB

Louisiana-Pacifique Canada, Division Québec Saint-Michel-Scierie

Louisiana-Pacifique Canada, Division Québec Lac-Bouchette-Scierie

Louisiana-Pacific (OSB) Ltd.	None

Schedule 1(c)

Changes in Corporate Identity; Other Names

Company/Subsidiary	Amalgamated From	Amalgamation Date	Prior Name of Amalgamating Company	Date of Name Change
3047525 Nova Scotia Company	N/A	N/A	N/A	N/A
3047526 Nova Scotia Company	N/A	N/A	N/A	N/A
Louisiana-Pacific Canada Pulp Co.	N/A	N/A	N/A	N/A
Louisiana-Pacific Canada Sales ULC	N/A	N/A	N/A	N/A
Louisiana-Pacific Limited Partnership	N/A	N/A	N/A	N/A
Louisiana-Pacific Canada Ltd.	Louisiana-Pacific Canada Ltd.	April 3, 2004	Louisiana-Pacific Panel Products Ltd.	January 18, 1989
	Louisiana-Pacific B.C. Forest Products Limited	April 3, 2004	N/A	N/A
	LP Engineered Wood Products Ltd.	April 3, 2004	Louisiana-Pacific Canada Engineered Wood Products Ltd. 4264 Investments Ltd.	Nov. 1, 2000 August 20, 1999
Louisiana-Pacific (OSB) Ltd.	N/A	N/A	N/A	N/A

Schedule 2(a)

Chief Executive Offices

Company/Subsidiary	Address	County	State
Louisiana-Pacific Canada Pulp Co.	414 Union Street, Suite 2000, Nashville	Davidson	Tennessee
Louisiana-Pacific Canada Sales ULC	414 Union Street, Suite 2000, Nashville	Davidson	Tennessee
3047525 Nova Scotia Company	414 Union Street, Suite 2000, Nashville	Davidson	Tennessee
3047526 Nova Scotia Company	414 Union Street, Suite 2000, Nashville	Davidson	Tennessee
Louisiana-Pacific Limited Partnership	414 Union Street, Suite 2000, Nashville	Davidson	Tennessee
Louisiana-Pacific Canada Ltd.	414 Union Street, Suite 2000, Nashville	Davidson	Tennessee
Louisiana-Pacific (OSB) Ltd.	414 Union Street, Suite 2000, Nashville	Davidson	Tennessee

Schedule 2(b)

List of Head Offices or Registered Offices

Company/Subsidiary	Address	City	Province	Postal Code
Louisiana-Pacific Canada Pulp Co.	1300-1969 Upper Water Street, Purdy’s Wharf Tower II	Halifax	Nova Scotia	B3J 3R7

Louisiana-Pacific Canada Sales ULC	3400 First Canadian Centre 350-7th Avenue SW	Calgary	Alberta	T2P 3N9

3047525 Nova Scotia Company	1300-1969 Upper Water Street, Purdy’s Wharf Tower II	Halifax	Nova Scotia	B3J 3R7

3047526 Nova Scotia Company	1300-1969 Upper Water Street, Purdy’s Wharf Tower II	Halifax	Nova Scotia	B3J 3R7

Louisiana-Pacific Limited Partnership	Suite 1500, One Brunswick Square	Saint John	New Brunswick	E2L 4H8

Louisiana-Pacific Canada Ltd.	2900-550 Burrard Street	Vancouver	British Columbia	V6C 0A3

Louisiana-Pacific (OSB) Ltd.	2900-550 Burrard Street	Vancouver	British Columbia	V6C 0A3

Schedule 2(c)

Location of Books and Records1

Corporate Executive Offices-414 Union Street, Nashville, Tennessee 37219-1765

Corporate Tax, Payroll, Benefits and Claims-805 SW Broadway, Portland, OR 97205-3352

Corporate Accounts Receivable, Accounts Payable, Collections, Fixed Assets-N 13403 Government Way, Hayden Lake, ID 83835-9460

Corporate Export, Accounts Receivable-100 Interstate 45 N, Conroe, TX 77301

Flight Center-1903 Kitty Hawk Drive, Smyrna, TN 37167

Research and Development Center-308 Mallory Station Rd, Franklin, TN 37067-8210

Abitibi (Larouche) Mill-900 Chemin du lac Hippolyte, Larouche, QC G0W 1Z0

Abitibi (St Prime) Mill-101 4e Avenue, St Prime, QC G8J 1H3

Chambord Mill-120 Road 155 / 572 Road 155, Chambord, QC G0W 1G0

Dawson Creek Mill-Mile 3 Alaska Highway, Dawson Creek, BC V1G 4P2

East River Mill-2005 Highway 3, East River, NS B0J 1J0

Golden Mill-1221 - 10th Avenue North, Golden, BC V0A 1H0

Malakwa Mill-4872 Lybarger Road, Malakwa, BC V0E 2J0

Maniwaki Mill-1012 Chemin du Parc Industriel, Bois-Franc, QC J9E 3A9

Peace Valley Mill (Fort St John)-8220 - 259 Road, Fort St John, BC V1J 4M6

Swan Valley OSB Mill-5 KM East of Minitonas on Hwy 10, Minitonas, MB R0L 1Z0

Purdy’s Wharf Tower II, 1300 - 1969 Upper Water Street, Halifax, Nova Scotia B3J 3R7

Suite 1500, One Brunswick Square, Saint John, New Brunswick E2L 4H8

3400, 350 - 7th Avenue S.W., Calgary, Alberta T2P 3N9

2900 - 550 Burrard Street, Vancouver, British Columbia V6C 0A3

[1]	In addition to the locations listed below, each Company maintains books and records at certain off-site facilities operated by Iron Mountain.

Schedule 2(d)

Locations of Inventory, Equipment and Other Assets

Name of Lessor or Third Party, as Applicable	Address	Owned/Leased/ Third Party
REDACTED	REDACTED	Third Party-Reload
REDACTED	REDACTED	Third Party-Reload
REDACTED	REDACTED	Third Party-Reload
REDACTED	REDACTED	Third Party-Reload
REDACTED	REDACTED	Third Party-Reload
REDACTED	REDACTED	FRD
REDACTED	REDACTED	Third Party-VMI
REDACTED	REDACTED	Third Party-VMI
REDACTED	REDACTED	Third Party-VMI
REDACTED	REDACTED	Third Party-VMI
REDACTED	REDACTED	Third Party-Reload
REDACTED	REDACTED	FRD
REDACTED	REDACTED	Third Party-VMI
REDACTED	REDACTED	Third Party-VMI
REDACTED	REDACTED	Third Party-VMI
REDACTED	REDACTED	Third Party-VMI
REDACTED	REDACTED	Owned
REDACTED	REDACTED	Owned
REDACTED	REDACTED	Owned
REDACTED	REDACTED	Owned
REDACTED	REDACTED	Owned
REDACTED	REDACTED	Owned
REDACTED	REDACTED	Owned
REDACTED	REDACTED	Owned
REDACTED	REDACTED	Owned
REDACTED	REDACTED	Owned

Name of Lessor or Third Party, as Applicable	Address	Owned/Leased/ Third Party
REDACTED	REDACTED	Third Party-Reload
REDACTED	REDACTED	Leased
REDACTED	REDACTED	Third Party-VMI
REDACTED	REDACTED	Third Party-VMI
REDACTED	REDACTED	Third Party-VMI
REDACTED	REDACTED	Third Party-VMI
REDACTED	REDACTED	Third Party-VMI
REDACTED	REDACTED	Third Party-VMI
REDACTED	REDACTED	Third Party-VMI
REDACTED	REDACTED	Third Party-VMI
REDACTED	REDACTED	Third Party-VMI
REDACTED	REDACTED	Third Party-VMI
REDACTED	REDACTED	Third Party-VMI
REDACTED	REDACTED	Third Party-VMI
REDACTED	REDACTED	Third Party-VMI
REDACTED	REDACTED	Third Party-VMI

Schedule 2(d) – Page 2

Schedule 2(e)

Locations of Assets in Prior 4 Months not Listed Above

Name of Lessor or Third Party, as Applicable	Address	Owned/Leased/ Third Party
None

Schedule 3

Transactions Other Than in the Ordinary Course of Business

The property and improvements located at 600 Rue Forex, St. Michel des Saints, Quebec, Canada have been or will be sold, transferred, leased or otherwise disposed.

Schedule 4

File Search Reports

See attached.

Schedule 5

Copy of Financing Statements To Be Filed

See attached.

Schedule 8(a)

Termination Statements

None.

Schedule 8(b)

Termination Statement Filings

None.

Schedule 9(a)

Equity Interests of Companies and Subsidiaries

Current Legal Entities Owned	Record/Beneficial Owner	Certificate No.	No. Shares/Interest
3047525 Nova Scotia Company	Louisiana-Pacific Corporation	3	65 common shares without nominal or par value

3047525 Nova Scotia Company	Louisiana-Pacific Corporation	4	35 common shares without nominal or par value

3047526 Nova Scotia Company	Louisiana-Pacific Corporation	7	65,931 common shares without nominal or par value

3047526 Nova Scotia Company	Louisiana-Pacific Corporation	8	35,500 common shares without nominal or par value

3047526 Nova Scotia Company	Louisiana-Pacific Corporation	PA-1	13,000 Class A preferred shares without nominal or par value

3047526 Nova Scotia Company	Louisiana-Pacific Corporation	PA-2	7,000 Class A preferred shares without nominal or par value

3047526 Nova Scotia Company	Louisiana-Pacific Corporation	PB-2	65,000 Class B preferred shares without nominal or par value

3047526 Nova Scotia Company	Louisiana-Pacific Corporation	PB-3	35,000 Class B preferred shares without nominal or par value

3047526 Nova Scotia Company	Louisiana-Pacific Corporation	2CP	76,895 Class C preferred shares without nominal or par value

3047526 Nova Scotia Company	Louisiana-Pacific Corporation	3CP	41,405 Class C preferred shares without nominal or par value

Louisiana-Pacific Canada Pulp Co.	Louisiana-Pacific Corporation	7	845 common shares without nominal or par value

Louisiana-Pacific Canada Pulp Co.	Louisiana-Pacific Corporation	8	455 common shares without nominal or par value

Louisiana-Pacific Canada Sales ULC	Louisiana-Pacific Corporation	3	39,065 common shares without par value

Louisiana-Pacific Canada Sales ULC	Louisiana-Pacific Corporation	4	21,035 common shares without par value

Current Legal Entities Owned	Record/Beneficial Owner	Certificate No.	No. Shares/Interest
Louisiana-Pacific Limited Partnership	3047525 Nova Scotia Company	1	1 unit

Louisiana-Pacific Limited Partnership	3047526 Nova Scotia Company	2	1 unit

Louisiana-Pacific Limited Partnership	3047526 Nova Scotia Company	3	235,717 units

Louisiana-Pacific Limited Partnership	3047526 Nova Scotia Company	4	148,300 units

Louisiana-Pacific Limited Partnership	3047526 Nova Scotia Company	5	173,250 units

Louisiana-Pacific Limited Partnership	3047526 Nova Scotia Company	6	120,690 units

Louisiana-Pacific Limited Partnership	3047526 Nova Scotia Company	7	95,000 units

Louisiana-Pacific Limited Partnership	3047526 Nova Scotia Company	8	301,700 units

Louisiana-Pacific Limited Partnership	3047526 Nova Scotia Company	9	118,300 units

Louisiana-Pacific Canada Ltd.	Louisiana-Pacific Limited Partnership	1C	36,938 common shares without par value

Louisiana-Pacific Canada Ltd.	Louisiana-Pacific Limited Partnership	1AP	144,172 Class A preferred shares with a par value of 1,000.00 Canadian dollars each

Louisiana-Pacific (OSB) Ltd.	Louisiana-Pacific Limited Partnership	1	100 common shares without par value

Schedule 9(b)

Other Equity Interests

1.	Louisiana-Pacific Canada Ltd. owns a 50% equity interest in Abitibi-LP Engineered Wood Inc., a Quebec, Canada corporation

2.	Louisiana-Pacific (OSB) Ltd. owns a 50% equity interest in Canfor-LP OSB (G.P.) Corp., a British Columbia, Canada corporation

Schedule 10

Instruments and Chattel Paper

1.	Promissory Notes: None.

2.	Chattel Paper: None.

Schedule 11(a)

Patents and Trademarks

None.

Schedule 11(b)

Copyrights

None.

Schedule 13

Deposit Accounts, Securities Accounts and Commodity Accounts

Owner	Bank or Intermediary	Account Number	Type of Account

Louisiana-Pacific Canada Eng	Canadian Imp Bank Commerce	REDACTED	REDACTED

Louisiana-Pacific Canada Pulp Co.	Royal Bank	REDACTED	REDACTED

Louisiana-Pacific Canada Ltd.	Royal Bank	REDACTED	REDACTED

Louisiana-Pacific Canada Ltd.	Royal Bank	REDACTED	REDACTED

Louisiana-Pacific Canada Ltd.	Royal Bank	REDACTED	REDACTED

Louisiana-Pacific Canada Ltd.	Royal Bank	REDACTED	REDACTED

Louisiana-Pacific Canada Ltd.	Royal Bank	REDACTED	REDACTED

Louisiana-Pacific Canada Ltd.	Royal Bank	REDACTED	REDACTED

Louisiana-Pacific Canada Sales ULC	Royal Bank	REDACTED	REDACTED

Louisiana-Pacific Limited Partnership	Royal Bank	REDACTED	REDACTED

Louisiana-Pacific Limited Partnership	Royal Bank	REDACTED	REDACTED

3047525 Nova Scotia Company	Royal Bank	REDACTED	REDACTED

3047526 Nova Scotia Company	Royal Bank	REDACTED	REDACTED

3047526 Nova Scotia Company	Royal Bank	REDACTED	REDACTED

Louisiana-Pacific Canada Ltd.	Toronto Dominion	REDACTED	REDACTED

Louisiana-Pacific Canada Ltd.	Toronto Dominion	REDACTED	REDACTED

Louisiana-Pacific Canada Ltd.	Royal Bank	REDACTED	REDACTED

Louisiana Pacific Canada Ltd.	Royal Bank	REDACTED	REDACTED

Schedule 19(f)

Officers*

Louisiana-Pacific Canada Pulp Co.
Richard W. Frost	Chairman, President and Chief Executive Officer*
Curtis M. Stevens	Vice President and Chief Financial Officer*
Mark G. Tobin	Treasurer*
John S. McKercher	Secretary*
S. Patrick McLafferty	Director of Taxes
Jeffrey D. Poloway	Assistant Treasurer
Douglas P. Anderson	Assistant Secretary
Christopher M. Keyes	Assistant Secretary*
Mark A. Fuchs	Assistant Secretary*

Louisiana-Pacific Canada Sales ULC
Richard W. Frost	Chairman, President and Chief Executive Officer*
Curtis M. Stevens	Vice President and Chief Financial Officer*
Mark G. Tobin	Vice President and Treasurer*
John S. McKercher	Secretary*
S. Patrick McLafferty	Director of Taxes
Michael E. Kinney	Assistant Treasurer
Jeffrey D. Poloway	Assistant Treasurer
Douglas P. Anderson	Assistant Secretary
Christopher M. Keyes	Assistant Secretary*
Mark A. Fuchs	Assistant Secretary*

3047525 Nova Scotia Company
Richard W. Frost	Chairman, President and Chief Executive Officer*
Curtis M. Stevens	Vice President and Chief Financial Officer*
Mark G. Tobin	Vice President and Treasurer*
John S. McKercher	Secretary*
S. Patrick McLafferty	Director of Taxes
Michael E. Kinney	Assistant Treasurer
Jeffrey D. Poloway	Assistant Treasurer

*	An asterisk identifies those officers who are authorized to execute loan documents.

Douglas P. Anderson	Assistant Secretary
Christopher M. Keyes	Assistant Secretary*
Mark A. Fuchs	Assistant Secretary*

3047526 Nova Scotia Company
Richard W. Frost	Chairman, President and Chief Executive Officer*
Curtis M. Stevens	Vice President and Chief Financial Officer*
Mark G. Tobin	Vice President and Treasurer*
John S. McKercher	Secretary*
S. Patrick McLafferty	Director of Taxes
Michael E. Kinney	Assistant Treasurer
Jeffrey D. Poloway	Assistant Treasurer
Douglas P. Anderson	Assistant Secretary
Christopher M. Keyes	Assistant Secretary*
Mark A. Fuchs	Assistant Secretary*

Louisiana-Pacific Canada Ltd.
Richard W. Frost	Chairman, President and Chief Executive Officer*
Curtis M. Stevens	Vice President and Chief Financial Officer*
Neil Sherman	Vice President, Procurement
Mark G. Tobin	Treasurer*
John S. McKercher	Secretary*
S. Patrick McLafferty	Director of Taxes
Jeffrey D. Poloway	Assistant Treasurer
Michael E. Kinney	Assistant Treasurer
Douglas P. Anderson	Assistant Secretary
Clarence C. Blanford	Assistant Secretary
Christopher M. Keyes	Assistant Secretary
Mark A. Fuchs	Assistant Secretary*
Karen S. Austin	Assistant Secretary
Benoit Lefebvre	Assistant Secretary
Denis Pouliot	Assistant Secretary

Louisiana-Pacific Limited Partnership
None.

Schedule 19(f) – Page 2

Louisiana-Pacific (OSB) Ltd.
Richard W. Frost	Chairman, President and Chief Executive Officer*
Curtis M. Stevens	Vice President and Chief Financial Officer*
Jeffrey N. Wagner	Vice President
Mark G. Tobin	Treasurer*
John S. McKercher	Secretary*
S. Patrick McLafferty	Director of Taxes
Jeffrey D. Poloway	Assistant Treasurer
Douglas P. Anderson	Assistant Secretary
Christopher M. Keyes	Assistant Secretary*
Mark A. Fuchs	Assistant Secretary*

Schedule 19(f) – Page 3

Schedule 19(g)

Board of Directors / Managers

Entity	Directors
Louisiana-Pacific Canada Pulp Co.	Richard W. Frost
John S. McKercher
Peter H. Finley

Louisiana-Pacific Canada Sales ULC	Richard W. Frost
John S. McKercher
Peter H. Finley

3047525 Nova Scotia Company	Richard W. Frost
John S. McKercher
Peter H. Finley

3047526 Nova Scotia Company	Richard W. Frost
John S. McKercher
Peter H. Finley

Louisiana-Pacific Canada Ltd.	Richard W. Frost
John S. McKercher
Peter H. Finley

Louisiana-Pacific (OSB) Ltd.	Richard W. Frost
John S. McKercher
Peter H. Finley

Louisiana-Pacific Limited Partnership (Management Committee)	Benoit Lefebvre
Philip J. Ellwood
John S. McKercher
Mark G. Tobin (Non-Voting)

Schedule 1.1(a)

Existing Lenders

Credit Agreement, dated as of September 1, 2004, among Louisiana-Pacific Corporation, certain domestic subsidiaries of Louisiana-Pacific Corporation party thereto, the lenders party thereto and Wachovia Bank, National Association.

Schedule 1.1(c)

Existing Letters of Credit1

Issuing Bank	L/C Number	Applicant	Amount	Beneficiary	Issue Date	Expiration Date
Bank of America	3042327	LP Corporation	$50,000.00	Highlands Insurance Co	12/6/2002	1 yr;auto renew
Bank of America	3048298	LP Corporation	$1,000,000.00	USF&G (DisCover Re)	4/23/2002	1 yr;auto renew
Bank of America	3048739	LP Corporation	$6,800,000.00	Texas WC Commission	5/10/2002	1 yr;auto renew
Bank of America	3054279	LP Corporation	$100,000.00	Florida Self-Ins Guaranty	3/3/2003	1 yr;auto renew
Bank of America	3054902	LP Corporation	$650,000.00	Minnesota	4/2/2003	1 yr;auto renew
Bank of America	3057069	LP Corporation	$650,000.00	Montana	6/26/2003	1 yr;auto renew
Bank of America	3060243	LP Corporation	$378,000.00	Oregon	12/5/2003	1 yr;auto renew
Bank of America	3059936	LP Corporation	$595,000.00	Washington Dept of Labor	12/5/2003	1 yr;auto renew
Bank of America	3083915	LP Corporation	695,168.00	Ace American Ins. Co.	8/25/2006	1 yr;auto renew
Bank of America	3061051	LP Corporation	323,715.00	Park Saratoga Homeowners	1/1/2004	1 yr;auto renew
Bank of America	3061051	LP Corporation	1,487,000.00	Fidelity and Deposit Company of Maryland	11/21/2008	1 yr;auto renew

[1]	As of February 28, 2009.

Schedule 1.1(d)

Mortgaged Properties

Facility	Street Address	City	State / Country	Zip Code
Athens, GA	10910 Commerce Road	Athens	GA	30607-4330

Carthage, TX	1199 N. County Road 201	Carthage	TX	75633-6718

Jasper, TX	5152 US Highway 190 E	Jasper	TX	75951-6710

Roxboro, NC	10475 Boston Road	Roxboro	NC	27574-0562

Sagola, MI	N 8504 Highway M-95	Sagola	MI	49881-0098

Thomasville, AL	1500 North Clarke Industrial Road[2]	Thomasville	AL	36784

Hayward, WI	16571 W US Highway 63	Hayward	WI	54843-7841

Tomahawk, WI	9300 Highway S	Tomahawk	WI	54487-0190

Two Harbors, MN	711 25th Avenue	Two Harbors	MN	55616-5045

Roaring River, NC	1068 Abtco Road	Roaring River	NC	28669-0098

Red Bluff, CA	11500 Reading Road	Red Bluff	CA	96080-0629

Houlton, ME - LSL	240 Station Road	New Limerick	ME	04761-0396

Wilmington, NC	2706 US Highway 421 N	Wilmington	NC	28401-2433

[2]	Prior to May 2008, such property was known as 1205 Rural Road.

Schedule 1.1(e)

Existing U.S. Cash Equivalents

Manager	Asset Name	Custodian Asset ID	PAR	Description
Wachovia/Wells	FIRST AMER TREASURY OBLIG CL Y	ID: 31846V807	$7,225.64	Money Market
Wachovia	AMER EXPRESS CR	ID: 0258M0CV9	$1,400,000.00	Corporate Bond
Wachovia	AMER HONDA FIN	ID: 02666QA37	$3,000,000.00	Corporate Bond
Wachovia	CIT GROUP INC	ID: 125581CV8	$3,365,000.00	Corporate Bond
Wachovia	MASSMUTUAL GLOBAL	ID: 57629WBE9	$3,000,000.00	Corporate Bond
Wachovia	PRIMUS FINANCIAL	ID: 74163PAE2	$5,900,000.00	Corporate Bond/ARS
Wells	HSBC FIN CORP	ID: 40429JAR8	$1,805,000.00	Corporate Bond
	Total	ID: 31846V807	$18,477,225.64

Schedule 1.1(f)

Canadian Collateral Documents

[Already completed in Credit Agreement; no action required.]

Schedule 5.1

Commercial Tort Claims

Louisiana-Pacific Corporation filed a claim with its insurer, AIG Insurance Company (“AIG”), for coverage in respect of certain toxic tort claims. To date, AIG has refused to cover such claims. Louisiana-Pacific Corporation has not filed a lawsuit against AIG to date but anticipates a potential suit, including a claim of bad faith.

Schedule 5.2(b)

Chattel Paper; Instruments

1.	Promissory Notes:

Intercompany Promissory Note, dated as of January 1, 2005, made by Louisiana-Pacific Corporation payable to the order of Greenstone Industries, Inc. in the initial principal amount of $1,416,884.64.

Intercompany Promissory Note, dated as of October 1, 2002, made by Ketchikan Pulp Company payable to Louisiana-Pacific Corporation in the initial principal amount of $2,600,000.00.

Intercompany Promissory Note, dated as of September 11, 2002, made by Louisiana-Pacific Canada Pulp Co. payable to Louisiana-Pacific Corporation in the initial principal amount of $156,887.13.

Intercompany Promissory Note, dated as of October 1, 2002, made by Louisiana-Pacific Corporation payable to LPS Corporation in the initial principal amount of $773,574,514.72.

Intercompany Promissory Note, dated as of October 1, 2002, made by L-P SPV2, LLC, payable to Louisiana-Pacific Corporation in the initial principal amount of $2,021,732.94.

2.	Chattel Paper: None.

Schedule 8.2

Name; State of Organization; Chief Executive Office; Collateral Locations

1.	Name, State of Organization, Etc.

Legal Name	Type of Entity	Organizational Number	Federal Taxpayer Identification / Business Number	State/Province of Formation
Louisiana-Pacific Corporation	Corporation	0783623	REDACTED	Delaware

GreenStone Industries, Inc.	Corporation	2677745	REDACTED	Delaware

Ketchikan Pulp Company	Corporation	601111573	REDACTED	Washington

Louisiana-Pacific International, Inc.	Corporation	709747-88	REDACTED	Oregon

LPS Corporation	Corporation	591379-85	REDACTED	Oregon

3047525 Nova Scotia Company	Unlimited Liability Company	3047525	REDACTED	Nova Scotia

3047526 Nova Scotia Company	Unlimited Liability Company	3047526	REDACTED	Nova Scotia

Louisiana-Pacific Canada Pulp Co.	Unlimited Liability Company	3013441	REDACTED	Nova Scotia

Louisiana-Pacific Canada Sales ULC	Unlimited Liability Corporation	2012700387	REDACTED	Alberta

Louisiana Pacific Limited Partnership	Limited Partnership	400554	REDACTED	New Brunswick

Louisiana-Pacific Canada Ltd.	Company	0691098	REDACTED	British Columbia

Louisiana-Pacific (OSB) Ltd.	Company	0714143	REDACTED	British Columbia

2.	Trade Names Used during the last 5 years.

Company/Subsidiary	Trade Names
Louisiana-Pacific Corporation	LP Building Products

GreenStone Industries, Inc.	None

Ketchikan Pulp Company	Ketchikan Pulp Company, Inc.

Louisiana-Pacific International, Inc.	None

LPS Corporation	None

Louisiana-Pacific Canada Pulp Co.	Chetwynd Pulp Company

Louisiana-Pacific Canada Sales ULC	Ventes Louisiana-Pacific Canada

3047525 Nova Scotia Company	None

3047526 Nova Scotia Company	None

Louisiana-Pacific Limited Partnership	None

Company/Subsidiary	Trade Names
Louisiana-Pacific Canada Ltd.

Evans Forest Products

Louisiana-Pacifique Canada

Louisiana-Pacifique Canada Usine OSB de Maniwaki

Louisiana-Pacifique Canada Scierie de Saint-Michel-des-Saints

Louisiana-Pacifique Canada Usine OSB de Saint-Michel-des-Saints

Louisiana-Pacifique Canada Usine OSB de Chambord

Louisiana-Pacifique Canada, Division Québec

Louisiana-Pacifique Canada, Division Québec Chambord-OSB

Louisiana-Pacifique Canada, Division Québec Maniwaki-OSB

Louisiana-Pacifique Canada, Division Québec Saint-Michel-OSB

Louisiana-Pacifique Canada, Division Québec Saint-Michel-Scierie

Louisiana-Pacifique Canada, Division Québec Lac-Bouchette-Scierie

Louisiana-Pacific (OSB) Ltd.	None

3.	Mergers and Acquisitions during the last 5 years.

Company/ Subsidiary	Corporate Name of Entity	Action	Date of Action
Louisiana-Pacific Canada Ltd.	Louisiana-Pacific B.C. Forest Products Limited and LP Engineered Wood Products Ltd.	Amalgamation of Louisiana-Pacific B.C. Forest Products Limited and LP Engineered Wood Products Ltd. and Louisiana-Pacific Canada Ltd. to form Louisiana-Pacific Canada Ltd.	4/3/2004

4.	Chief Executive Offices and Mailing Address for each Loan Party.

414 Union Street, Suite 2000

Nashville, Tennessee 37219

Schedule 8.2 – Page 2

5.	Locations of Records concerning Accounts.[3]

Facility	Street Address	City	State/ Province	Zip Code
Corporate Executive Offices	414 Union Street	Nashville	TN	37219-1765

Corporate Tax, Payroll, Benefits and Claims	805 SW Broadway	Portland	OR	97205-3352

Corporate Accounts Receivable, Accounts Payable, Collections, Fixed Assets	N 13403 Government Way	Hayden Lake	ID	83835-9460

Corporate Export, Accounts Receivable	100 Interstate 45 N	Conroe	TX	77301

Flight Center	1903 Kitty Hawk Drive	Smyrna	TN	37167

Research and Development Center	308 Mallory Station Rd	Franklin	TN	37067-8210

Athens OSB Mill	10910 Commerce Rd	Athens	GA	30607-4330

Carthage OSB Mill	1199 County Road 201	Carthage	TX	75633-6718

Clarke County OSB Mill	1500 North Clark Industrial Road	Thomasville	AL	36784

Hanceville OSB Mill	902 Main St SE	Hanceville	AL	35077-5419

Jasper OSB Mill	5152 US Highway 190 E	Jasper	TX	75951

Roxboro OSB Mill	10475 Boston Road	Roxboro	NC	27574-6774

Sagola OSB Mill	N 8504 Highway M 95	Sagola	MI	49881-0098

Hayward Siding (also runs OSB)	16571 W US Highway 63	Hayward	WI	54843-7841

Newberry Siding	461 Miller Road	Newberry	MI	49868

Roaring River Siding	1068 Abtco Road	Roaring River	NC	28669

Tomahawk Siding	9300 Highway S	Tomahawk	WI	54487-0190

Two Harbors Siding	711 25th Avenue	Two Harbors	MN	55616-5045

Houlton EWP (LSL)	240 Station Road	New Limerick	ME	04761

Red Bluff EWP	11500 Reading Rd	Red Bluff	CA	96080-9745

Wilmington EWP	2706 US Highway 421 N	Wilmington	NC	28401-2433

Middlebury Moulding	219 US 20 West	Middlebury	IN	46540-0509

Abitibi (Larouche) Mill	900 Chemin du lac Hippolyte	Larouche	QC	G0W 1Z0

Abitibi (St Prime) Mill	101 4e Avenue	St Prime	QC	G8J 1H3

Chambord Mill	120 Road 155 / 572 Road 155	Chambord	QC	G0W 1G0

Dawson Creek Mill	Mile 3 Alaska Highway	Dawson Creek	BC	V1G 4P2

East River Mill	2005 Highway 3	East River	NS	B0J 1J0

[3]	In addition to the locations listed below, each Company maintains books and records at certain off-site facilities operated by Iron Mountain.

Schedule 8.2 – Page 3

Facility	Street Address	City	State/ Province	Zip Code
Golden Mill	1221 10th Avenue North	Golden	BC	V0A 1H0

Malakwa Mill	4872 Lybarger Road	Malakwa	BC	V0E 2J0

Maniwaki Mill	1012 Chemin du Parc Industriel	Bois-Franc	QC	J9E 3A9

Peace Valley Mill (Fort St John)	8220 259 Road	Fort St John	BC	V1J 4M6

Swan Valley OSB Mill	5 KM East of Minitonas on Hwy 10	Minitonas	MB	R0L 1Z0

Registered / Head Office	1300-1969 Upper Water Street, Purdy’s Wharf Tower II	Halifax	Nova Scotia	B3J 3R7

Registered / Head Office	Suite 1500, One Brunswick Square	Saint John	New Brunswick	E2L 4H8

Registered / Head Office	2900-550 Burrard Street	Vancouver	British Columbia	V6C 0A3

Registered / Head Office	3400 First Canadian Centre, 350 7th Avenue SW	Calgary	Alberta	T2P 3N9

6.	Collateral Locations

Name of Lessor or Third Party, as Applicable	Address	Owned/Leased/ Third Party
REDACTED	REDACTED	Owned

REDACTED	REDACTED	Owned

REDACTED	REDACTED	Third Party-Reload

REDACTED	REDACTED	Owned

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-Reload

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Owned

REDACTED	REDACTED	Third Party-Reload

REDACTED	REDACTED	Owned

REDACTED	REDACTED	Owned

REDACTED	REDACTED	Third Party-Reload

REDACTED	REDACTED	Leased

REDACTED	REDACTED	Third Party-Reload

REDACTED	REDACTED	Owned

REDACTED	REDACTED	FRD

Schedule 8.2 – Page 4

Name of Lessor or Third Party, as Applicable	Address	Owned/Leased/ Third Party
REDACTED	REDACTED	Owned

REDACTED	REDACTED	Owned

REDACTED	REDACTED	Owned

REDACTED	REDACTED	Leased

REDACTED	REDACTED	Owned

REDACTED	REDACTED	Leased

REDACTED	REDACTED	Owned

REDACTED	REDACTED	Owned

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Owned

Schedule 8.2 – Page 5

Name of Lessor or Third Party, as Applicable	Address	Owned/Leased/ Third Party
REDACTED	REDACTED	FRD

REDACTED	REDACTED	Owned

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Owned

REDACTED	REDACTED	Owned

REDACTED	REDACTED	Owned

REDACTED	REDACTED	Leased

REDACTED	REDACTED	Owned

REDACTED	REDACTED	Third Party-Reload

REDACTED	REDACTED	Third Party-Reload

REDACTED	REDACTED	Third Party-Reload

REDACTED	REDACTED	Owned

REDACTED	REDACTED	Leased

REDACTED	REDACTED	Third Party-Reload

REDACTED	REDACTED	Third Party-Reload

REDACTED	REDACTED	Owned

REDACTED	REDACTED	Third Party-Reload

REDACTED	REDACTED	Owned

REDACTED	REDACTED	Owned

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Owned

REDACTED	REDACTED	Owned

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

Schedule 8.2 – Page 6

Name of Lessor or Third Party, as Applicable	Address	Owned/Leased/ Third Party
REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	FRD

REDACTED	REDACTED	Owned

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-Reload

REDACTED	REDACTED	Owned

REDACTED	REDACTED	Owned

REDACTED	REDACTED	Third Party-Reload

REDACTED	REDACTED	Third Party-Reload

REDACTED	REDACTED	Owned

REDACTED	REDACTED	Leased

REDACTED	REDACTED	Leased

REDACTED	REDACTED	Third Party-Reload

REDACTED	REDACTED	Owned

REDACTED	REDACTED	Third Party-Reload

REDACTED	REDACTED	Third Party-Reload

REDACTED	REDACTED	Third Party-Reload

REDACTED	REDACTED	Third Party-Reload

REDACTED	REDACTED	Third Party-Reload

REDACTED	REDACTED	Third Party-Reload

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Third Party-VMI

REDACTED	REDACTED	Owned

Schedule 8.2 – Page 7

Schedule 8.6

Litigation

None.

Schedule 8.9(c)

Pension Plans

None.

Schedule 8.10

Deposit Accounts, Securities Accounts and Commodity Accounts

Owner	Bank or Intermediary	Account Number	Type of Account
Louisiana-Pacific Corporation	Bank of America	Redacted	Redacted

Louisiana-Pacific Corporation	Bank of America	Redacted	Redacted

Louisiana-Pacific Corporation	Bank of America	Redacted	Redacted

Louisiana-Pacific Corporation	Bank of America	Redacted	Redacted

Louisiana-Pacific Corporation	Bank of America	Redacted	Redacted

Louisiana-Pacific Corporation	Bank of America	Redacted	Redacted

Louisiana-Pacific Corporation	Bank of America	Redacted	Redacted

Louisiana-Pacific Corporation	Idaho Independent Bank	Redacted	Redacted

Louisiana-Pacific Corporation	Bank of New York	Redacted	Redacted

Louisiana-Pacific Corporation	Wachovia Bank	Redacted	Redacted

Louisiana-Pacific Corporation	Wachovia Bank	Redacted	Redacted

Louisiana-Pacific Corporation	Wachovia Bank	Redacted	Redacted

Louisiana-Pacific Corporation	US Bank for Evergreen (Wachovia)	Redacted	Redacted

Louisiana-Pacific Corporation	US Bank for Wells Capital Investments	Redacted	Redacted

Louisiana-Pacific Corporation	US Bank for ScotiaCassels	Redacted	Redacted

Louisiana-Pacific Corporation	US Bank for LP Managed Investments	Redacted	Redacted

Louisiana-Pacific Corporation	Bank of America	Redacted	Redacted

Louisiana-Pacific Corporation	Bank of America	Redacted	Redacted

Louisiana-Pacific Corporation	Bank of Nova Scotia	Redacted	Redacted

Louisiana-Pacific Corporation	Bank of America	Redacted	Redacted

Ketchikan Pulp Company	Bank of America	Redacted	Redacted

Louisiana-Pacific International, Inc.	Bank of America	Redacted	Redacted

Louisiana-Pacific Canada Eng	Canadian Imp Bank Commerce	Redacted	Redacted

Louisiana-Pacific Canada Pulp Co.	Royal Bank	Redacted	Redacted

Louisiana-Pacific Canada Ltd.	Royal Bank	Redacted	Redacted

Louisiana-Pacific Canada Ltd.	Royal Bank	Redacted	Redacted

Louisiana-Pacific Canada Ltd.	Royal Bank	Redacted	Redacted

Louisiana-Pacific Canada Ltd.	Royal Bank	Redacted	Redacted

Owner	Bank or Intermediary	Account Number	Type of Account
Louisiana-Pacific Canada Ltd.	Royal Bank	Redacted	Redacted

Louisiana-Pacific Canada Ltd.	Royal Bank	Redacted	Redacted

Louisiana-Pacific Canada Sales ULC	Royal Bank	Redacted	Redacted

Louisiana-Pacific Limited Partnership	Royal Bank	Redacted	Redacted

Louisiana-Pacific Limited Partnership	Royal Bank	Redacted	Redacted

3047525 Nova Scotia Company	Royal Bank	Redacted	Redacted

3047526 Nova Scotia Company	Royal Bank	Redacted	Redacted

3047526 Nova Scotia Company	Royal Bank	Redacted	Redacted

Louisiana-Pacific Canada Ltd.	Toronto Dominion	Redacted	Redacted

Louisiana-Pacific Canada Ltd.	Toronto Dominion	Redacted	Redacted

Louisiana-Pacific Canada Ltd.	Royal Bank	Redacted	Redacted

Louisiana-Pacific Canada Ltd.	Royal Bank	Redacted	Redacted

Schedule 8.10 – Page 2

Schedule 8.11

1.	Patents

Country	Owner	Patent	App. Date	Grant Date	Patent No. / Patent Pub. No.
US	Louisiana-Pacific Corporation	Tongue and Groove Board Product	8/15/1991	2/2/1993	5,182,892

CAN	Louisiana-Pacific Corporation	Tongue and Groove Board Product	10/18/1991	2/28/1995	2,053,697

US	Louisiana-Pacific Corporation	Tongue and Groove Board Product	9/4/1992	8/9/1994	5,335,473

US	Louisiana-Pacific Corporation	Low Emissivity Products and Methods for Making Same	7/22/1999	6/26/2001	6,251,495

US	Louisiana-Pacific Corporation	Roof Decking with Reduced Radiation	10/23/1991	8/3/1993	5,231,814

US	Louisiana-Pacific Corporation	Smooth-Sided Integral Composite Engineered Panels and Methods for Producing Same	8/17/2000	10/8/2002	6,461,743

US	Louisiana-Pacific Corporation	Adhesive Systems and Products Formed Using Same and Methods for Producing Said Adhesive Systems and Products	7/22/1999	10/2/2001	6,297,313

US	Louisiana-Pacific Corporation	Method for Reducing VOC Emissions During the Manufacture of Wood Products	9/29/2000	5/28/2002	6,393,727

CAN	Louisiana-Pacific Corporation	Low Emissivity Products and Methods for Making Same	6/21/2000	11/30/2004	2,312,441

CAN	Louisiana-Pacific Corporation	Adhesive Systems and Products Formed Using Same and Methods for Producing Said Adhesive Systems and Products	6/21/2000	8/30/2005	2,312,365

US	Louisiana-Pacific Corporation	Method for Producing a Processed Continuous Veneer Ribbon and Consolidated Processed Veneer Strand Product Therefrom	11/13/2002	3/22/2005	6,868,877

CAN	Louisiana-Pacific Corporation	Method and System for Recovering VOC and HAP Emissions	5/16/2001	2/26/2008	2,347,935

US	Louisiana-Pacific Corporation	Low Emissivity Products and Methods for Making Same	5/28/2003	8/9/2005	6,926,785

CAN	Louisiana-Pacific Corporation	Method for Producing a Processed Continuous Veneer Ribbon and Consolidated Processed Veneer Strand Product Therefrom	11/13/2002	2/6/2007	2,411,720

CAN	Louisiana-Pacific Corporation	Smooth-Sided Integral Composite Engineered Panels and Methods for Producing Same	7/31/2001	2/6/2007	2,417,983

Country	Owner	Patent	App. Date	Grant Date	Patent No. / Patent Pub. No.
CAN	Louisiana-Pacific Corporation	Radiant Barrier Products and Methods for Making Same	6/4/2003	2/12/2008	2,430,980

US	Louisiana-Pacific Corporation	Treated Wet Process Hardboard	8/30/2006	—	2008/0057137

US	Louisiana-Pacific Corporation	Adhesive Bonding Materials and Composite Lignocellulose Products formed using same and Methods for Producing Composite Lignocellulose Products	10/3/2006	—	2008/0081169

2.	Trademarks

Country	Mark	Class	Status	File Date Reg. Date	Ser. No. Reg. No.
Argentina	EZPANEL	19	Registered	5/13/1998 8/18/1999	2150602 1749003

Argentina	LOUISIANA-PACIFIC	19	Allowed	5/13/1998	2150601

Argentina	LP	19	Registered	6/5/1998 5/30/2001	2155343 1831631

Argentina	SMARTFINISH	19	Registered	5/13/1998 8/3/1999	2150607 1747532

Argentina	SMARTLAP	19	Registered	5/13/1998 8/18/1999	2150609 1749008

Argentina	SMARTLOCK	19	Registered	5/13/1998 8/18/1999	2150606 1749006

Argentina	SMARTPANEL	19	Registered	5/13/1998 8/18/1999	2150608 1749007

Argentina	SMARTSOFFIT	19	Registered	5/13/1998 8/9/1999	2150611 1748007

Argentina	SMARTSTART	19	Registered	5/13/1998 8/18/1999	2150610 1749009

Argentina	SMARTSYSTEM	42	Registered	Priority 2/16/1998 6/21/2001	2,150,614 1,834,028

Argentina	SMARTSYSTEM	19	Registered	Priority 2/16/1998 8/9/1999	2150612 1748008

Argentina	SMARTSYSTEM	36	Registered	Priority 2/26/1998 10/1/2001	2,150,613 1,846,068

Argentina	TECHSHIELD	17	Registered	5/13/1998 8/18/1999	2150604 1749005

Schedule 8.11 – Page 2

Country	Mark	Class	Status	File Date Reg. Date	Ser. No. Reg. No.
Argentina	TECHSHIELD	19	Registered	5/13/1998 8/3/1999	2150605 1747531

Argentina	TOP NOTCH	19	Registered	5/13/1998 8/18/1999	2150600 1749020

Australia	LOUISIANA-PACIFIC	19	Registered	8/9/1996 8/9/1996	714,766 714,766

Bolivia	EZPANEL	19	Registered	6/3/1998 5/10/2000	07244 78515-C

Bolivia	LOUISIANA-PACIFIC	19	Registered	6/3/1998 5/10/2000	07243 78517-C

Bolivia	LP	19	Registered	7/20/1998 7/18/2000	09640 79979-C

Bolivia	SMARTFINISH	19	Registered	6/3/1998 5/10/2000	07246 78514-C

Bolivia	SMARTLAP	19	Registered	6/3/1998 5/10/2000	07240 78520-C

Bolivia	SMARTLOCK	19	Registered	6/3/1998 5/10/2000	07241 78519-C

Bolivia	SMARTPANEL	19	Registered	6/3/1998 5/10/2000	07245 78516-C

Bolivia	SMARTSOFFIT	19	Registered	6/3/1998 5/10/2000	07239 78521-C

Bolivia	SMARTSTART	19	Registered	6/3/1998 5/10/2000	07242 78518-C

Bolivia	SMARTSYSTEM	42	Registered	Priority 2/26/1998 5/10/2000	07234 78524-C

Bolivia	SMARTSYSTEM	36	Registered	Priority 2/26/1998 5/10/2000	07233 78525-C

Bolivia	SMARTSYSTEM	19	Registered	Priority 2/26/1998 5/10/2000	07232 78526-C

Bolivia	TECHSHIELD	19	Registered	6/3/1998 5/10/2000	07238 78522-C

Bolivia	TECHSHIELD	17	Registered	6/3/1998 5/10/2000	07237 78523-C

Bolivia	TOP NOTCH	19	Registered	6/3/1998 5/8/2000	07236 78463-C

Brazil	EZPANEL	19	Registered	6/30/1998 7/25/2000	820882321 820882321

Schedule 8.11 – Page 3

Country	Mark	Class	Status	File Date Reg. Date	Ser. No. Reg. No.
Brazil	LOUISIANA-PACIFIC	19	Registered	6/30/1998 7/25/2000	820882380 820882380

Brazil	LP	19	Registered	7/22/1998 7/11/2000	820927392 820927392

Brazil	SMARTFINISH	19	Registered	6/30/1998 7/25/2000	820882399 820882399

Brazil	SMARTLAP	19	Registered	6/30/1998 7/25/2000	820882348 820882348

Brazil	SMARTPANEL	19	Registered	6/30/1998 7/25/2000	820882330 820882330

Brazil	SMARTSOFFIT	19	Registered	6/30/1998 7/25/2000	820882364 820882364

Brazil	SMARTSTART	19	Registered	6/30/1998 7/25/2000	820882356 820882356

Brazil	TECHSHIELD	19	Registered	6/30/1998 7/25/2000	820882186 820882186

Brazil	TECHSHIELD	17	Registered	6/30/1998 7/25/2000	820882453 820882453

Brazil	TOP NOTCH	19	Registered	6/30/1998 7/25/2000	820882313 820882313

Canada	AFFINITY	19	Registered	5/31/1995 4/29/1999	783,968 TMA511,284

Canada	BEAUPORT	19	Registered	3/17/1988 11/3/1989	603,368 TMA362,529

Canada	CANEXEL	19	Registered	4/7/1983 9/14/1984	501,507 TMA295,081

Canada	CANEXEL Stylized letters	19	Registered	4/7/1983 9/14/1984	501,508 TMA295,082

Canada	CED’R-VUE	19	Proposed	______	______

Canada	LOUISIANA-PACIFIC	19,16, 19,36	Registered	Priority 2/29/1996 10/12/2000	821,978 TMA534,473

Canada	LP	19,16, 19,36	Registered	Priority 2/29/1996 1/10/2001	821,977 TMA539,442

Canada	MOULDING MATES	19	Registered	10/14/1992 11/17/1995	714,721 450,004

Canada	NEWPORT	19	Registered	12/16/1983 1/11/1985	514,030 TMA299,163

Schedule 8.11 – Page 4

Country	Mark	Class	Status	File Date Reg. Date	Ser. No. Reg. No.
Canada	PRIME MOULDING	19	Registered	Priority 7/5/1994 7/6/1998	771,286 TMA497,086

Canada	SMARTFINISH	19	Registered	Priority 9/29/1997 3/30/2001	872,682 TMA543,232

Canada	SMARTLAP	19	Registered	Priority 4/21/1997 1/25/2001	859,333 TMA540,290

Canada	SMARTLOCK	19	Registered	Priority 9/15/1997 4/2/2001	872,226 543,282

Canada	SMARTPANEL	19	Registered	Priority 4/21/1997 1/25/2001	859,334 TMA540,292

Canada	SMARTSIDE	19	Registered	2/12/2003 1/25/2006	1,167,370 TMA657,355

Canada	SMARTSOFFIT	19	Registered	Priority 4/22/1997 2/29/2000	859,331 TMA524,059

Canada	SMARTSYSTEM	19,36,42	Registered	Priority 2/26/1998 11/6/2002	876,170 TMA570,331

Canada	SMARTSTART			4/21/1997 1/16/2001	859,335 TMA539,747

Canada	TOP NOTCH	19	Registered	Priority 8/3/1998 4/6/2000	1,003,294 TMA526452

Canada	TRIMBOARD	19	Registered	Priority 2/27/1996 8/8/2000	815,676 TMA530,851

Canada	WOOD-E	9	Registered	12/6/1991 1/22/1993	695,015 407,272

Chile	EZPANEL	19	Registered	5/27/1998 4/11/2003	415,877 662,844

Chile	LOUISIANA-PACIFIC	35,39	Registered	9/14/1998 9/13/1988	434,501 531,931

Chile	LOUISIANA-PACIFIC	19,31	Registered	9/14/1988 12/28/1988	434,509 531,930

Chile	LP	19	Registered	5/27/1998 6/23/2000	415,874 570,584

Chile	SMARTLAP	19	Registered	5/27/1998 8/21/2000	415,876 574,562

Schedule 8.11 – Page 5

Country	Mark	Class	Status	File Date Reg. Date	Ser. No. Reg. No.
Chile	SMARTPANEL	19	Filed	3/22/2000	479,761

Chile	SMARTSIDE	19	Registered	2/19/2003 7/3/2003	598.519 668.332

Chile	SMARTSOFFIT	19	Registered	5/27/1998 2/9/1999	415,884 534,184

Chile	SOLIDSTART	19	Registered	3/22/2000 10/25/2000	479,759 580,263

Chile	TECHSHIELD	17	Registered	5/27/1998 12/28/1998	415,885 530,876

Chile	TECHSHIELD	19	Registered	5/27/1998 12/28/1998	415,886 530,877

Chile	TOP NOTCH	19	Registered	5/27/1998 12/28/1998	415,883 530,873

China (Peoples Republic)	LOUISIANA-PACIFIC	19	Registered	9/29/1997 12/28/1998	970103301 1234068

Colombia	EZPANEL	19	Registered	5/21/1998 8/19/1999	98028722 219,870

Colombia	LOUISIANA-PACIFIC	19	Registered	5/21/1998 8/18/1999	98028724 219,574

Colombia	LP	19	Registered	6/12/1998 3/8/2002	98033794 286631

Colombia	SMARTFINISH	19	Registered	5/22/1998 8/2/1999	98029014 219,226

Colombia	SMARTLAP	19	Registered	5/21/1998 3/24/1999	98028726 216,819

Colombia	SMARTLOCK	19	Registered	5/22/1998 8/2/1999	98029016 219,228

Colombia	SMARTSOFFIT	19	Registered	5/22/1998 8/2/1999	98029017 219,229

Colombia	SMARTSTART	19	Registered	5/22/1998 8/2/1999	98029015 219,227

Colombia	SMARTSYSTEM	36	Registered	Priority 2/26/1998 3/29/1999	98/040,184 217,214

Colombia	SMARTSYSTEM	42	Registered	Priority 2/26/1998 8/2/1999	98029701 219,175

Colombia	SMARTSYSTEM	19	Registered	Priority 2/26/1998 8/19/1999	98028727 219820

Schedule 8.11 – Page 6

Country	Mark	Class	Status	File Date Reg. Date	Ser. No. Reg. No.
Colombia	TECHSHIELD	17	Registered	5/27/1998 4/20/1999	98029692 217,815

Colombia	TECHSHIELD	19	Registered	5/21/1998 9/13/1999	98/028,720 220488

Colombia	TOP NOTCH	19	Registered	5/22/1998 8/2/1999	98029012 219,224

Equador	EZPANEL	19	Registered	5/13/1998 2/9/2000	87564 213-00

Equador	LOUISIANA-PACIFIC	19	Registered	5/13/1998 2/9/2000	87563 212-00

Equador	LP	19	Registered	N/A 2/9/2000	88159 248-00

Equador	SMARTFINISH	19	Registered	5/13/1998 2/9/2000	87568 218-00

Equador	SMARTLAP	19	Registered	5/13/1998 2/9/2000	87562 211-00

Equador	SMARTLOCK	19	Registered	5/13/1998 2/9/2000	87566 216-00

Equador	SMARTPANEL	19	Registered	5/13/1998 2/9/2000	87567 217-00

Equador	SMARTSOFFIT	19	Registered	5/13/1998 12/23/1999	87561 3149-99

Equador	SMARTSTART	19	Registered	5/13/1998 12/23/1999	87571 3150-99

Equador	SMARTSYSTEM	19	Registered	Priority 2/26/1998 2/9/2000	87663 223-00

Equador	SMARTSYSTEM	36	Registered	Priority 2/26/1998 2/7/2000	87664 78-00

Equador	SMARTSYSTEM	42	Registered	Priority 2/26/1998 2/7/2000	87665 77-00

Equador	TECHSHIELD	17	Registered	5/15/998 2/9/2000	87662 222-00

Equador	TECHSHIELD	19	Registered	5/15/1998 2/9/2000	87661 221-00

Equador	TOP NOTCH	19	Registered	5/15/1998 2/9/2000	87666 224-00

European Community	CANEXEL	19	Registered	6/27/2002 3/16/2004	002753341 002753341

Schedule 8.11 – Page 7

Country	Mark	Class	Status	File Date Reg. Date	Ser. No. Reg. No.
European Community	LOUISIANA-PACIFIC	19	Registered	4/1/1996 6/22/1998	182,782 182,782

European Community	LP	19	Registered	4/1/1996 6/22/1999	182,741 182.741

European Community	TOP NOTCH	19	Registered	Priority 8/3/1998 7/25/2000	001052208 001052208

Hong Kong	LOUISIANA-PACIFIC	19	Registered	8/17/1996 3/31/2000	10296/96 B0514/2000

Indonesia	LOUISIANA-PACIFIC	19	Registered	3/24/2000	D00 - 5625 475643

Japan	LOUISIANA-PACIFIC	19	Registered	8/19/1996 12/12/1997	8-92146 4092993

Kuwait	LOUISIANA-PACIFIC	19	Registered	2/24/1997 6/4/2001	35841 33271

Mexico	LOUISIANA-PACIFIC	19	Registered	8/27/1996 4/30/1999	272,214 608,093

New Zealand	LOUISIANA-PACIFIC	19	Registered	8/9/1996 2/29/1996	265637 265637

Paraguay	EZPANEL	19	Registered	5/13/1998 7/30/1999	09801 215389

Paraguay	LOUISIANA-PACIFIC	19	Registered	5/13/1998 7/30/1999	09799 215387

Paraguay	SMARTFINISH	19	Registered	5/13/1998 7/21/1999	09795 215076

Paraguay	SMARTLAP	19	Registered	5/13/1998 7/21/1999	09797 215078

Paraguay	SMARTLOCK	19	Registered	5/13/1998 7/30/1999	09802 215390

Paraguay	SMARTPANEL	19	Registered	5/13/1998 7/21/1999	09796 215077

Paraguay	SMARTSOFFIT	19	Registered	5/13/1998 7/30/1999	09800 215388

Paraguay	SMARTSTART	19	Registered	5/13/1998 7/21/1999	09798 215079

Paraguay	SMARTSYSTEM	36	Registered	Priority 2/26/1998 5/14/1999	10008 213,456

Paraguay	SMARTSYSTEM	19	Registered	Priority 2/26/1998 4/21/1999	10009 212863

Schedule 8.11 – Page 8

Country	Mark	Class	Status	File Date Reg. Date	Ser. No. Reg. No.
Paraguay	SMARTSYSTEM	42	Registered	Priority 2/26/1998 4/28/1999	10007 213118

Paraguay	TECHSHIELD	19	Registered	5/18/1998 4/28/1999	10005 213117

Paraguay	TECHSHIELD	17	Registered	5/18/1998 5/18/1999	10006 213574

Paraguay	TOP NOTCH	19	Registered	5/18/1998 4/21/1999	10004 212862

Poland	LOUISIANA-PACIFIC	19	Registered	8/29/1996 2/22/2000	Z-163677 113,618

Qatar	LOUISIANA-PACIFIC	19	Filed	8/11/1996	15579

Switzerland	LOUISIANA-PACIFIC	6,19	Registered	8/28/1996 5/12/2000	06202/1996 464,419

Taiwan (Republic of China)	LOUISIANA-PACIFIC	17	Registered	5/20/1998 7/16/2000	87024537 897422

Taiwan (Republic of China)	LOUISIANA-PACIFIC	19	Registered	8/29/1996 1/16/1999	85043258 835917

United States	AFFINITY	19	Registered	12/5/1994 8/20/1996	74-606,965 1,996,161

United States	BARRIERPANEL	19	Registered	5/26/2000 9/23/2003	76-057,833 2,767,206

United States	BEAUPORT	19	Registered	1/5/2001 9/18/2001	76-190,423 2,490,930

United States	BUILD WITH US	9,19	Registered	10/26/2004 8/22/2006	78-506,434 3,134,150

United States	CANEXEL	19	Registered	12/4/2001 8/20/2002	76-345,443 2,609,806

United States	CED’R-VUE	19	Suspended	9/23/2005	78-719,778

United States	COLOR SIDE	19	Registered	4/11/2001 2/4/2003	76-239,905 2,684,517

United States	CRYSTAL WHITE	19	Proposed	N/A N/A	N/A N/A

United States	EASYSIDE	19	Registered	10/15/2002 10/21/2003	76-459,423 2,775,074

United States	EFL	36,37,42	Registered	5/7/2001 2/24/2004	76-254,234 2,817,896

Schedule 8.11 – Page 9

Country	Mark	Class	Status	File Date Reg. Date	Ser. No. Reg. No.
United States	ENGINEERED FOR LIFE	37,42	Registered	4/2/1998 8/26/2003	75-460,939 2,754,686

United States	ENGINEERED FOR LIFE	36	Registered	7/12/2000 3/23/2004	76-088,297 2,825,515

United States	ENGINEERED FOR LIFE	16	Registered	3/20/1998 3/23/2004	75-453,869 2,825,337

United States	LP	9,16,19,36	Registered	8/17/2000 11/26/2002	76-111,520 2,654,847

United States	LP (Pennants) Stylized letters	9,16,19,36	Registered	8/17/2000 2/11/2003	76,111,760 2,687,125

United States	LP ABT	19	Registered	12/3/2004 10/17/2006	78-527,028 3,160,342

United States	LP BUILDING PRODUCTS Stylized Letters	N/A	Common Law Use	N/A N/A	N/A N/A

United States	LP FIELD	41	Registered	7/28/2006 10/23/2007	78-940,477 3,318,174

United States	LP FIELD	16,21,24 25,28	Notice of Allowance	7/28/2006 N/A	78-940,395 N/A

United States	LP FIELD and Design	41	Registered	7/28/2006 11/20/2007	78-940,486 3,339,875

United States	LP FIELD and Design	16,21,24 25,28	Registered	7/28/2006 7/22/2008	78-940,413 3,474,043

United States	LP FIELD HOUSE OF THE TITANS	16,21,24 25,28	Notice of Allowance	7/28/2006 N/A	78-940,405 N/A

United States	LP FIELD HOUSE OF THE TITANS and Design	16,21,24 25,28	Approved for publication	7/28/2006 N/A	78-940,387 N/A

United States	LP STRAND LUMBER	N/A	Common Law Use	N/A N/A	N/A N/A

United States	LPI	19	Registered	5/2/1995 4/9/1996	74-669,133 1,966,829

United States	MAJESTIC	19	Registered	12/18/2001 7/15/2003	76-350,289 2,738,573

United States	NEWPORT	19	Common Law Use	2/13/2002 N/A	76-370,727 N/A

United States	ORANGE PLUS	19	Registered	12/4/2002 7/6/2004	78-191,224 2,861,509

United States	ORO-PINE	19	Registered	2/17/1989 10/10/1989	73-781,427 1,559,843

United States	PRESTIGE	19	Registered	8/24/2001 7/30/2002	76-304,655 2,602,808

Schedule 8.11 – Page 10

Country	Mark	Class	Status	File Date Reg. Date	Ser. No. Reg. No.
United States	PRIME MOULDING	19	Registered	7/5/1994 8/8/1995	74-545,285 1,910,089

United States	PROVIDENCE COLLECTION	19	Suspended	8/17/2005 N/A	78-694,864 N/A

United States	QUICKLAP	19	Registered	2/5/2001 12/10/2002	76-205,562 2,660,497

United States	REDUCE REUSE RETHINK RECYCLE	42	Registered	9/3/1997 9/28/1999	75-350,892 2,280,420

United States	ROOFUS (PENGUIN) Design Only	19	Registered	9/15/2003 9/13/2005	78-300,645 2,994,261

United States	S2 TECHNOLOGY	19	Registered	6/2/2000 4/15/2003	76-061,745 2,707,521

United States	SMARTGUARD[4]	19	Registered	10/15/1998 9/16/2003	75-570,490 2,764,508

United States	SMARTSIDE	19	Registered	1/5/2001 1/28/2003	76-190,422 2,681,716

United States	SMARTSIDE	19	Registered	2/11/2003 9/21/2004	78-213,531 2,887,732

United States	SOLID START	19,35	Registered	12/19/1994 4/16/1996	74-669,021 1,968,402

United States	SUPERSTRUCT	19	Filed	6/25/2008 N/A	77-507,673 N/A

United States	TECHSHIELD	17	Proposed	N/A N/A	N/A N/A

United States	TECHSHIELD	17,19	Registered	8/21/1997 10/9/2001	75-344,504 2,496,505

United States	TOP NOTCH	19	Registered	8/3/1998 9/28/1999	75-529,552 2,281,420

United States	WOOD-E	9	Registered	6/13/1991 5/12/1992	74-175,578 1,686,200

Uruguay	EZPANEL	19	Registered	5/20/1998 10/14/1998	303931 303931

Uruguay	LOUISIANA-PACIFIC	19	Registered	5/20/1998 10/9/1998	303932 303932

Uruguay	LP	19	Rejected	6/9/1998 N/A	304,571 N/A

Uruguay	SMARTFINISH	19	Registered	5/20/1998 10/14/1998	303930 303930

[4]	The trademark is jointly owned by Louisiana-Pacific and S-T-N Holdings, Inc.

Schedule 8.11 – Page 11

Country	Mark	Class	Status	File Date Reg. Date	Ser. No. Reg. No.
Uruguay	SMARTLAP	19	Registered	5/20/1998 10/14/1998	303929 303929

Uruguay	SMARTLOCK	19	Registered	5/20/1998 10/14/1998	303926 303926

Uruguay	SMARTPANEL	19	Registered	5/20/1998 10/14/1998	303924 303924

Uruguay	SMARTSOFFIT	19	Registered	5/20/1998 10/14/1998	303925 303925

Uruguay	SMARTSTART	19	Registered	5/20/1998 10/14/1998	303928 303928

Uruguay	SMARTSYSTEM	19,36,42	Registered	Priority 2/26/1998 10/14/1998	303921 303921

Uruguay	TECHSHIELD	17,19	Registered	5/20/1998 10/14/1998	303923 303923

Uruguay	TOP NOTCH	19	Registered	5/20/1998 10/14/1998	303922 303922

Venezuela	LOUISIANA-PACIFIC	19	Registered	5/20/1998 9/10/1999	8964-98 P214062

Venezuela	LP	19	Registered	6/8/1998 10/8/1999	10386-98 P-225.932

Venezuela	TECHSHIELD	17	Registered	5/20/1998 9/10/1999	8967-98 P-214065

Venezuela	TECHSHIELD	19	Registered	5/20/1998 9/10/1999	8965-98 P214063

Venezuela	TOP NOTCH	19	Registered	5/20/1998 9/10/1999	008978 P-214071

3.	Copyrights

Owner	Title	Pub. Date Reg. Date	Copyright No.
Louisiana-Pacific Corporation	Stay cooler. save energy. TechShield.	2/28/2001 10/15/2001	TX0005656128

Louisiana-Pacific Corporation	Joist hanger table book / Louisiana-Pacific Corporation.	1/4/1991 1/11/1991	TX0003005733

Schedule 8.11 – Page 12

4.	Internet Domain Names

Domain Name	Owner	Registration Date
abtcodecking.com	Louisiana-Pacific Corporation	6/17/2002
betterthanlumber.com	Louisiana-Pacific Corporation	1/8/2008
builtstrong.net	Louisiana-Pacific Corporation	4/10/2008
canexelonline.com	Louisiana-Pacific Corporation	1/28/2003
canexelsiding.com	Louisiana-Pacific Corporation	1/28/2003
colorsideonline.com	Louisiana-Pacific Corporation	1/9/2002
compositerail.com	Louisiana-Pacific Corporation	2/14/2000
compostinglpeastriver.com	Louisiana-Pacific Corporation	6/18/2004
crystalwhiterailing.com	Louisiana-Pacific Corporation	3/11/2003
deckingnotice.com	Louisiana-Pacific Corporation	7/25/2008
getsmartside.com	Louisiana-Pacific Corporation	9/28/2007
greatbuilders.com	Louisiana-Pacific Corporation	2/5/1998
greathomealliance.com	Louisiana-Pacific Corporation	3/30/1998
inner-seal.biz	Louisiana-Pacific Corporation	8/13/2002
inner-seal.com	Louisiana-Pacific Corporation	9/15/1999
louisiana-pacific.biz	Louisiana-Pacific Corporation	8/13/2002
louisiana-pacific.net	Louisiana-Pacific Corporation	11/1/1999
louisiana-pacific.org	Louisiana-Pacific Corporation	9/16/2002
louisiana-pacificcorp.biz	Louisiana-Pacific Corporation	9/3/2008
louisiana-pacificcorp.com	Louisiana-Pacific Corporation	9/3/2008
louisiana-pacificcorp.net	Louisiana-Pacific Corporation	9/3/2008
louisiana-pacificcorporation.biz	Louisiana-Pacific Corporation	9/3/2008
louisiana-pacificcorporation.com	Louisiana-Pacific Corporation	9/3/2008
louisiana-pacificcorporation.net	Louisiana-Pacific Corporation	9/3/2008
louisianapacific.biz	Louisiana-Pacific Corporation	8/13/2002
louisianapacific.com	Louisiana-Pacific Corporation	11/1/1999
louisianapacific.net	Louisiana-Pacific Corporation	11/1/1999
louisianapacific.org	Louisiana-Pacific Corporation	9/16/2002
loupac.biz	Louisiana-Pacific Corporation	8/13/2002
loupac.com	Louisiana-Pacific Corporation	11/1/1999
lp-corp.biz	Louisiana-Pacific Corporation	9/3/2008
lp-corp.net	Louisiana-Pacific Corporation	9/3/2008
lp-corporation.com	Louisiana-Pacific Corporation	9/3/2008
lpbuildingproducts.com	Louisiana-Pacific Corporation	9/27/2004
lpbuildingproducts.net	Louisiana-Pacific Corporation	9/27/2004
lpbuildingproducts.org	Louisiana-Pacific Corporation	9/27/2004
lpbuiltstrong.com	Louisiana-Pacific Corporation	4/10/2008
lpcanexel.com	Louisiana-Pacific Corporation	1/20/2006
lpcanexelhockey.com	Louisiana-Pacific Corporation	1/25/2007
lpcorp.biz	Louisiana-Pacific Corporation	8/13/2002
lpcorp.com	Louisiana-Pacific Corporation	12/20/1996

Schedule 8.11 – Page 13

Domain Name	Owner	Registration Date
lpcorp.net	Louisiana-Pacific Corporation	8/6/2003
lpcorp.org	Louisiana-Pacific Corporation	8/6/2003
lpcorp.us	Louisiana-Pacific Corporation	12/17/2002
lpdeckingnotice.com	Louisiana-Pacific Corporation	7/30/2008
lpfeild.com	Louisiana-Pacific Corporation	5/22/2006
lpfield.com	Louisiana-Pacific Corporation	4/24/2006
lpfieldproshop.com	Louisiana-Pacific Corporation	10/18/2007
lpfields.com	Louisiana-Pacific Corporation	5/22/2006
lpit.org	Louisiana-Pacific Corporation	9/16/2002
lpmoulding.com	Louisiana-Pacific Corporation	11/16/2005
lpreceivablescorp.biz	Louisiana-Pacific Corporation	1/28/2003
lpreceivablescorp.com	Louisiana-Pacific Corporation	1/9/2002
lpreceiveablescorp.biz	Louisiana-Pacific Corporation	8/13/2002
lpsmartside.com	Louisiana-Pacific Corporation	10/11/2004
lptechshield.com	Louisiana-Pacific Corporation	8/21/2006
lpwebservices.com	Louisiana-Pacific Corporation	9/17/2008
newwaverlytransportation.com	Louisiana-Pacific Corporation	6/2/2008
quicklaponline.biz	Louisiana-Pacific Corporation	8/13/2002
quicklaponline.com	Louisiana-Pacific Corporation	1/9/2002
savewithtechshield.com	Louisiana-Pacific Corporation	4/15/2008
slocan-lp.com	Louisiana-Pacific Corporation	5/1/2001
slocan-lposb.com	Louisiana-Pacific Corporation	5/1/2001
slocanlp.com	Louisiana-Pacific Corporation	5/1/2001
slocanlposb.com	Louisiana-Pacific Corporation	5/1/2001
smartlaponline.com	Louisiana-Pacific Corporation	1/9/2002
smartsideonline.biz	Louisiana-Pacific Corporation	8/13/2002
smartsideonline.com	Louisiana-Pacific Corporation	1/9/2002
smartstarttrim.com	Louisiana-Pacific Corporation	1/9/2002
smartsystemsiding.com	Louisiana-Pacific Corporation	1/9/2002
techshieldpalmsprings.us	Louisiana-Pacific Corporation	5/14/2007
usgreenfiber.biz	Louisiana-Pacific Corporation	8/13/2002
verandanotice.com	Louisiana-Pacific Corporation	7/25/2008
weatherbestnotice.com	Louisiana-Pacific Corporation	7/25/2008
workatlp.com	Louisiana-Pacific Corporation	2/6/2003

5.	Intellectual Property Agreements

A.	License Agreement, dated as of February 15, 2000, between U.S. Borax Inc. and the Company for, inter alia, the use of U.S. Patent No. 4,879,083 and Canadian Patent No. 1,306,174.

Schedule 8.11 – Page 14

B.	Trading Partners Services Agreement, dated as of April 20, 2006, between UCCnet, Inc. and the Company for, inter alia, a limited license to use and access the 1SYNC System and other information.

C.	Software License Agreement, dated as of December 30, 2003, between Datastream Systems, Inc. and the Company for, inter alia, use of various software applications and related documentation.

D.	Software License and Services Agreement, dated as of June 27, 2006, between Hyperion Solutions Corporation and the Company for, inter alia, the use of certain software.

E.	Corporate Software License Agreement, dated as of April 15, 2005 (as amended), between INFINITYQS International, Inc. and the Company for, inter alia, the use of certain computer programs.

F.	Product License Agreement, dated as of January 22, 1998 (as supplemented), between Lawson Associates, Inc. dba Lawson Software and the Company for, inter alia, the use of certain software, documentation and other media

G.	Software License and Support and Maintenance Agreement, dated as of June 28, 2007, between CyberShift, Inc. and the Company for, inter alia, the use of certain software.

H.	End User License Agreement, dated as of March 29, 2007 (as supplemented), between ALK Technologies, Inc. and the Company for, inter alia, the use of certain software and other products.

I.	Agreement, dated as of June 26, 2008, between SAP America, Inc. and the Company for, inter alia, the use of certain software, documentation and other information.

J.	Software License Agreement, dated as of January 16, 2003 (as amended), between webMethods, Inc. and the Company for, inter alia, the use of certain software.

Schedule 8.11 – Page 15

Schedule 8.12

Subsidiaries; Affiliates; Capitalization

1.	Subsidiaries

GreenStone Industries, Inc.

Ketchikan Pulp Company

Louisiana-Pacific International, Inc.

L-PSPV, Inc.

LP Pinewood SPV, LLC

LPS Corporation

L-P SPV2, LLC

3047525 Nova Scotia Company

3047526 Nova Scotia Company

Louisiana Pacific Limited Partnership

Louisiana-Pacific Canada Ltd.

Louisiana-Pacific (OSB) Ltd.

Louisiana-Pacific Canada Pulp Co.

Louisiana-Pacific Canada Sales ULC

Louisiana-Pacific South America S.A.

Louisiana-Pacific Chile S.A.

Louisiana-Pacific del Peru S.A.C.

LP Brazil Participacoes

LP OSB Industria e Comercio SA

2.	Joint Ventures

A.	GreenStone Industries, Inc. owns a 50% limited liability company membership interest in U.S. GreenFiber, LLC

B.	Louisiana-Pacific Canada Ltd. owns a 50% interest in Abitibi-LP Engineered Woods Inc.

C.	Louisiana-Pacific (OSB) Ltd. owns a 49.999% limited partner interest in Canfor-LP OSB Limited Partnership, a British Columbia, Canada limited partnership.

D.	Louisiana-Pacific (OSB) Ltd. owns a 50% equity interest in Canfor-LP OSB (G.P.) Corp., a British Columbia, Canada corporation

3.	Affiliates

None.

4.	Capitalization

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest
GreenStone Industries, Inc.	Louisiana-Pacific Corporation	1	1,000 shares of no par capital stock

Ketchikan Pulp Company	Louisiana-Pacific Corporation	8	10,000 shares of $100.00 par value common stock

Ketchikan Pulp Company	Louisiana-Pacific Corporation	9	10,000 shares of $100.00 par value common stock

Louisiana-Pacific International, Inc.	Louisiana-Pacific Corporation	1	10 shares of no par common stock

L-PSPV, Inc.	Louisiana-Pacific Corporation	2	1,000 shares of no par common stock

L-P Pinewood SPV, LLC	Louisiana-Pacific Corporation	N/A	100% limited liability company membership interest

LPS Corporation	Louisiana-Pacific Corporation	1	1,000 shares of common stock

L-P SPV2, LLC	LPS Corporation	N/A	100% limited liability company membership interest

3047525 Nova Scotia Company	Louisiana-Pacific Corporation	3	65 common shares without nominal or par value

3047525 Nova Scotia Company	Louisiana-Pacific Corporation	4	35 common shares without nominal or par value

3047526 Nova Scotia Company	Louisiana-Pacific Corporation	7	65,931 common shares without nominal or par value

3047526 Nova Scotia Company	Louisiana-Pacific Corporation	8	35,500 common shares without nominal or par value

3047526 Nova Scotia Company	Louisiana-Pacific Corporation	PA-1	13,000 Class A preferred shares without nominal or par value

3047526 Nova Scotia Company	Louisiana-Pacific Corporation	PA-2	7,000 Class A preferred shares without nominal or par value

3047526 Nova Scotia Company	Louisiana-Pacific Corporation	PB-2	65,000 Class B preferred shares without nominal or par value

3047526 Nova Scotia Company	Louisiana-Pacific Corporation	PB-3	35,000 Class B preferred shares without nominal or par value

3047526 Nova Scotia Company	Louisiana-Pacific Corporation	2CP	76,895 Class C preferred shares without nominal or par value

3047526 Nova Scotia Company	Louisiana-Pacific Corporation	3CP	41,405 Class C preferred shares without nominal or par value

Louisiana-Pacific Canada Pulp Co.	Louisiana-Pacific Corporation	7	845 common shares without nominal or par value

Louisiana-Pacific Canada Pulp Co.	Louisiana-Pacific Corporation	8	455 common shares without nominal or par value

Louisiana-Pacific Canada Sales ULC	Louisiana-Pacific Corporation	3	39,065 common shares without par value

Louisiana-Pacific Canada Sales ULC	Louisiana-Pacific Corporation	4	21,035 common shares without par value

Louisiana-Pacific Limited Partnership	3047525 Nova Scotia Company	1	1 unit

Louisiana-Pacific Limited Partnership	3047526 Nova Scotia Company	2	1 unit

Schedule 8.12 – Page 2

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest
Louisiana-Pacific Limited Partnership	3047526 Nova Scotia Company	3	235,717 units

Louisiana-Pacific Limited Partnership	3047526 Nova Scotia Company	4	148,300 units

Louisiana-Pacific Limited Partnership	3047526 Nova Scotia Company	5	173,250 units

Louisiana-Pacific Limited Partnership	3047526 Nova Scotia Company	6	120,690 units

Louisiana-Pacific Limited Partnership	3047526 Nova Scotia Company	7	95,000 units

Louisiana-Pacific Limited Partnership	3047526 Nova Scotia Company	8	301,700 units

Louisiana-Pacific Limited Partnership	3047526 Nova Scotia Company	9	118,300 units

Louisiana-Pacific Canada Ltd.	Louisiana-Pacific Limited Partnership	1C	36,938 common shares without par value

Louisiana-Pacific Canada Ltd.	Louisiana-Pacific Limited Partnership	1AP	144,172 Class A preferred shares with a par value of 1,000 Canadian dollars each

Louisiana-Pacific (OSB) Ltd.	Louisiana-Pacific Limited Partnership	1	100 common shares without par value

Louisiana-Pacific South America S.A.	Louisiana-Pacific Corporation	9	10,386,162 shares

Louisiana-Pacific South America S.A.	Louisiana-Pacific Corporation	10	5,592,548 shares

Louisiana-Pacific South America S.A.	Arturo Alessandri Cohn	Not Available	1 share

Schedule 8.12 – Page 3

Schedule 8.13

Labor Disputes

Name of Agreement	Date of Agreement	Parties to Agreement	Date of Expiration / Termination
Panneux Chambord Inc. – Collective Agreement	June 27, 2003	Louisiana-Pacific Canada Ltd. (Chambord OSB Division) The Syndicat Canadien Des Communications, De Le’Engergie et du Papier Local 502Q	June 1, 2008

Collective Agreement	January 1, 2006	Louisiana-Pacific Canada Ltd. (Dawson Creek Plant) United SteelWorkers Local 1-424	December 31, 2010

Collective Agreement	December 15, 2007	Louisiana-Pacific Canada Ltd. (East River Plant) Communications, Energy and Paperworkers Union of Canada, Local 434	March 15, 2013

United Steelworkers of America Local 1-405 Louisiana-Pacific Canada-Goldedn EWP Division Agreement	May 3, 2004	Louisiana-Pacific Canada Ltd. United Steelworkers of America 1-405	June 30, 2009

Convention Collective	June 4, 2007	Louisiana-Pacifique Canada Ltee. (Maniwaki OSB) Syndicat de Travailleuses et Travailluers de Louisiana-Pacifique – CSN	October 31, 2009

Collective Agreement	November 1, 2004	Louisiana-Pacific Canada Ltd. (Swan Valley OSB) United Steel Workers of America – Local 1-324	January 31, 2010

Schedule 8.15

Material Contracts

REDACTED

Schedule 8.16

1.	Owned Real Property

10910 Commerce Road, Athens, GA 30606-4330

1199 N. County Road 201, Carthage, TX 75633-6718

1500 North Clark Industrial Road, Thomasville, AL 36784

5152 US Highway 190 E, Jasper, TX 75951-6710

10475 Boston Road, Roxboro, NC 27574-0562

N 8504 Highway M 95S, Sagola, MI 49881-0098

16571 W US Highway 63, Hayward, WI 54843-7841

461 Miller Rd, Newberry, MI 49868

1068 Abtco Road, Roaring River, NC 28669

9300 Highway S, Tomahawk, WI 54487-0190

711 25th Ave, Two Harbors, MN 55616-5045

240 Station Road, New Limerick, ME 04761

11500 Reading Road, Red Bluff, CA 96080-0629

2706 US Highway 421 N, Wilmington, NC 28401-2433

219 US 20 West, Middlebury, IN 46540-0509

16531 W Nursery Road, Hayward, WI 54843-7841

900 Chemin du lac Hippolyte, Larouche, QC, G0W 1Z0

101 4e Avenue, St Prime, QC, G8J 1H3

Mile 3 Alaska Highway, Dawson Creek, BC, V1G 4P2

2005 Highway 3, East River , NS, B0J 1J0

1221 - 10th Avenue North, Golden , BC, V0A 1H0

4872 Lybarger Road, Malakwa, BC, V0E 2J0

1012 Chemin du Parc Industriel, Bois-Franc, QC, J9E 3A9

8220 - 259 Road, Fort St John, BC, V1J 4M6

5 KM East of Minitonas on Hwy 10, Minitonas, MB, R0L 1Z0

902 Main St SE, Hanceville, AL 35077-5419

308 Mallory Station Rd, Franklin, TN 37067-8210

820 Hwy 7 North, Holly Springs, Marshall County, MS 38635

840 Moncure Road, Pittsboro, Chatham County, NC 27312

Hwy 92 North, Silsbee, Hardin County, TX 77656

1 MI N. Hwy 59, Corrigan, Polk County, TX 75939

Highway 65 South, Dungannon, Scott County, VA 24245

Owassa Road, Evergreen, Conecuh County, AL 36401

551 Hwy 20 South, Hines, Harney County, OR 97738

Hwy 55, Lockhart, Covington County, AL 36455

US Hwy 41, Mohawk, Keweenaw County, MI 49950

Nowell Road, Red Bluff, Tehama County, CA 96080

5 Meadowcraft Parkway, Selma, Dallas County, AL 36701

Continental Road off Hwy 301 N., Statesboro, Bulloch County, GA 30459

187 Track Road, Baileyville, Washington County, ME 04694

2.	Leased Real Property

100 Interstate 45N, Conroe, TX 77301

N 13403 Government Way, Hayden Lake, ID 83835-9460

414 Union Street, Suite 2000, Nashville, TN 37219-1765

805 SW Broadway, Portland, OR 97205-3352

1903 Kitty Hawk Drive, Smyrna, TN 37167

800 9th Street North, Golden, BC, V0A 1H0

Lease of office space located at 800 9th Street North, Golden, British Columbia V0A 1H0

Leases of property adjacent to the Dawson Creek OSB Plant for the purpose of monitoring air quality.

Leases of property adjacent to the Swan Valley OSB Plant for the purpose of air monitoring.

Lease of treatment facility located at the East-River Siding Hardboard Plant for the purpose of environmental composting.

7559 North Tongass Hwy, Ketchikan, Ketchikan Gateway County, AK 99901

400 Reeds Avenue, Red Bluff, Tehama County, CA 96080

Schedule 8.16 – Page 2

Schedule 10.2

Existing Liens

1.	Liens filed in the United States against the Company:

Jurisdiction	Type of Search	Secured Party	File No. and Date of Filing	Collateral
Delaware Secretary of State	UCC	Seamless Solutions Incorporated, P.O. Box 676013, Dallas, TX 75267	20635809 (02/20/02) Continuation – 64015806 (11/16/06)	Copiers

		De Lage Landen Financial Services, Inc., 1055 Westlakes Drive, Berwyn, PA 19312	21071632 (01/22/02) Continuation – 20070254200 (01/19/07)	All equipment of any make or manufacture, together with all accessories and attachments, financed by or leased to Lessee by Lessor under Master Lease Agreement number 120 Contract No. MLA120/md

		Caterpillar Financial Services Corporation, 2120 West End Avenue, Nashville, TN 37203	30357759 (02/10/03) Continuation – 20074105309 (10/30/07)	One (1) Caterpillar IT38G Integrated Tool Carrier S/N: 7BS01199

		De Lage Landen Financial Services, Inc., 1111 Old Eagle School Road, Wayne, PA 19087	32899790 (11/04/03) Continuation – 83292412 (09/29/08)	Serco 300 L-5656, including all components, additions, upgrades, attachments, accessions, substitutions, replacements and proceeds of the foregoing.

		Caterpillar Financial Services, 2120 West End Avenue, Nashville, TN 37203	40319725 (02/05/04) Continuation – 83528351 (10/20/08)	One (1) Caterpillar 950GII Wheel Loader S/N: BAA00178 and all substitutions, replacements, additions and accessions thereto, now owned or hereafter acquired and proceeds thereof.

		Caterpillar Financial Services, 2120 West End Avenue, Nashville, TN 37203	41527425 (06/02/04) Continuation – 90155330 (01/15/09)	One (1) Caterpillar 950GII Wheel Loader S/N: BAA00525 and all substitutions, replacements, additions and accessions thereto, now owned or hereafter acquired and proceeds thereof.

		IOS Capital, 1738 Bass Rd., Macon, GA 31210-1043	41993148 (07/13/04)	Equipment Lease

Jurisdiction	Type of Search	Secured Party	File No. and Date of Filing	Collateral
		Marlin Leasing Corp., 124 Gaither Drive, Suite 170, Mount Laurel, NJ 08054	41993353 (07/15/04)	Copier Lease

		IOS Capital, 1738 Bass Rd., Macon, GA 31210-1043	50809708 (03/10/05)	Equipment Lease

		IOS Capital, 1738 Bass Rd., Macon, GA 31210-1043	51095497 (04/05/05)	Equipment Lease

		Vecoplan, LLC, P.O. Box 7224, High Point, NC 27264	52225911 (07/11/05)	Vecoplan Horizontal Grinder Model Number VH50/125-CW, as more fully described in Order Confirmation Number B055102 dated June 7, 2005, along with any and all substitutions or replacements therefor, additions or accessions thereto, and proceeds therefrom

		IOS Capital, 1738 Bass Rd., Macon, GA 31210-1043	52898733 (09/20/05)	Equipment Lease

		NMHG Financial Services Inc., 10 Riverview Drive, Danbury, CT 06810	53423457 (11/03/05)	All of the equipment now or hereafter leased by Lessor to Lessee; and all accessions, additions, replacements, and substitutions thereto and therefore; and all proceeds including insurance proceeds thereof.

		De Lage Landen Financial Services, Inc., 1111 Old Eagle School Road, Wayne, PA 19087	60300731 (01/25/06)	1 LIEBHE L544 443-13793 including all components, additions, upgrades, attachments, accessions, substitutions, replacement and proceeds of the foregoing.

		IOS Capital, 1738 Bass Rd., Macon, GA 31210-1043	60567263 (02/16/06)	Equipment Lease

		IOS Capital, 1738 Bass Rd., Macon, GA 31210-1043	62022192 (06/14/06)	Equipment Lease

Schedule 10.2 – Page 2

Jurisdiction	Type of Search	Secured Party	File No. and Date of Filing	Collateral
		US Bancorp, 1310 Madrid Street, Ste. 101, Marshall, MN 56258	62245959 (06/29/06)	Printer Lease

		IOS Capital, 1738 Bass Rd., Macon, GA 31210-1043	63820933 (11/02/06)	Equipment Lease

		IOS Capital, 1738 Bass Rd., Macon, GA 31210-1043	63956968 (11/14/06)	Equipment Lease

		Scotiabank Sud Americano, S.A., Morande #226, Piso 2, Santiago	64391900 (12/14/06)	All of Debtor’s rights, title and interest in and to (a) all deposit accounts at Bank of Nova Scotia designated as collateral for the credit obligations with the Scotiabank Sud Americano / Louisiana-Pacific Chile S.A. financing; (b) all instruments, documents, general intangibles, investment property, cash and other property at any time associated with the such deposit accounts, (c) all proceeds of any and all of the foregoing and (d) all of the foregoing, whether now owned or existing or hereafter acquired or arising or in which Debtor now has or hereafter acquires any rights.

		Caterpillar Financial Services Corporation, 2120 West End Avenue, Nashville, TN 37203-0986	20070399252 (01/31/07)	One (1) Caterpillar 938GII Wheel Loader S/N: RTB02201 and substitutions, replacement, additions, and accessions thereto, now owned or hereafter acquired and proceeds thereof.

		IOS Capital, 1738 Bass Rd., Macon, GA 31210-1043	20070485457 (02/07/07)	Equipment Lease

		IOS Capital, 1738 Bass Rd., Macon, GA 31210-1043	20070673763 (02/22/07)	Equipment Lease

Schedule 10.2 – Page 3

Jurisdiction	Type of Search	Secured Party	File No. and Date of Filing	Collateral
		IOS Capital, 1738 Bass Rd., Macon, GA 31210-1043	20070735919 (02/27/07)	Equipment Lease

		IOS Capital, 1738 Bass Rd., Macon, GA 31210-1043	20071620516 (05/01/07)	Equipment Lease

		IOS Capital, 1738 Bass Rd., Macon, GA 31210-1043	20071661031 (05/03/07)	Equipment Lease

		Butler Capital Corporation, P.O. Box 677, Hunt Valley, MD 21030	20072114238 (06/06/07)	(1) Nexiant Secure auxiliary Unit w/ custom locker in drawer 7; (1) Nexiant Select 2000 w/ 2 supply drawers (refurbished unit)

		IOS Capital, 1738 Bass Rd., Macon, GA 31210-1043	20072326139 (06/20/07)	Equipment Lease

		Ikon Financial Svcs. 1738 Bass Rd., Macon, GA 31210-1043	20072639564 (07/13/07)	Equipment Lease

		Ikon Financial Svcs., 1738 Bass Rd., Macon, GA 31210-1043	20072966249 (08/04/07)	Equipment Lease

		Ikon Financial Svcs., 1738 Bass Rd., Macon, GA 31210-1043	20073586921 (09/22/07)	Equipment Lease

		De Lage Landen Financial Services, Inc., 1111 Old Eagle School Road, Wayne, PA 19087	20074037908 (10/25/07)	1 JLG 800AJ 0300117230 including all components, additions, upgrades, attachments, accessions, substitutions, replacement and proceeds of the foregoing.

		Ikon Financial Svcs., 1738 Bass Rd., Macon, GA 31210-1043	20074126602 (10/31/07)	Equipment Lease

		LCA Bank Corporation, 1375 Deer Valley Drive, Suite 218	20074371752 (11/16/07) Amendment – 20074415179 (11/20/07)	Equipment referenced in lease number 114177-0001

Schedule 10.2 – Page 4

Jurisdiction	Type of Search	Secured Party	File No. and Date of Filing	Collateral
		De Lage Landen Financial Services, Inc., 1111 Old Eagle School Road, Wayne, PA 19087	20082300976 (07/07/08)	All equipment leased or financed by secured party to or for debtor pursuant to secured party’s contract number 24906575, together with all additions, attachments, accessories and substitutions to or for the same, and all proceeds of the foregoing.

		De Lage Landen Financial Services, Inc., 1111 Old Eagle School Road, Wayne, PA 19087	20083494331 (10/16/08)	All equipment leased or financed by secured party to or for debtor pursuant to secured party’s contract number 24927489, together with all additions, attachments, accessories and substitutions to or for the same, and all proceeds of the foregoing.

Clarke County, Alabama Real Property Records	Fixture Lien	Hydraulic Crane Specialists, Inc.	Book 12; Page 350 (03/03/08)	Real property located at 1205 Rural Road, Thomasville, Alabama 36784

Clarke County, Alabama Real Property Records	Fixture Lien	RWS Construction, Inc.	Book 12; Page 184 (05/11/2007)	Real property located at 1205 Rural Road, Thomasville, Alabama 36784

Panola County, Texas Real Property Records	Litigation	Casey Industrial, Inc.	2008 – 354 (08/14/08)	Real property located at 1199 County Road 201, Carthage, Texas 75633

2.	Liens filed in the Manitoba Personal Property Register against Louisiana-Pacific Canada Ltd.

Registration No. / Date	Secured Party	Collateral Description
200823795105 2008-12-11	De Lage Landen Financial Services Canada Inc.	2009 John Deere 644K Wheel Loader, Serial No. DW644KZ623664. All goods supplied by the Secured Party to the Debtor, together with all attachments, accessories, accessions, replacements, substitutions, additions and improvements to the foregoing. Proceeds: goods, chattel paper, securities, money, crops, licenses and intangibles.

Schedule 10.2 – Page 5

Registration No. / Date	Secured Party	Collateral Description
200717909002 2007-09-26	Xerox Canada Ltd.	Equipment, other all present and future office equipment and software supplied or financed from time to time by the secured party (whether by lease, conditional sale or otherwise), whether or not manufactured by the secured party or any affiliate thereof.

200521665008 2005-12-02	Xerox Canada Ltd.	All present and future office equipment and software supplied or financed from time to time by the secured party (whether by lease, conditional sale or otherwise), whether or not manufactured by the secured party or any affiliate thereof.

200520719600 2005-11-17	PHH Vehicle Management Services Inc.	PMSI. 2 specific motor vehicles more particularly described in the search results. Motor vehicles, automotive equipment and materials handling equipment leased by the debtor from the secured party together with all attachments, accessions, appurtenances, accessories or replacement parts and all proceeds of or relating to any of the foregoing as more particularly described in the search results.

200401299504 2004-01-26	De Lage Landen Financial Services Canada Inc.	2003 JLG 860SJ Boomlift with 36x96” side entry platform, Serial #0300075401, together with all goods supplied before or hereafter by the secured party as more particularly described in the search results.

3.	Liens filed in British Columbia:

Debtor Name	Secured Party(ies)	Registration Number (if applicable)	Collateral Description
Louisiana-Pacific Canada Pulp Co.	GE Capital Vehicle and Equipment Leasing Inc.	445801B	All present and after acquired motor vehicles, trailers, and goods of whatever make or description, now or hereafter leased by the secured party to the debtor, and all proceeds.

Louisiana-Pacific Canada Ltd.	PHH Vehicle Management Services Inc.	9291528	Motor vehicles, automotive equipment and materials handling equipment leased by the debtor from the secured party. Proceeds. MV 1FAFP58S03A278393 2003 Ford Taurus; MV 1FTNF21L54EB59520 2004 Ford F250

Louisiana-Pacific Canada Ltd.	Royal Bank of Canada	330136B	All moneys or amounts (collectively the “Amounts”) that may from time to time be on deposit in Account No. _________, in the name of Louisiana-Pacific Canada Ltd. (the “Debtor”) with, or owed to the Debtor by, the Secured Party and pledged to the secured party under the Restricted Cash Collateral Agreement granted by the Debtor dated for reference September 15, 2003 and

Schedule 10.2 – Page 6

Debtor Name	Secured Party(ies)	Registration Number (if applicable)	Collateral Description

executed by the Debtor on October 10, 2003, as that Agreement may be amended, supplemented or replaced from time to time (the “Agreement”) and in the Debtor’s rights in the Amounts, but excluding interest accrued on the Amounts unless a default exists under the Credit Agreement (as hereinafter defined) and such default has not been subsequently cured or waived.

Proceeds: Proceeds with respect to the foregoing being all interest on the Amounts accrued during a default under the Credit Agreement which has not been subsequently cured or waived and insurance proceeds from the Canada Deposit Insurance Corporation.

“Credit Agreement” means the Credit Agreement among the Debtor, the Secured Party and Louisiana-Pacific Corporation dated for reference December 20, 2004, as the same may be amended, extended, renewed, replaced, restated and in effect from time to time.

Louisiana-Pacific Canada Ltd.	Ikon Office Solutions Inc.	833484B	All goods which are photocopiers, photocopying machines and duplicating devices and all proceeds (Reference Lease No. 4300059-001)

Louisiana-Pacific Canada Ltd.	Ikon Office Solutions Inc.	326682C	All goods which are photocopiers, photocopying machines and duplicating devices and all proceeds (Reference Lease No. 4357472-001)

Louisiana-Pacific Canada Ltd.	Export Development Canada	345725D	Absolute assignment of all present and future claims, accounts and other intangibles representing the refund of all cash deposits together with all accrued interest on such deposits to which the United States Customs and Border Protection has determined the debtor is entitled under the Softwood Lumber Agreement entered into between the Government of Canada and the Government of the United States, including: the refund of all deposits covered by the “Antidumping Duty Order regarding certain softwood lumber from Canada”, 67 Fed.Reg.36,068 (May 22, 2002); and the refund of all deposits covered by the “Countervailing Duty Order regarding certain softwood lumber from Canada”, 67 Fed.Reg.36,070 (May 22, 2002); and all proceeds.

Louisiana-Pacific Canada Ltd.	De Lage Landen Financial Services Canada Inc.	481638D	MV 100729108 2006 Liebherr A934 C HD; All goods supplied by the secured party to the debtor. Proceeds.

Schedule 10.2 – Page 7

Debtor Name	Secured Party(ies)	Registration Number (if applicable)	Collateral Description
Louisiana-Pacific Canada Ltd.	IOS Financial Services	680615D	All goods which are photocopiers, photocopying machines and duplicating devices and all proceeds (Reference Lease No. 4357472003)

Louisiana-Pacific Canada Ltd.	IOS Financial Services	752473E	All goods which are copiers and all proceeds (Reference Lease No. 4357472-004)

4.	Liens filed in Alberta:

Debtor	Secured Party(ies)	Registration Number (if applicable)	Collateral Description

Louisiana-Pacific Canada Ltd.	PHH Vehicle Management Services Inc.		All Motor Vehicles and proceeds

5.	Liens filed in Ontario:

File No./ Registration No.	Current Debtor	Current Secured Party	Current General Collateral Description and other Particulars

869617656/ 20010201 1817 1531 9576 20010821 1452 1530 2501 20020612 1450 1530 3980 20030721 1055 1529 5350 20051026 1045 1529 7266 20060116 1456 1529 7428	Louisiana-Pacific Canada Ltd. ABT Canada Limited	PHH Vehicle Management Services Inc. 2233 Argentia Rd., Suite 400 Mississauga, ON L5N 2X7

General Collateral Description: All present and future motor vehicles (including, without limitation, passenger automobiles, trucks, truck tractors, truck trailers, truck chassis, or truck bodies), automotive equipment (including, without limitation, trailers, boxes and refrigeration units), and materials-handling equipment leased from time to time by the secured party to the debtor, together with all present and future attachments, accessions, appurtenances, accessories and replacement parts, and all proceeds of or relating to any of the foregoing.

An amendment was registered August 21, 2001 to add motor vehicle descriptions.

Motor Vehicle Descriptions:

1999 Chevrolet Venture V.I.N.: 1GNDX03E4XD123850

2002 Ford Windstar V.I.N.: 2FMZA55432BB17260

2003 Ford Windstar V.I.N.: 2FMZA55443BB90350

2003 Ford Windstar V.I.N.: 2FMZA55423BA35795

Schedule 10.2 – Page 8

6.	Liens filed in Quebec:

Debtor(s)	Secured Party(ies)	Registration Number / Nature	Collateral Description
Louisiana-Pacific Canada Ltd. Louisiana-Pacific Canada	National Leasing Group Inc.	07-0405831-0006 / Rights of ownership of the lessor under a leasing agreement	All portable modular office trailers described in lease number 2382672.

Louisiana-Pacific Canada Ltd. Louisiana-Pacific Canada	Sun Life Assurance Company of Canada (further to a assignment of a universality of claim registered under number 07-06000538-0001)	07-0390568-0001 / Rights of ownership of the lessor under a leasing agreement	Specifically described equipment.

Louisiana-Pacific Canada Ltd.	De Lage Landen Financial Services Canada Inc.	03-0421781-0002 / Rights of ownership of the lessor under a leasing agreement	Specifically described office equipment.

Louisiana-Pacific Canada Ltd., also doing business under the business name Louisiana-Pacific Canada, division Québec Lac-Bouchette- Scierie	Hebdraulique Inc.	00-0273744-0008 / Rights resulting from a lease	Specifically described equipment.

Louisiana-Pacific Canada Ltd. (as amended by the registration bearing number 07-0469818-0001)	Citicorp Vendor Finance, Ltd.	07-0426691-0001 / Rights of ownership of the lessor under a leasing agreement	Specifically described lift trucks pursuant to lease agreement date July 23, 2007.

Schedule 10.2 – Page 9

Debtor(s)	Secured Party(ies)	Registration Number / Nature	Collateral Description
Louisiana-Pacific Canada Ltd.	Citicorp Vendor Finance, Ltd.	07-0398806-0002 / Rights of ownership of the lessor under a leasing agreement	Specifically described forklift pursuant to lease agreement date June 29, 2007.

Louisiana-Pacific Canada Ltd.	Citicorp Vendor Finance, Ltd.	07-0398806-0001 / Rights of ownership of the lessor under a leasing agreement	Specifically described forklift pursuant to lease agreement date June 29, 2007.

Louisiana-Pacific Canada Ltd.	De Lage Landen Financial Services Canada Inc.	03-0689265-0009 / Rights of ownership of the lessor under a leasing agreement	A specifically described copier.

Louisiana-Pacific Canada Ltd.	Citicorp Vendor Finance, Ltd.	04-0716696-0005 / Rights of ownership of the lessor under a leasing agreement	Specifically described office equipment.

Louisiana-Pacific Canada Ltd.	Liftcapital Corporation	06-0363452-0001 / Rights of ownership of the lessor under a leasing agreement	Specifically described lift trucks.

Louisiana-Pacific Canada Ltd.	MCAP Leasing Inc.	05-0704294-0001 / Rights resulting from a lease	Specifically described telephone and telephone equipment. (as rectified by the registration bearing number 06-0003844-0001)

Louisiana-Pacific Canada Ltd.	Hewitt Équipement Limitée	06-0123124-0001 / Rights resulting from a lease	A specifically described forklift.

Louisiana-Pacific Canada Ltd.	Hewitt Équipement Limitée	05-0086557-0001 / Rights resulting from a lease	A specifically described forklift.

Louisiana-Pacific Canada Ltd.	Hewitt Équipement Limitée	05-0086464-0001 / Rights resulting from a lease	A specifically described forklift.

Schedule 10.2 – Page 10

Debtor(s)	Secured Party(ies)	Registration Number / Nature	Collateral Description
Louisiana-Pacific Canada Ltd.	Hewitt Équipement Limitée	05-0086463-0001 / Rights resulting from a lease	A specifically described forklift.

Louisiana-Pacific Canada Ltd.	Hewitt Équipement Limitée	04-0371944-0001 / Rights resulting from a lease	A specifically described forklift.

Louisiana-Pacific Canada Ltd.	Hewitt Équipement Limitée	04-0154941-0001 / Rights resulting from a lease	A specifically described forklift.

Louisiana-Pacific Canada Ltd.	Hewitt Équipement Limitée	04-0125246-0001 / Rights resulting from a lease	A specifically described forklift.

Louisiana-Pacific Canada Ltd.	Hewitt Équipement Limitée	04-0125198-0001 / Rights resulting from a lease	A specifically described forklift.

Louisiana-Pacific Canada Ltd. (further to an assignment of lease registered under number 02-0174718-0001)	Leaf Trust, represented by its trustee The Canada Trust Comapny (further to the assignments of rights registered under numbers 00-0274576-0001, 00-0274576-0002, 00-0274576-0003, 00-0274576-0004, 03-0380822-0001, 03-0380822-0002, 03-0380822-0003, 03-0380822-0004, 03-0380822-0005, 03-0380822-0006, 03-0380822-0007, 03-0380822-0008, 03-0380822-0009, 03-0380822-00010, 03-0380822-00011, 03-0443915-0001, 03-0465017-0009, 03-0534159-0001 and 05-0323693-0001)	00-0185300-0001 / Rights of ownership of the lessor under a leasing agreement	All motor vehicles, automotive equipment and materials-handling equipment leased by the lessor.

Schedule 10.2 – Page 11

Debtor(s)	Secured Party(ies)	Registration Number / Nature	Collateral Description
Louisiana-Pacific Canada Ltd.	PHH Vehicle Management Services Inc. (as amended by the registration bearing number 03-0465017-0009)	02-0149606-0001 / Rights of ownership of the lessor under a leasing agreement	All motor vehicles, automotive equipment and materials-handling equipment leased by the lessor.

Louisiana-Pacific Canada Ltd., also doing business under the trade name Louisiana-Pacifique Canada Ltd., division Québec	Cabitec Inc.	00-0275886-0001 / Reservation of ownership (instalment sale)	All motor vehicle cabs and related equipment leased by the lessor.

Louisiana-Pacific Canada Ltée	Compagnie de Location d’Équipement Clé Ltée (Crédit-Bail Clé)	04-0556287-0021 / Rights of ownership of the lessor under a leasing agreement	A specifically described machine.

Louisiana-Pacific Canada Ltée	Les Industries Tanguay, une division de Le Groupe Canam Manac inc.	04-0453755-0002 / Rights resulting from a lease	A specifically described machine.

Louisiana-Pacific Canada Ltée	Compagnie de Location d’Équipement Clé Ltée (Crédit-Bail Clé)	04-0192862-0007 / Rights of ownership of the lessor under a leasing agreement	A specifically described machine.

Louisiana-Pacific Canada Ltd.	Citicorp Vendor Finance, Ltd.	05-0201226-0004 / Rights of ownership of the lessor under a leasing agreement	A specifically described copier.

Louisiana-Pacific Canada	Compagnie de Location d’Équipement Clé Ltée (Crédit-Bail Clé)	04-0212256-0017 / Rights of ownership of the lessor under a leasing agreement	A specifically described machine.

Louisiana-Pacific Canada Ltd, Division Quebec	Hebdraulique Inc.	07-0312748-0001 / Rights resulting from a lease	Specifically described equipment.

Schedule 10.2 – Page 12

7.	Liens filed in Nova Scotia:

Debtor	Results of Search
LOUISIANA-PACIFIC CANADA PULP CO.	A PPSA financing statement registered on July 29 2003, as registration number 7120876, expiring on July 29, 2012, against LOUISIANA-PACIFIC CANADA PULP CO. in favour of GE Capital Vehicle and Equipment Leasing Inc. in respect of “All present and after acquired motor vehicles, trailers and goods, of whatever make or description, now or hereafter leased by secured party to debtor, together with all additions, replacement parts, accessions, attachments and improvements thereto, and all proceeds, including money, chattel paper, intangibles, goods, documents of title, instruments, securities, substitutions, accounts receivable, rental and loan contracts, all personal property returned, traded in or repossessed and all insurance proceeds and any other form of proceeds”

LOUISIANA-PACIFIC CANADA LTD.

1. A PPSA financing statement registered on November 4, 1997 as registration number 15307 (as amended on five occasions and renewed on two occasions), expiring on November 4, 2012, against ABT Building Products Corporation, Louisiana-Pacific Canada Ltd., ABT Canada Limited and LP Canada Ltd. in favour of PHH Vehicle Management Services Inc. in respect of:

(a) “ALL PRESENT AND FUTURE MOTOR VEHICLES (INCLUDING, WITHOUT LIMITATION, PASSENGER AUTOMOBILES, TRUCKS, TRUCK TRACTORS, TRUCK TRAILERS, TRUCK CHASSIS OR TRUCK BODIES), AUTOMOTIVE EQUIPMENT (INCLUDING, WITHOUT LIMITATION, TRAILERS, BOXES AND REFRIGERATION UNITS) AND MATERIALS-HANDLING EQUIPMENT LEASED FROM TIME TO TIME BY THE SECURED PARTY TO THE DEBTOR, TOGETHER WITH ALL PRESENT AND FUTURE ATTACHMENTS, ACCESSIONS, APPURTENANCES, ACCESSORIES AND REPLACEMENT PARTS, AND ALL PROCEEDS OF OR RELATING TO ANY OF THE FOREGOING”;

(b) a 1999 GMC CK-1500 motor vehicle having serial number 1GTEK19T8XE517398; and

(c) a 2004 FORD F150 motor vehicle having serial number 1FTPX145X4NA48118.

2. a PPSA financing statement registered on June 6, 2008, as registration number 13997838, expiring on June 6, 2009, against Louisiana-Pacific Canada Ltd / LP Canada Ltd. and Louisiana-Pacific Corporation in favour of Strongco Limited Partnership o/a Strongco Equipment in respect of a 2007 VolvoL70E Loader motor vehicle having serial number L70EV61532

3. a PPSA financing statement registered on December 22, 2008, as registration number 14775258, expiring on December 22, 2013, against LOUISIANA PACIFIC CANADA LIMITED in favour of PITNEY BOWES GLOBAL FINANCIAL SERVICES in respect of “599495 599496 599497 599498 599499 599500 599501 599502 – 8 PHOTOCOPIERS

Schedule 10.2 – Page 13

Debtor	Results of Search
LOUISIANA-PACIFIC CORPORATION	A PPSA financing statement registered on June 6, 2008, as registration number 13997838, expiring on June 6, 2009, against Louisiana-Pacific Canada Ltd / LP Canada Ltd. and Louisiana-Pacific Corporation in favour of Strongco Limited Partnership o/a Strongco Equipment in respect of a 2007 VolvoL70E Loader motor vehicle having serial number L70EV61532

8.	Liens filed in New Brunswick:

Debtor	Results of Search
LOUISIANA-PACIFIC CANADA LTD.

A PPSA financing statement registered on February 1, 2001, as registration number 6742475 (as amended on four occasions and renewed on one occasion), expiring on February 1, 2011, against Louisiana-Pacific Canada Ltd. and ABT Canada limited in favour of PHH Vehicle Management Services Inc. in respect of:

(a) “All present and future motor vehicles (including, without limitation, passenger automobiles, trucks, truck tractors, truck trailers, truck chassis or truck bodies), automotive equipment (including, without limitation, trailers, boxes and refrigeration units) and materials-handling equipment leased from time to time by the Secured Party to the Debtor, together with all present and future attachments, accessions, appurtenances, accessories and replacement parts, and all proceeds of or relating to any of the foregoing”; and

(b) a 2003 FORD F150 motor vehicle having serial number 2FTRX18L33CA41257.

9.	Liens on assets acquired in connection with Indebtedness permitted pursuant to items 16 and 17 on Schedule 10.3. Such liens are in favor of The Bank of Nova Scotia.

Schedule 10.2 – Page 14

Schedule 10.3

Existing Indebtedness

1.	Bank of New York Notes (as defined in the Credit Agreement).

2.	The following series of notes issued by L-P SPV2, LLC pursuant to the Note Purchase Agreement, dated as of June 30, 1998, among L-P SPV2, LLC and the initial purchasers listed therein:

•	6.95% Series C Senior Notes due 2010 (Principal Amount of $96,467,202.005)

•	7.13% Series D Senior Notes due 2013 (Principal Amount of $40,000,000.00)

•	7.33% Series E Senior Notes due 2018 (Principal Amount of $22,000,000.00)

•	7.10% Series G Senior Notes due 2010 (Principal Amount of $16,928,571.44)

•	7.25% Series H Senior Notes due 2013 (Principal Amount of $50,000,000.00)

3.	Guaranty of the Indebtedness described in item 2 above by the Company.

4.	The following series of notes issued by L-PSPV, Inc. pursuant to the Note Purchase Agreement, dated as of October 3, 1997, among L-PSPV, Inc. and the initial purchasers listed therein:

•	7.50% Series B Senior Notes due 2009 (Principal Amount of $20,000,000.00)

•	7.12% Series C Senior Notes due 2012 (Principal Amount of $7,890,000.00)

5.	Guaranty of the Indebtedness described in item 4 above by the Company.

6.	Incremental Taxable Variable Rate Demand Bonds Series 2003 (the “Bonds”) issued by LP Pinewood SPV, LLC pursuant to that certain Indenture of Trust, dated as of May 1, 2003, between LP Pinewood SPV, LLC and Wachovia Bank, National Association and other related documents, and all reimbursement obligations arising under a Reimbursement and Security Agreement in favor of Wachovia Bank, National Association in connection with the tender of the Bonds by bondholders (Principal Amount of $368,700,000.00).

7.	Guaranty of the Indebtedness described in item 6 above by the Company pursuant to that certain Letter Agreement, dated as of May 23, 2003, among the Company, Wachovia Bank, National Association and Wachovia Securities, Inc.

8.	Indebtedness of the Company in connection with the Tax-Exempt Adjustable Mode Limited Obligation Refunding Revenue Bonds (Louisiana-Pacific Corporation Project) Series 1991 issued by the Michigan Strategic Fund, such Indebtedness evidenced by the Loan Agreement, dated as of June 1, 1991, between Michigan Strategic Fund and the Company, the Reimbursement and Security Agreement, dated as of June 1, 1991,

[5]	All principal amounts as of December 31, 2008

between the Company and Wachovia Bank of North Carolina, National Association and certain other related documents (Principal Amount $7,600,000).

9.	Coutrato De Apertura De Linea De Credito, dated as of December 12, 2006, between Louisiana-Pacific Chile S.A. and Scotiabank Sud Americano, S.A. (Principal Amount $40,000,000).

10.	Guaranty of the Indebtedness described in item 9 by the Company issued pursuant to that certain Guaranty and Security Agreement, dated as of December 12, 2006, between the Company and Scotiabank Sud Americano, S.A.

11.	Guaranty by the Company of a Promissory Note dated August 15, 2008, made by U.S. GreenFiber, LLC, GreenFiber Salt Lake City, Inc. and GreenFiber Albany, Inc. payable to the order of Wachovia Bank, National Association pursuant to that certain Guaranty, dated August 15, 2008.

12.	Pursuant to a Shareholders Agreement dated as of May 12, 2008, LP Brasil Participacoes LTDA has the option to acquire, and Masisa DO Brasil LTDA has the right to make LP Brasil Participacoes LTDA acquire, the remaining equity interests in LP-Masisa OSB Industria E Comercio S.A. held by Masisa DO Brasil LTDA.

13.	Pursuant to a Put and Call Agreement dated as of August 2, 2006, the Company has the option to acquire, and the Murphy Company has the right to make the Company acquire, a 50% membership interest in an Oregon limited liability company to be jointly formed by the Company and the Murphy Company.

14.	Bonds and Letters of Credit securing Workers Compensation obligations (As of March 1, 2009):

A) Self-Insured Liability secured by Bond - Zurich (Fidelity and Deposit Company of Maryland)

Obligee	Bond Number	Amount	Effective	Expires
Colorado	8748452	300,000	09/07/08	09/07/09
Idaho	8748447	687,000	07/15/08	07/15/09
Indiana	8748451	500,000	09/01/08	09/01/09
Wisconsin	8748446	500,000	07/01/08	07/01/09

B) Self-Insured Liability secured by Letter of Credit - Wachovia / Bank of America / Comerica

Beneficiary	LOC Number	Amount	Issue Date	Expiration Date
Florida	3054279	$100,000	03/03/03	1 yr; auto renew
Georgia	SM207160W	$675,000	02/27/04	1 yr; auto renew
Maine	SM205658	$183,705	11/06/03	1 yr; auto renew

Schedule 10.3 – Page 2

Michigan	SM218895W	$200,000	04/20/06	Initial exp. date = 3/31/07; then 1-yr auto renewals
Minnesota	3054902	$650,000	04/02/03	1 yr; auto renew
Montana	3057069	$650,000	06/26/03	1 yr; auto renew
Oregon	3060243	$378,000	12/05/03	1 yr; auto renew
Texas	3048739	$6,400,000	05/10/02	1 yr; auto renew
Washington	3059936	$595,000	12/05/03	1 yr; auto renew

C) Insured Liability secured by Letter of Credit

Beneficiary	LOC Number	Amount	Issue Date	Expiration Date
Highlands	3042327	$50,000	12/06/02	1 yr; auto renew

D) Letter of Credit securing (Fidelity and Deposit Company of Maryland) Surety Bonds for Self Insured Workers Comp. – Bank of America

Beneficiary	LOC Number	Amount	Issue Date	Expiration Date
Fidelity and Deposit Company of Maryland	3097825	$1,487,000	11/21/2008	1 yr; auto renew

15.	Intercompany Indebtedness evidenced by the following documents:

A.	Intercompany Revolving Loan Agreement, dated as of October 1, 2002, between L-PSPV, Inc., as lender, and the Company, as borrower

B.	Intercompany Revolving Loan Agreement, dated as of January 1, 2005, between Greenstone Industries, Inc., as lender, and the Company, as borrower

C.	Intercompany Revolving Loan Agreement, dated as October 1, 2002, between the Company, as lender, and Ketchikan Pulp Company, as borrower

D.	Loan Agreement, dated as of August 25, 2000, between Louisiana-Pacific Limited Partnership, as lender, and Louisiana-Pacific Canada Ltd., as borrower

E.	Loan Agreement, dated as of August 25, 2000, between the Company, as lender, and 3047526 Nova Scotia Company, as borrower

F.	Loan Agreement, dated as of May 9, 2008, between the Company, as lender, and LP Brasil Participacoes LTDA, as borrower

G.	Loan Agreement, dated as of November 4, 2008, between the Company, as lender, and LP Brasil Participacoes LTDA, as borrower

Schedule 10.3 – Page 3

H.	Loan Agreement, dated as of October 8, 2008, between the Company, as lender, and LP Brasil Participacoes LTDA, as borrower

I.	Intercompany Revolving Loan Agreement, dated as of September 11, 2002, between the Company, as lender, and Louisiana-Pacific Canada Pulp Co., as borrower

J.	Intercompany Revolving Loan Agreement, dated as of December 6, 2005, between Louisiana-Pacific Canada Ltd., as lender, and Louisiana-Pacific Limited Partnership, as borrower

K.	Intercompany Revolving Loan Agreement, dated as of August 1, 2006, between L-P SPV2, LLC, as lender, and the Company, as borrower

L.	Loan Agreement, dated as of July 25, 2008, between the Company, as lender, and LP Brasil Participacoes LTDA, as borrower

M.	Intercompany Revolving Loan Agreement, dated as of October 1, 2002, between LPS Corporation, as lender, and the Company, as borrower

N.	Loan Agreement, dated as of November 21, 2008, between the Company, as lender, and Louisiana-Pacific Canada Ltd., as borrower and further evidenced by Particulars of Loan Terms, dated as of November 21, 2008 and December 19, 2008

16.	Indebtedness of the Company incurred in connection with the Company’s credit card program with The Bank of Nova Scotia in an amount not to exceed $3,000,000, such credit card program being evidenced by the U.S. Commercial Card Agreement, dated as of August 1, 2007, between the Company and The Bank of Nova Scotia.

17.	Indebtedness of Louisiana Pacific Canada Ltd. incurred in connection with Louisiana Pacific Canada Ltd.’s credit card program with The Bank of Nova Scotia in an amount not to exceed CA$2,500,000, such credit card program being evidenced by the Commercial Card Agreement, dated as of August 1, 2007, between Louisiana Pacific Canada Ltd. and The Bank of Nova Scotia.

18.	Indebtedness of Louisiana-Pacific Chile S.A. incurred in connection with its existing unsecured working capital credit facility with Banco de Crédito e Inversiones in an amount not to exceed $3,500,000.00.

19.	Indebtedness in amount not to exceed $1,000,000 resulting from reimbursement obligations and related fees and expenses associated with currently outstanding Letters of Credit issued by Royal Bank of Canada pursuant to that certain Third Amended and Restated Credit Agreement, dated as of December 20, 2004, among Louisiana-Pacific Canada Ltd., Louisiana-Pacific Corporation and Royal Bank of Canada, as amended by that certain Amendment to Credit Agreement, dated as of December 15, 2008, such indebtedness to be permitted until April 30, 2009 or such later date as agreed to by Agent.

Schedule 10.3 – Page 4

Schedule 10.4

Existing Investments

1.	Equity Investments in Subsidiaries

Entity	Record Owner	No. Shares/Interest
GreenStone Industries, Inc.	Louisiana-Pacific Corporation	1,000 shares of no par capital stock

Ketchikan Pulp Company	Louisiana-Pacific Corporation	20,000 shares of $100.00 par value common stock

Louisiana-Pacific International, Inc.	Louisiana-Pacific Corporation	10 shares of no par common stock

L-PSPV, Inc.	Louisiana-Pacific Corporation	1,000 shares of no par common stock

L-P Pinewood SPV, LLC	Louisiana-Pacific Corporation	100% limited liability company membership interest

LPS Corporation	Louisiana-Pacific Corporation	1,000 shares of common stock

L-P SPV2, LLC	LPS Corporation	100% limited liability company membership interest

3047525 Nova Scotia Company	Louisiana-Pacific Corporation	100 common shares without nominal or par value

3047526 Nova Scotia Company	Louisiana-Pacific Corporation

101,431 common shares without nominal or par value

20,000 Class A preferred shares without nominal or par value

100,000 Class B preferred shares without nominal or par value

118,300 Class C preferred shares without nominal or par value

Louisiana-Pacific Canada Pulp Co.	Louisiana-Pacific Corporation	1300 common shares without nominal or par value

Louisiana-Pacific Canada Sales ULC	Louisiana-Pacific Corporation	60,100 common shares without nominal or par value

Louisiana-Pacific Limited Partnership	3047525 Nova Scotia Company	1 unit

Louisiana-Pacific Limited Partnership	3047526 Nova Scotia Company	1,192,958 units

Louisiana-Pacific Canada Ltd.	Louisiana-Pacific Limited Partnership	36,938 common shares without par value 144,172 Class A preferred shares with a par value of 1,000 Canadian dollars each

Louisiana-Pacific (OSB) Ltd.	Louisiana-Pacific Limited Partnership	100 common shares without par value

Entity	Record Owner	No. Shares/Interest
Louisiana-Pacific South America S.A.	Louisiana-Pacific Corporation	15,978,710 shares

Louisiana-Pacific Chile S.A.	Louisiana-Pacific South America S.A.	14,059,007 shares

Louisiana-Pacific del Peru S.A.C.	Louisiana-Pacific Chile S.A.	33,165 shares

Louisiana-Pacific del Peru S.A.C.	Louisiana-Pacific South America S.A.	335 shares

LP Brasil Participações Ltda.	Louisiana-Pacific Chile S.A.	1 share

LP Brasil Participações Ltda.	Louisiana-Pacific South America S.A.	99 shares

LP Brasil OSB Indústria e Comércio S/A	LP Brasil Participações Ltda.	103,763,636 shares

LP Brasil OSB Indústria e Comércio S/A	Masisa do Brasil Ltda.	34,587,879 shares

LP Brasil OSB Indústria e Comércio S/A	Frederick Price Vicari	1 share

LP Brasil OSB Indústria e Comércio S/A	Richard S. Olszewski	1 share

LP Brasil OSB Indústria e Comércio S/A	Curtis M. Stevens	1 share

LP Brasil OSB Indústria e Comércio S/A	Jeffrey N. Wagner	1 share

LP Brasil OSB Indústria e Comércio S/A	Enrique Cibie Bluth	1 share

2.	Other Equity Interests

A.	GreenStone Industries, Inc. owns a 50% limited liability company membership interest in U.S. GreenFiber, LLC

B.	Louisiana-Pacific Canada Ltd. owns a 50% interest in Abitibi-LP Engineered Woods Inc.

C.	Louisiana-Pacific (OSB) Ltd. owns a 49.999% limited partner interest in Canfor-LP OSB Limited Partnership, a British Columbia, Canada limited partnership.

D.	Louisiana-Pacific (OSB) Ltd. owns a 50% equity interest in Canfor-LP OSB (G.P.) Corp., a British Columbia, Canada corporation

E.	Canfor-LP OSB (G.P.) Corp. owns a 0.002% general partner interest in Canfor-LP OSB Limited Partnership

Schedule 10.4 – Page 2

3.	Intercompany loans made pursuant to the loan agreements described in Item 16 of Schedule 10.3.

4.	Loans & Advances

Name / Address of Debtor	Outstanding Balance of Loan as of December 31, 2008	Secured / Unsecured	Due Date
Max Ericson	114,810.61	Unsecured	2010

Carey Logging	32,535.35	Secured	—

Hodgins Equipment	13,489.94	Secured	2011

Linnet Geomatic	262,663.52	Unsecured	—

5.	Other

Investment/Issuer	CUSIP	Date Issued	PAR
Pivot Ser 4	725809AD9	5/21/2007	$20,000,000
PIVOT Master Trust Series 1	725809AA5	5/7/2007	$20,000,000
Camber Series 9	13200EAA8	3/8/2007	$13,400,000
PIVOT Master Trust Series 2	725809AB3	5/7/2007	$5,000,000
Camber Master Trust Ser 7	13200AAA6	1/17/2007	$10,000,000
Capstan Master Trust Series 1	14069KAA2	7/31/2007	$1,900,000
Capstan Master Trust Series 3	14069MAA8	8/1/2007	$10,000,000
Capstan Master Trust Series 4	14069NAA6	8/1/2007	$10,000,000
South Coast Funding V Ser A-2	84129VAC5	7/7/2004	$2,200,000
Cascade Funding Ser A-2	147276AE9	7/26/2004	$3,700,000
Lakeside 2004 Ser 1A - CDO II	51210VAL4	3/31/2004	$5,000,000
Lakeside 2003 Ser A2 - CDO I	51210TAB1	12/11/2003	$14,675,000
Alesco Preferred Funding Ser A-2 II	01448AAB1	7/26/2004	$10,000,000
Alesco Preferred Funding Ser A-2 I	01447YAB0	9/25/2003	$20,000,000
6Primus			$5,900,000

Schedule 10.4 – Page 3

Schedule 1.1(b)

Applicable Designees

Lender of Record	Applicable Designees
	Lender to Canadian Borrowers	Lender to U.S. Borrowers
Bank of America, N.A. 135 South LaSalle Street, Fourth Floor Chicago, IL 60603	Bank of America, N.A. (acting through its Canada branch) Simcoe Place Front Street West Toronto, ON M5V 3L2	See Lender of Record

Schedule 1.1(g)

Payment Accounts

AGENT PAYMENT ACCOUNT:

Bank of America, N.A.
777 Main Street
Hartford, CT 06115
Account Name:	Bank of America Business Capital
Account Number:	REDACTED
ABA Number:	REDACTED
Reference:	Bank of America Business Capital and Louisiana-Pacific Corporation

CANADIAN PAYMENT ACCOUNT:

Primary Contact:	Teresa Tsui
Telephone:	416-349-5390
Telecopier:	416-349-4282 or 4283
E-Mail:	teresa.tsui@bankofamerica.com

FOR PAYMENTS IN U.S. DOLLARS:

BankAmerica International New York
335 Madison Avenue
New York, NY 10017
Swift Code:	REDACTED
ABA Number:	REDACTED

For the Account of:	Bank of America, N.A., Canada Branch
Account Number:	REDACTED
Swift Code:	REDACTED
Reference:	Louisiana-Pacific Corporation

FOR PAYMENTS IN CANADIAN DOLLARS:

LVTS-Large Value Transaction System
Bank of America Canada
200 Front Street West
Toronto, ON M5V 3L2
Attention:	Loans Department
Swift Code:	REDACTED
Transit Number:	REDACTED
Account Number:	REDACTED
Reference:	Louisiana-Pacific Corporation

BANK OF AMERICA BUSINESS CAPITAL

Consolidating Borrowing Certificate	Customer Name:	Louisiana Pacific
Assignment #:
Report Date:

ACCOUNTS RECEIVABLE	Loan #	INVENTORY	Loan #

Dates Covered:		Dates Covered:
Collateral		Collateral
Logs
1. Beginning Balance		1. Current Balance
2. Sales (+)		2. Ineligibles
3. Credit Memos (-)		3. Eligible Collateral
4. Adjustments (+)		4. Eligible Inventory
5. Adjustments (-)		5. Less Reserve
6. Net Collections – Includes Non A/R Cash (-)		6. Qualified Inventory
7. Discounts (-)		6a. Lesser of #6 or $35MM / $25MM
8. Non A/R Cash (+)		Raw Materials
9. Unapplied Cash (-)		7. Current Balance
10. Current Balance		8. Ineligibles
11. Ineligible		9. Eligible Collateral
12. Eligible Collateral (10-11)		10. Eligible Inventory
13. Eligible A/R @ 85%		11. Less Reserve
14. Less Reserve		12. Qualified Inventory
15. Qualified Collateral
16. Availability = Lesser of #15 or $100MM		WIP
13. Current Balance
U.S. & Canadian Dated Accounts Do Not Exceed $25MM		14. Ineligibles
15. Eligible Collateral
Loan		16. Eligible Inventory
17. Beginning Balance		17. Less Reserve
18. Cash (Checks/ACH) (-)		18. Qualified Inventory
19. Cash (Wire) (-)
20. Adjustments (-/+) (circle one)		Finished Goods
21. Advance (+)		19. Current Balance
22. Current Revolving LoanBalance @		20. Ineligibles
21. Eligible Collateral
22. Eligible Inventory
23. Less Reserve
24. Qualified Inventory

In-Transit
25. Current Balance
26. Ineligibles
27. Eligible Collateral
28. Eligible Inventory
29. Less Reserve
30. Qualified Inventory
30a. Lesser of #30 and $10MM
Reload
31. Current Balance
32. Ineligibles
33. Eligible Collateral
34. Eligible Inventory
35. Less Reserve
36. Qualified Inventory

VMI
37. Current Balance
38. Ineligibles
39. Eligible Collateral
40. Eligible Inventory
41. Less Reserve
42. Qualified Inventory
42a. Lesser of #42 or $20MM
Total Availability (16 + 6a + 12 + 18 + 24 + 30a + 36 + 42)
Total Credit Line	100,000
Qualified Availability
Less Total Revolving Loan Balance
Less Letters of Credit
Past Due A/P
Remaining Availability
Cash Collateralized Letters of Credit (LC#3097825)
Adjusted Remaining Availability
Explanation:

Note: 6a $35MM log sublimit Nov-April; $25MM sublimit May-October

The foregoing information is delivered to Bank of America Business Capital in accordance with a Loan and Security Agreement dated as of March 10, 2009 by and among LOUISIANA-PACIFIC CORPORATION, as a borrower, the other borrowers from time to time party thereto, the lenders from time to time party thereto and BANK OF AMERICA, N.A., as administrative agent for the lenders Dated:

I hereby certify that the information contained herein is true and correct as of the dates shown herein. Nothing contained herein shall constitute a waiver, modification, or limitation of any of the terms or conditions set forth in the referenced Loan and Security Agreement.

Prepared by:
Title:	Date:
Approved by:
Title:	Date:

BANK OF AMERICA BUSINESS CAPITAL

U.S. Borrowing Certificate	Customer Name:	Louisiana Pacific (US Borrowing Base)
Assignment #:
All figures expressed in US$000’s	Report Date:

ACCOUNTS RECEIVABLE	Loan #	INVENTORY	Loan #
Dates Covered:		Dates Covered:
Collateral		Collateral
Logs
1. Beginning Balance		1. Current Balance
2. Sales (+)		2. Ineligibles
3. Credit Memos (-)		3. Eligible Collateral
4. Adjustments (+)		4. Eligible Inventory @
5. Adjustments (-)		5. Less Reserve
6. Net Collections – Includes Non A/R Cash (-)		6. Qualified Inventory
7. Discounts (-)
8. Non A/R Cash (+)		Raw Materials
9. Unapplied Cash (-)		7. Current Balance
10. Current Balance		8. Ineligibles
11. Ineligible		9. Eligible Collateral
12. Eligible Collateral (10-11)		10. Eligible Inventory @
13. Eligible A/R @ 85%		11. Less Reserve
14. Less Reserve		12. Qualified Inventory
15. Qualified Collateral
16. Availability = Lesser of #15 or $100MM		WIP
13. Current Balance
14. Ineligibles
15. Eligible Collateral
Loan		16. Eligible Inventory @
17. Beginning Balance		17. Less Reserve
18. Cash (Checks/ACH) (-)		18. Qualified Inventory
19. Cash (Wire) (-)
20. Adjustments (-/+) (circle one)		Finished Goods
21. Advance (+)		19. Current Balance
22. Current Revolving LoanBalance @		20. Ineligibles
21. Eligible Collateral
22. Eligible Inventory @
23. Less Reserve
24. Qualified Inventory

In-Transit
25. Current Balance
26. Ineligibles
27. Eligible Collateral
28. Eligible Inventory @ 50.0%
29. Less Reserve
30. Qualified Inventory

Reload
31. Current Balance
32. Ineligibles
33. Eligible Collateral
34. Eligible Inventory @
35. Less Reserve
36. Qualified Inventory

VMI
37. Current Balance
38. Ineligibles
39. Eligible Collateral
40. Eligible Inventory
41. Less Reserve
42. Qualified Inventory
Total Availability (16 + 6a + 12 + 18 + 24 + 30a + 36 + 42)
Total Credit Line	100,000
Qualified Availability
Less Total Revolving Loan Balance
Less Letters of Credit
Remaining Availability
Explanation:

The foregoing information is delivered to Bank of America Business Capital in accordance with a Loan and Security Agreement dated as of March 10, 2009 by and among LOUISIANA-PACIFIC CORPORATION, as a borrower, the other borrowers from time to time party thereto, the lenders from time to time party thereto and BANK OF AMERICA, N.A., as administrative agent for the lenders Dated:

I hereby certify that the information contained herein is true and correct as of the dates shown herein. Nothing contained herein shall constitute a waiver, modification, or limitation of any of the terms or conditions set forth in the referenced Loan and Security Agreement.

Brackets are not necessary for negative numbers

Unless what you want is different than what field indicates.

Prepared by:
Title:	Date:
Approved by:
Title:	Date:

BANK OF AMERICA BUSINESS CAPITAL

Canada Borrowing Certificate	Customer Name:	Louisiana Pacific (Canada Borrowing Base)
Assignment #:
All figures expressed in US$000’s	Report Date:

ACCOUNTS RECEIVABLE	Loan #	INVENTORY	Loan #
Dates Covered:		Dates Covered:
Collateral		Collateral
Logs
1. Beginning Balance		1. Current Balance
2. Sales (+)		2. Ineligibles
3. Credit Memos (-)		3. Eligible Collateral
4. Adjustments (+)		4. Eligible Inventory @
5. Adjustments (-)		5. Less Reserve
6. Net Collections – Includes Non A/R Cash (-)		6. Qualified Inventory
7. Discounts (-)
8. Non A/R Cash (+)		Raw Materials
9. Unapplied Cash (-)		7. Current Balance
10. Current Balance		8. Ineligibles
11. Ineligible		9. Eligible Collateral
12. Eligible Collateral (10-11)		10. Eligible Inventory @
13. Eligible A/R @ 85%		11. Less Reserve
14. Less Reserve		12. Qualified Inventory
15. Qualified Collateral
16. Availability = Lesser of #15 or $100MM		WIP
13. Current Balance
14. Ineligibles
15. Eligible Collateral
Loan		16. Eligible Inventory @
17. Beginning Balance		17. Less Reserve
18. Cash (Checks/ACH) (-)		18. Qualified Inventory
19. Cash (Wire) (-)
20. Adjustments (-/+) (circle one)		Finished Goods
21. Advance (+)		19. Current Balance
22. Current Revolving LoanBalance @		20. Ineligibles
21. Eligible Collateral
22. Eligible Inventory @
23. Less Reserve
24. Qualified Inventory

In-Transit
25. Current Balance
26. Ineligibles
27. Eligible Collateral
28. Eligible Inventory @ 50.0%
29. Less Reserve
30. Qualified Inventory

Reload
31. Current Balance
32. Ineligibles
33. Eligible Collateral
34. Eligible Inventory @
35. Less Reserve
36. Qualified Inventory

VMI
37. Current Balance
38. Ineligibles
39. Eligible Collateral
40. Eligible Inventory
41. Less Reserve
42. Qualified Inventory
Total Availability (16 + 6a + 12 + 18 + 24 + 30a + 36 + 42)	0
Total Credit Line	35,000
Qualified Availability	0
Less Total Revolving Loan Balance	0
Less Letters of Credit	0
Remaining Availability	0
Explanation:

The foregoing information is delivered to Bank of America Business Capital in accordance with a Loan and Security Agreement dated as of March 10, 2009 by and among LOUISIANA-PACIFIC CORPORATION, as a borrower, the other borrowers from time to time party thereto, the lenders from time to time party thereto and BANK OF AMERICA, N.A., as administrative agent for the lenders Dated:

I hereby certify that the information contained herein is true and correct as of the dates shown herein. Nothing contained herein shall constitute a waiver, modification, or limitation of any of the terms or conditions set forth in the referenced Loan and Security Agreement.

Brackets are not necessary for negative numbers

Unless what you want is different than what field indicates.

Prepared by:
Title:	Date:
Approved by:
Title:	Date: